     As Filed with the Securities and Exchange Commission on April 2, 2013

                                 File No. 333-180371

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                   FORM S-1
                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                            REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                          LINCOLN BENEFIT LIFE COMPANY
             (Exact name of Registrant as Specified in its Charter)

           Nebraska                          6300                            470221457
(State or other jurisdiction of   (Primary Standard Industrial   (I.R.S. Employer incorporation or
          organization)            Classification Code Number)           Identification No.)

                  2940 South 84th St., Lincoln, Nebraska 68506
                                 1-800-525-9287
              (Address of registrant's principal executive offices)

                             JAN FISCHER-WADE, ESQ.
                          LINCOLN BENEFIT LIFE COMPANY
                               2940 South 84th St.
                                LINCOLN, NE 68506
                                 1-800-525-9287
                           (Name of agent for service)

Approximate date of commencement of proposed sale to the Public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by checkmark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]   Accelerated filer [ ]

Non-accelerated filer [X] (Do not check if a smaller reporting company)

Smaller reporting company [ ]

CALCULATION OF REGISTRATION FEE

                                     Proposed maximum   Proposed maximum
Title of securities   Amount to be    offering price   aggregate offering      Amount of
 to be registered     registered (1)      per unit          price (1)       registration fee (2)
--------------------  --------------  ----------------  ------------------  --------------------
Deferred annuity      $         N/A    $          (1)    $            N/A    $               N/A
interests and
participating
interests therein

(1) The Contract does not provide for a predetermined amount or number of units.

(2) By filing dated March 27, 2012, Lincoln Benefit Life Company registered
    $16,000,000 ($16 million) in market value adjusted annuity contract securities and paid a filing fee of $1,833.60 therefor. In this Registration
    Statement, Registrant continues that offering.

Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the
Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

Neither the Securities and Exchange Commission nor any State securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Allstate Distributors, LLC ("ADLLC") serves as distributor of the securities registered herein. The securities offered herein are sold on a continuous basis, and there is no specific end date for the offering. ADLLC, an affiliate of
Lincoln Benefit, is a wholly owned subsidiary of Allstate Life Insurance
Company. ADLLC is a registered broker dealer under the Securities and Exchange
Act of 1934, as amended, and is a member of the Financial Industry Regulatory
Authority. ADLLC is not required to sell any specific number or dollar amount of securities, but will use its best efforts to sell the securities offered.
Commissions earned by ADLLC are described in the notes to the insurer financial statements, under the heading "Broker-Dealer Agreements." The prospectuses, dated as of the date indicated therein, by which the securities registered in this Form S-1 are described, are included in this registration statement.

LINCOLN BENEFIT LIFE COMPANY

Supplement Dated May 1, 2013

To the following Prospectuses, as supplemented

CONSULTANT SOLUTIONS (CLASSIC, PLUS, ELITE, SELECT) PROSPECTUS DATED MAY 1, 2013

CONSULTANT I PROSPECTUS DATED MAY 1, 2013

LBL ADVANTAGE PROSPECTUS DATED MAY 1, 2004

CONSULTANT II PROSPECTUS DATED MAY 1, 2004

PREMIER PLANNER PROSPECTUS DATED MAY 1, 2004

The following information supplements the prospectus for your variable annuity contract issued by Lincoln Benefit Life Company.

SUPPLEMENTAL INFORMATION

ABOUT LINCOLN BENEFIT LIFE COMPANY

Item 3(c). Risk Factors

This document contains “forward-looking statements” that anticipate results based on our estimates, assumptions and plans that are subject to uncertainty. These statements are made subject to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. We assume no obligation to update any forward-looking statements as a result of new information or future events or developments.

These forward-looking statements do not relate strictly to historical or current facts and may be identified by their use of words like “plans,” “seeks,” “expects,” “will,” “should,” “anticipates,” “estimates,” “intends,” “believes,” “likely,” “targets” and other words with similar meanings. These statements may address, among other things, our strategy for growth, product development, investment results, regulatory approvals, market position, expenses, financial results, litigation and reserves. We believe that these statements are based on reasonable estimates, assumptions and plans. However, if the estimates, assumptions or plans underlying the forward-looking statements prove inaccurate or if other risks or uncertainties arise, actual results could differ materially from those communicated in these forward-looking statements.

In addition to the normal risks of business, we are subject to significant risks and uncertainties, including those listed below, which apply to us as an insurer and a provider of other products and financial services. These risks constitute our cautionary statements under the Private Securities Litigation Reform Act of 1995 and readers should carefully review such cautionary statements as they identify certain important factors that could cause actual results to differ materially from those in the forward-looking statements and historical trends. These cautionary statements are not exclusive and are in addition to other factors discussed elsewhere in this document, in our filings with the Securities and Exchange Commission (“SEC”) or in materials incorporated therein by reference.

Changes in underwriting and actual experience could materially affect profitability of business ceded to Allstate Life Insurance Company (“ALIC”)

Our product pricing includes long-term assumptions regarding investment returns, mortality, morbidity, persistency and operating costs and expenses of the business, which is ceded to ALIC. We establish target returns for each product based upon these factors and the average amount of capital that we and ALIC must hold to support in-force contracts taking into account rating agencies and regulatory requirements. We monitor and manage our pricing and overall sales mix to achieve target new business returns on a portfolio basis, which could result in the discontinuation or de-emphasis of products or distribution relationships and a decline in sales. Profitability from new business emerges over a period of years depending on the nature and life of the product and is subject to variability as actual results may differ from pricing assumptions. Additionally, many of our products have fixed or guaranteed terms that limit our ability to increase revenues or reduce benefits, including credited interest, once the product has been issued.

ALIC’s profitability depends on the adequacy of investment spreads, the management of market and credit risks associated with investments, the sufficiency of premiums and contract charges to cover mortality and morbidity benefits, the persistency of policies to ensure recovery of acquisition expenses, and the management of operating costs and expenses within anticipated pricing allowances. Legislation and regulation of the insurance marketplace and products could also affect the profitability of our business ceded to ALIC.

Changes in reserve estimates may adversely affect our operating results ceded to ALIC

The reserve for life-contingent contract benefits is computed on the basis of long-term actuarial assumptions of future investment yields, mortality, morbidity, persistency and expenses. We periodically review the adequacy of these reserves on an aggregate basis and if future experience differs significantly from assumptions, adjustments to reserves may be required which could have a material effect on our operating results ceded to ALIC.

Changes in market interest rates may lead to a significant decrease in the sales and profitability of spread-based products ceded to ALIC

Our ability to manage our fixed annuities is dependent upon maintaining profitable spreads between investment yields and interest crediting rates on business ceded to ALIC. When market interest rates decrease or remain at relatively low levels, proceeds from investments that have matured or have been prepaid or sold may be reinvested at lower yields, reducing investment spread. Lowering interest crediting rates on some products in such an environment can partially offset decreases in investment yield. However, these changes could be limited by market conditions, regulatory minimum rates or contractual minimum rate guarantees on many contracts and may not match the timing or magnitude of changes in investment yields. Decreases in the interest crediting rates offered on products could make those products less attractive, leading to lower sales and/or changes in the level of policy loans, surrenders and withdrawals. Non-parallel shifts in interest rates, such as increases in short-term rates without accompanying increases in medium- and long-term rates, can influence customer demand for fixed annuities, which could impact the level and profitability of new customer deposits. Increases in market interest rates can also have negative effects on the business ceded to ALIC, for example by increasing the attractiveness of other investments to our customers, which can lead to increased surrenders at a time when ALIC’s fixed income investment asset values are lower as a result of the increase in interest rates. This could lead to the sale of fixed income securities at a loss. For certain products, principally fixed annuity and interest-sensitive life products, the earned rate on assets could lag behind rising market yields. We may react to market conditions by increasing crediting rates, which could narrow spreads and reduce profitability on the business ceded to ALIC.

Reducing our concentration in spread-based business may adversely affect results ceded to ALIC

We have been reducing our concentration in spread-based business and may take additional operational and financial actions. Lower new sales of these products could negatively impact ALIC’s investment portfolio levels, complicate settlement of expiring contracts including forced sales of ALIC’s assets with unrealized capital losses, and affect ALIC’s insurance reserves deficiency testing.

Changes in tax laws may decrease sales and profitability of products ceded to ALIC

Under current federal and state income tax law, certain products we offer, primarily life insurance and annuities, receive favorable tax treatment. This favorable treatment may give certain of our products a competitive advantage over noninsurance products. Congress and various state legislatures from time to time consider legislation that would reduce or eliminate the favorable policyholder tax treatment currently applicable to life insurance and annuities. Congress and various state legislatures also consider proposals to reduce the taxation of certain products or investments that may compete with life insurance or annuities. Legislation that increases the taxation on insurance products or reduces the taxation on competing products could lessen the advantage or create a disadvantage for certain of our products making them less competitive. Such proposals, if adopted, could have a material effect on ALIC’s profitability and financial condition or our ability to sell such products and could result in the surrender of some existing contracts and policies. In addition, changes in the federal estate tax laws could negatively affect the demand for the types of life insurance used in estate planning.

Risks Relating to Investments

We are subject to market risk and declines in credit quality which may adversely affect investment income and cause realized and unrealized losses

We are subject to the risk that we will incur losses due to adverse changes in interest rates or credit spreads. Adverse changes to these rates and spreads may occur due to changes in fiscal policy and the economic climate, the liquidity of a market or market segment, insolvency or financial distress of key market makers or participants, or changes in market perceptions of credit worthiness and/or risk tolerance.

We are subject to risks associated with potential declines in credit quality related to specific issuers or specific industries and a general weakening in the economy, which are typically reflected through credit spreads. Credit spread is the additional yield on fixed income securities above the risk-free rate (typically referenced as the yield on U.S. Treasury securities) that market participants require to compensate them for assuming credit, liquidity and/or prepayment risks. Credit spreads vary (i.e. increase or decrease) in response to the market’s perception of risk and liquidity in a specific issuer or specific sector and are influenced by the credit ratings, and the reliability of those ratings, published by external rating agencies. A decline in the quality of our investment portfolio as a result of adverse economic conditions or otherwise could cause additional realized and unrealized losses on securities.

A decline in market interest rates or credit spreads could have an adverse effect on our investment income as we invest cash in new investments that may earn less than the portfolio’s average yield. In a declining interest rate environment, borrowers may prepay or redeem securities more quickly than expected as they seek to refinance at lower rates. An increase in market interest rates or credit spreads could have an adverse effect on the value of our investment portfolio by decreasing the fair values of the fixed income securities that comprise a substantial majority of our investment portfolio.

Deteriorating financial performance impacting securities collateralized by residential and commercial mortgage loans may lead to write-downs and impact our results of operations and financial condition

Changes in residential or commercial mortgage delinquencies, loss severities or recovery rates, declining residential or commercial real estate prices and the quality of service provided by service providers on securities in our portfolio could lead us to determine that write-downs are necessary in the future.

Concentration of our investment portfolio in any particular segment of the economy may have adverse effects on our operating results and financial condition

The concentration of our investment portfolio in any particular industry, collateral type, group of related industries, geographic sector or risk type could have an adverse effect on our investment portfolio and consequently on our results of operations and financial condition. Events or developments that have a negative impact on any particular industry, group of related industries or geographic region may have a greater adverse effect on the investment portfolio to the extent that the portfolio is concentrated rather than diversified.

The determination of the amount of realized capital losses recorded for impairments of our investments is subjective and could materially impact our operating results and financial condition

The determination of the amount of realized capital losses recorded for impairments vary by investment type and is based upon our ongoing evaluation and assessment of known and inherent risks associated with the respective asset class. Such evaluations and assessments are revised as conditions change and new information becomes available. We update our evaluations regularly and reflect changes in other-than-temporary impairments in our results of operations. The assessment of whether other-than-temporary impairments have occurred is based on our case-by-case evaluation of the underlying reasons for the decline in fair value. Our conclusions on such assessments are judgmental and include assumptions and projections of future cash flows which may ultimately prove to be incorrect as assumptions, facts and circumstances change. Furthermore, historical trends may not be indicative of future impairments and additional impairments may need to be recorded in the future.

The determination of the fair value of our fixed income securities is subjective and could materially impact our operating results and financial condition

In determining fair values we principally use the market approach which utilizes market transaction data for the same or similar instruments. The degree of management judgment involved in determining fair values is inversely related to the availability of market observable information. The fair value of assets may differ from the actual amount received upon sale of an asset in an orderly transaction between market participants at the measurement date. Moreover, the use of different valuation assumptions may have a material effect on the assets’ fair values. The difference between amortized cost and fair value, net of deferred income taxes, is reflected as a component of accumulated other comprehensive income in shareholder’s equity. Changing market conditions could materially affect the determination of the fair value of securities and unrealized net capital gains and losses could vary significantly.

Risks Relating to the Insurance Industry

Our future growth and profitability ceded to ALIC are dependent in part on our ability to successfully operate in an insurance industry that is highly competitive

The insurance industry is highly competitive. Our competitors include other insurers and, because some of our products include a savings or investment component, securities firms, investment advisers, mutual funds, banks and other financial institutions. Many of our competitors have well-established national reputations and market similar products.

Because of the competitive nature of the insurance industry, there can be no assurance that we will continue to effectively compete with our industry rivals, or that competitive pressures will not have a material effect on our business or operating results ceded to ALIC. This includes competition for producers such as exclusive agents and their licensed sales professionals and master brokerage agencies. In the event we are unable to attract and retain these producers or they are unable to attract customers for our products, growth could be materially affected. Furthermore, certain competitors operate using a mutual insurance company structure and therefore may have dissimilar profitability and return targets. Our ability to successfully operate may also be impaired if we are not effective in filling critical leadership positions, in developing the talent and skills of our human resources, in assimilating new executive talent into our organization, or in deploying human resource talent consistently with our business goals.

Difficult conditions in the global economy and capital markets generally could adversely affect our business and operating results and these conditions may not improve in the near future

As with most businesses, we believe difficult conditions in the global economy and capital markets, such as significant negative macroeconomic trends, including relatively high and sustained unemployment, reduced consumer spending, lower residential and commercial real estate prices, substantial increases in delinquencies on consumer debt, including defaults on home mortgages, and the relatively low availability of credit could have an adverse effect on our business and operating results.

Stressed conditions, volatility and disruptions in global capital markets, particular markets or financial asset classes could adversely affect our investment portfolio. Disruptions in one market or asset class can also spread to other markets or asset classes. Although the disruption in the global financial markets has moderated, not all global financial markets are functioning normally, and the rate of recovery from the U.S. recession has been below historic averages. Several governments around the world have announced austerity actions to address their budget deficits that may lead to a decline in economic activity. While European policy makers have developed mechanisms to address funding concerns, risks to the European economy and financial markets remain.

General economic conditions could adversely affect us in the form of consumer behavior and pressure investment results. Consumer behavior changes could include decreased demand for our products. In addition, holders of some of our interest-sensitive life insurance and annuity products may engage in an elevated level of discretionary withdrawals of contractholder funds. Our investment results could be adversely affected as deteriorating financial and business conditions affect the issuers of the securities in our investment portfolio.

There can be no assurance that actions of the U.S. federal government, Federal Reserve and other regulatory bodies for the purpose of stabilizing the financial markets and stimulating the economy will achieve the intended effect

In response to the financial crises affecting the banking system, the financial markets and the broader economy in recent years, the U.S. federal government, the Federal Reserve and other regulatory bodies have taken actions such as purchasing mortgage-backed and other securities from financial institutions; investing directly in banks, thrifts, and bank and savings and loan holding companies; and increasing federal spending to stimulate the economy. There can be no assurance as to the long term impact such actions will have on the financial markets or on economic conditions, including potential inflationary effects. Continued volatility and any further economic deterioration could materially and adversely affect our business, financial condition and results of operations.

Losses from legal and regulatory actions may be material to our operating results or cash flows ceded to ALIC

As is typical for a large company, we are involved in various legal actions, including class action litigation challenging a range of company practices and coverage provided by our insurance products, some of which involve claims for substantial or indeterminate amounts. We are also involved in various regulatory actions and inquiries, including market conduct exams by state insurance regulatory agencies. In the event of an unfavorable outcome in one or more of these matters, the ultimate liability may be in excess of amounts currently accrued and may be material to our operating results or cash flows ceded to ALIC for a particular annual period.

We are subject to extensive regulation and potential further restrictive regulation may increase our operating costs and limit our growth

As an insurance company with separate accounts that are regulated as investment companies, we are subject to extensive laws and regulations. These laws and regulations are complex and subject to change. Changes may sometimes lead to additional expenses, increased legal exposure and additional limits on our ability to grow.

Moreover, laws and regulations are administered and enforced by a number of different governmental authorities, each of which exercises a degree of interpretive latitude, including state insurance regulators; state securities administrators; state attorneys general; and federal agencies including the SEC, the FINRA and the U.S. Department of Justice. Consequently, we are subject to the risk that compliance with any particular regulator’s or enforcement authority’s interpretation of a legal issue may not result in compliance with another’s interpretation of the same issue, particularly when compliance is judged in hindsight. In addition, there is risk that any particular regulator’s or enforcement authority’s interpretation of a legal issue may change over time to our detriment, or that changes in the overall legal environment may, even absent any particular regulator’s or enforcement authority’s interpretation of a legal issue changing, cause us to change our views regarding the actions we need to take from a legal risk management perspective, thus necessitating changes to our practices that may, in some cases, limit our ability to grow or to improve the profitability of our business ceded to ALIC. Furthermore, in some cases, these laws and regulations are designed to protect or benefit the interests of a specific constituency rather than a range of constituencies. For example, state insurance laws and regulations are generally intended to protect or benefit purchasers or users of insurance products. In many respects, these laws and regulations limit our ability to grow or to improve the profitability of our business ceded to ALIC.

Regulatory reforms, and the more stringent application of existing regulations, may make it more expensive for us to conduct our business

The federal government has enacted comprehensive regulatory reforms for financial services entities. As part of a larger effort to strengthen the regulation of the financial services market, certain reforms are applicable to the insurance industry, including the Federal Insurance Office (“FIO”) established within the Treasury Department.

In recent years, the state insurance regulatory framework has come under public scrutiny, members of Congress have discussed proposals to provide for federal chartering of insurance companies, and the FIO and Financial Stability Oversight Council were established. We can make no assurances regarding the potential impact of state or federal measures that may change the nature or scope of insurance and financial regulation.

These regulatory reforms and any additional legislative change or regulatory requirements imposed upon us in connection with the federal government’s regulatory reform of the financial services industry, and any more stringent enforcement of existing regulations by federal authorities, may make it more expensive for us to conduct our business, or limit our ability to grow.

Reinsurance may be unavailable at current levels and prices, which may limit our ability to write new business

Market conditions beyond our control impact the availability and cost of the reinsurance we purchase. No assurances can be made that reinsurance will remain continuously available to us to the same extent and on the same terms and rates as is currently available. If we were unable to maintain our current level of reinsurance or purchase new reinsurance protection in amounts that we consider sufficient and at prices that we consider acceptable, either ALIC would have to accept an increase in risk exposure, or we would have to reduce our insurance writings, or develop or seek other alternatives.

Reinsurance subjects us to the credit risk of our reinsurers and may not be adequate to protect us against losses arising from ceded insurance, which could have a material effect on our operating results ceded to ALIC

The collectability of reinsurance recoverables is subject to uncertainty arising from a number of factors, including changes in market conditions, whether insured losses meet the qualifying conditions of the reinsurance contract and whether reinsurers, or their affiliates, have the financial capacity and willingness to make payments under the terms of a reinsurance treaty or contract. Our inability to collect a material recovery from a reinsurer could have a material effect on operating results ceded to ALIC.

A large scale pandemic, the continued threat of terrorism or military actions may have an adverse effect on the level of claim losses we incur and cede to ALIC, the value of our investment portfolio, our competitive position, marketability of product offerings, liquidity and operating results

A large scale pandemic, the continued threat of terrorism, within the United States and abroad, or military and other actions, and heightened security measures in response to these types of threats, may cause significant volatility and losses in our investment portfolio from interest rate changes, and result in loss of life, disruptions to commerce and reduced economic activity. Some of the assets in our investment portfolio may be adversely affected by reduced economic activity caused by a large scale pandemic or the continued threat of terrorism. Additionally, a large scale pandemic or terrorist act could have a material effect on the sales, profitability, competitiveness, marketability of product offerings, liquidity, and operating results.

A downgrade in ALIC’s financial strength ratings may have an adverse effect on our competitive position, the marketability of our product offerings, and our liquidity and operating results ceded to ALIC

Financial strength ratings are important factors in establishing the competitive position of insurance companies and generally have an effect on an insurance company’s business. On an ongoing basis, rating agencies review ALIC’s financial performance and condition and could downgrade or change the outlook on ALIC’s ratings due to, for example, a change in statutory capital; a change in a rating agency’s determination of the amount of risk-adjusted capital required to maintain a particular rating; an increase in the perceived risk of ALIC’s investment portfolio; a reduced confidence in management or ALIC’s business strategy; as well as a number of other considerations that may or may not be under ALIC’s control. The insurance financial strength ratings of ALIC from A.M. Best, Standard & Poor’s and Moody’s are subject to continuous review, and the retention of current ratings cannot be assured. A downgrade in any of these ratings could have a material effect on our sales, our competitiveness, the marketability of our product offerings, and our liquidity and operating results ceded to ALIC.

Changes in accounting standards issued by the Financial Accounting Standards Board or other standard-setting bodies may adversely affect our results of operations and financial condition

Our financial statements are subject to the application of generally accepted accounting principles, which are periodically revised, interpreted and/or expanded. Accordingly, we are required to adopt new guidance or interpretations, or could be subject to existing guidance as we enter into new transactions, which may have a material effect on our results of operations and financial condition that is either unexpected or has a greater impact than expected. For a description of changes in accounting standards that are currently pending and, if known, our estimates of their expected impact, see Note 2 of the financial statements.

The change in our unrecognized tax benefit during the next 12 months is subject to uncertainty

We have disclosed our estimate of net unrecognized tax benefits and the reasonably possible increase or decrease in its balance during the next 12 months in Note 10 of the financial statements. However, actual results may differ from our estimate for reasons such as changes in our position on specific issues, developments with respect to the governments’ interpretations of income tax laws or changes in judgment resulting from new information obtained in audits or the appeals process.

The occurrence of events unanticipated in our disaster recovery systems and management continuity planning or a support failure from external providers during a disaster could impair our ability to conduct business effectively

The occurrence of a disaster such as a natural catastrophe, an industrial accident, a terrorist attack or war, cyber attack, events unanticipated in our disaster recovery systems, or a support failure from external providers, could have an adverse effect on our ability to conduct business and on our results of operations ceded to ALIC and financial condition, particularly if those events affect our computer-based data processing, transmission, storage, and retrieval systems or destroy data. If a significant number of our managers were unavailable in the event of a disaster, our ability to effectively conduct our business could be severely compromised.

We depend heavily upon computer systems to perform necessary business functions. Despite our implementation of a variety of security measures, our computer systems could be subject to cyber attacks and unauthorized access, such as physical and electronic break-ins or unauthorized tampering. Like other global companies, we have experienced threats to our data and systems, including malware and computer virus attacks, unauthorized access, system failures and disruptions. If one or more of these events occurs, it could potentially jeopardize the confidential, proprietary and other information processed and stored in, and transmitted through, our computer systems and networks, or otherwise cause interruptions or malfunctions in our operations, which could result in damage to our reputation, financial losses, litigation, increased costs, regulatory penalties and/or customer dissatisfaction or loss.

Loss of key vendor relationships or failure of a vendor to protect personal information of our customers, claimants or employees could affect our operations ceded to ALIC

We rely on services and products provided by many vendors in the United States and abroad. These include, for example, vendors of computer hardware and software. In the event that one or more of our vendors suffers a bankruptcy or otherwise becomes unable to continue to provide products or services, or fails to protect personal information of our customers, claimants or employees, ALIC may suffer operational impairments and financial losses.

We may not be able to protect our intellectual property and may be subject to infringement claims

We rely on a combination of contractual rights and copyright, trademark, patent and trade secret laws to establish and protect our intellectual property. Although we use a broad range of measures to protect our intellectual property rights, third parties may infringe or misappropriate our intellectual property. We may have to litigate to enforce and protect our intellectual property and to determine its scope, validity or enforceability, which could divert significant resources and prove unsuccessful. An inability to protect our intellectual property could have a material effect on our business.

We may be subject to claims by third parties for patent, trademark or copyright infringement or breach of usage rights. Any such claims and any resulting litigation could result in significant expense and liability. If our third party providers or we are found to have infringed a third-party intellectual property right, either of us could be enjoined from providing certain products or services or from utilizing and benefiting from certain methods, processes, copyrights, trademarks, trade secrets or licenses. Alternatively, we could be required to enter into costly licensing arrangements with third parties or implement a costly work around. Any of these scenarios could have a material effect on our business and results of operations ceded to ALIC.

Item 11(a). Description of Business

Lincoln Benefit Life Company (“Lincoln Benefit”) was incorporated under the laws of the State of Nebraska in 1938. Lincoln Benefit is a wholly owned subsidiary of Allstate Life Insurance Company (“ALIC”), a stock life insurance company incorporated under the laws of the State of Illinois. ALIC is a wholly owned subsidiary of Allstate Insurance Company, a stock property-liability insurance company organized under the laws of the State of Illinois. All of the outstanding stock of Allstate Insurance Company is owned by Allstate Insurance Holdings, LLC, which is wholly owned by The Allstate Corporation (the “Corporation” or “Allstate”), a publicly owned holding company incorporated under the laws of the State of Delaware. The Allstate Corporation is the largest publicly held personal lines insurer in the United States. Widely known through the “You’re In Good Hands With Allstate®” slogan, Allstate is reinventing protection and retirement to help individuals in approximately 16 million households protect what they have today and better prepare for tomorrow. Customers can access Allstate products and services such as auto and homeowners insurance through 11,200 exclusive Allstate agencies and financial representatives in the United States and Canada, as well as through independent agencies, call centers and the internet. Allstate is the 2nd largest personal property and casualty insurer in the United States on the basis of 2011 statutory direct premiums earned. In addition, according to A.M. Best, it is the nation’s 16th largest issuer of life insurance business on the basis of 2011 ordinary life insurance in force and 23rd largest on the basis of 2011 statutory admitted assets.

In our reports, we occasionally refer to statutory financial information. All domestic United States insurance companies are required to prepare statutory-basis financial statements. As a result, industry data is available that enables comparisons between insurance companies, including competitors that are not subject to the requirement to prepare financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”). We frequently use industry publications containing statutory financial information to assess our competitive position.

We provide life insurance, retirement and investment products. Our principal products are interest-sensitive, traditional and variable life insurance, and fixed annuities including deferred and immediate. We sell products through multiple intermediary distribution channels, including Allstate exclusive agencies and exclusive financial specialists, independent master brokerage agencies and directly through call centers and the internet.

We compete on a wide variety of factors, including the type and level of service provided by our distribution systems, product offerings, the positioning of brands, financial strength and ratings, prices and the level of customer service.

The market for life insurance, retirement and investment products continues to be highly fragmented and competitive. As of December 31, 2012, there were approximately 430 groups of life insurance companies in the United States, most of which offered one or more similar products. In addition, because many of these products include a savings or investment component, our competition includes domestic and foreign securities firms, investment advisors, mutual funds, banks and other financial institutions. Competitive pressure continues to grow due to several factors, including cross marketing alliances between unaffiliated businesses, as well as consolidation activity in the financial services industry.

We have reinsurance agreements whereby all premiums, contract charges, interest credited to contractholder funds, contract benefits and substantially all expenses are ceded to ALIC, Lincoln Benefit Reinsurance Company (an affiliate of Lincoln Benefit) and non-affiliated reinsurers. Assets that support general account product liabilities are owned and managed by ALIC under the terms of the reinsurance agreements.

Lincoln Benefit is subject to extensive regulation, primarily at the state level. The method, extent and substance of such regulation varies by state but generally has its source in statutes that establish standards and requirements for conducting the business of insurance and that delegate regulatory authority to a state agency. In general, such regulation is intended for the protection of those who purchase or use insurance products. These rules have a substantial effect on our business and relate to a wide variety of matters, including insurer solvency, reserve adequacy, insurance company licensing and examination, agent licensing, policy forms, rate setting, the nature and amount of investments, claims practices, participation in guaranty funds, transactions with affiliates, the payment of dividends, underwriting standards, statutory accounting methods, trade practices, and corporate governance. For a discussion of statutory financial information, see Note 11 of the financial statements. For a discussion of regulatory contingencies, see Note 9 of the financial statements. Notes 9 and 11 are incorporated in this Item 11(a) by reference.

In recent years, the state insurance regulatory framework has come under increased federal scrutiny. As part of an effort to strengthen the regulation of the financial services market, the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank”) was enacted in 2010. Hundreds of regulations required pursuant to this law must still be finalized, and we cannot predict what the final regulations will require but do not expect a material impact on Lincoln Benefit’s operations. The law also created the Federal Insurance Office (“FIO”) within the Treasury Department. The FIO monitors the insurance industry, provides advice to the Financial Stability Oversight Council, represents the U.S. on international insurance matters and studies the current regulatory system, and is expected to submit a report to Congress in 2013. In addition, state legislators and insurance regulators continue to examine the appropriate nature and scope of state insurance regulation. We cannot predict whether any specific state or federal measures will be adopted to change the nature or scope of the regulation of insurance or what effect any such measures would have on Lincoln Benefit.

Item 11(b). Description of Property

Lincoln Benefit occupies office space in Lincoln, Nebraska and Northbrook, Illinois that is owned by Allstate Insurance Company. Expenses associated with these facilities are allocated to us on a direct basis.

Item 11(c). Legal Proceedings

Information required for Item 11(c) is incorporated by reference to the discussion under the heading “Regulation and Compliance” in Note 9 of the financial statements.

Item 11(e). Financial Statements and Notes to Financial Statements

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholder of

Lincoln Benefit Life Company

Lincoln, NE

We have audited the accompanying Statements of Financial Position of Lincoln Benefit Life Company (the “Company”), an affiliate of The Allstate Corporation, as of December 31, 2012 and 2011, and the related Statements of Operations and Comprehensive Income, Shareholder’s Equity, and Cash Flows for each of the three years in the period ended December 31, 2012. Our audits also included Schedule I—Summary of Investments—Other than Investments in Related Parties and Schedule IV—Reinsurance. These financial statements and financial statement schedules are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and financial statement schedules based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Lincoln Benefit Life Company as of December 31, 2012 and 2011, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2012, in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, Schedule I—Summary of Investments—Other than Investments in Related Parties and Schedule IV—Reinsurance, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

/s/ Deloitte & Touche LLP

Chicago, Illinois

March 8, 2013

LINCOLN BENEFIT LIFE COMPANY

STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

	Year Ended December 31,
($ in thousands)	2012	2011	2010
Revenues
Net investment income	$11,590	$11,836	$12,067
Realized capital gains and losses	626	2,075	694

Income from operations before income tax expense	12,216	13,911	12,761
Income tax expense	4,273	4,861	4,451

Net income	7,943	9,050	8,310

Other comprehensive income, after-tax
Change in unrealized net capital gains and losses	247	3,411	4,584

Comprehensive income	$8,190	$12,461	$12,894

See notes to financial statements.

LINCOLN BENEFIT LIFE COMPANY

STATEMENTS OF FINANCIAL POSITION

	December 31,
($ in thousands, except par value data)	2012	2011
Assets
Investments
Fixed income securities, at fair value (amortized cost $309,324 and $312,785)	$330,559	$333,640
Short-term, at fair value (amortized cost $24,202 and $12,974)	24,203	12,974

Total investments	354,762	346,614
Cash	13,073	6,006
Reinsurance recoverable from Allstate Life Insurance Company and affiliate	15,553,945	16,680,950
Reinsurance recoverable from non-affiliates	2,147,496	2,043,480
Receivable from affiliates, net	—	8,563
Other assets	87,044	95,826
Separate Accounts	1,625,669	1,682,128

Total assets	$19,781,989	$20,863,567

Liabilities
Contractholder funds	$14,255,844	$15,489,624
Reserve for life-contingent contract benefits	3,424,679	3,199,490
Unearned premiums	13,410	16,200
Deferred income taxes	7,990	7,729
Payable to affiliates, net	17,189	—
Current income taxes payable	4,158	4,802
Other liabilities and accrued expenses	86,532	125,266
Separate Accounts	1,625,669	1,682,128

Total liabilities	19,435,471	20,525,239

Commitments and Contingent Liabilities (Note 9)

Shareholder’s Equity
Common stock, $100 par value, 30 thousand shares authorized, 25 thousand shares issued and outstanding	2,500	2,500
Additional capital paid-in	180,000	180,000
Retained income	150,215	142,272
Accumulated other comprehensive income:
Unrealized net capital gains and losses	13,803	13,556

Total accumulated other comprehensive income	13,803	13,556

Total shareholder’s equity	346,518	338,328

Total liabilities and shareholder’s equity	$19,781,989	$20,863,567

See notes to financial statements.

LINCOLN BENEFIT LIFE COMPANY

STATEMENTS OF SHAREHOLDER’S EQUITY

	Year Ended December 31,
($ in thousands)	2012	2011	2010
Common stock	$2,500	$2,500	$2,500

Additional capital paid-in	180,000	180,000	180,000

Retained income
Balance, beginning of year	142,272	133,222	124,912
Net income	7,943	9,050	8,310

Balance, end of year	150,215	142,272	133,222

Accumulated other comprehensive income
Balance, beginning of year	13,556	10,145	5,561
Change in unrealized net capital gains and losses	247	3,411	4,584

Balance, end of year	13,803	13,556	10,145

Total shareholder’s equity	$346,518	$338,328	$325,867

See notes to financial statements.

LINCOLN BENEFIT LIFE COMPANY

STATEMENTS OF CASH FLOWS

	Year Ended December 31,
($ in thousands)	2012	2011	2010
Cash flows from operating activities
Net income	$7,943	$9,050	$8,310
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization and other non-cash items	781	1,175	1,241
Realized capital gains and losses	(626)	(2,075)	(694)
Changes in:
Policy benefits and other insurance reserves	14,398	(22,072)	4,240
Income taxes	(516)	476	(205)
Receivable from/payable to affiliates, net	25,752	(13,494)	(9,818)
Other operating assets and liabilities	(32,761)	37,802	(943)

Net cash provided by operating activities	14,971	10,862	2,131

Cash flows from investing activities
Proceeds from sales of fixed income securities	25,367	44,880	27,166
Collections on fixed income securities	29,154	25,268	38,691
Purchases of fixed income securities	(51,209)	(77,175)	(71,478)
Change in short-term investments, net	(11,216)	(1,379)	(3,023)

Net cash used in investing activities	(7,904)	(8,406)	(8,644)

Net increase (decrease) in cash	7,067	2,456	(6,513)
Cash at beginning of year	6,006	3,550	10,063

Cash at end of year	$13,073	$6,006	$3,550

See notes to financial statements.

1. General

Basis of presentation

The accompanying financial statements include the accounts of Lincoln Benefit Life Company (the “Company”), a wholly owned subsidiary of Allstate Life Insurance Company (“ALIC”), which is wholly owned by Allstate Insurance Company (“AIC”). All of the outstanding common stock of AIC is owned by Allstate Insurance Holdings, LLC, a wholly owned subsidiary of The Allstate Corporation (the “Corporation”). These financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”).

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Nature of operations

The Company sells life insurance, retirement and investment products. The principal products are interest-sensitive, traditional and variable life insurance, and fixed annuities including deferred and immediate.

The Company is authorized to sell life insurance and retirement products in all states except New York, as well as in the District of Columbia, the U.S. Virgin Islands and Guam. For 2012, the top geographic locations for statutory premiums and annuity considerations were California, Texas and Florida. No other jurisdiction accounted for more than 5% of statutory premiums and annuity considerations. All statutory premiums and annuity considerations are ceded under reinsurance agreements. The Company distributes its products through multiple distribution channels, including Allstate exclusive agencies and exclusive financial specialists, independent master brokerage agencies and directly through call centers and the internet.

The Company has exposure to market risk as a result of its investment portfolio. Market risk is the risk that the Company will incur realized and unrealized net capital losses due to adverse changes in interest rates and credit spreads. The Company also has certain exposures to changes in equity prices in its equity-indexed annuities and separate accounts liabilities, which are transferred to ALIC in accordance with reinsurance agreements. Interest rate risk is the risk that the Company will incur a loss due to adverse changes in interest rates relative to the interest rate characteristics of its interest bearing assets. This risk arises from the Company’s investment in interest-sensitive assets. Interest rate risk includes risks related to changes in U.S. Treasury yields and other key risk-free reference yields. Credit spread risk is the risk that the Company will incur a loss due to adverse changes in credit spreads. This risk arises from the Company’s investment in spread-sensitive fixed income assets.

The Company monitors economic and regulatory developments that have the potential to impact its business. Federal and state laws and regulations affect the taxation of insurance companies and life insurance and annuity products. Congress and various state legislatures from time to time consider legislation that would reduce or eliminate the favorable policyholder tax treatment currently applicable to life insurance and annuities. Congress and various state legislatures also consider proposals to reduce the taxation of certain products or investments that may compete with life insurance or annuities. Legislation that increases the taxation on insurance products or reduces the taxation on competing products could lessen the advantage or create a disadvantage for certain of the Company’s products making them less competitive. Such proposals, if adopted, could have an adverse effect on the Company’s and ALIC’s financial position or ability to sell such products and could result in the surrender of some existing contracts and policies. In addition, changes in the federal estate tax laws could negatively affect the demand for the types of life insurance used in estate planning.

2. Summary of Significant Accounting Policies

Investments

Fixed income securities include bonds, residential mortgage-backed securities (“RMBS”), commercial mortgage-backed securities (“CMBS”) and asset-backed securities (“ABS”). Fixed income securities, which may be sold prior to their contractual maturity, are designated as available for sale and are carried at fair value. The difference between amortized cost and fair value, net of deferred income taxes, is reflected as a component of accumulated other comprehensive income. Cash received from calls, principal payments and make-whole payments is reflected as a component of proceeds from sales and cash received from maturities and pay-downs, including prepayments, is reflected as a component of investment collections within the Statements of Cash Flows.

Short-term investments, including money market funds and other short-term investments, are carried at fair value.

Investment income primarily consists of interest and is recognized on an accrual basis using the effective yield method. Interest income for certain RMBS, CMBS and ABS is determined considering estimated pay-downs, including prepayments, obtained from third party data sources and internal estimates. Actual prepayment experience is periodically reviewed and effective yields are recalculated on a retrospective basis when differences arise between the prepayments originally anticipated and the actual prepayments received and currently anticipated. Accrual of income is suspended for other-than-temporarily impaired fixed income securities when the timing and amount of cash flows expected to be received is not reasonably estimable.

Realized capital gains and losses include gains and losses on investment sales and write-downs in value due to other-than-temporary declines in fair value. Realized capital gains and losses on investment sales, including calls and principal payments, are determined on a specific identification basis.

Recognition of premium revenues and contract charges, and related benefits and interest credited

The Company has reinsurance agreements whereby all premiums, contract charges, interest credited to contractholder funds, contract benefits and substantially all expenses are ceded to ALIC, Lincoln Benefit Reinsurance Company (“LB Re”, an affiliate of the Company) and non-affiliated reinsurers (see Notes 3 and 8). Amounts reflected in the Statements of Operations and Comprehensive Income are presented net of reinsurance.

Traditional life insurance products consist principally of products with fixed and guaranteed premiums and benefits, primarily term and whole life insurance products. Premiums from these products are recognized as revenue when due from policyholders. Benefits are reflected in contract benefits and recognized in relation to premiums, so that profits are recognized over the life of the policy.

Immediate annuities with life contingencies provide insurance protection over a period that extends beyond the period during which premiums are collected. Premiums from these products are recognized as revenue when received at the inception of the contract. Benefits and expenses are recognized in relation to premiums. Profits from these policies come from investment income, which is recognized over the life of the contract.

Interest-sensitive life contracts, such as universal life and single premium life, are insurance contracts whose terms are not fixed and guaranteed. The terms that may be changed include premiums paid by the contractholder, interest credited to the contractholder account balance and contract charges assessed against the contractholder account balance. Premiums from these contracts are reported as contractholder fund deposits. Contract charges consist of fees assessed against the contractholder account balance for the cost of insurance (mortality risk), contract administration and surrender of the contract prior to contractually specified dates. These contract charges are recognized as revenue when assessed against the contractholder account balance. Contract benefits include life-contingent benefit payments in excess of the contractholder account balance.

Contracts that do not subject the Company to significant risk arising from mortality or morbidity are referred to as investment contracts. Fixed annuities, including market value adjusted annuities, equity-indexed annuities and immediate annuities without life contingencies, are considered investment contracts. Consideration received for such contracts is reported as contractholder fund deposits. Contract charges for investment contracts consist of fees assessed against the contractholder account balance for maintenance, administration and surrender of the contract prior to contractually specified dates, and are recognized when assessed against the contractholder account balance.

Interest credited to contractholder funds represents interest accrued or paid on interest-sensitive life and investment contracts. Crediting rates for certain fixed annuities and interest-sensitive life contracts are adjusted periodically by the Company to reflect current market conditions subject to contractually guaranteed minimum rates. Crediting rates for indexed life and annuities are generally based on an equity index, such as the Standard & Poor’s (“S&P”) 500 Index.

Contract charges for variable life and variable annuity products consist of fees assessed against the contractholder account balances for contract maintenance, administration, mortality, expense and surrender of the contract prior to contractually specified dates. Contract benefits incurred for variable annuity products include guaranteed minimum death, income, withdrawal and accumulation benefits.

Reinsurance

The Company has reinsurance agreements whereby all premiums, contract charges, interest credited to contractholder funds, contract benefits and substantially all expenses are ceded to ALIC, LB Re and non-affiliated reinsurers (see Notes 3 and 8). Reinsurance recoverables and the related reserve for life-contingent contract benefits and contractholder funds are reported separately in the Statements of Financial Position. Reinsurance does not extinguish the Company’s primary liability under the policies written. Therefore, the Company regularly evaluates the financial condition of its reinsurers and establishes allowances for uncollectible reinsurance as appropriate.

Investment income earned on the assets that support contractholder funds and the reserve for life-contingent contract benefits is not included in the Company’s financial statements as those assets are owned and managed by ALIC under the terms of the reinsurance agreements.

Income taxes

The income tax provision is calculated under the liability method. Deferred tax assets and liabilities are recorded based on the difference between the financial statement and tax bases of assets and liabilities at the enacted tax rates. The principal assets and liabilities giving rise to such differences are unrealized capital gains and losses. A deferred tax asset valuation allowance is established when there is uncertainty that such assets will be realized.

Reserve for life-contingent contract benefits

The reserve for life-contingent contract benefits payable under insurance policies, including traditional life insurance and life-contingent immediate annuities, is computed on the basis of long-term actuarial assumptions of future investment yields, mortality, morbidity, policy terminations and expenses. These assumptions, which for traditional life insurance are applied using the net level premium method, include provisions for adverse deviation and generally vary by characteristics such as type of coverage, year of issue and policy duration.

Contractholder funds

Contractholder funds represent interest-bearing liabilities arising from the sale of products such as interest-sensitive life insurance and fixed annuities. Contractholder funds primarily comprise cumulative deposits received and interest credited to the contractholder less cumulative contract benefits, surrenders, withdrawals, maturities and contract charges for mortality or administrative expenses. Contractholder funds also include reserves for secondary guarantees on interest-sensitive life insurance and certain fixed annuity contracts and reserves for certain guarantees on variable annuity contracts.

Separate accounts

Separate accounts assets are carried at fair value. The assets of the separate accounts are legally segregated and available only to settle separate account contract obligations. Separate accounts liabilities represent the contractholders’ claims to the related assets and are carried at an amount equal to the separate accounts assets. Investment income and realized capital gains and losses of the separate accounts accrue directly to the contractholders and therefore are not included in the Company’s Statements of Operations and Comprehensive Income. Deposits to and surrenders and withdrawals from the separate accounts are reflected in separate accounts liabilities and are not included in cash flows.

Absent any contract provision wherein the Company provides a guarantee, variable annuity and variable life insurance contractholders bear the investment risk that the separate accounts’ funds may not meet their stated investment objectives. The risk and associated cost of these contract guarantees are ceded to ALIC in accordance with the reinsurance agreements.

Adopted accounting standard

Amendments to Fair Value Measurement and Disclosure Requirements

In May 2011, the Financial Accounting Standards Board (“FASB”) issued guidance that clarifies the application of existing fair value measurement and disclosure requirements and amends certain fair value measurement principles, requirements and disclosures. Changes were made to improve consistency in global application. The guidance is to be applied prospectively for reporting periods beginning after December 15, 2011. The adoption of this guidance as of January 1, 2012 had no impact on the Company’s results of operations or financial position.

Pending accounting standards

Disclosures about Offsetting Assets and Liabilities

In December 2011 and January 2013, the FASB issued guidance requiring expanded disclosures, including both gross and net information, for derivatives that are either offset in the reporting entity’s financial statements or those that are subject to an enforceable master netting arrangement or similar agreement. The guidance is effective for reporting periods beginning on or after January 1, 2013 and is to be applied retrospectively. The new guidance affects disclosures only and will have no impact on the Company’s results of operations or financial position.

Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income

In February 2013, the FASB issued guidance requiring expanded disclosures about the amounts reclassified out of accumulated other comprehensive income by component. The guidance requires the presentation of significant amounts reclassified out of accumulated other comprehensive income by the respective line items of net income but only if the amount reclassified is required under GAAP to be reclassified to net income in its entirety in the same reporting period. For other amounts that are not required under GAAP to be reclassified in their entirety to net income, cross-reference to other disclosures that provide additional detail about those amounts is required. The guidance is to be applied prospectively for reporting periods beginning after December 15, 2012. The new guidance affects disclosures only and will have no impact on the Company’s results of operations or financial position.

3. Related Party Transactions

Business operations

The Company uses services performed by its affiliates, AIC, ALIC and Allstate Investments LLC, and business facilities owned or leased and operated by AIC in conducting its business activities. In addition, the Company shares the services of employees with AIC. The Company reimburses its affiliates for the operating expenses incurred on behalf of the Company. The Company is charged for the cost of these operating expenses based on the level of services provided. Operating expenses, including compensation, retirement and other benefit programs, allocated to the Company were $241.8 million, $204.8 million and $204.8 million in 2012, 2011 and 2010, respectively. Of these costs, the Company retains investment related expenses on the invested assets that are not transferred under the reinsurance agreements. All other costs are ceded to ALIC under the reinsurance agreements.

Broker-Dealer agreements

The Company has a service agreement with Allstate Distributors, LLC (“ADLLC”), a broker-dealer company owned by ALIC, whereby ADLLC promotes and markets products sold by the Company. In return for these services, the Company recorded expense of $80 thousand, $7.2 million and $6.9 million in 2012, 2011 and 2010, respectively, that was ceded to ALIC under the terms of the reinsurance agreements.

The Company receives distribution services from Allstate Financial Services, LLC, an affiliated broker-dealer company, for certain annuity and variable life insurance contracts sold by Allstate exclusive agencies. For these services, the Company incurred commission and other distribution expenses of $6.4 million, $7.5 million and $8.5 million in 2012, 2011 and 2010, respectively, that were ceded to ALIC.

Reinsurance

The following table summarizes amounts that were ceded to ALIC under the reinsurance agreements and reported net in the Statements of Operations and Comprehensive Income:

($ in thousands)	2012	2011	2010
Premiums and contract charges	$908,459	$833,149	$782,113
Interest credited to contractholder funds, contract benefits and expenses	1,369,305	1,408,953	1,683,487

Reinsurance recoverables due from ALIC totaled $15.55 billion and $16.68 billion as of December 31, 2012 and 2011, respectively.

In September 2012, the Company entered into a coinsurance reinsurance agreement with LB Re to cede certain interest-sensitive life insurance policies to LB Re. Reinsurance recoverables due from LB Re totaled $2.0 million as of December 31, 2012.

Income taxes

The Company is a party to a federal income tax allocation agreement with the Corporation (see Note 10).

Intercompany loan agreement

The Company has an intercompany loan agreement with the Corporation. The amount of intercompany loans available to the Company is at the discretion of the Corporation. The maximum amount of loans the

Corporation will have outstanding to all its eligible subsidiaries at any given point in time is limited to $1 billion. The Corporation may use commercial paper borrowings, bank lines of credit and securities lending to fund intercompany borrowings. The Company had no amounts outstanding under the intercompany loan agreement as of December 31, 2012 or 2011.

4. Investments

Fair values

The amortized cost, gross unrealized gains and losses and fair value for fixed income securities are as follows:

	Amortized cost	Gross unrealized		Fair value
($ in thousands)		Gains	Losses
December 31, 2012
U.S. government and agencies	$86,428	$5,659	$—	$92,087
Municipal	2,499	401	—	2,900
Corporate	178,824	13,173	(29)	191,968
Foreign government	4,999	265	—	5,264
RMBS	28,239	1,498	—	29,737
CMBS	8,335	268	—	8,603

Total fixed income securities	$309,324	$21,264	$(29)	$330,559

December 31, 2011
U.S. government and agencies	$84,059	$5,943	$—	$90,002
Municipal	2,499	399	—	2,898
Corporate	169,820	12,105	(99)	181,826
Foreign government	4,998	239	—	5,237
RMBS	40,089	2,427	(9)	42,507
CMBS	8,514	360	(518)	8,356
ABS	2,806	8	—	2,814

Total fixed income securities	$312,785	$21,481	$(626)	$333,640

Scheduled maturities

The scheduled maturities for fixed income securities are as follows as of December 31, 2012:

($ in thousands)	Amortized cost	Fair value
Due in one year or less	$33,429	$34,027
Due after one year through five years	132,690	141,438
Due after five years through ten years	93,657	103,296
Due after ten years	12,974	13,458

	272,750	292,219
RMBS and CMBS	36,574	38,340

Total	$309,324	$330,559

Actual maturities may differ from those scheduled as a result of prepayments by the issuers. RMBS and CMBS are shown separately because of the potential for prepayment of principal prior to contractual maturity dates.

Net investment income

Net investment income for the years ended December 31 is as follows:

($ in thousands)	2012	2011	2010
Fixed income securities	$12,138	$12,133	$12,480
Short-term and other investments	20	11	21

Investment income, before expense	12,158	12,144	12,501
Investment expense	(568)	(308)	(434)

Net investment income	$11,590	$11,836	$12,067

Realized capital gains and losses

The Company recognized net realized capital gains of $626 thousand, $2.1 million and $694 thousand in 2012, 2011 and 2010, respectively. Realized capital gains and losses in 2012 and 2011 included $19 thousand and $12 thousand, respectively, of other-than-temporary impairment losses related to RMBS, none of which were included in other comprehensive income. Realized capital gains and losses in 2010 did not include any other-than-temporary impairment losses and therefore, none were included in other comprehensive income. No other-than-temporary impairment losses were included in accumulated other comprehensive income as of December 31, 2012 or 2011.

Gross gains of $645 thousand, $1.9 million and $652 thousand and gross losses of zero, $3 thousand and zero were realized on sales of fixed income securities during 2012, 2011 and 2010, respectively.

Unrealized net capital gains and losses

Unrealized net capital gains and losses included in accumulated other comprehensive income are as follows:

($ in thousands)	Fair value	Gross unrealized		Unrealized net gains (losses)
		Gains	Losses
December 31, 2012
Fixed income securities	$330,559	$21,264	$(29)	$21,235
Short-term investments	24,203	1	—	1

Unrealized net capital gains and losses, pre-tax				21,236
Deferred income taxes				(7,433)

Unrealized net capital gains and losses, after-tax				$13,803

	Fair value	Gross unrealized		Unrealized net gains (losses)
		Gains	Losses
December 31, 2011
Fixed income securities	$333,640	$21,481	$(626)	$20,855
Short-term investments	12,974	—	—	—

Unrealized net capital gains and losses, pre-tax				20,855
Deferred income taxes				(7,299)

Unrealized net capital gains and losses, after-tax				$13,556

Change in unrealized net capital gains and losses

The change in unrealized net capital gains and losses for the years ended December 31 is as follows:

($ in thousands)	2012	2011	2010
Fixed income securities	$380	$5,247	$7,052
Short-term investments	1	—	—

Total	381	5,247	7,052
Deferred income taxes	(134)	(1,836)	(2,468)

Increase in unrealized net capital gains and losses	$247	$3,411	$4,584

Portfolio monitoring

The Company has a comprehensive portfolio monitoring process to identify and evaluate each fixed income security whose carrying value may be other-than-temporarily impaired.

For each fixed income security in an unrealized loss position, the Company assesses whether management with the appropriate authority has made the decision to sell or whether it is more likely than not the Company will be required to sell the security before recovery of the amortized cost basis for reasons such as liquidity, contractual or regulatory purposes. If a security meets either of these criteria, the security’s decline in fair value is considered other than temporary and is recorded in earnings.

If the Company has not made the decision to sell the fixed income security and it is not more likely than not the Company will be required to sell the fixed income security before recovery of its amortized cost basis, the Company evaluates whether it expects to receive cash flows sufficient to recover the entire amortized cost basis of the security. The Company calculates the estimated recovery value by discounting the best estimate of future cash flows at the security’s original or current effective rate, as appropriate, and compares this to the amortized cost of the security. If the Company does not expect to receive cash flows sufficient to recover the entire amortized cost basis of the fixed income security, the credit loss component of the impairment is recorded in earnings, with the remaining amount of the unrealized loss related to other factors recognized in other comprehensive income.

The Company’s portfolio monitoring process includes a quarterly review of all securities to identify instances where the fair value of a security compared to its amortized cost is below established thresholds. The process also includes the monitoring of other impairment indicators such as ratings, ratings downgrades and payment defaults. The securities identified, in addition to other securities for which the Company may have a concern, are evaluated for potential other-than-temporary impairment using all reasonably available information relevant to the collectability or recovery of the security. Inherent in the Company’s evaluation of other-than-temporary impairment for these fixed income securities are assumptions and estimates about the financial condition and future earnings potential of the issue or issuer. Some of the factors that may be considered in evaluating whether a decline in fair value is other than temporary are: 1) the financial condition, near-term and long-term prospects of the issue or issuer, including relevant industry specific market conditions and trends, geographic location and implications of rating agency actions and offering prices; 2) the specific reasons that a security is in an unrealized loss position, including overall market conditions which could affect liquidity; and 3) the length of time and extent to which the fair value has been less than amortized cost.

The following table summarizes the gross unrealized losses and fair value of fixed income securities that have been in a continuous unrealized loss position for less than twelve months. No securities have been in a continuous unrealized loss position for more than twelve months as of December 31, 2012 or 2011.

($ in thousands)	Number of issues	Fair value	Unrealized losses
December 31, 2012
Corporate	1	$1,936	$(29)

Total	1	$1,936	$(29)

December 31, 2011
Corporate	1	$5,161	$(99)
RMBS	1	1,075	(9)
CMBS	1	1,484	(518)

Total	3	$7,720	$(626)

As of December 31, 2012, $29 thousand of unrealized losses are related to a fixed income security with an unrealized loss position less than 20% of amortized cost, the degree of which suggests that this security does not pose a high risk of being other-than-temporarily impaired. This unrealized loss is related to an investment grade fixed income security. Investment grade is defined as a security having a rating of Aaa, Aa, A or Baa from Moody’s, a rating of AAA, AA, A or BBB from S&P, Fitch, Dominion, Kroll or Realpoint, a rating of aaa, aa, a or bbb from A.M. Best, or a comparable internal rating if an externally provided rating is not available. Unrealized losses on the investment grade security are related to widening credit spreads or rising interest rates since the time of initial purchase.

As of December 31, 2012, the Company has not made the decision to sell and it is not more likely than not the Company will be required to sell fixed income securities with unrealized losses before recovery of the amortized cost basis.

Municipal bonds

All of the municipal bond issuers represented in the Company’s municipal bond portfolio were in Washington as of both December 31, 2012 and 2011.

Concentration of credit risk

As of December 31, 2012, the Company is not exposed to any credit concentration risk of a single issuer and its affiliates greater than 10% of the Company’s shareholder’s equity.

Other investment information

As of December 31, 2012, fixed income securities and short-term investments with a carrying value of $9.9 million were on deposit with regulatory authorities as required by law.

5. Fair Value of Assets and Liabilities

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The hierarchy for inputs used in determining fair value maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that observable inputs be used when available. Assets and liabilities recorded on the Statements of Financial Position at fair value are categorized in the fair value hierarchy based on the observability of inputs to the valuation techniques as follows:

Level 1:	Assets and liabilities whose values are based on unadjusted quoted prices for identical assets or liabilities in an active market that the Company can access.

Level 2:	Assets and liabilities whose values are based on the following:

(a)	Quoted prices for similar assets or liabilities in active markets;
(b)	Quoted prices for identical or similar assets or liabilities in markets that are not active; or
(c)	Valuation models whose inputs are observable, directly or indirectly, for substantially the full term of the asset or liability.

Level 3:	Assets and liabilities whose values are based on prices or valuation techniques that require inputs that are both unobservable and significant to the overall fair value measurement. Unobservable inputs reflect the Company’s estimates of the assumptions that market participants would use in valuing the assets and liabilities.

The availability of observable inputs varies by instrument. In situations where fair value is based on internally developed pricing models or inputs that are unobservable in the market, the determination of fair value requires more judgment. The degree of judgment exercised by the Company in determining fair value is typically greatest for instruments categorized in Level 3. In many instances, valuation inputs used to measure fair value fall into different levels of the fair value hierarchy. The category level in the fair value hierarchy is determined based on the lowest level input that is significant to the fair value measurement in its entirety. The Company uses prices and inputs that are current as of the measurement date, including during periods of market disruption. In periods of market disruption, the ability to observe prices and inputs may be reduced for many instruments.

The Company is responsible for the determination of fair value and the supporting assumptions and methodologies. The Company gains assurance that assets and liabilities are appropriately valued through the execution of various processes and controls designed to ensure the overall reasonableness and consistent application of valuation methodologies, including inputs and assumptions, and compliance with accounting standards. For fair values received from third parties or internally estimated, the Company’s processes and controls are designed to ensure that the valuation methodologies are appropriate and consistently applied, the inputs and assumptions are reasonable and consistent with the objective of determining fair value, and the fair values are accurately recorded. For example, on a continuing basis, the Company assesses the reasonableness of individual fair values that have stale security prices or that exceed certain thresholds as compared to previous fair values received from valuation service providers or brokers or derived from internal models. The Company performs procedures to understand and assess the methodologies, processes and controls of valuation service providers. In addition, the Company may validate the reasonableness of fair values by comparing information obtained from valuation service providers or brokers to other third party valuation sources for selected securities. The Company performs ongoing price validation procedures such as back-testing of actual sales, which corroborate the various inputs used in internal models to market observable data. When fair value determinations are expected to be more variable, the Company validates them through reviews by members of management who have relevant expertise and who are independent of those charged with executing investment transactions.

The Company has two types of situations where investments are classified as Level 3 in the fair value hierarchy. The first is where quotes continue to be received from independent third-party valuation service providers and all significant inputs are market observable; however, there has been a significant decrease in the volume and level of activity for the asset when compared to normal market activity such that the degree of market observability has declined to a point where categorization as a Level 3 measurement is considered appropriate. The indicators considered in determining whether a significant decrease in the volume and level of activity for a specific asset has occurred include the level of new issuances in the primary market, trading volume in the secondary market, the level of credit spreads over historical levels, applicable bid-ask spreads, and price consensus among market participants and other pricing sources.

The second situation where the Company classifies securities in Level 3 is where specific inputs significant to the fair value estimation models are not market observable. This primarily occurs in the Company’s use of broker quotes to value certain securities where the inputs have not been corroborated to be market observable, and the use of valuation models that use significant non-market observable inputs.

In determining fair value, the Company principally uses the market approach which generally utilizes market transaction data for the same or similar instruments. To a lesser extent, the Company uses the income approach which involves determining fair values from discounted cash flow methodologies. For the majority of Level 2 and Level 3 valuations, a combination of the market and income approaches is used.

Summary of significant valuation techniques for assets and liabilities measured at fair value on a recurring basis

Level 1 measurements

•	Fixed income securities: Comprise certain U.S. Treasuries. Valuation is based on unadjusted quoted prices for identical assets in active markets that the Company can access.

•	Short-term: Comprise actively traded money market funds that have daily quoted net asset values for identical assets that the Company can access.

•

Separate account assets: Comprise actively traded mutual funds that have daily quoted net asset values for identical assets that the Company can access. Net asset values for the actively traded mutual funds in which the separate account assets are invested are obtained daily from the fund managers.

Level 2 measurements

•	Fixed income securities:

U.S. government and agencies: The primary inputs to the valuation include quoted prices for identical or similar assets in markets that are not active, contractual cash flows, benchmark yields and credit spreads.

Municipal: The primary inputs to the valuation include quoted prices for identical or similar assets in markets that are not active, contractual cash flows, benchmark yields and credit spreads.

Corporate, including privately placed: The primary inputs to the valuation include quoted prices for identical or similar assets in markets that are not active, contractual cash flows, benchmark yields and credit spreads. Also included are privately placed securities valued using a discounted cash flow model that is widely accepted in the financial services industry and uses market observable inputs and inputs derived principally from, or corroborated by, observable market data. The primary inputs to the discounted cash flow model include an interest rate yield curve, as well as published credit spreads for similar assets in markets that are not active that incorporate the credit quality and industry sector of the issuer.

Foreign government: The primary inputs to the valuation include quoted prices for identical or similar assets in markets that are not active, contractual cash flows, benchmark yields and credit spreads.

RMBS and ABS: The primary inputs to the valuation include quoted prices for identical or similar assets in markets that are not active, contractual cash flows, benchmark yields, prepayment speeds, collateral performance and credit spreads.

CMBS: The primary inputs to the valuation include quoted prices for identical or similar assets in markets that are not active, contractual cash flows, benchmark yields, collateral performance and credit spreads.

•

Short-term: The primary inputs to the valuation include quoted prices for identical or similar assets in markets that are not active, contractual cash flows, benchmark yields and credit spreads. For certain short-term investments, amortized cost is used as the best estimate of fair value.

Level 3 measurements

•	Fixed income securities:

Corporate: Valued based on models that are widely accepted in the financial services industry with certain inputs to the valuation model that are significant to the valuation, but are not market observable.

RMBS: Valued based on non-binding broker quotes received from brokers who are familiar with the investments and where the inputs have not been corroborated to be market observable.

•

Contractholder funds: Derivatives embedded in certain life and annuity contracts are valued internally using models widely accepted in the financial services industry that determine a single best estimate of fair value for the embedded derivatives within a block of contractholder liabilities. The models primarily use stochastically determined cash flows based on the contractual elements of embedded derivatives, projected option cost and applicable market data, such as interest rate yield curves and equity index volatility assumptions. These are categorized as Level 3 as a result of the significance of non-market observable inputs.

The following table summarizes the Company’s assets and liabilities measured at fair value on a recurring and non-recurring basis as of December 31, 2012:

($ in thousands)	Quoted prices in active markets for identical assets (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)	Balance as of December 31, 2012
Assets:
Fixed income securities:
U.S. government and agencies	$34,303	$57,784	$—	$92,087
Municipal	—	2,900	—	2,900
Corporate	—	191,656	312	191,968
Foreign government	—	5,264	—	5,264
RMBS	—	29,737	—	29,737
CMBS	—	8,603	—	8,603

Total fixed income securities	34,303	295,944	312	330,559
Short-term investments	18,793	5,410	—	24,203
Separate account assets	1,625,669	—	—	1,625,669

Total recurring basis assets	1,678,765	301,354	312	1,980,431

Total assets at fair value	$1,678,765	$301,354	$312	$1,980,431

% of total assets at fair value	84.7%	15.2%	0.1%	100.0%

Liabilities:
Contractholder funds:
Derivatives embedded in life and annuity contracts	$—	$—	$(314,926)	$(314,926)

Total liabilities at fair value	$—	$—	$(314,926)	$(314,926)

% of total liabilities at fair value	—%	—%	100.0%	100.0%

The following table summarizes quantitative information about the significant unobservable inputs used in Level 3 fair value measurements as of December 31, 2012.

($ in thousands)	Fair value	Valuation technique	Unobservable input	Range	Weighted average
Derivatives embedded in life and annuity contracts—Equity-indexed and forward starting options	$(295,305)	Stochastic cash flow model	Projected option cost	1.0 – 2.0%	1.96%

If the projected option cost increased (decreased), it would result in a higher (lower) liability fair value

The following table summarizes the Company’s assets and liabilities measured at fair value on a recurring and non-recurring basis as of December 31, 2011:

($ in thousands)	Quoted prices in active markets for identical assets (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)	Balance as of December 31, 2011
Assets:
Fixed income securities:
U.S. government and agencies	$36,883	$53,119	$—	$90,002
Municipal	—	2,898	—	2,898
Corporate	—	181,228	598	181,826
Foreign government	—	5,237	—	5,237
RMBS	—	40,186	2,321	42,507
CMBS	—	8,356	—	8,356
ABS	—	2,814	—	2,814

Total fixed income securities	36,883	293,838	2,919	333,640
Short-term investments	1,925	11,049	—	12,974
Separate account assets	1,682,128	—	—	1,682,128

Total recurring basis assets	1,720,936	304,887	2,919	2,028,742

Total assets at fair value	$1,720,936	$304,887	$2,919	$2,028,742

% of total assets at fair value	84.8%	15.0%	0.2%	100.0%

Liabilities:
Contractholder funds:
Derivatives embedded in life and annuity contracts	$—	$—	$(506,678)	$(506,678)

Total liabilities at fair value	$—	$—	$(506,678)	$(506,678)

% of total liabilities at fair value	—%	—%	100.0%	100.0%

The following table presents the rollforward of Level 3 assets and liabilities held at fair value on a recurring basis during the year ended December 31, 2012.

($ in thousands)		Total gains (losses) included in:
	Balance as of December 31, 2011	Net income(1)	OCI	Transfers into Level 3	Transfers out of Level 3
Assets
Fixed income securities:
Corporate	$598	$—	$—	$—	$—
RMBS	2,321	—	—	—	(2,321)

Total recurring Level 3 assets	$2,919	$—	$—	$—	$(2,321)

Liabilities
Contractholder funds:
Derivatives embedded in life and annuity contracts	$(506,678)	$131,054	$—	$—	$—

Total recurring Level 3 liabilities	$(506,678)	$131,054	$—	$—	$—

	Purchases	Sales	Issues	Settlements	Balance as of December 31, 2012
Assets
Fixed income securities:
Corporate	$—	$—	$—	$(286)	$312
RMBS	—	—	—	—	—

Total recurring Level 3 assets	$—	$—	$—	$(286)	$312

Liabilities
Contractholder funds:
Derivatives embedded in life and annuity contracts	$—	$—	$(11,024)	$71,722	$(314,926)

Total recurring Level 3 liabilities	$—	$—	$(11,024)	$71,722	$(314,926)

(1)

The amount attributable to derivatives embedded in life and annuity contracts is reported as follows: $125.9 million in interest credited to contractholder funds and $5.1 million in contract benefits. These amounts are ceded in accordance with the Company’s reinsurance agreements.

The following table presents the rollforward of Level 3 assets and liabilities held at fair value on a recurring basis during the year ended December 31, 2011.

($ in thousands)		Total gains (losses) included in:
	Balance as of December 31, 2010	Net income(1)	OCI	Transfers into Level 3	Transfers out of Level 3
Assets
Fixed income securities:
Corporate	$852	$—	$199	$—	$(10,199)
RMBS	6,880	(4)	(108)	—	(3,577)
CMBS	1,916	—	(49)	—	(1,867)

Total recurring Level 3 assets	$9,648	$(4)	$42	$—	$(15,643)

Liabilities
Contractholder funds:
Derivatives embedded in life and annuity contracts	$(494,149)	$(110,951)	$—	$—	$—

Total recurring Level 3 liabilities	$(494,149)	$(110,951)	$—	$—	$—

	Purchases	Sales	Issues	Settlements	Balance as of December 31, 2011
Assets
Fixed income securities:
Corporate	$10,000	$—	$—	$(254)	$598
RMBS	—	—	—	(870)	2,321
CMBS	—	—	—	—	—

Total recurring Level 3 assets	$10,000	$—	$—	$(1,124)	$2,919

Liabilities
Contractholder funds:
Derivatives embedded in life and annuity contracts	$—	$—	$(55,559)	$153,981	$(506,678)

Total recurring Level 3 liabilities	$—	$—	$(55,559)	$153,981	$(506,678)

(1)

The amount attributable to fixed income securities is reported in the Statements of Operations and Comprehensive Income as net investment income. The amount attributable to derivatives embedded in life and annuity contracts is reported as follows: $(106.6) million in interest credited to contractholder funds and $(4.3) million in contract benefits. These amounts are ceded in accordance with the Company’s reinsurance agreements.

The following table presents the rollforward of Level 3 assets and liabilities held at fair value on a recurring basis during the year ended December 31, 2010.

($ in thousands)		Total gains (losses) included in:		Purchases, sales, issues and settlements, net	Transfers into Level 3	Transfers out of Level 3	Balance as of December 31, 2010
	Balance as of December 31, 2009	Net income(1)	OCI
Assets
Fixed income securities:
Corporate	$1,089	$(1)	$—	$7,740	$—	$(7,976)	$852
RMBS	—	(17)	131	9,459	—	(2,693)	6,880
CMBS	1,158	—	758	—	—	—	1,916

Total recurring Level 3 assets	$2,247	$(18)	$889	$17,199	$—	$(10,669)	$9,648

Liabilities
Contractholder funds:
Derivatives embedded in life and annuity contracts	$(15,526)	$(4,877)	$—	$—	$(473,746)	$—	$(494,149)

Total recurring Level 3liabilities	$(15,526)	$(4,877)	$—	$—	$(473,746)	$—	$(494,149)

(1)

The amount attributable to fixed income securities is reported in the Statements of Operations and Comprehensive Income as net investment income. The amount attributable to derivatives embedded in life and annuity contracts is reported as a component of contract benefits and is ceded in accordance with the Company’s reinsurance agreements.

Transfers between level categorizations may occur due to changes in the availability of market observable inputs, which generally are caused by changes in market conditions such as liquidity, trading volume or bid-ask spreads. Transfers between level categorizations may also occur due to changes in the valuation source. For example, in situations where a fair value quote is not provided by the Company’s independent third-party valuation service provider and as a result the price is stale or has been replaced with a broker quote whose inputs have not been corroborated to be market observable, the security is transferred into Level 3. Transfers in and out of level categorizations are reported as having occurred at the beginning of the quarter in which the transfer occurred. Therefore, for all transfers into Level 3, all realized and changes in unrealized gains and losses in the quarter of transfer are reflected in the Level 3 rollforward table.

There were no transfers between Level 1 and Level 2 during 2012, 2011 or 2010.

During 2011, certain RMBS and CMBS were transferred into Level 2 from Level 3 as a result of increased liquidity in the market and a sustained increase in market activity for these assets. When transferring these securities into Level 2, the Company did not change the source of fair value estimates or modify the estimates received from independent third-party valuation service providers or the internal valuation approach. Accordingly, for securities included within this group, there was no change in fair value in conjunction with the transfer resulting in a realized or unrealized gain or loss.

During 2011, a corporate fixed income security was transferred into Level 2 from Level 3 due to a change in the valuation model to use primarily market observable inputs. Transfers out of Level 3 during 2012, 2011 and 2010 included situations where a broker quote was used in the prior period and a fair value quote became available from the Company’s independent third-party valuation service provider in the current period. A quote utilizing the new pricing source was not available as of the prior period, and any gains or losses related to the change in valuation source for individual securities were not significant.

Transfers into Level 3 during 2010 also included derivatives embedded in equity-indexed life and annuity contracts due to refinements in the valuation modeling resulting in an increase in significance of non-market observable inputs.

The following table provides the change in unrealized gains and losses included in net income for Level 3 assets and liabilities held as of December 31.

($ in thousands)	2012	2011	2010
Assets
Fixed income securities:
Corporate	$—	$(2)	$(2)
RMBS	—	(5)	(11)
CMBS	—	—	(1)

Total recurring Level 3 assets	$—	$(7)	$(14)

Liabilities
Contractholder funds:
Derivatives embedded in life and annuity contracts	$131,054	$(110,951)	$(4,877)

Total recurring Level 3 liabilities	$131,054	$(110,951)	$(4,877)

The amounts in the table above represent the change in unrealized gains and losses included in net income for the period of time that the asset or liability was determined to be in Level 3. The amounts attributable to fixed income securities are reported in net investment income. The amount attributable to derivatives embedded in life and annuity contracts is reported as follows: $125.9 million in interest credited to contractholder funds and $5.1 million in contract benefits in 2012, $(106.6) million in interest credited to contractholder funds and $(4.3) million in contract benefits in 2011, and $(4.9) million in contract benefits in 2010. These amounts are ceded in accordance with the Company’s reinsurance agreements.

As of December 31, 2012 and 2011, financial instruments not carried at fair value included contractholder funds on investment contracts. The carrying value and fair value of contractholder funds on investment contracts were $9.16 billion and $9.14 billion, respectively, as of December 31, 2012 and were $10.66 billion and $10.33 billion, respectively, as of December 31, 2011. The fair value of contractholder funds on investment contracts is based on the terms of the underlying contracts utilizing prevailing market rates for similar contracts adjusted for the Company’s own credit risk. Deferred annuities included in contractholder funds are valued using discounted cash flow models which incorporate market value margins, which are based on the cost of holding economic capital, and the Company’s own credit risk. Immediate annuities without life contingencies are valued at the present value of future benefits using market implied interest rates which include the Company’s own credit risk. The fair value measurements for contractholder funds on investment contracts are categorized as Level 3.

6. Derivative Financial Instruments

The Company has derivatives embedded in non-derivative host contracts that are required to be separated from the host contracts and accounted for at fair value. The Company’s embedded derivatives are equity options in life and annuity product contracts, which provide equity returns to contractholders, and guaranteed minimum accumulation and withdrawal benefits in variable annuity contracts. The Company does not use derivatives for speculative purposes.

The following table provides a summary of the volume and fair value positions of embedded derivative financial instruments. None of these derivatives are designated as accounting hedging instruments and all are gross liabilities reported in contractholder funds.

($ in thousands)	December 31, 2012		December 31, 2011
	Volume - Notional amount	Fair value	Volume - Notional amount	Fair value
Equity-indexed and forward starting options in life and annuity product contracts	$3,098,496	$(295,305)	$3,620,132	$(481,930)
Guaranteed accumulation benefits	174,791	(18,047)	202,908	(22,454)
Guaranteed withdrawal benefits	25,186	(1,574)	27,740	(2,294)

Total derivatives	$3,298,473	$(314,926)	$3,850,780	$(506,678)

Gains and losses from valuation and settlements of embedded derivative financial instruments were reported as $186.6 million in interest credited to contractholder funds and $5.1 million in contract benefits in 2012, and $(8.2) million in interest credited to contractholder funds and $(4.3) million in contract benefits in 2011, which in turn were ceded to ALIC.

Off-balance-sheet financial instruments

There were no off-balance-sheet financial instruments as of December 31, 2012 or 2011.

7. Reserve for Life-Contingent Contract Benefits and Contractholder Funds

As of December 31, the reserve for life-contingent contract benefits consists of the following:

($ in thousands)	2012	2011
Traditional life insurance	$1,519,650	$1,425,848
Immediate fixed annuities	677,986	671,275
Accident and health insurance	1,217,648	1,092,791
Other	9,395	9,576

Total reserve for life-contingent contract benefits	$3,424,679	$3,199,490

The following table highlights the key assumptions generally used in calculating the reserve for life-contingent contract benefits:

Product	Mortality	Interest rate	Estimation method
Traditional life insurance	Actual company experience plus loading	Interest rate assumptions range from 4.0% to 8.0%	Net level premium reserve method using the Company’s withdrawal experience rates; includes reserves for unpaid claims

Immediate fixed annuities	1983 individual annuity mortality table with internal modifications; 1983 individual annuity mortality table; Annuity 2000 mortality table with internal modifications	Interest rate assumptions range from 1.3% to 8.8%	Present value of expected future benefits based on historical experience

Accident and health insurance	Actual company experience plus loading	Interest rate assumptions range from 4.0% to 5.3%	Unearned premium; additional contract reserves for mortality risk and unpaid claims

Other: Variable annuity guaranteed minimum death benefits	Annuity 2000 mortality table with internal modifications	Interest rate assumptions range from 4.0% to 5.8%	Projected benefit ratio applied to cumulative assessments

As of December 31, contractholder funds consist of the following:

($ in thousands)	2012	2011
Interest-sensitive life insurance	$4,814,410	$4,556,892
Investment contracts:
Fixed annuities	9,201,641	10,709,817
Other investment contracts	239,793	222,915

Total contractholder funds	$14,255,844	$15,489,624

The following table highlights the key contract provisions relating to contractholder funds:

Product	Interest rate	Withdrawal/surrender charges

Interest-sensitive life insurance	Interest rates credited range from 0% to 11.0% for equity-indexed life (whose returns are indexed to the S&P 500) and 2.0% to 6.0% for all other products	Either a percentage of account balance or dollar amount grading off generally over 20 years

Fixed annuities	Interest rates credited range from 0% to 8.8% for immediate annuities; 0% to 7.0% for equity-indexed annuities (whose returns are indexed to the S&P 500); and 1.0% to 5.9% for all other products	Either a declining or a level percentage charge generally over ten years or less. Additionally, approximately 18.2% of fixed annuities are subject to market value adjustment for discretionary withdrawals.

Other investment contracts:

Guaranteed minimum income, accumulation and withdrawal benefits on variable and fixed annuities and secondary guarantees on interest-sensitive life insurance and fixed annuities

	Interest rates used in establishing reserves range from 1.7% to 10.3%	Withdrawal and surrender charges are based on the terms of the related interest-sensitive life insurance or fixed annuity contract

Contractholder funds activity for the years ended December 31 is as follows:

($ in thousands)	2012	2011
Balance, beginning of year	$15,489,624	$17,247,071
Deposits	1,070,374	1,007,316
Interest credited	406,805	576,331
Benefits	(473,329)	(459,991)
Surrenders and partial withdrawals	(1,703,966)	(2,412,295)
Contract charges	(558,519)	(513,068)
Net transfers from separate accounts	16,463	18,935
Other adjustments	8,392	25,325

Balance, end of year	$14,255,844	$15,489,624

The table below presents information regarding the Company’s variable annuity contracts with guarantees. The Company’s variable annuity contracts may offer more than one type of guarantee in each contract; therefore, the sum of amounts listed exceeds the total account balances of variable annuity contracts’ separate accounts with guarantees.

	December 31,
($ in millions)	2012	2011
In the event of death
Separate account value	$926.1	$1,032.7
Net amount at risk(1)	$101.6	$149.5
Average attained age of contractholders	59 years	58 years

At annuitization (includes income benefit guarantees)
Separate account value	$168.1	$184.9
Net amount at risk(2)	$29.6	$45.1
Weighted average waiting period until annuitization options available	1 year	2 years

For cumulative periodic withdrawals
Separate account value	$24.8	$27.5
Net amount at risk(3)	$0.2	$0.4

Accumulation at specified dates
Separate account value	$172.0	$198.1
Net amount at risk(4)	$13.7	$21.5
Weighted average waiting period until guarantee date	7 years	8 years

(1)	Defined as the estimated current guaranteed minimum death benefit in excess of the current account balance as of the balance sheet date.
(2)	Defined as the estimated present value of the guaranteed minimum annuity payments in excess of the current account balance.
(3)	Defined as the estimated current guaranteed minimum withdrawal balance (initial deposit) in excess of the current account balance as of the balance sheet date.
(4)	Defined as the estimated present value of the guaranteed minimum accumulation balance in excess of the current account balance.

As of December 31, 2012, liabilities for guarantees included reserves for variable annuity death benefits of $9.4 million, variable annuity income benefits of $19.5 million, variable annuity accumulation benefits of $18.0 million, variable annuity withdrawal benefits of $1.6 million and interest-sensitive life and fixed annuity guarantees of $200.7 million. As of December 31, 2011, liabilities for guarantees included reserves for variable annuity death benefits of $9.6 million, variable annuity income benefits of $16.0 million, variable annuity accumulation benefits of $22.4 million, variable annuity withdrawal benefits of $2.3 million and interest-sensitive life and fixed annuity guarantees of $181.6 million.

8. Reinsurance

The Company has reinsurance agreements under which it reinsures all of its business to ALIC, LB Re or non-affiliated reinsurers. Under the agreements, premiums, contract charges, interest credited to contractholder funds, contract benefits and substantially all expenses are reinsured. The Company purchases reinsurance to limit aggregate and single losses on large risks. The Company cedes a portion of the mortality risk on certain life policies under coinsurance agreements to a pool of twelve non-affiliated reinsurers.

As of December 31, 2012, 87.9% of the total reinsurance recoverables were related to ALIC and 12.1% were related to non-affiliated reinsurers. As of both December 31, 2012 and 2011, 98% of the Company’s non-affiliated reinsurance recoverables are due from companies rated A- or better by S&P.

The effects of reinsurance on premiums and contract charges for the years ended December 31 are as follows:

($ in thousands)	2012	2011	2010
Direct	$1,298,864	$1,266,264	$1,228,272
Assumed	6,784	7,057	7,465
Ceded:
Affiliate	(908,459)	(833,149)	(782,113)
Non-affiliate	(397,189)	(440,172)	(453,624)

Premiums and contract charges, net of reinsurance	$—	$—	$—

The effects of reinsurance on interest credited to contractholder funds, contract benefits and expenses for the years ended December 31 are as follows:

($ in thousands)	2012	2011	2010
Direct	$1,882,714	$1,893,124	$2,186,031
Assumed	9,167	7,337	8,153
Ceded:
Affiliate	(1,369,305)	(1,408,953)	(1,683,487)
Non-affiliate	(522,576)	(491,508)	(510,697)

Interest credited to contractholder funds, contract benefits and expenses, net of reinsurance	$—	$—	$—

9. Guarantees and Contingent Liabilities

Guarantees

In the normal course of business, the Company provides standard indemnifications to contractual counterparties in connection with numerous transactions, including acquisitions and divestitures. The types of indemnifications typically provided include indemnifications for breaches of representations and warranties, taxes and certain other liabilities, such as third party lawsuits. The indemnification clauses are often standard contractual terms and are entered into in the normal course of business based on an assessment that the risk of loss would be remote. The terms of the indemnifications vary in duration and nature. In many cases, the maximum obligation is not explicitly stated and the contingencies triggering the obligation to indemnify have not occurred and are not expected to occur. Consequently, the maximum amount of the obligation under such indemnifications is not determinable. Historically, the Company has not made any material payments pursuant to these obligations.

The aggregate liability balance related to all guarantees was not material as of December 31, 2012.

Regulation and Compliance

The Company is subject to changing social, economic and regulatory conditions. From time to time, regulatory authorities or legislative bodies seek to impose additional regulations regarding agent and broker compensation, regulate the nature of and amount of investments, and otherwise expand overall regulation of insurance products and the insurance industry. The Company has established procedures and policies to facilitate compliance with laws and regulations, to foster prudent business operations, and to support financial reporting. The Company routinely reviews its practices to validate compliance with laws and regulations and with internal procedures and policies. As a result of these reviews, from time to time the Company may decide to modify some of its procedures and policies. Such modifications, and the reviews that led to them, may be accompanied by payments being made and costs being incurred. The ultimate changes and eventual effects of these actions on the Company’s business, if any, are uncertain.

The Company is currently being examined by certain states for compliance with unclaimed property laws. It is possible that this examination may result in additional payments of abandoned funds to states and to changes in the Company’s practices and procedures for the identification of escheatable funds, which could impact benefit payments and reserves, among other consequences; however, it is not likely to have a material effect on the financial statements of the Company.

10. Income Taxes

The Company joins the Corporation and its other subsidiaries (the “Allstate Group”) in the filing of a consolidated federal income tax return and is party to a federal income tax allocation agreement (the “Allstate Tax Sharing Agreement”). Under the Allstate Tax Sharing Agreement, the Company pays to or receives from the Corporation the amount, if any, by which the Allstate Group’s federal income tax liability is affected by virtue of inclusion of the Company in the consolidated federal income tax return. The Company also has a supplemental tax sharing agreement with respect to reinsurance ceded to ALIC to allocate the tax benefits and costs related to such reinsurance. Effectively, these agreements result in the Company’s annual income tax provision being computed, with adjustments, as if the Company filed a separate return, adjusted for the reinsurance ceded to ALIC.

The Internal Revenue Service (“IRS”) is currently examining the Allstate Group’s 2009 and 2010 federal income tax returns. The IRS has completed its examinations of the Allstate Group’s federal income tax returns for 2005-2006 and 2007-2008 and the cases are under consideration at the IRS Appeals Office. The Allstate Group’s tax years prior to 2005 have been examined by the IRS and the statute of limitations has expired on those years. Any adjustments that may result from IRS examinations of tax returns are not expected to have a material effect on the results of operations, cash flows or financial position of the Company.

The Company had no liability for unrecognized tax benefits as of December 31, 2012 or 2011, and believes it is reasonably possible that the liability balance will not significantly increase within the next twelve months. No amounts have been accrued for interest or penalties.

The components of the deferred income tax assets and liabilities as of December 31 are as follows:

($ in thousands)	2012	2011
Deferred assets
Tax credit carryforwards	$—	$10

Total deferred assets	—	10

Deferred liabilities
Unrealized net capital gains	(7,433)	(7,299)
Other liabilities	(557)	(440)

Total deferred liabilities	(7,990)	(7,739)

Net deferred liability	$(7,990)	$(7,729)

The components of income tax expense for the years ended December 31 are as follows:

($ in thousands)	2012	2011	2010
Current	$4,145	$4,802	$4,386
Deferred	128	59	65

Total income tax expense	$4,273	$4,861	$4,451

The Company paid income taxes of $4.8 million, $4.4 million and $4.7 million in 2012, 2011 and 2010, respectively.

A reconciliation of the statutory federal income tax rate to the effective income tax rate on income from operations for the years ended December 31 is as follows:

	2012	2011	2010
Statutory federal income tax rate	35.0%	35.0%	35.0%
Other	—	(0.1)	(0.1)

Effective income tax rate	35.0%	34.9%	34.9%

11. Statutory Financial Information and Dividend Limitations

The Company prepares its statutory-basis financial statements in conformity with accounting practices prescribed or permitted by the State of Nebraska. Prescribed statutory accounting practices include a variety of publications of the National Association of Insurance Commissioners (“NAIC”), as well as state laws, regulations and general administrative rules. Permitted statutory accounting practices encompass all accounting practices not so prescribed.

The State of Nebraska requires insurance companies domiciled in its state to prepare statutory-basis financial statements in conformity with the NAIC Accounting Practices and Procedures Manual, subject to any deviations prescribed or permitted by the State of Nebraska Insurance Commissioner. Statutory accounting practices differ from GAAP primarily since they require charging policy acquisition and certain sales inducement costs to expense as incurred, establishing life insurance reserves based on different actuarial assumptions, and valuing certain investments and establishing deferred taxes on a different basis.

Statutory net income was $8.5 million, $8.6 million and $8.7 million in 2012, 2011 and 2010, respectively. Statutory capital and surplus was $323.9 million and $319.5 million as of December 31, 2012 and 2011, respectively.

Dividend Limitations

The ability of the Company to pay dividends is dependent on business conditions, income, cash requirements and other relevant factors. The payment of shareholder dividends by the Company without the prior approval of the Nebraska Department of Insurance (“NE DOI”) is limited to formula amounts based on net income and capital and surplus, determined in conformity with statutory accounting practices, as well as the timing and amount of dividends paid in the preceding twelve months. The Company did not pay any dividends in 2012. The maximum amount of dividends the Company can pay without prior NE DOI approval during 2013 is $32.4 million. Any dividend must be paid out of unassigned surplus, which totaled $150.7 million as of December 31, 2012, and cannot result in capital and surplus being less than the minimum amount required by law. All state insurance regulators have adopted risk-based capital (“RBC”) requirements developed by the NAIC. Maintaining statutory capital and surplus at a level in excess of the company action level allows the insurance company to avoid RBC regulatory action. The Company’s total statutory capital and surplus exceeds its company action level RBC as of December 31, 2012.

12. Other Comprehensive Income

The components of other comprehensive income on a pre-tax and after-tax basis for the years ended December 31 are as follows:

	2012
($ in thousands)	Pre-tax	Tax	After-tax
Unrealized net holding gains arising during the period	$977	$(343)	$634
Less: reclassification adjustment of realized capital gains and losses	596	(209)	387

Unrealized net capital gains and losses	381	(134)	247

Other comprehensive income	$381	$(134)	$247

	2011
	Pre-tax	Tax	After-tax
Unrealized net holding gains arising during the period	$7,322	$(2,562)	$4,760
Less: reclassification adjustment of realized capital gains and losses	2,075	(726)	1,349

Unrealized net capital gains and losses	5,247	(1,836)	3,411

Other comprehensive income	$5,247	$(1,836)	$3,411

	2010
	Pre-tax	Tax	After-tax
Unrealized net holding losses arising during the period	$7,746	$(2,711)	$5,035
Less: reclassification adjustment of realized capital gains and losses	694	(243)	451

Unrealized net capital gains and losses	7,052	(2,468)	4,584

Other comprehensive income	$7,052	$(2,468)	$4,584

LINCOLN BENEFIT LIFE COMPANY

SCHEDULE I—SUMMARY OF INVESTMENTS

OTHER THAN INVESTMENTS IN RELATED PARTIES

DECEMBER 31, 2012

($ in thousands)	Amortized cost	Fair value	Amount at which shown in the Balance Sheet
Type of investment
Fixed maturities:
Bonds:
United States government, government agencies and authorities	$86,428	$92,087	$92,087
States, municipalities and political subdivisions	2,499	2,900	2,900
Foreign governments	4,999	5,264	5,264
Public utilities	16,955	19,127	19,127
All other corporate bonds	161,869	172,841	172,841
Residential mortgage-backed securities	28,239	29,737	29,737
Commercial mortgage-backed securities	8,335	8,603	8,603

Total fixed maturities	309,324	330,559	330,559
Short-term investments	24,202	24,203	24,203

Total investments	$333,526	$354,762	$354,762

LINCOLN BENEFIT LIFE COMPANY

SCHEDULE IV—REINSURANCE

($ in thousands)	Gross amount	Ceded to other companies(1)	Assumed from other companies	Net amount	Percentage of amount assumed to net
Year ended December 31, 2012
Life insurance in force	$378,467,115	$384,205,939	$5,738,824	$—	—%

Premiums and contract charges:
Life and annuities	$1,201,592	$1,208,376	$6,784	$—	—%
Accident and health insurance	97,272	97,272	—	—	—%

	$1,298,864	$1,305,648	$6,784	$—	—%

Year ended December 31, 2011
Life insurance in force	$364,469,564	$370,439,179	$5,969,615	$—	—%

Premiums and contract charges:
Life and annuities	$1,156,434	$1,163,491	$7,057	$—	—%
Accident and health insurance	109,830	109,830	—	—	—%

	$1,266,264	$1,273,321	$7,057	$—	—%

Year ended December 31, 2010
Life insurance in force	$358,242,997	$364,544,022	$6,301,025	$—	—%

Premiums and contract charges:
Life and annuities	$1,111,971	$1,119,436	$7,465	$—	—%
Accident and health insurance	116,301	116,301	—	—	—%

	$1,228,272	$1,235,737	$7,465	$—	—%

(1)	No reinsurance or coinsurance income was netted against premiums ceded in 2012, 2011 or 2010.

Item 11(f). Selected Financial Data

5-YEAR SUMMARY OF SELECTED FINANCIAL DATA

($ in thousands)	2012	2011	2010	2009	2008
Operating results
Net investment income	$11,590	$11,836	$12,067	$11,783	$13,940
Realized capital gains and losses	626	2,075	694	1,480	5,952
Total revenues	12,216	13,911	12,761	13,263	19,892
Net income	7,943	9,050	8,310	8,629	12,974

Financial position
Investments	$354,762	$346,614	$332,049	$316,900	$310,031
Total assets	19,781,989	20,863,567	22,729,575	22,932,908	22,655,371
Reserve for life-contingent contract benefits and contractholder funds	17,680,523	18,689,114	20,258,388	20,438,414	20,368,562
Shareholder’s equity	346,518	338,328	325,867	312,973	298,561

Item 11(h).	Management’s Discussion and Analysis of Financial Condition and Results of Operations

OVERVIEW

The following discussion highlights significant factors influencing the financial position and results of operations of Lincoln Benefit Life Company (referred to in this document as “we,” “Lincoln Benefit,” “our,” “us” or the “Company”). It should be read in conjunction with the financial statements and related notes found under Item 11(e) contained herein. We operate as a single segment entity, based on the manner in which we use financial information to evaluate business performance and to determine the allocation of resources.

The most important factors we monitor to evaluate the financial condition and performance of our company include:

•	For operations: premiums and contract charges ceded to Allstate Life Insurance Company (“ALIC”), and invested assets;

•

For investments: credit quality/experience, investment income, cash flows, realized capital gains and losses, unrealized capital gains and losses, stability of long-term returns, and asset duration; and

•	For financial condition: financial strength ratings and capital position.

APPLICATION OF CRITICAL ACCOUNTING ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to adopt accounting policies and make estimates and assumptions that affect amounts reported in the financial statements. The most critical estimates include those used in determining:

•	Fair value of financial assets

•	Impairment of fixed income securities

In making these determinations, management makes subjective and complex judgments that frequently require estimates about matters that are inherently uncertain. Many of these policies, estimates and related judgments are common in the insurance and financial services industries; others are specific to our business and operations. It is reasonably likely that changes in these estimates could occur from period to period and result in a material impact on our financial statements.

A brief summary of each of these critical accounting estimates follows. For a more detailed discussion of the effect of these estimates on our financial statements, and the judgments and assumptions related to these estimates, see the referenced sections of this document. For a complete summary of our significant accounting policies, see the notes to the financial statements.

Fair value of financial assets Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. We are responsible for the determination of fair value of financial assets and the supporting assumptions and methodologies. We use independent third-party valuation service providers, broker quotes and internal pricing methods to determine fair values. We obtain or calculate only one single quote or price for each financial instrument.

Valuation service providers typically obtain data about market transactions and other key valuation model inputs from multiple sources and, through the use of proprietary models, produce valuation information in the form of a single fair value for individual securities for which a fair value has been requested under the terms of our agreements. The inputs used by the valuation service providers include, but are not limited to, market prices from recently completed transactions and transactions of comparable securities, interest rate yield curves, credit spreads, liquidity spreads, currency rates, and other information, as applicable. Credit and liquidity spreads are typically implied from completed transactions and transactions of comparable securities. Valuation service providers also use proprietary discounted cash flow models that are widely accepted in the financial services industry and similar to those used by other market participants to value the same financial instruments. The valuation models take into account, among other things, market observable information as of the measurement date, as described above, as well as the specific attributes of the security being valued including its term, interest rate, credit rating, industry sector, and where applicable, collateral quality and other issue or issuer specific information. Executing valuation models effectively requires seasoned professional judgment and experience. In cases where market transactions or other market observable data is limited, the extent to which judgment is applied varies inversely with the availability of market observable information.

For certain of our financial assets measured at fair value, where our valuation service providers cannot provide fair value determinations, we obtain a single non-binding price quote from a broker familiar with the security who, similar to our valuation service providers, may consider transactions or activity in similar securities among other information. The brokers providing price quotes are generally from the brokerage divisions of leading financial institutions with market making, underwriting and distribution expertise regarding the security subject to valuation.

The fair value of certain financial assets, including privately placed corporate fixed income securities, for which our valuation service providers or brokers do not provide fair value determinations, is determined using valuation methods and models widely accepted in the financial services industry. Our internal pricing methods are primarily based on models using discounted cash flow methodologies that develop a single best estimate of fair value. Our models generally incorporate inputs that we believe are representative of inputs other market participants would use to determine fair value of the same instruments, including yield curves, quoted market prices of comparable securities, published credit spreads, and other applicable market data, as well as instrument-specific characteristics that include, but are not limited to, coupon rates, expected cash flows, sector of the issuer, and call provisions. Judgment is required in developing these fair values. As a result, the fair value of these financial assets may differ from the amount actually received to sell an asset in an orderly transaction between market participants at the measurement date. Moreover, the use of different valuation assumptions may have a material effect on the financial assets’ fair values.

For most of our financial assets measured at fair value, all significant inputs are based on or corroborated by market observable data and significant management judgment does not affect the periodic determination of fair value. The determination of fair value using discounted cash flow models involves management judgment when significant model inputs are not based on or corroborated by market observable data. However, where market observable data is available, it takes precedence, and as a result, no range of reasonably likely inputs exists from which the basis of a sensitivity analysis could be constructed.

We gain assurance that our financial assets are appropriately valued through the execution of various processes and controls designed to ensure the overall reasonableness and consistent application of valuation methodologies, including inputs and assumptions, and compliance with accounting standards. For fair values received from third parties or internally estimated, our processes and controls are designed to ensure that the valuation methodologies are appropriate and consistently applied, the inputs and assumptions are reasonable and consistent with the objective of determining fair value, and the fair values are accurately recorded. For example, on a continuing basis, we assess the reasonableness of individual fair values that have stale security prices or that exceed certain thresholds as compared to previous fair values received from valuation service providers or brokers or derived from internal models. We perform procedures to understand and assess the methodologies, processes and controls of valuation service providers. In addition, we may validate the reasonableness of fair values by comparing information obtained from valuation service providers or brokers to other third party valuation sources for selected securities. We perform ongoing price validation procedures such as back-testing of actual sales, which corroborate the various inputs used in internal models to market observable data. When fair value determinations are expected to be more variable, we validate them through reviews by members of management who have relevant expertise and who are independent of those charged with executing investment transactions.

We also perform an analysis to determine whether there has been a significant decrease in the volume and level of activity for the asset when compared to normal market activity, and if so, whether transactions may not be orderly. Among the indicators we consider in determining whether a significant decrease in the volume and level of market activity for a specific asset has occurred include the level of new issuances in the primary market, trading volume in the secondary market, level of credit spreads over historical levels, bid-ask spread, and price consensuses among market participants and sources. If evidence indicates that prices are based on transactions that are not orderly, we place little, if any, weight on the transaction price and will estimate fair value using an internal model. As of December 31, 2012 and 2011, we did not alter fair values provided by our valuation service providers or brokers or substitute them with an internal model for such securities.

The following table identifies fixed income securities and short-term investments as of December 31, 2012 by source of fair value determination:

($ in thousands)	Fair value	Percent to total
Fair value based on internal sources	$15,489	4.4%
Fair value based on external sources(1)	339,273	95.6

Total	$354,762	100.0%

(1)	None are valued using broker quotes.

For additional detail on fair value measurements, see Note 5 of the financial statements.

Impairment of fixed income securities For fixed income securities classified as available for sale, the difference between fair value and amortized cost, net of deferred income taxes, is reported as a component of accumulated other comprehensive income on the Statements of Financial Position and is not reflected in the operating results of any period until reclassified to net income upon the consummation of a transaction with an unrelated third party or when a write-down is recorded due to an other-than-temporary decline in fair value. We have a comprehensive portfolio monitoring process to identify and evaluate each fixed income security whose carrying value may be other-than-temporarily impaired.

For each fixed income security in an unrealized loss position, we assess whether management with the appropriate authority has made the decision to sell or whether it is more likely than not we will be required to sell the security before recovery of the amortized cost basis for reasons such as liquidity, contractual or regulatory purposes. If a security meets either of these criteria, the security’s decline in fair value is considered other than temporary and is recorded in earnings.

If we have not made the decision to sell the fixed income security and it is not more likely than not we will be required to sell the fixed income security before recovery of its amortized cost basis, we evaluate whether we expect to receive cash flows sufficient to recover the entire amortized cost basis of the security. We use our best estimate of future cash flows expected to be collected from the fixed income security, discounted at the security’s original or current effective rate, as appropriate, to calculate a recovery value and determine whether a credit loss exists. The determination of cash flow estimates is inherently subjective and methodologies may vary depending on facts and circumstances specific to the security. All reasonably available information relevant to the collectability of the security, including past events, current conditions, and reasonable and supportable assumptions and forecasts, are considered when developing the estimate of cash flows expected to be collected. That information generally includes, but is not limited to, the remaining payment terms of the security, prepayment speeds, foreign exchange rates, the financial condition and future earnings potential of the issue or issuer, expected defaults, expected recoveries, the value of underlying collateral, vintage, geographic concentration, available reserves or escrows, current subordination levels, third party guarantees and other credit enhancements. Other information, such as industry analyst reports and forecasts, sector credit ratings, financial condition of the bond insurer for insured fixed income securities, and other market data relevant to the realizability of contractual cash flows, may also be considered. The estimated fair value of collateral will be used to estimate recovery value if we determine that the security is dependent on the liquidation of collateral for ultimate settlement. If the estimated recovery value is less than the amortized cost of the security, a credit loss exists and an other-than-temporary impairment for the difference between the estimated recovery value and amortized cost is recorded in earnings. The portion of the unrealized loss related to factors other than credit remains classified in accumulated other comprehensive income. If we determine that the fixed income security does not have sufficient cash flow or other information to estimate a recovery value for the security, we may conclude that the entire decline in fair value is deemed to be credit related and the loss is recorded in earnings.

Once assumptions and estimates are made, any number of changes in facts and circumstances could cause us to subsequently determine that a fixed income security is other-than-temporarily impaired, including: 1) general economic conditions that are worse than previously forecasted or that have a greater adverse effect on a particular issuer or industry sector than originally estimated; 2) changes in the facts and circumstances related to a particular issue or issuer’s ability to meet all of its contractual obligations; and 3) changes in facts and circumstances that result in changes to management’s intent to sell or result in our assessment that it is more likely than not we will be required to sell before recovery of the amortized cost basis. Changes in assumptions, facts and circumstances could result in additional charges to earnings in future periods to the extent that losses are realized. The charge to earnings, while potentially significant to net income, would not have a significant effect on shareholder’s equity, since our securities are designated as available for sale and carried at fair value and as a result, any related unrealized loss, net of deferred income taxes, would already be reflected as a component of accumulated other comprehensive income in shareholder’s equity.

The determination of the amount of other-than-temporary impairment is an inherently subjective process based on periodic evaluations of the factors described above. Such evaluations and assessments are revised as conditions change and new information becomes available. We update our evaluations regularly and reflect changes in other-than-temporary impairments in results of operations as such evaluations are revised. The use of different methodologies and assumptions in the determination of the amount of other-than-temporary impairments may have a material effect on the amounts presented within the financial statements.

For additional detail on investment impairments, see Note 4 of the financial statements.

OPERATIONS

Overview and strategy We sell life insurance and products designed to meet our customer retirement and investment needs. Our products include interest-sensitive, traditional and variable life insurance and fixed annuities such as deferred and immediate annuities. Our products are sold through multiple distribution channels including Allstate exclusive agencies and exclusive financial specialists, independent master brokerage agencies and directly through call centers and the internet. ALIC continues to review strategic options to reduce their exposure and improve returns of their spread-based businesses (including business we cede to ALIC). As a result, we may take operational and financial actions that offer ALIC return improvement and risk reduction opportunities.

Net income Net income for the years ended December 31 is presented in the following table.

($ in thousands)	2012	2011	2010
Net investment income	$11,590	$11,836	$12,067
Realized capital gains and losses	626	2,075	694
Income tax expense	(4,273)	(4,861)	(4,451)

Net income	$7,943	$9,050	$8,310

We have reinsurance agreements whereby all premiums, contract charges, interest credited to contractholder funds, contract benefits and substantially all expenses are ceded to ALIC, Lincoln Benefit Reinsurance Company (“LB Re”, an affiliate of Lincoln Benefit) and other non-affiliated reinsurers, and are reflected net of such reinsurance in the Statements of Operations and Comprehensive Income. Our results of operations include net investment income and realized capital gains and losses recognized in connection with the assets that are not transferred under the reinsurance agreements.

Net income decreased 12.2% in 2012 compared to 2011 due to lower net realized capital gains. Net income increased 8.9% in 2011 compared to 2010 due to higher net realized capital gains.

Financial Position The financial position as of December 31 is presented in the following table.

($ in thousands)	2012	2011
Fixed income securities(1)	$330,559	$333,640
Short-term investments(2)	24,203	12,974

Total investments	$354,762	$346,614

Cash	$13,073	$6,006
Reinsurance recoverable from ALIC and affiliate	15,553,945	16,680,950
Reinsurance recoverable from non-affiliates	2,147,496	2,043,480
Contractholder funds	14,255,844	15,489,624
Reserve for life-contingent contract benefits	3,424,679	3,199,490
Separate accounts assets and liabilities	1,625,669	1,682,128
Shareholder’s equity	346,518	338,328

(1)	Fixed income securities are carried at fair value. Amortized cost basis for these securities was $309.3 million and $312.8 million as of December 31, 2012 and 2011, respectively.
(2)	Short-term investments are carried at fair value. Amortized cost basis for these investments was $24.2 million and $13.0 million as of December 31, 2012 and 2011, respectively.

Total investments increased to $354.8 million as of December 31, 2012 from $346.6 million as of December 31, 2011 primarily due to an increase in short-term investments due to the timing of settlements of payables to affiliates.

Fixed income securities by type are listed in the table below.

($ in thousands)	Fair value as of December 31, 2012	Percent to total investments	Fair value as of December 31, 2011	Percent to total investments
U.S. government and agencies	$92,087	26.0%	$90,002	26.0%
Municipal	2,900	0.8	2,898	0.8
Corporate	191,968	54.1	181,826	52.5
Foreign government	5,264	1.5	5,237	1.5
Residential mortgage-backed securities (“RMBS”)	29,737	8.4	42,507	12.3
Commercial mortgage-backed securities (“CMBS”)	8,603	2.4	8,356	2.4
Asset-backed securities (“ABS”)	—	—	2,814	0.8

Total fixed income securities	$330,559	93.2%	$333,640	96.3%

As of December 31, 2012, all of the fixed income securities portfolio was rated investment grade, which is defined as a security having a rating of Aaa, Aa, A or Baa from Moody’s, a rating of AAA, AA, A or BBB from

Standard & Poor’s (“S&P”), Fitch, Dominion, Kroll or Realpoint, a rating of aaa, aa, a or bbb from A.M. Best, or a comparable internal rating if an externally provided rating is not available. All of our fixed income securities are rated by third party credit rating agencies, the National Association of Insurance Commissioners (“NAIC”), and/or are internally rated. Our initial investment decisions and ongoing monitoring procedures for fixed income securities are based on a thorough due diligence process which includes, but is not limited to, an assessment of the credit quality, sector, structure, and liquidity risks of each issue.

The following table summarizes the fair value and unrealized net capital gains and losses for fixed income securities by credit rating as of December 31, 2012.

	Aaa		Aa		A
($ in thousands)	Fair value	Unrealized gain/(loss)	Fair value	Unrealized gain/(loss)	Fair value	Unrealized gain/(loss)
U.S. government and agencies	$92,087	$5,659	$—	$—	$—	$—
Municipal	—	—	2,900	401	—	—
Corporate
Public	3,130	133	21,374	1,444	99,894	7,884
Privately placed	15,645	647	2,057	59	—	—
Foreign government	—	—	5,264	265	—	—
RMBS
U.S. government sponsored entities (“U.S. Agency”)	24,116	1,312	—	—	—	—
Prime residential mortgage-backed securities (“Prime”)	1,397	40	—	—	679	24
Alt-A residential mortgage-backed securities (“Alt-A”)	—	—	—	—	—	—
CMBS	6,561	228	—	—	2,042	40

Total fixed income securities	$142,936	$8,019	$31,595	$2,169	$102,615	$7,948

	Baa		Total
	Fair value	Unrealized gain/(loss)	Fair value	Unrealized gain/(loss)
U.S. government and agencies	$—	$—	$92,087	$5,659
Municipal	—	—	2,900	401
Corporate
Public	46,658	2,802	171,056	12,263
Privately placed	3,210	175	20,912	881
Foreign government	—	—	5,264	265
RMBS
U.S. Agency	—	—	24,116	1,312
Prime	1,716	44	3,792	108
Alt-A	1,829	78	1,829	78
CMBS	—	—	8,603	268

Total fixed income securities	$53,413	$3,099	$330,559	$21,235

RMBS and CMBS are structured securities that are primarily collateralized by residential and commercial real estate loans and other consumer or corporate borrowings. The cash flows from the underlying collateral paid to the securitization trust are generally applied in a pre-determined order and are designed so that each security issued by the trust, typically referred to as a “class”, qualifies for a specific original rating. For example, the “senior” portion or “top” of the capital structure, or rating class, which would originally qualify for a rating of Aaa typically has priority in receiving principal repayments on the underlying collateral and retains this priority until the class is paid in full. In a sequential structure, underlying collateral principal repayments are directed to the most senior rated Aaa class in the structure until paid in full, after which principal repayments are directed to the next most senior Aaa class in the structure until it is paid in full. Senior Aaa classes generally share any losses from the underlying collateral on a pro-rata basis after losses are absorbed by classes with lower original ratings. The payment priority and class subordination included in these securities serves as credit enhancement for holders of the senior or top portions of the structures. These securities continue to retain the payment priority features that existed at the origination of the securitization trust. Other forms of credit enhancement may include structural features embedded in the securitization trust, such as overcollateralization, excess spread and bond insurance. The underlying collateral can have fixed interest rates, variable interest rates (such as adjustable rate mortgages) or may contain features of both fixed and variable rate mortgages.

RMBS, including U.S. Agency, Prime and Alt-A, totaled $29.7 million as of December 31, 2012, with an unrealized net capital gain of $1.5 million. The RMBS portfolio is subject to interest rate risk, but unlike other fixed income securities, is additionally subject to significant prepayment risk from the underlying residential mortgage loans. The credit risk associated with the U.S. Agency portfolio is mitigated because they were issued by or have underlying collateral guaranteed by U.S. government agencies.

CMBS totaled $8.6 million as of December 31, 2012, with an unrealized net capital gain of $268 thousand. The CMBS portfolio is subject to credit risk and has a sequential paydown structure, but unlike certain other structured securities, is generally not subject to prepayment risk due to protections within the underlying commercial mortgage loans. All of the CMBS investments are traditional conduit transactions collateralized by commercial mortgage loans, broadly diversified across property types and geographical area.

Short-term investments Our short-term investment portfolio was $24.2 million and $13.0 million as of December 31, 2012 and 2011, respectively.

Unrealized net capital gains totaled $21.2 million as of December 31, 2012 compared to $20.9 million as of December 31, 2011. The increase was due to tightening credit spreads and decreasing risk-free interest rates. The following table presents unrealized net capital gains and losses as of December 31.

($ in thousands)	2012	2011
U.S. government and agencies	$5,659	$5,943
Municipal	401	399
Corporate	13,144	12,006
Foreign government	265	239
RMBS	1,498	2,418
CMBS	268	(158)
ABS	—	8

Fixed income securities	21,235	20,855
Short-term investments	1	—

Unrealized net capital gains and losses, pre-tax	$21,236	$20,855

The unrealized net capital gains for the fixed income portfolio totaled $21.2 million and comprised $21.3 million of gross unrealized gains and $29 thousand of gross unrealized losses as of December 31, 2012. This is compared to unrealized net capital gains for the fixed income portfolio totaling $20.9 million, comprised of $21.5 million of gross unrealized gains and $626 thousand of gross unrealized losses as of December 31, 2011. Unrealized capital gains and losses may decrease or increase as risk-free interest rates increase or decrease in the future.

Gross unrealized gains and losses on fixed income securities by type and sector as of December 31, 2012 are provided in the table below.

($ in thousands)	Amortized cost	Gross unrealized		Fair value
		Gains	Losses
Corporate:
Consumer goods (cyclical and non-cyclical)	$54,015	$3,925	$(29)	$57,911
Banking	14,486	1,216	—	15,702
Financial services	8,981	1,052	—	10,033
Energy	11,082	857	—	11,939
Utilities	16,955	2,172	—	19,127
Capital goods	20,969	1,127	—	22,096
Transportation	8,471	481	—	8,952
Basic industry	13,985	1,048	—	15,033
Technology	14,874	705	—	15,579
Communications	5,006	207	—	5,213
Other	10,000	383	—	10,383

Total corporate fixed income portfolio	178,824	13,173	(29)	191,968

U.S. government and agencies	86,428	5,659	—	92,087
Municipal	2,499	401	—	2,900
Foreign government	4,999	265	—	5,264
RMBS	28,239	1,498	—	29,737
CMBS	8,335	268	—	8,603

Total fixed income securities	$309,324	$21,264	$(29)	$330,559

The consumer goods sector had the only gross unrealized losses in our corporate fixed income securities portfolio as of December 31, 2012. Credit spreads remain wider than at initial purchase for this security. As of December 31, 2012, we do not have the intent to sell and it is not more likely than not we will be required to sell our securities with unrealized losses before recovery of the amortized cost basis.

Net investment income The following table presents net investment income for the years ended December 31.

($ in thousands)	2012	2011	2010
Fixed income securities	$12,138	$12,133	$12,480
Short-term and other investments	20	11	21

Investment income, before expense	12,158	12,144	12,501
Investment expense	(568)	(308)	(434)

Net investment income	$11,590	$11,836	$12,067

Net investment income decreased 2.1% or $246 thousand in 2012 compared to 2011, after decreasing 1.9% or $231 thousand in 2011 compared to 2010. The decline in both years was due to lower yields.

Realized capital gains and losses The following table presents realized capital gains and losses and the related tax effect for the years ended December 31.

($ in thousands)	2012	2011	2010
Realized capital gains and losses, pre-tax	$626	$2,075	$694
Income tax expense	(219)	(726)	(243)

Realized capital gains and losses, after-tax	$407	$1,349	$451

The net realized capital gains in 2012, 2011 and 2010 were related to sales of investments.

Cash As of December 31, 2012, our cash balance was $13.1 million compared to $6.0 million as of December 31, 2011. Fluctuations in our cash flows generally result from differences in the timing of reinsurance payments to and from ALIC and payments to affiliates.

Reinsurance recoverable, contractholder funds and reserve for life-contingent contract benefits Under GAAP, when reinsurance contracts do not relieve the ceding company of legal liability to contractholders, the ceding company is required to report reinsurance recoverables arising from these contracts separately as assets. The liabilities for the contracts are reported as contractholder funds, reserve for life-contingent contract benefits, or separate accounts liabilities depending on the characteristics of the contracts. We reinsure all reserve liabilities with ALIC, LB Re or non-affiliated reinsurers. Reinsurance recoverables and the related reserve for life-contingent contract benefits and contractholder funds are reported separately in the Statements of Financial Position, while the assets which support the separate accounts liabilities are reflected as separate accounts assets.

As of December 31, 2012, contractholder funds decreased to $14.26 billion from $15.49 billion as of December 31, 2011 as a result of new and additional deposits on fixed annuities and interest-sensitive life policies and interest credited to contractholder funds being more than offset by surrenders, withdrawals, benefit payments and related contract charges. The reserve for life-contingent contract benefits increased to $3.42 billion as of December 31, 2012 from $3.20 billion as of December 31, 2011 due primarily to the aging of the in-force block of certain business and sales of traditional life insurance, partially offset by benefits paid and policy lapses. Reinsurance recoverables from ALIC and affiliate decreased by $1.13 billion and reinsurance recoverables from non-affiliates increased $104.0 million.

We purchase reinsurance after evaluating the financial condition of the reinsurer, as well as the terms and price of coverage. As of December 31, 2012, 98% of reinsurance recoverables due from non-affiliated companies were reinsured under uncollateralized reinsurance agreements with companies that had a financial strength rating of A- or above, as measured by S&P. In certain cases, these ratings refer to the financial strength of the affiliated group or parent company of the reinsurer. We continuously monitor the creditworthiness of reinsurers in order to determine our risk of recoverability on an individual and aggregate basis, and a provision for uncollectible reinsurance is recorded if needed. No amounts have been deemed unrecoverable in the three years ended December 31, 2012.

MARKET RISK

Market risk is the risk that we will incur losses due to adverse changes in interest rates and credit spreads. We also have certain exposures to changes in equity prices in our equity-indexed annuities and separate accounts liabilities, which are transferred to ALIC in accordance with our reinsurance agreements.

Overview In formulating and implementing guidelines for investing funds, we seek to earn returns that contribute to attractive and stable profits and long-term capital growth.

We use quantitative and qualitative market-based approaches to measure, monitor and manage market risk. We evaluate our exposure to market risk through the use of multiple measures including but not limited to duration, value-at-risk, scenario analysis and sensitivity analysis. Duration measures the price sensitivity of assets to changes in interest rates. For example, if interest rates increase 100 basis points, the fair value of an asset with a duration of 5 is expected to decrease in value by 5%. Value-at-risk is a statistical estimate of the probability that the change in fair value of a portfolio will exceed a certain amount over a given time horizon. Scenario analysis estimates the potential changes in the fair value of a portfolio that could occur under different hypothetical market conditions defined by changes to multiple market risk factors: interest rates and credit spreads. Sensitivity analysis estimates the potential changes in the fair value of a portfolio that could occur under different hypothetical shocks to a market risk factor. In general, we establish investment portfolio asset allocation and market risk limits based upon a combination of duration, value-at-risk, scenario analysis and sensitivity analysis. The asset allocation limits place restrictions on the total funds that may be invested within an asset class. Comprehensive day-to-day management of market risk within defined tolerance ranges occurs as portfolio managers buy and sell within their respective markets based upon the acceptable boundaries established by investment policies.

Interest rate risk is the risk that we will incur a loss due to adverse changes in interest rates relative to the characteristics of our interest bearing assets. This risk arises from our investment in interest-sensitive assets. Interest rate risk includes risks related to changes in U.S. Treasury yields and other key risk-free reference yields.

One of the measures used to quantify interest rate exposure is duration. To calculate duration, we project asset cash flows and calculate their net present value using a risk-free market interest rate adjusted for credit quality, sector attributes, liquidity and other specific risks. Duration is calculated by revaluing these cash flows at alternative interest rates and determining the percentage change in aggregate fair value. The projections include assumptions (based upon historical market experience and our experience) that reflect the effect of changing interest rates on the prepayment, lapse, leverage and/or option features of instruments, where applicable. The preceding assumptions relate primarily to mortgage-backed securities, and municipal and corporate obligations. Our asset duration was 3.9 and 3.5 as of December 31, 2012 and 2011, respectively.

Based upon the information and assumptions used in the duration calculation, and interest rates in effect as of December 31, 2012, we estimate that a 100 basis point immediate, parallel increase in interest rates (“rate shock”) would decrease the net fair value of the assets by $12.4 million, compared to $11.6 million as of December 31, 2011. The selection of a 100 basis point immediate, parallel change in interest rates should not be construed as our prediction of future market events, but only as an illustration of the potential effect of such an event.

To the extent that conditions differ from the assumptions we used in these calculations, duration and rate shock measures could be significantly impacted. Additionally, our calculations assume that the current relationship between short-term and long-term interest rates (the term structure of interest rates) will remain constant over time. As a result, these calculations may not fully capture the effect of non-parallel changes in the term structure of interest rates and/or large changes in interest rates.

Credit spread risk is the risk that we will incur a loss due to adverse changes in credit spreads (“spreads”). This risk arises from our investment in spread-sensitive fixed income assets.

We manage the spread risk in our assets. One of the measures used to quantify this exposure is spread duration. Spread duration measures the price sensitivity of the assets to changes in spreads. For example, if spreads increase 100 basis points, the fair value of an asset exhibiting a spread duration of 5 is expected to decrease in value by 5%.

Spread duration is calculated similarly to interest rate duration. As of December 31, 2012, the spread duration of assets was 3.9, compared to 3.6 as of December 31, 2011. Based upon the information and assumptions we use in this spread duration calculation, and spreads in effect as of December 31, 2012, we estimate that a 100 basis point immediate, parallel increase in spreads across all asset classes, industry sectors and credit ratings (“spread shock”) would decrease the net fair value of the assets by $10.9 million, compared to $8.9 million as of December 31, 2011. The selection of a 100 basis point immediate parallel change in spreads should not be construed as our prediction of future market events, but only as an illustration of the potential effect of such an event.

Equity price risk is the risk that we will incur losses due to adverse changes in the general levels of the equity markets. As of December 31, 2012 and 2011, we had separate accounts assets related to variable annuity and variable life contracts with account values totaling $1.63 billion and $1.68 billion, respectively. Equity risk exists for contract charges based on separate account balances and guarantees for death and/or income benefits provided by our variable products. All variable life and annuity contract charges and fees, liabilities and benefits, including guarantees for death and/or income benefits, are ceded to ALIC in accordance with the reinsurance agreements, thereby limiting our equity risk exposure. In 2006, ALIC disposed of substantially all of its variable annuity business through reinsurance agreements with The Prudential Insurance Company of America, a subsidiary of Prudential Financial Inc. and therefore mitigated this aspect of ALIC’s risk. The Company was not a direct participant of this agreement and its reinsurance agreements with ALIC remain unchanged.

As of December 31, 2012 and 2011 we had $2.85 billion and $3.53 billion, respectively, in equity-indexed annuity liabilities that provide customers with interest crediting rates based on the performance of the S&P 500. All contract charges and fees, and liabilities and benefits related to equity-indexed annuity liabilities are ceded to ALIC in accordance with the reinsurance agreements, thereby limiting our equity risk exposure.

CAPITAL RESOURCES AND LIQUIDITY

Capital resources consist of shareholder’s equity. The following table summarizes our capital resources as of December 31.

($ in thousands)	2012	2011	2010
Common stock, retained income and additional capital paid-in	$332,715	$324,772	$315,722
Accumulated other comprehensive income	13,803	13,556	10,145

Total shareholder’s equity	$346,518	$338,328	$325,867

Shareholder’s equity increased in 2012 and 2011 due to net income and increased unrealized net capital gains.

Financial ratings and strength We share the insurance financial strength ratings of our parent, ALIC, as the majority of our business is reinsured to ALIC. The following table summarizes ALIC’s financial strength ratings as of December 31, 2012.

Rating agency	Rating
A.M. Best Company, Inc.	A+ (“Superior”)
Standard & Poor’s Ratings Services	A+ (“Strong”)
Moody’s Investors Service, Inc.	A1 (“Good”)

ALIC’s ratings are influenced by many factors including operating and financial performance, asset quality, liquidity, asset/liability management, overall portfolio mix, financial leverage (i.e., debt), exposure to risks, the current level of operating leverage and Allstate Insurance Company’s ratings.

State laws specify regulatory actions if an insurer’s risk-based capital (“RBC”), a measure of an insurer’s solvency, falls below certain levels. The NAIC has a standard formula for annually assessing RBC. The formula for calculating RBC for life insurance companies takes into account factors relating to insurance, business, asset and interest rate risks. As of December 31, 2012, our statutory capital and surplus exceeds our company action level RBC.

The NAIC has also developed a set of financial relationships or tests known as the Insurance Regulatory Information System to assist state regulators in monitoring the financial condition of insurance companies and identifying companies that require special attention or actions by insurance regulatory authorities. The NAIC analyzes financial data provided by insurance companies using prescribed ratios, each with defined “usual ranges”. Generally, regulators will begin to monitor an insurance company if its ratios fall outside the usual ranges for four or more of the ratios. If an insurance company has insufficient capital, regulators may act to reduce the amount of insurance it can issue. Our ratios are within these ranges.

Liquidity sources and uses Our potential sources of funds principally include the following.

•	Receipt of insurance premiums

•	Contractholder fund deposits

•	Reinsurance recoveries

•	Receipts of principal and interest on investments

•	Sales of investments

•	Intercompany loans

•	Capital contributions from parent

Our potential uses of funds principally include the following.

•	Payment of contract benefits, surrenders and withdrawals

•	Reinsurance cessions and payments

•	Operating costs and expenses

•	Purchase of investments

•	Repayment of intercompany loans

•	Dividends to parent

•	Tax payments/settlements

Cash flows As reflected in our Statements of Cash Flows, net cash provided by operating activities was $15.0 million, $10.9 million and $2.1 million in 2012, 2011 and 2010, respectively. Fluctuations in net cash provided by operating activities primarily occur as a result of changes in net investment income and differences in the timing of reinsurance payments to and from ALIC and payments to affiliates.

Under the terms of reinsurance agreements, all premiums and deposits, excluding variable annuity and life contract deposits allocated to separate accounts and those reinsured to non-affiliated reinsurers, are transferred to ALIC, which maintains the investment portfolios supporting our products. Payments of contractholder claims, benefits, contract surrenders and withdrawals and certain operating costs (excluding investment-related expenses), are reimbursed by ALIC, under the terms of the reinsurance agreements. We continue to have primary liability as a direct insurer for risks reinsured. Our ability to meet liquidity demands is dependent on ALIC’s and other reinsurers’ ability to meet those obligations under the reinsurance programs.

Our ability to pay dividends is dependent on business conditions, income, cash requirements and other relevant factors. The payment of shareholder dividends without the prior approval of the state insurance regulator is limited by Nebraska law to formula amounts based on net income and capital and surplus, determined in conformity with statutory accounting practices, as well as the timing and amount of dividends paid in the preceding twelve months. The maximum amount of dividends that we can pay during 2013 without prior approval of the Nebraska Department of Insurance is $32.4 million.

Contractual obligations Due to the reinsurance agreements that we have in place, our contractual obligations are ceded to ALIC and non-affiliated reinsurers.

REGULATION AND LEGAL PROCEEDINGS

We are subject to extensive regulation and we are involved in various legal and regulatory actions, all of which have an effect on specific aspects of our business. For a detailed discussion of the legal and regulatory actions in which we are involved, see Note 9 of the financial statements.

PENDING ACCOUNTING STANDARDS

There are several pending accounting standards that we have not implemented because the implementation date has not yet occurred. For a discussion of these pending standards, see Note 2 of the financial statements.

The effect of implementing certain accounting standards on our financial results and financial condition is often based in part on market conditions at the time of implementation of the standard and other factors we are unable to determine prior to implementation. For this reason, we are sometimes unable to estimate the effect of certain pending accounting standards until the relevant authoritative body finalizes these standards or until we implement them.

Item 11(j). Quantitative and Qualitative Disclosures About Market Risk

Information required for Item 11(j) is incorporated by reference to the material under the caption “Market Risk” in Item 11(h) of this report.

Item 11(k). Directors, Executive Officers, Promoters and Control Persons.

Identification of Directors and Executive Officers:

Directors are elected at each annual meeting of shareholders, for a term of one year. The biographies of each of the directors and executive officers serving at the end of the 2011 fiscal year below contains information regarding the person’s service as a director, business experience, director positions held currently or at any time during the last five years, and the experiences, qualifications, attributes or skills that caused the company management to determine that a director or executive officer should serve as such for Lincoln Benefit.

Anurag Chandra, 35, has been director and Executive Vice President since March 2011. Mr. Chandra is also an Executive Vice President of Allstate Insurance Company and director and Executive Vice President of Allstate Life Insurance Company, each of which is a parent company of Lincoln Benefit. Mr. Chandra has broad responsibilities for driving long-term strategy and for improving the operational base for the Allstate Financial group of companies. More specifically, Mr. Chandra will have direct accountability for product development, underwriting, wholesaling and asset liability management. Prior to joining Allstate in January 2011, Mr. Chandra was an executive vice president and chief operating officer for HealthMarkets, Inc. Prior to that role, Mr. Chandra was a principal at Aquiline Capital Partners, a global private equity firm. Mr. Chandra has also held senior operating and strategic development roles at Nationwide Financial Services and Conseco/Bankers Life and Casualty. Mr. Chandra has extensive experience with the day-to-day management of company operations.

Don Civgin, 51, has been a director, Chief Executive Officer and Chairman of the Board since March 2012. Mr. Civgin is also a director, President and Chief Executive Officer of Allstate Life Insurance Company, and a director of Allstate Insurance Company, each a parent organization of Lincoln Benefit. Mr. Civgin joined Allstate in 2008 as Senior Vice President and Chief Financial Officer of The Allstate Corporation, charged with the responsibility of aligning Allstate’s finance and capital structures with its business strategies. Prior to Allstate, he was Executive Vice President and Chief Financial Officer of Office Max. He also served as Chief Financial Officer of General Binding Corporation and was Senior Vice President of Finance and Senior Vice President of Merchandise Operations at Montgomery Ward. Mr. Civgin has extensive experience leading finance and operations at several major corporations.

Lawrence W. Dahl, 52, has been director since 1999 and President and Chief Operating Officer since November 2005. In his current role, Mr. Dahl manages the distribution relationships for Lincoln Benefit.

Mr. Dahl is also a Vice President of Allstate Life Insurance Company. Mr. Dahl began his Allstate career in 1987 in the Tax Department before becoming the Executive Vice President of Administration for Lincoln Benefit, where he was responsible for Marketing, Field Technology, Compliance, Planning and Strategy. Mr. Dahl progressed through various other leadership positions, including Executive Vice President of Sales and President of Distribution before becoming the President and Chief Operating Officer. Mr. Dahl has also earned a Juris Doctor degree and a Certified Public Account designation. Over the course of his career with Lincoln Benefit, Mr. Dahl has gained deep knowledge of the life insurance industry as well as extensive experience with distribution and sales.

Angela K. Fontana, 44, has been a director, Vice President, General Counsel and Secretary since November 2012. Ms. Fontana is also director, Vice President, General Counsel and Secretary of Allstate Life Insurance Company, a parent company of Lincoln Benefit. Since joining Allstate in 1995, Ms. Fontana has progressed through various positions. Most recently, Ms. Fontana served as Chief Compliance Officer to Lincoln Benefit and Allstate Life Insurance Company. In addition, she has held positions supporting the Allstate Protection and Allstate Financial business units, as well as the Midwest Region. Ms. Fontana has a deep understanding of insurance business generally and has extensive experience in leading privacy, market conduct exams and working with state insurance regulators and legislators.

Wilford J. Kavanaugh, 42, has been a director and Senior Vice President since December 2012. Mr. Kavanaugh is also the Chairman of the Board, Chief Executive Officer and Manager of Allstate Financial Services, LLC. Mr. Kavanaugh is responsible for life and retirement sales strategy, all broker-dealer operations, Exclusive Financial Specialist (EFS)/Financial Specialist (FS) recruiting and education, EFS/FS product strategy, and third party relationships. Prior to joining Allstate in 2012, Mr. Kavanaugh was Senior Vice President of Distribution Management at Securian Financial Group, where he led the sales, operations and growth strategies of the affiliated career system. He also held various leadership roles at Prudential Insurance Company and John Hancock Financial Services. Mr. Kavanaugh is a Certified Financial Planner and holds the CLU, ChFC and AEP designations. Mr. Kavanaugh also serves as a director with Allstate Life Insurance Company, which is a parent company of Lincoln Benefit. Mr. Kavanaugh has extensive experience in developing financial services sales and marketing strategies.

Jesse E. Merten, 38, has been a director since March 2012 and Senior Vice President and Chief Financial Officer since June 2012. Mr. Merten is also a director, Senior Vice President and Chief Financial Officer of Allstate Life Insurance Company, which is a parent company of Lincoln Benefit. In these positions, Mr. Merten is responsible for planning, analysis, financial reporting, capital management, expense consolidation, distribution and customer service finance. Prior to joining Allstate in 2011, Mr. Merten served as a senior manager at Pricewaterhouse Coopers, LLP before becoming a partner specializing in the Assurance practice with a particular focus on the insurance industry. He is a member of the American Institute of Public Accountants and the Milwaukee Art Museum’s finance committee. Mr. Merten has extensive experience in corporate and insurance company finance and accounting.

Involvement in Certain Legal Proceedings

No directors or executive officers have been involved in any legal proceedings that are material to an evaluation of the ability or integrity of any director or executive officer of Lincoln Benefit.

Item 11(l). Executive Compensation

Compensation Discussion and Analysis (“CD&A”)

Executive officers of Lincoln Benefit also serve as officers of other subsidiaries of The Allstate Corporation (“Allstate”) and receive no compensation directly from Lincoln Benefit. They are employees of an Allstate subsidiary. Allocations have been made for each named executive based on the amount of the named executive’s compensation allocated to Lincoln Benefit under the Amended and Restated Service and Expense Agreement among Allstate Insurance Company, Allstate, and certain affiliates, as amended effective January 1, 2009, to which Lincoln Benefit is a party (the “Service and Expense Agreement”). Those allocations are reflected in the Summary Compensation Table set forth below and in this disclosure, except where noted. The named executives may have received additional compensation for services rendered to other Allstate subsidiaries, and those amounts are not reported.

Named Executives

This CD&A describes the executive compensation program at Allstate and specifically describes total 2012 compensation for the following named executives of Lincoln Benefit:

•	Don Civgin—Chairman of the Board and Chief Executive Officer (CEO)

•	Jesse E. Merten—Senior Vice President and Chief Financial Officer (CFO)

•	Matthew E. Winter—Former Chairman of the Board and CEO

•	John C. Pintozzi—Former Senior Vice President and CFO

•	Robert K. Becker—Former Senior Vice President

•	Anurag Chandra—Executive Vice President

•	Lawrence W. Dahl—President and Chief Operating Officer

•	Wilford J. Kavanaugh—Senior Vice President

Elements of 2012 Executive Compensation Program

The following table lists the elements of target direct compensation for Allstate’s 2012 executive compensation program. The program uses a mix of fixed and variable compensation elements and provides alignment with both short- and long-term business goals through annual and long-term incentives. Allstate’s incentives are designed to drive overall corporate performance, specific business unit strategies, and individual performance using performance and operational measures that Allstate correlates to stockholder value, and these incentives align with Allstate’s strategic vision and operating priorities. Allstate’s Board establishes the performance measures and ranges of performance for the variable compensation elements. An individual’s award is based primarily on corporate performance, market based compensation levels, and individual performance.

	Element	Key Characteristics	Why Allstate Pays This Element	How Allstate Determines Amount

Fixed	Base salary	Fixed compensation component payable in cash. Reviewed annually and adjusted when appropriate.	Provide a base level of competitive cash compensation for executive talent.	Experience, job scope, market data, individual performance.

Variable	Annual incentive awards	Variable compensation component payable in cash based on performance against annually established goals and assessment of individual performance.	Motivate and reward executives for performance on key strategic, operational, and financial measures during the year.	Target based on job scope and market data. Actual awards based on Allstate performance on three measures: • Adjusted operating income • Total premiums • Net investment income Individual performance.
	Restricted stock units	RSUs vest over four years; 50% on the second anniversary of the grant date and 25% on each of the third and fourth anniversary dates.	Coupled with stock options, align the interests of executives with long-term shareholder value and retain executive talent.	Job scope, market data, individual performance.
	Performance stock awards	PSAs vest on the third anniversary of the grant date.	Coupled with stock options, align the interests of executives with long-term stockholder value and retain executive talent.	Target awards based on job scope and market data. Actual awards based on Allstate performance on annual adjusted operating income return on equity with a requirement of positive net income for any payout above target.
	Stock options	Nonqualified stock options that expire in ten years and become exercisable over four years; 50% on the second anniversary of the grant date and 25% on each of the third and fourth anniversary dates.	Coupled with RSUs or PSAs, align the interests of executives with long-term stockholder value and retain executive talent.	Job scope, market data, individual performance.

Compensation Practices

Peer Benchmarking

Allstate monitors performance toward goals throughout the year and reviews executive compensation program design and executive pay levels annually. As part of that evaluation, Allstate considers available data regarding compensation paid to similarly-situated executives at companies against which it competes for executive talent. With respect to the compensation program for 2012, the Compensation and Succession Committee (the “Committee”) of the Allstate Board of Directors considered compensation data for the peer companies listed below for Messrs. Civgin and Winter as well as compensation information from certain S&P 100 companies with fiscal 2011 revenue of between $15 billion and $60 billion with which Allstate competes for executive talent. Towers Watson, an independent compensation consultant, recommended no modifications to the peer group for 2012.

PEER INSURANCE COMPANIES(1)

Company Name	Revenue ($ in billions)	Market Cap ($ in billions)	Assets ($ in billions)	Premiums ($ in billions)	Property and Casualty Insurance Products	Life Insurance and Financial Products
ACE Ltd.	18.0	27.2	92.5	15.7	✓
AFLAC Inc.	25.4	24.8	131.1	22.1		✓
The Chubb Corporation	13.6	19.7	52.2	11.8	✓
The Hartford Financial Services Group, Inc.	26.4	9.8	298.5	17.5	✓	✓
Lincoln National Corporation	11.5	7.0	218.9	6.2		✓
Manulife Financial Corporation	36.3	24.9	488.8	18.1		✓
MetLife Inc.	68.2	36.0	836.8	46.5	✓	✓
The Progressive Corporation	17.1	12.8	22.7	16.0	✓
Prudential Financial, Inc.	84.8	24.8	709.3	69.8		✓
The Travelers Companies, Inc.	25.7	27.1	104.9	22.4	✓
Allstate	33.3	19.2	126.9	29.0	✓	✓
Allstate Ranking	4 of 11	8 of 11	7 of 11	3 of 11
(1)	Information as of year end 2012.

With respect to the named executives other than Messrs. Civgin and Winter, Allstate management considered compensation surveys that provided information on companies of broadly similar size and business mix as Allstate, as well as companies with a broader market context. The compensation surveys considered include the Mercer 2011 US Property & Casualty Insurance Company Survey, the 2011 Towers Watson Diversified Insurance Survey, and the Towers Watson Compensation Data Bank. The weight given to information obtained from these sources varied depending on the position being evaluated. The Mercer 2011 US Property & Casualty Insurance Company Survey includes compensation data for 15 property and casualty insurance companies with at least $6 billion in direct written premiums. The 2011 Towers Watson Diversified Insurance Survey includes 16 insurance companies with assets greater than $125 billion. The Towers Watson Compensation Data Bank provides compensation data on 106 companies with revenues greater than $20 billion. In addition, in its executive pay and performance discussions, Allstate management considered information regarding other companies in the financial services industries.

Salary

The salaries of Messrs. Civgin, Winter, and Chandra are set by the Allstate Board of Directors based on the Committee’s recommendations. The salaries of the other named executives are set by Allstate management. In recommending executive base salary levels, Allstate uses the 50th percentile of its peer insurance companies as a guideline for Messrs. Civgin and Winter and the 50th percentile of insurance and general industry data as a guideline for the other named executives, which enables Allstate to compete effectively for executive talent. Annual merit increases for the named executives are based on evaluations of their performance using the enterprise-wide merit increase budget as a guideline.

•	The average enterprise-wide merit and promotional increases are based on a combination of U.S. general and insurance industry market data and are set at levels intended to be competitive.

•	Annual merit increases for the named executives are based on evaluations of their performance using the enterprise-wide merit increase budget as a guideline.

•

The base salaries for each named executive other than Mr. Kavanaugh who joined Allstate in April 2012 were reviewed in February of 2012. Allstate established a new base salary for each named executive other than Mr. Kavanaugh based on individual performance and in line with the enterprise-wide merit increase.

Annual Cash Incentive Awards

In 2012 executives could earn an annual cash incentive award based on Allstate’s achievement of performance measures during the year and assessments of individual performance.

For Messrs. Civgin and Winter, the maximum award that could be earned was an amount equal to 15% of the Adjusted Underlying Operating Income pool (but for Mr. Winter in no event greater than the $8.5 million maximum set forth in the Annual Executive Incentive Plan). The Committee retained complete discretion to pay less than these maximum amounts, with actual awards based on Messrs. Civgin’s and Winter’s target annual incentive award opportunity and the achievement of performance measures and assessments of individual performance as described below. The target annual incentive award opportunity for Messrs. Civgin and Winter was determined based on market data pay levels at peer insurance companies and Allstate’s benchmark target for total direct compensation at the 50th percentile. None of the named executive other than Messrs. Civgin and Winter participate in the Operating Income Pool.

Long-term Equity Incentive Awards

Allstate grants equity awards to executives based on scope of responsibility, consistent with Allstate’s philosophy that a significant amount of executive compensation should be in the form of equity and that a greater percentage of compensation should be tied to performance for executives who bear higher levels of responsibility for Allstate’s performance. Additionally, from time to time, equity awards are also granted to attract new executives. Allstate annually reviews the mix of equity incentives provided to the named executives. For Messrs. Civgin, Winter, and Chandra, beginning with awards made in 2012, the mix of equity incentives changed to 50% performance stock awards and 50% stock options. Allstate believes stock options are a form of performance-based incentive compensation because they require stock price growth to deliver any value to an executive, while performance stock awards provide direct alignment with stockholder interests. Other employees eligible for equity incentive awards, including the named executives other than Messrs. Civgin, Winter, and Chandra, had the choice of receiving the value of their equity incentive awards in the following proportions between stock options and restricted stock units:

•	25% stock options and 75% restricted stock units;

•	50% stock options and 50% restricted stock units; or

•	75% stock options and 25% restricted stock units.

The elections are reflected in the Grants of Plan-Based Awards at Fiscal Year-End 2012 table.

Timing of Equity Awards and Grant Practices

Typically, the Committee approves grants of equity awards during a meeting in the first fiscal quarter. The timing allows the Committee to align awards with Allstate’s performance and business goals. Throughout the year, the Committee may grant equity incentive awards to newly hired or promoted executive officers.

The Committee approves grants of equity awards to Allstate executive officers. Under authority delegated by Allstate’s Board of Directors and the Committee, an equity award committee may grant to employees other than Allstate executive officers restricted stock units and stock options to newly hired and promoted executives and in recognition of outstanding achievements. At each regularly scheduled meeting the Committee reviews equity awards granted by the equity award committee. The grant date for awards to newly hired or promoted executives is fixed as the first business day of a month following the later of committee action or the date of hire or promotion.

Performance Measures for 2012

Annual Cash Incentive Awards

The total funding for 2012 annual incentive awards is calculated based on three measures: Adjusted Operating Income, Total Premiums, and Net Investment Income. These measures were selected based on their strong correlation with overall stockholder value creation through profitable growth, business unit performance, or achievement of strategic priorities. All of these measures are defined in detail on page 84-85. The ranges of performance are shown in the table below.

2012 Annual Cash Incentive Award Performance Measures
Measure	Threshold		Target	Maximum	Actual Results
Adjusted Operating Income (in millions)	$2,650		$3,100	$3,500	Above Maximum $3,685
Total Premiums (in millions)	$28,100		$28,800	$29,500	Between Target and Maximum $29,248
Net Investment Income (in millions)	$3,600		$3,765	$3,900	Between Target and Maximum $3,879
Payout Percentages	50%	*	100%	250%	229% payout
*	Actual performance below threshold results in a 0% payout.

Targets were set based on Allstate’s 2012 operating plan, which was extensively reviewed, discussed, and assented to by Allstate’s Board of Directors. The ranges for threshold and maximum were then informed by statistical modeling and probability testing. Allstate’s models measured the variability of actual results so that the measures require superior performance to achieve maximum levels. The performance ranges were then calibrated against expectations of business operations, risks, and industry and economic trends.

In the event of a net loss, the annual cash incentive award pool would have been reduced by 50% of actual performance. For example, if performance measures ordinarily would fund the pool at 60% and there was a net loss then the pool would be funded at 30%. This mechanism would have prevented a misalignment between pay and performance in the event of a natural catastrophe or extreme financial market conditions.

The Committee approved the annual incentive award performance measures and the threshold, target, and maximum ranges in the first quarter of 2012. Beginning in the second quarter, the Committee reviewed the extent to which performance measures were achieved, and it approved the final results in the first quarter of 2013. Actual performance on the three performance measures determined the overall funding level of the pool and the aggregate total award budget for eligible employees of Allstate. Based on a subjective evaluation of each executive’s performance, individual adjustments were made to the annual incentive amounts. The recommendations were considered and approved by the Committee for Messrs. Civgin, Winter, and Chandra and by Allstate management for the other named executives. Allstate paid the cash incentive awards in March 2013.

Performance Stock Awards

Beginning in 2012, Allstate granted one-half of the long-term equity incentive awards to senior executives in the form of performance stock awards (PSAs) tied to achievement of performance measures. The PSAs were granted instead of time-based restricted stock units as they more closely align compensation with stockholder interests and Allstate’s long-term performance.

In March 2012, Messrs. Civgin, Winter, and Chandra were awarded a target number of PSAs. The PSAs granted in 2012 have a three-year performance cycle (2012-2014). The number of PSAs which become earned and vested at the end of the three-year performance cycle depends on Allstate’s annual adjusted operating income return on equity attained during each year of the performance cycle. Annual adjusted operating income return on equity (“Adjusted Operating Income ROE”) is defined on page 85. Adjusted Operating Income ROE includes a minimum and maximum amount of after-tax catastrophe losses if actual catastrophe losses are less than or exceed those amounts, respectively, which serves to decrease volatility and stabilize the measure by limiting the impact of extreme weather conditions. The Committee selected Adjusted Operating Income ROE as the performance measure because it -

•	Captures both income and balance sheet impacts, including capital management actions.

•	Provides a useful gauge of overall performance while limiting the effects of extreme weather conditions and other items that management cannot influence.

•	Measures performance in a way that is tracked and understood by investors.

•	Correlates to changes in long-term stockholder value.

Performance is measured in three separate one-year periods. The actual number of PSAs earned for each measurement period varies from 0% to 200% of that period’s target PSAs based on Adjusted Operating Income ROE for the period. The measurement periods and levels of Adjusted Operating Income ROE needed to earn the threshold, target, and maximum number of PSAs for the measurement period are set forth in the table below. The annually increasing performance goals and a 13% maximum in 2014 are consistent with the corporation’s return objectives and recognize the inherent earnings volatility of Allstate’s business.

2012-2014 Performance Stock Awards Ranges of Performance
Annual Adjusted Operating Income Return on Equity	Threshold	Target	Maximum	Actual Results
Measurement Period 2012	4.0%	10.0%	11.5%	12.3%
Measurement Period 2013	4.5%	10.5%	12.25%	To be determined 2014
Measurement Period 2014	5.0%	11.0%	13.0%	To be determined 2015
Payout	0%	100%	200%

		Subject to positive net income hurdle

The Committee included a requirement of positive net income in order to earn PSAs based on Adjusted Operating Income ROE above target. In the event of a net loss in a measurement period, the number of PSAs earned would be limited to target, regardless of the Adjusted Operating Income ROE. This hurdle was included to prevent misalignment between Allstate reported net income and the PSAs earned based on the Adjusted Operating Income ROE result. This situation could occur if catastrophe losses or investment losses that are not included in Adjusted Operating Income ROE caused Allstate to report a net loss for the period.

At the end of each measurement period, the Committee certifies the level of Allstate’s Adjusted Operating Income ROE achievement, as well as the resulting number of PSAs earned by each named executive for that measurement period. The Committee does not have the discretion to adjust the performance achievement upward for any measurement period. PSAs earned will vest following the end of the three year performance cycle, subject to continued employment (other than in the event of death, disability, retirement, or a qualifying termination following a change in control).

Based on Allstate’s Adjusted Operating Income ROE of 12.3% for 2012, 200% of the target number of PSAs for the 2012 measurement period were earned by Messrs. Civgin, Winter, and Chandra and will be received on the conversion date in 2015, subject to continued employment (other than in the event of death, disability, retirement, or a qualifying termination following a change in control).

The following table shows the target number of PSAs granted to Messrs. Civgin, Winter, and Chandra for the 2012-2014 performance cycle, the target number of PSAs for the 2012 measurement period, and the number of PSAs earned based on achievement of the performance measure.

Named Executive	Target Number of PSAs (2012-2014 Performance Cycle)	Target Number of PSAs (2012 Measurement Period)	Achievement for 2012 Measurement Period	Number of PSAs Earned (2012 Measurement Period)
Mr. Civgin	6,374	2,125	Maximum	4,250
Mr. Winter	1,532	511	Maximum	1,022
Mr. Chandra	6,489	2,163	Maximum	4,326

Other Elements of Compensation

To remain competitive with other employers and to attract, retain, and motivate highly talented executives and other employees, Allstate provides the benefits listed in the following table.

Benefit or Perquisite	Named Executives	Other Officers and Certain Managers		All Full-time and Regular Part-time Employees
401(k)(1) and defined benefit pension	•	•		•
Supplemental retirement benefit	•	•
Health and welfare benefits(2)	•	•		•
Supplemental long term disability	•	•
Deferred compensation	•	•
Tax preparation and financial planning services	•	•	(3)
Mobile phones, ground transportation, and personal use of aircraft(4)	•	•
(1)	Allstate contributed $.74 for every dollar of basic pre-tax deposits made in 2012 (up to 5% of eligible pay).
(2)	Including medical, dental, vision, life, accidental death and dismemberment, long term disability, and group legal insurance.
(3)	All officers are eligible for tax preparation services. Financial planning services were provided only to Messrs. Civgin, Winter, and Chandra only.
(4)

Ground transportation is available to Messrs. Civgin, Winter, and Chandra. In limited circumstances approved by Allstate’s CEO, Messrs. Civgin, Winter, and Chandra are permitted to use Allstate’s corporate aircraft for personal purposes. Messrs. Civgin, Winter, and Chandra did not use the corporate aircraft for personal purposes in 2012. Mobile phones are available to Allstate’s senior executives, other officers, certain managers, and certain employees depending on their job responsibilities.

Retirement Benefits

Each named executive participates in two different defined benefit pension plans. The Allstate Retirement Plan (ARP) is a tax qualified defined benefit pension plan available to all of Allstate’s regular full-time and regular part-time employees who meet certain age and service requirements. The ARP provides an assured retirement income based on an employee’s level of compensation and length of service at no cost to the employee. As the ARP is a tax qualified plan, federal tax law limits (1) the amount of an individual’s compensation that can be used to calculate plan benefits and (2) the total amount of benefits payable to a plan participant on an annual basis. For certain employees, these limits may result in a lower benefit under the ARP than would have been payable otherwise. Therefore, the Supplemental Retirement Income Plan (SRIP) was formed to provide ARP-eligible employees whose compensation or benefit amount exceeds the federal limits with an additional defined benefit in an amount equal to what would have been payable under the ARP if the federal limits did not exist.

Change-in-Control and Post-Termination Benefits

Consistent with Allstate’s compensation objectives, Allstate offers these benefits to attract, motivate, and retain highly talented executives. A change-in-control of Allstate could have a disruptive impact on both Allstate and its executives. Change-in-control benefits and post-termination benefits are designed to mitigate that impact and to maintain alignment between the interests of Allstate’s executives and Allstate stockholders.

Messrs. Civgin and Winter are participants in Allstate’s change-in-control severance plan (CIC Plan).

Mr. Pintozzi was party to a change-in-control agreement. On December 31, 2012, this change-in-control agreement terminated, and Mr. Pintozzi became a participant in the CIC Plan. If a change-in-control had occurred on or before December 31, 2012, Mr. Pintozzi’s long-term equity incentive awards would have vested immediately, and he would have been eligible for an excise tax gross-up and a lump sum cash pension enhancement based on additional years of age, service, and compensation.

The other named executives are not participants in the CIC Plan and are not party to change-in-control agreements.

The change-in-control and post-termination arrangements which are described in the Potential Payments as a Result of Termination or Change-in-Control section are not provided exclusively to the named executives. A larger group of management employees is eligible to receive many of the post-termination benefits described in that section.

Stock Ownership Guidelines

Because Allstate believes management’s interests must be linked with those of Allstate’s stockholders, Allstate instituted stock ownership guidelines in 1996 that require each of the named executives, other than Mr. Dahl, to own Allstate common stock worth a multiple of base salary. Allstate adjusted the stock ownership guidelines to accommodate the shift to performance stock awards beginning in 2012. The new guidelines provide that an executive must hold 75% of net after-tax shares received as a result of equity compensation awards until his or her salary multiple guideline is met. The chart below shows the salary multiple guidelines and the equity holdings that count towards the requirement.

Name	Guideline	Status
Mr. Civgin	3x salary	✓ Meets guideline
Mr. Merten	2x salary	Must hold 75% of net after-tax shares until guideline is met
Mr. Winter	3x salary	Must hold 75% of net after-tax shares until guideline is met
Mr. Pintozzi	2x salary	✓ Meets guideline
Mr. Becker	2x salary	Must hold 75% of net after-tax shares until guideline is met
Mr. Chandra	2x salary	Must hold 75% of net after-tax shares until guideline is met
Mr. Dahl	—	—
Mr. Kavanaugh	2x salary	Must hold 75% of net after-tax shares until guideline is met

What Counts Toward the Guideline	What Does not Count Toward the Guideline
• Allstate shares owned personally	• Unexercised stock options

• Shares held in the Allstate 401(k) Savings Plan	• Performance stock awards

• Restricted stock units

Allstate also has a policy on insider trading that prohibits all officers, directors, and employees from engaging in transactions in securities issued by Allstate or any of its subsidiaries that might be considered speculative or hedging, such as selling short or buying or selling options.

SUMMARY COMPENSATION TABLE

The following table summarizes the compensation of the named executives for all services rendered to Lincoln Benefit for the last three fiscal years, allocated to Lincoln Benefit in a manner consistent with the allocation of compensation under the Service and Expense Agreement.

NAME AND PRINCIPAL POSITION(1)	YEAR	SALARY ($)	BONUS ($)		STOCK AWARDS ($)(2)	OPTION AWARDS ($)(3)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)	CHANGE IN PENSION VALUE AND NONQUALIFIED DEFERRED COMPENSATION EARNINGS ($)(4)		ALL OTHER COMPENSATION ($)(5)	TOTAL ($)
Don Civgin
(Chairman of the Board and Chief Executive Officer)	2012	143,520	—		197,594	197,598	416,000	10,105	(7)	5,887	970,704
Jesse E. Merten (Senior Vice President and Chief Financial Officer)	2012	77,526	—		35,032	35,018	96,695	0	(8)	14,188	258,459
Matthew E. Winter (Former Chairman of the Board and Chief Executive Officer)	2012	27,404	—		47,492	47,503	114,000	1,992	(9)	1,422	239,813
	2011	168,792	—		198,661	368,935	258,000	12,410		11,398	1,018,196
	2010	172,200	—		210,943	391,756	347,930	1,100		10,082	1,134,011
John C. Pintozzi (Former Senior Vice President and Chief Financial Officer)	2012	57,301	—		38,124	38,131	80,360	7,609	(10)	3,724	225,249
	2011	143,788	—		97,283	97,275	107,500	15,318		7,164	468,328
	2010	130,757	—		94,860	94,859	157,535	8,735		7,528	494,274
Robert K. Becker (Former Senior Vice President)	2012	96,101	—		70,694	23,574	110,196	50,471	(11)	10,660	361,696
	2011	99,403	—		28,634	53,190	63,640	58,791		25,823	329,481
	2010	89,294	—		18,609	55,811	81,067	35,616		6,763	287,160
Anurag Chandra (Executive Vice President)	2012	206,140	—		201,159	201,153	402,300	11,798	(12)	11,965	1,034,515
	2011	178,615	53,750	(6)	135,435	251,552	161,250	0		13,740	794,342
Lawrence W. Dahl (President and Chief Operating Officer)	2012	280,000	—		45,005	44,997	195,888	362,610	(13)	19,450	947,950
	2011	280,000	—		47,991	47,996	100,000	258,501		15,100	749,588
	2010	274,586	—		53,428	17,810	137,159	136,233		36,639	655,855
Wilford J. Kavanaugh (Senior Vice President)	2012	47,535	—		16,436	0	43,918	0	(14)	14,916	122,805

(1)	Mr. Chandra was not a named executive for 2010, Mr. Becker was not a named executive for 2011, and Messrs. Civgin, Merten, and Kavanaugh were not named executives for 2010 and 2011.
(2)

The aggregate grant date fair value of performance stock awards granted in 2012 and restricted stock units awards granted in 2012, 2011, and 2010 are computed in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification Topic 718 (ASC 718). The fair value of PSAs and RSUs is based on the final closing price of Allstate’s stock as of the grant date, which in part reflects the payment of expected future dividends. (See note 18 to Allstate’s audited financial statements for 2012.) This amount reflects an accounting expense and does not correspond to actual value that will be realized by the named executives. The value for PSAs is based on the probable satisfaction of the performance conditions. The number of PSAs or RSUs granted in 2012 to each named executive is provided in the Grants of Plan-Based Awards table on page 69. The value of the PSAs at grant date share price if maximum corporate performance were to be achieved is as follows: Mr. Civgin $395,188, Mr. Winter $94,984, and Mr. Chandra $402,318.

(3)

The aggregate grant date fair value of option awards computed in accordance with FASB ASC 718. The fair value of each option award is estimated on the grant date using a binomial lattice model and the assumptions as set forth in the following table:

	2012	2011	2010
Weighted average expected term	9.0 years	7.9 years	7.8 years
Expected volatility	20.2 – 53.9%	22.1 – 53.9%	23.7 – 52.3%
Weighted average volatility	34.6%	35.1%	35.1%
Expected dividends	2.2 – 3.0%	2.5 – 3.7%	2.4 – 2.8%
Weighted average expected dividends	2.8%	2.7%	2.6%
Risk-free rate	0.0 – 2.2%	0.0 – 3.5%	0.1 – 3.9%

(See note 18 to Allstate’s audited financial statements for 2012.) This amount reflects an accounting expense and does not correspond to actual value that will be realized by the named executives. The number of options granted in 2012 to each named executive is provided in the Grants of Plan-Based Awards table on page 69.

(4)

Amounts reflect the aggregate increase in actuarial value of the pension benefits as set forth in the Pension Benefits table, accrued during 2012, 2011, and 2010. These are benefits under the Allstate Retirement Plan (ARP) and the Supplemental Retirement Income Plan (SRIP). Non-qualified deferred compensation earnings are not reflected since Allstate’s Deferred Compensation Plan does not provide above-market earnings. The pension plan measurement date is December 31. (See note 17 to Allstate’s audited financial statements for 2012.)

(5)	The All Other Compensation for 2012—Supplemental Table provides details regarding the amounts for 2012 for this column.
(6)

As part of his sign-on bonus, Mr. Chandra received $107,500 in cash, $53,750 payable within 90 days of his start date and the remainder payable one year later, 15 months from his start date. Mr. Chandra’s start date was January 31, 2011.

(7)	Reflects the increase in the actuarial value of the benefits provided to Mr. Civgin under the ARP and SRIP of $1,848 and $8,257 respectively.
(8)	As of December 31, 2012, Mr. Merten was not a participant and was not vested in the ARP or SRIP.
(9)	Reflects the increase in the actuarial value of the benefits provided to Mr. Winter under the ARP and SRIP of $286 and $1,706 respectively.
(10)	Reflects the increase in the actuarial value of the benefits provided to Mr. Pintozzi under the ARP and SRIP of $3,249 and $4,360 respectively.
(11)	Reflects the increase in the actuarial value of the benefits provided to Mr. Becker under the ARP and SRIP of $49,064 and $1,407 respectively.
(12)

Reflects the increase in the actuarial value of the benefits provided to Mr. Chandra under the ARP and SRIP of $3,555 and $8,244 respectively. As of December 31, 2012, Mr. Chandra was not vested in the ARP or SRIP.

(13)	Reflects the increase in the actuarial value of the benefits provided to Mr. Dahl under the ARP and SRIP of $226,545 and $136,065 respectively.
(14)	As of December 31, 2012, Mr. Kavanaugh was not a participant and was not vested in the ARP or SRIP.

ALL OTHER COMPENSATION FOR 2012—SUPPLEMENTAL TABLE

(In dollars)

The following table describes the incremental cost of other benefits provided in 2012 that are included in the “All Other Compensation” column.

Name	401(k) Match(1)	Other(2)	Total All Other Compensation
Mr. Civgin	1,924	3,963	5,887
Mr. Merten	2,186	12,002	14,188
Mr. Winter	352	1,070	1,422
Mr. Pintozzi	1,517	2,207	3,724
Mr. Becker	3,626	7,034	10,660
Mr. Chandra	4,135	7,830	11,965
Mr. Dahl	9,250	10,200	19,450
Mr. Kavanaugh	1,190	13,726	14,916
(1)

Each of the named executives participated in Allstate’s 401(k) plan during 2012. The amount shown is the amount allocated to their accounts as employer matching contributions. Messrs. Merten, Chandra, and Kavanaugh will not be vested in the employer matching contribution until they have completed three years of vesting service.

(2)

“Other” consists of premiums for group life insurance and personal benefits and perquisites consisting of mobile phones, tax preparation services, financial planning, ground transportation, supplemental long-term disability coverage, and for Messrs. Merten, Becker, and Kavanaugh, $8,309, $1,758, and $11,678, respectively, for reimbursement of taxes related to relocation expenses. (Tax assistance for certain relocation benefits is a standard component of Allstate’s relocation program available to all employees.) Messrs. Merten, Becker, and Kavanaugh also received amounts for relocation that are not reflected in other compensation because they are part of the standard relocation package available to all employees. There was no incremental cost for the use of mobile phones. Allstate provides supplemental long-term disability coverage to all regular full-time and regular part-time employees who participate in the long-term disability plan and whose annual earnings exceed the level which produces the maximum monthly benefit provided by the long-term disability plan. This coverage is self-insured (funded and paid for by Allstate when obligations are incurred). No obligations for the named executives were incurred in 2012, and therefore, no incremental cost is reflected in the table. In limited circumstances approved by Allstate’s CEO, Messrs. Civgin, Winter, and Chandra are permitted to use Allstate’s corporate aircraft for personal purposes. Messrs. Civgin, Winter, and Chandra did not use the corporate aircraft for personal purposes in 2012.

GRANTS OF PLAN-BASED AWARDS AT FISCAL YEAR-END 2012(1)

The following table provides information about non-equity incentive plan awards and equity awards granted to the named executives during fiscal year 2012 to the extent the expense was allocated to Lincoln Benefit under the Service and Expense Agreement.

				Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Shr)(4)	Grant Date Fair Value ($)(5)
Name	Grant Date	Date of Committee Action for Equity Incentive Plan Awards	Plan Name	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)				Stock Awards	Option Awards
Mr. Civgin	—	—	Annual cash incentive	88,050	176,099	1,149,720
	3/6/2012	3/6/2012	Performance stock awards				0	6,374	12,748				197,594
	2/21/2012	2/20/2012	Stock options								22,791	31.56		197,598
Mr. Merten	—	—	Annual cash incentive	19,381	38,763	96,907
	2/21/2012	2/20/2012	Restricted stock units							1,110			35,032
	2/21/2012	2/20/2012	Stock options								4,039	31.56		35,018
Mr. Winter	—	—	Annual cash incentive	20,032	40,064	210,045
	3/6/2012	3/6/2012	Performance stock awards				0	1,532	3,064				47,492
	2/21/2012	2/20/2012	Stock options								5,479	31.56		47,503
Mr. Pintozzi	—	—	Annual cash incentive	17,190	34,380	85,951
	2/21/2012	2/20/2012	Restricted stock units							1,208			38,124
	2/21/2012	2/20/2012	Stock options								4,398	31.56		38,131
Mr. Becker	—	—	Annual cash incentive	24,025	48,051	120,126
	2/21/2012	2/20/2012	Restricted stock units							2,240			70,694
	2/21/2012	2/20/2012	Stock options								2,719	31.56		23,574
Mr. Chandra	—	—	Annual cash incentive	87,610	175,219	438,048
	3/6/2012	3/6/2012	Performance stock awards				0	6,489	12,978				201,159
	2/21/2012	2/20/2012	Stock options								23,201	31.56		201,153
Mr. Dahl	—	—	Annual cash incentive	49,000	98,000	245,000
	2/21/2012	2/20/2012	Restricted stock units							1,426			45,005
	2/21/2012	2/20/2012	Stock options								5,190	31.56		44,997
Mr. Kavanaugh	—	—	Annual cash incentive	11,884	23,768	59,419
	6/1/2012	5/26/2012	Restricted stock units							497			16,436
(1)	Awards under the Annual Executive Incentive Plan and the 2009 Equity Incentive Plan.
(2)

The amounts in these columns consist of the threshold, target, and maximum annual cash incentive awards for the named executives. The threshold amount for each named executive is 50% of target, as the minimum amount payable if threshold performance is achieved. If threshold is not achieved, the payment to named executives would be zero. The target amount is based upon achievement of the performance measures listed under the Annual Cash Incentive Awards caption on page 62. The maximum amount payable to Messrs. Civgin and Winter is an amount equal to 15% of the award pool (but for Mr. Winter in no event greater than the stockholder approved maximum of $8.5 million under the Annual Executive Incentive Plan). The award pool is equal to 1.0% of Adjusted Operating Income. None of the other named executives participate in the adjusted underlying operating income pool. Adjusted Operating Income is defined on page 84.

(3)

The amounts shown in these columns reflect the threshold, target, and maximum performance stock awards for the named executives who were awarded PSAs. The threshold amount is 0% payout. The target and maximum amounts are based upon achievement of the performance measures listed under the Performance Stock Awards caption on page 63.

(4)

The exercise price of each option is equal to the fair market value of Allstate’s common stock on the grant date. Fair market value is equal to the closing sale price on the grant date or, if there was no such sale on the grant date, then on the last previous day on which there was a sale.

(5)

The aggregate grant date fair value of the March 6, 2012, performance stock awards was $31.00, computed in accordance with FASB ASC 718 based on the probable satisfaction of the performance conditions. The aggregate grant date fair value of the February 21, 2012, restricted stock units was $31.56 and the stock option awards was $8.67, computed in accordance with FASB ASC 718. The aggregate grant date fair value of the June 1, 2012, restricted stock units was $33.07, computed in accordance with FASB ASC 718. The assumptions used in the valuation are discussed in footnotes 2 and 3 to the Summary Compensation Table on page 67.

Stock options

Stock options represent an opportunity to buy shares of Allstate’s stock at a fixed exercise price at a future date. Allstate uses them to align the interests of Allstate’s executives with long-term stockholder value, as the stock price must appreciate from the grant date for the executives to profit. Under Allstate’s stockholder-approved equity incentive plan, the exercise price cannot be less than the fair market value of a share on the grant date. Stock option repricing is not permitted. In other words, without an event such as a stock split, if the Committee cancels an award and substitutes a new award, the exercise price of the new award cannot be less than the exercise price of the cancelled award. All stock option awards have been made in the form of nonqualified stock options. The options granted to the named executives in 2012 become exercisable over four years: 50% on the second anniversary of the grant date and 25% on each of the third and fourth anniversary dates, and expire in ten years, except in certain change-in-control situations or under other special circumstances approved by the Committee.

Performance stock awards

Performance stock awards (PSAs) represent Allstate’s promise to transfer shares of common stock in the future if certain performance measures are met. Each PSA represents Allstate’s promise to transfer one fully vested share in the future for each PSA that vests. PSAs earned will vest following the end of the three year performance cycle, subject to continued employment (other than in the event of death, disability, retirement, or a qualifying termination following a change in control). Vested PSAs will be converted into shares of Allstate common stock and dividend equivalents accrued on these shares will be paid in cash. No dividend equivalents will be paid prior to vesting. Performance stock awards were granted to Messrs. Civgin, Winter, and Chandra.

Restricted stock units

Messrs. Merten, Pintozzi, Becker, Dahl, and Kavanaugh received awards of restricted stock units in 2012. Each restricted stock unit represents Allstate’s promise to transfer one fully vested share of stock in the future if and when the restrictions expire (when the unit “vests”). Because restricted stock units are based on and payable in stock, they reinforce the alignment of interests of Allstate’s executives and Allstate’s stockholders. In addition, restricted stock units provide a retention incentive because they have a real, current value that is forfeited in most circumstances if an executive terminates employment before the restricted stock units vest. Under the terms of the restricted stock unit awards, the executives have only the rights of general unsecured creditors of Allstate and no rights as stockholders until delivery of the underlying shares. The restricted stock units granted to Messrs. Merten, Pintozzi, Becker, Dahl, and Kavanaugh in 2012 vest over four years: 50% on the second anniversary of the grant date and 25% on each of the third and fourth anniversary dates, except in certain change-in-control situations or under other special circumstances approved by the Committee. The restricted stock units granted to Messrs. Merten, Pintozzi, Becker, Dahl, and Kavanaugh in 2012 include the right to receive previously accrued dividend equivalents when the underlying restricted stock unit vests.

Outstanding Equity Awards at Fiscal Year-End 2012

The following table summarizes the outstanding equity awards of the named executives as of December 31, 2012, allocated in a manner consistent with the allocation of compensation expenses to Lincoln Benefit under the Service and Expense Agreement for 2012. The percentage of each equity award actually allocated to Lincoln Benefit has varied over the years during which these awards were granted depending on the extent of services rendered by such executive to Lincoln Benefit and the arrangements in place at the time of such equity awards between Lincoln Benefit and the executive’s Allstate-affiliated employer. Because the aggregate amount of such equity awards attributable to services rendered to Lincoln Benefit by each named executive cannot be calculated without unreasonable effort, the allocated amount of each equity award provided for each named executive in the following table is the amount determined by multiplying each named executive’s equity award for services rendered to Allstate and all of its affiliates by the percentage used for allocating such named executive’s compensation to Lincoln Benefit in 2012 under the Service and Expense Agreement.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2012

Option Awards(1)						Stock Awards
Name	Option Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable(2)	Number of Securities Underlying Unexercised Options (#) Unexercisable(3)	Option Exercise Price	Option Expiration Date	Stock Award Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)(4)	Market Value of Shares or Units of Stock That Have Not Vested($)(5)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights that Have Not Vested (#)(6)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights that Have Not Vested ($)(5)
Mr. Civgin	Sep. 08, 2008	13,520	0	$46.48	Sep. 08, 2018
	Feb. 27, 2009	31,434	10,478	$16.83	Feb. 27, 2019	Feb. 27, 2009	7,375	$296,264
	Feb. 22, 2010	11,642	11,642	$31.41	Feb. 22, 2020	Feb. 22, 2010	1,976	$79,376
	Feb. 22, 2011	0	23,992	$31.74	Feb. 22, 2021	Feb. 22, 2011	3,899	$156,630
	Feb. 21, 2012	0	22,791	$31.56	Feb. 21, 2022	Mar. 06, 2012			6,374	$256,050
										Aggregate Market Value
										$788,320
Mr. Merten	Feb. 21, 2012	0	4,039	$31.56	Feb. 21, 2022	Feb. 21, 2012	1,110	$44,574
										Aggregate Market Value
										$44,574
Mr. Winter	Nov. 02, 2009	956	319	$29.64	Nov. 02, 2019	Nov. 02, 2009	224	$9,012
	Feb. 22, 2010	2,620	2,620	$31.41	Feb. 22, 2020	Feb. 22, 2010	445	$17,860
	Feb. 22, 2011	0	5,672	$31.74	Feb. 22, 2021	Feb. 22, 2011	922	$37,032
	Feb. 21, 2012	0	5,479	$31.56	Feb. 21, 2022	Mar. 06, 2012			1,532	$61,551
										Aggregate Market Value
										$125,455
Mr. Pintozzi	Feb. 06, 2004	816		$45.96	Feb. 06, 2014
	Feb. 22, 2005	2,246		$52.57	Feb. 22, 2015
	Feb. 21, 2006	2,225		$53.84	Feb. 21, 2016
	Feb. 21, 2006	1,476		$53.84	Feb. 21, 2016
	Feb. 20, 2007	2,183		$62.24	Feb. 20, 2017
	Feb. 26, 2008	3,898		$48.82	Feb. 26, 2018
	Feb. 27, 2009	2,287	2,042	$16.83	Feb. 27, 2019	Feb. 27, 2009	1,437	$57,723
	Feb. 22, 2010	1,916	1,916	$31.41	Feb. 22, 2020	Feb. 22, 2010	604	$24,263
	Feb. 22, 2011	0	3,873	$31.74	Feb. 22, 2021	Feb. 22, 2011	1,169	$46,958
	Feb. 21, 2012	0	4,398	$31.56	Feb. 21, 2022	Feb. 21, 2012	1,208	$48,533
										Aggregate Market Value
										$177,477
Mr. Becker	Feb. 06, 2004	568		$45.96	Feb. 06, 2014
	Feb. 22, 2005	444		$52.57	Feb. 22, 2015
	Feb. 21, 2006	536		$53.84	Feb. 21, 2016
	Feb. 20, 2007	523		$62.24	Feb. 20, 2017
	Feb. 26, 2008	959		$48.82	Feb. 26, 2018
	Feb. 27, 2009	0	1,138	$16.83	Feb. 27, 2019	Feb. 27, 2009	801	$32,170
	Feb. 22, 2010	0	2,695	$31.41	Feb. 22, 2020	Feb. 22, 2010	283	$11,385
	Feb. 22, 2011	0	5,062	$31.74	Feb. 22, 2021	Feb. 22, 2011	822	$33.036
	Feb. 21, 2012	0	2,719	$31.56	Feb. 21, 2022	Feb. 21, 2012	2,240	$89,992
										Aggregate Market Value
										$166,583

Option Awards(1)						Stock Awards
Name	Option Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable(2)	Number of Securities Underlying Unexercised Options (#) Unexercisable(3)	Option Exercise Price	Option Expiration Date	Stock Award Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)(4)	Market Value of Shares or Units of Stock That Have Not Vested ($)(5)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights that Have Not Vested (#)(6)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights that Have Not Vested ($)(5)
Mr. Chandra	Feb. 22, 2011	0	27,296	$31.74	Feb. 22, 2021	Feb. 22, 2011	4,436	$178,195
	Feb. 21, 2012	0	23,201	$31.56	Feb. 21, 2022	Mar. 06, 2012			6,489	$260,649
										Aggregate Market Value
										$438,844
Mr. Dahl	Feb. 06, 2004	3,333		$45.96	Feb. 06, 2014
	Feb. 22, 2005	2,492		$52.57	Feb. 22, 2015
	Feb. 21, 2006	3,418		$53.84	Feb. 21, 2016
	Feb. 20, 2007	2,873		$62.24	Feb. 20, 2017
	Feb. 26, 2008	5,494		$48.82	Feb. 26, 2018
	Feb. 27, 2009	0	2,128	$16.83	Feb. 27, 2019	Feb. 27, 2009	1,497	$60,134
	Feb. 22, 2010	899	900	$31.41	Feb. 22, 2020	Feb. 22, 2010	851	$34,185
	Feb. 22, 2011	0	5,010	$31.74	Feb. 22, 2021	Feb. 22, 2011	1,512	$60,737
	Feb. 21, 2012	0	5,190	$31.56	Feb. 21, 2022	Feb. 21, 2012	1,426	$57,282
										Aggregate Market Value
										$212,338
Mr. Kavanaugh						Jun. 01, 2012	497	$19,974
										Aggregate Market Value
										$19,974
(1)

The options granted in 2012, 2011, and 2010 vest over four years: 50% on the second anniversary date and 25% on each of the third and fourth anniversary dates. The other options vest in four installments of 25% on each of the first four anniversaries of the grant date. The exercise price of each option is equal to the fair market value of Allstate’s common stock on the grant date. For options granted prior to 2007, fair market value is equal to the average of high and low sale prices on the grant date. For options granted in 2007 and thereafter, fair market value is equal to the closing sale price on the grant date. In each case, if there was no sale on the grant date, fair market value is calculated as of the last previous day on which there was a sale.

(2)

The aggregate value and aggregate number of exercisable in-the-money options as of December 31, 2012, for each of the named executives is as follows: Mr. Civgin $835,655 (43,076 aggregate number exercisable), Mr. Merten $0 (0 aggregate number exercisable), Mr. Winter $33,018 (3,576 aggregate number exercisable), Mr. Pintozzi $70,177 (4,203 exercisable), Mr. Becker $0 (0 aggregate number exercisable), Mr. Chandra $0 (0 aggregate number exercisable), Mr. Dahl $7,875 (899 aggregate number exercisable), and Mr. Kavanaugh $0 (0 aggregate number exercisable).

(3)

The aggregate value and aggregate number of unexercisable in-the-money options as of December 31, 2012, for each of the named executives is as follows: Mr. Civgin $745,023 (68,903 aggregate number unexercisable), Mr. Merten $34,778 (4,039 aggregate number unexercisable), Mr. Winter $121,292 (14,090 aggregate number unexercisable), Mr. Pintozzi $134,954 (12,229 aggregate number unexercisable), Mr. Becker $116,233 (11,614 aggregate number unexercisable), Mr. Chandra $429,864 (50,497 aggregate number unexercisable), Mr. Dahl $144,472 (13,228 aggregate number unexercisable), and Mr. Kavanaugh $0 (0 aggregate number unexercisable).

(4)

The restricted stock unit awards granted in 2012, 2011, and 2010 vest over four years: 50% on the second anniversary of the grant date and 25% on each of the third and fourth anniversary dates. The other restricted stock unit awards vest in one installment on the fourth anniversary of the grant date, unless otherwise noted.

(5)	Amount is based on the closing price of Allstate’s common stock of $40.17 on December 31, 2012.
(6)	The performance stock awards granted in 2012 vest in one installment on the third anniversary of the grant date.

Option Exercises and Stock Vested at Fiscal Year-End 2012

The following table summarizes the options exercised by the named executives during 2012 and the restricted stock unit awards that vested during 2012, allocated in a manner consistent with the allocation of compensation expenses to Lincoln Benefit under the Service and Expense Agreement for 2012.

OPTION EXERCISES AND STOCK VESTED AT FISCAL YEAR-END 2012

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Mr. Civgin	0	0	2,870	96,773
Mr. Merten	0	0	0	0
Mr. Winter	0	0	445	14,032
Mr. Pintozzi	2,829	39,692	1,027	32,327
Mr. Becker	3,833	30,718	387	12,190
Mr. Chandra	0	0	0	0
Mr. Dahl	8,581	120,355	1,446	45,517
Mr. Kavanaugh	0	0	0	0

Retirement Benefits

Each named executive participates in two different defined benefit pension plans. Pension expense for each named executive under these plans has been accrued annually over the course of the executive’s career with Allstate. The aggregate amount of the annual accrual specifically allocated to Lincoln Benefit over that period of time has varied depending on the extent of services rendered by such executive to Lincoln Benefit and the arrangements in place at the time of accrual between Lincoln Benefit and the executive’s Allstate affiliated employer. Because the aggregate amount of such annual accruals earned prior to 2012 attributable to services rendered to Lincoln Benefit by each named executive cannot be calculated without unreasonable effort, the present value of accumulated benefit provided for each named executive in the following table is the amount determined by multiplying the present value of such named executive’s accumulated pension benefit for services rendered to Allstate and all of its affiliates over the course of such named executive’s career with Allstate by the percentage used for allocating such named executive’s compensation to Lincoln Benefit under the Service and Expense Agreement in 2012.

PENSION BENEFITS

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit(1)(2) ($)	Payments During Last Fiscal Year ($)
Mr. Civgin	Allstate Retirement Plan	4.3	4,524	0
	Supplemental Retirement Income Plan	4.3	17,343	0
Mr. Merten(3)	Allstate Retirement Plan	1.0	0	0
	Supplemental Retirement Income Plan	1.0	0	0
Mr. Winter	Allstate Retirement Plan	3.2	525	0
	Supplemental Retirement Income Plan	3.2	3,440	0
Mr. Pintozzi	Allstate Retirement Plan	10.3	13,563	0
	Supplemental Retirement Income Plan	10.3	16,085	0
Mr. Becker	Allstate Retirement Plan	12.1	194,886	0
	Supplemental Retirement Income Plan	12.1	106,968	0
Mr. Chandra(3)	Allstate Retirement Plan	2.0	3,555	0
	Supplemental Retirement Income Plan	2.0	8,244	0
Mr. Dahl	Allstate Retirement Plan	25.9	895,012	0
	Supplemental Retirement Income Plan	25.9	685,612	0
Mr. Kavanaugh(3)	Allstate Retirement Plan	0.7	0	0
	Supplemental Retirement Income Plan	0.7	0	0
(1)

These amounts are estimates and do not necessarily reflect the actual amounts that will be paid to the named executives, which will be known only at the time they become eligible for payment. Accrued benefits were calculated as of December 31, 2012, and used to calculate the present value of accumulated benefits at December 31, 2012. December 31 is the pension plan measurement date used for financial statement reporting purposes.

The amounts listed in this column are based on the following assumptions:

•

Discount rate of 4.00%, payment form assuming 80% paid as a lump sum and 20% paid as an annuity, lump-sum/annuity conversion segmented interest rates of 4.25% for the first five years, 6.0% for the next 15 years, and 6.75% for all years after 20 and the 2013 combined static Pension Protection Act funding mortality table with a blend of 50% males and 50% females (as required under the Internal Revenue Code), and post-retirement mortality for annuitants using the 2013 Internal Revenue Service mandated annuitant table; these are the same as those used for financial reporting year-end disclosure as described in the notes to Allstate’s consolidated financial statements. (See note 17 to Allstate’s audited financial statements for 2012.)

•	Based on guidance provided by the Securities and Exchange Commission, we have assumed a normal retirement age of 65 under both the ARP and SRIP.

•	No assumption for early termination, disability, or pre-retirement mortality.
(2)

The figures reflect the present value of the current accrued pension benefits calculated using the assumptions described in the preceding footnote. If the named executives’ employment terminated on December 31, 2012, the lump sum present value of the non-qualified pension benefits for each named executive earned through December 31, 2012, is shown in the following table:

Name	Plan Name	Lump Sum Amount ($)
Mr. Civgin	Supplemental Retirement Income Plan	$15,753
Mr. Merten	Supplemental Retirement Income Plan	$0
Mr. Winter	Supplemental Retirement Income Plan	$3,224
Mr. Pintozzi	Supplemental Retirement Income Plan	$14,196
Mr. Becker	Supplemental Retirement Income Plan	$132,884
Mr. Chandra	Supplemental Retirement Income Plan	$6,657
Mr. Dahl	Supplemental Retirement Income Plan	$873,592
Mr. Kavanaugh	Supplemental Retirement Income Plan	$0

The amount shown is based on the lump sum methodology (i.e., interest rate and mortality table) used by the Allstate pension plans in 2013, as required under the Pension Protection Act. Specifically, the interest rate for 2013 is based on 100% of the average corporate bond segmented yield curve from August of the prior year. The mortality table for 2013 is the 2013 combined static Pension Protection Act funding mortality table with a blend of 50% males and 50% females, as required under the Internal Revenue Code.

(3)

As of December 31, 2012, Messrs. Merten and Kavanaugh were not participants and were not vested in the Allstate Retirement Plan or the Supplemental Retirement Income Plan. As of December 31, 2012, Mr. Chandra was not vested in the Allstate Retirement Plan or the Supplemental Retirement Income Plan.

The benefits and value of benefits shown in the Pension Benefits table are based on the following material factors:

Allstate Retirement Plan (ARP)

The ARP has two different types of benefit formulas (final average pay and cash balance) which apply to participants based on their date of hire or the individual choices they made before a cash balance plan was introduced on January 1, 2003. Of the named executives, Messrs. Civgin, Merten, Winter, Pintozzi, Chandra, and Kavanaugh are eligible to earn cash balance benefits. Benefits under the final average pay formula are earned and stated in the form of a straight life annuity payable at the normal retirement age 65. Participants who earn final average pay benefits may do so under one or more benefit formulas based on when they became ARP members and their years of service.

Messrs. Becker and Dahl have earned ARP benefits under the post-1988 final average pay formula which is the sum of the Base Benefit and the Additional Benefit, defined as follows:

•	Base Benefit =1.55% of the participant’s average annual compensation, multiplied by credited service after 1988 (limited to 28 years of credited service)

•

Additional Benefit =0.65% of the amount, if any, of the participant’s average annual compensation that exceeds the participant’s covered compensation (the average of the maximum annual salary taxable for Social Security over the 35-year period ending the year the participant would reach Social Security retirement age) multiplied by credited service after 1988 (limited to 28 years of credited service)

Since Mr. Dahl earned benefits between January 1, 1978, and December 31, 1988, one component of his ARP benefit will be based on the following benefit formula:

1.	Multiply years of credited service from 1978 through 1988 by 2 1/8%.

2.	Then, multiply the percentage from step (1) by

a.	Average annual compensation (five-year average) at December 31, 1988, and by

b.	Estimated Social Security at December 31, 1988.

3.	Then, subtract 2(b) from 2(a). The result is the normal retirement allowance for service from January 1, 1978, through December 31, 1988.

4.	The normal retirement allowance is indexed for final average pay. In addition, there is an adjustment of 18% of the normal retirement allowance as of December 31, 1988, to reflect a conversion to a single life annuity.

For participants eligible to earn cash balance benefits, pay credits are added to the cash balance account on a quarterly basis as a percent of compensation and based on the participant’s years of vesting service as follows:

Cash Balance Plan Pay Credits

Vesting Service	Pay Credit %
Less than 1 year	0%
1 year, but less than 5 years	2.5%
5 years, but less than 10 years	3%
10 years, but less than 15 years	4%
15 years, but less than 20 years	5%
20 years, but less than 25 years	6%
25 years or more	7%

Supplemental Retirement Income Plan (SRIP)

SRIP benefits are generally determined using a two-step process: (1) determine the amount that would be payable under the ARP formula specified above if Internal Revenue Code limits did not apply, then (2) reduce the amount described in (1) by the amount actually payable under the ARP formula. The normal retirement date under the SRIP is age 65. If eligible for early retirement under the ARP, the employee also is eligible for early retirement under the SRIP.

Credited Service; Other Aspects of the Pension Plans

As has generally been Allstate’s practice, no additional service credit beyond service with Allstate or its predecessors is granted under the ARP or the SRIP.

For the ARP and SRIP, eligible compensation consists of salary, annual cash incentive awards, pre-tax employee deposits made to Allstate’s 401(k) plan and Allstate’s cafeteria plan, holiday pay, and vacation pay. Eligible compensation also includes overtime pay, payment for temporary military service, and payments for short term disability, but does not include long-term cash incentive awards or income related to equity awards. Compensation used to determine benefits under the ARP is limited in accordance with the Internal Revenue Code. For final average pay benefits, average annual compensation is the average compensation of the five highest consecutive calendar years within the last ten consecutive calendar years preceding the actual retirement or termination date.

Payment options under the ARP include a lump sum, straight life annuity, and various survivor annuity options. The lump sum under the final average pay benefit is calculated in accordance with the applicable interest rate and mortality as required under the Internal Revenue Code. The lump sum payment under the cash balance benefit is generally equal to a participant’s cash balance account balance. Payments from the SRIP are paid in the form of a lump sum using the same interest rate and mortality assumptions used under the ARP.

Timing of Payments

Age 65 is the earliest retirement age that a named executive may retire with full retirement benefits under the ARP and SRIP. However, a participant earning final average pay benefits is entitled to an early retirement benefit on or after age 55 if he or she terminates employment after completing 20 or more years of vesting service. A participant earning cash balance benefits who terminates employment with at least three years of vesting service is entitled to a lump sum benefit equal to his or her cash balance account balance. Currently, none of the named executives are eligible for an early retirement benefit.

As defined in the SRIP, SRIP benefits earned through December 31, 2004 (Pre 409A SRIP Benefits) are generally payable at the normal retirement age of 65. Pre 409A SRIP Benefits may be payable at age 50 or later if disabled, following early retirement at age 55 or older with 20 years of vesting service, or following death, in accordance with the terms of the SRIP. SRIP benefits earned after December 31, 2004 (Post 409A SRIP Benefits) are paid on the January 1 following termination of employment after reaching age 55 (a minimum six month deferral period applies), or following death, in accordance with the terms of the SRIP.

Eligible employees are vested in the normal ARP and SRIP retirement benefit on the earlier of the completion of five years of service or upon reaching age 65 (for participants with final average pay benefits) or the completion of three years of service or upon reaching age 65 (for participants whose benefits are calculated under the cash balance formula). The following SRIP payment dates assume a retirement or termination date of December 31, 2012:

•	Mr. Civgin’s Post 409A SRIP Benefit would be paid on January 1, 2017, or following death. Mr. Civgin will turn 65 on May 17, 2026.

•	Mr. Merten’s Post 409A SRIP Benefit is not currently vested, but would become payable following death. Mr. Merten will turn 65 on June 25, 2039.

•	Mr. Winter’s Post 409A SRIP Benefit would be paid on July 1, 2013, or following death. Mr. Winter will turn 65 on January 22, 2022.

•

Mr. Pintozzi’s Pre 409A SRIP Benefit would be payable as early as January 1, 2013, or following death. Mr. Pintozzi’s Post 409A SRIP Benefit would be paid on January 1, 2021, or following death. Mr. Pintozzi will turn 65 on May 18, 2030.

•

Mr. Becker’s Pre 409A SRIP Benefit would be paid on January 1, 2021, or following death or disability. Mr. Becker’s Post 409A SRIP Benefit would be paid on July 1, 2013, or following death. Mr. Becker will turn 65 on July 9, 2020.

•	Mr. Chandra’s Post 409A SRIP Benefit is not currently vested, but would become payable following death. Mr. Chandra will turn 65 on October 2, 2042.

•

Mr. Dahl’s Pre 409A SRIP Benefit would be payable as early as January 1, 2015, or following death or disability. Mr. Dahl’s Post 409A SRIP Benefit would be paid on January 1, 2015, or following death. Mr. Dahl will turn 65 on August 2, 2024.

•	Mr. Kavanaugh’s Post 409A SRIP Benefit is not currently vested. Mr. Kavanaugh will turn 65 on August 20, 2035.

Non-Qualified Deferred Compensation

The following table summarizes the non-qualified deferred compensation contributions, earnings, and account balances of the named executives in 2012. All amounts relate to The Allstate Corporation Deferred Compensation Plan.

The aggregate amount of the annual accrual specifically allocated to Lincoln Benefit over each named executive’s career with Allstate has varied depending on the extent of services rendered by such executive to Lincoln Benefit and the arrangements in place at the time of accrual between Lincoln Benefit and the executive’s Allstate affiliated employer. Because the aggregate earnings and balance attributable to services rendered to Lincoln Benefit by each named executive cannot be calculated without unreasonable effort, the aggregate earnings and aggregate balance provided for each named executive in the following table is the amount determined by multiplying the value of such named executive’s non-qualified deferred compensation benefit for services rendered to Allstate and all of its affiliates over the course of such named executive’s career with Allstate by the percentage used for allocating such named executive’s compensation to Lincoln Benefit under the Service and Expense Agreement in 2012.

NON-QUALIFIED DEFERRED COMPENSATION AT FISCAL YEAR-END 2012

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(1)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(2)
Mr. Civgin	0	0	0	0	0
Mr. Merten	0	0	0	0	0
Mr. Winter	0	0	0	0	0
Mr. Pintozzi	0	0	0	0	0
Mr. Becker	0	0	0	0	0
Mr. Chandra	0	0	0	0	0
Mr. Dahl	0	0	0	0	0
Mr. Kavanaugh	0	0	0	0	0
(1)	Aggregate earnings were not included in the named executive’s compensation in the last completed fiscal year in the Summary Compensation Table.
(2)	There are no amounts reported in the Aggregate Balance at Last FYE column that previously were reported as compensation in the Summary Compensation Table.

In order to remain competitive with other employers, Allstate allows employees, including the named executives and other employees whose annual compensation exceeds the amount specified in the Internal Revenue Code ($250,000 in 2012), to defer up to 80% of their salary and/or up to 100% of their annual cash incentive award that exceeds that amount under the Deferred Compensation Plan. Allstate does not match participant deferrals and does not guarantee a stated rate of return.

Deferrals under the Deferred Compensation Plan are credited with earnings or debited for losses based on the results of the investment option or options selected by the participants. The investment options available in 2012 under the Deferred Compensation Plan are: Stable Value, S&P 500, International Equity, Russell 2000, Mid-Cap, and Bond Funds. Under the Deferred Compensation Plan, deferrals are not actually invested in these funds, but instead are credited with earnings or debited for losses based on the funds’ investment returns net of administration and investment expenses. Because the rate of return is based on actual investment measures in Allstate’s 401(k) plan, no above market earnings are paid. Allstate’s Deferred Compensation Plan and 401(k) plan allow participants to change their investment elections daily. Investment changes are effective the next business day. The Deferred Compensation Plan is unfunded; participants have only the rights of general unsecured creditors.

Deferrals under the Deferred Compensation Plan are segregated into Pre 409A balances and Post 409A balances. A named executive may elect to begin receiving a distribution of a Pre 409A balance immediately upon separation from service or in one of the first through fifth years after separation from service. The named executive may elect to receive payment of a Pre 409A balance in a lump sum or in annual cash installment payments over a period of two to ten years. In addition, a named executive may elect an in-service withdrawal of his or her entire Pre 409A balance subject to forfeiture of 10% of such balance. An irrevocable distribution election is required before making any Post 409A deferrals into the plan. The distribution options available to the Post 409A balances are similar to those available to the Pre 409A balances, except the earliest distribution date is six months following separation from service. Upon proof of unforeseen emergency, a plan participant may be allowed to access certain funds in a deferred compensation account earlier than the dates specified above.

Potential Payments as a Result of Termination or Change-in-Control (CIC)

The following table lists the compensation and benefits that Allstate would provide to the named executives in various scenarios involving a termination of employment, other than compensation and benefits generally available to all salaried employees. The table describes equity granting practices for the 2012 equity incentive awards. To the extent prior practices are relevant they are described in the footnotes.

Compensation Elements
Termination Scenarios	Base Salary	Severance Pay	Annual Incentive(1)	Stock Options(1)(2)	Restricted Stock Units(1)(2)	Performance Stock Awards(1)(2)	Non-Qualified Pension Benefits(3)	Deferred Compensation(4)	Health, Welfare and Other Benefits
Termination(5)	Ceases immediately	None	Forfeited unless terminated on last day of fiscal year	Unvested are forfeited, vested expire at the earlier of three months or normal expiration	Forfeited	Forfeited	Distributions commence per plan	Distributions commence per participant election	None
Retirement	Ceases Immediately	None	Pro rated for the year based on actual performance for the year with any discretionary adjustments(6)	Awards granted more than 12 months before, and pro rata portion of award granted within 12 months of, retirement continue to vest. All expire at earlier of five years or normal expiration.(7)	Awards granted more than 12 months before, and pro rata portion of award granted within 12 months of retirement continue to vest.(7)	Awards granted more than 12 months before, and pro rata portion of awards granted within 12 months of retirement continue to vest and are paid out based on actual performance.(7)	Distributions commence per plan	Distributions commence per participant election	None
Termination due to Change- in-Control(8)	Ceases Immediately	Lump sum equal to two times salary and annual incentive at target(9)	Pro rated at target (reduced by any actually paid)	Awards vest upon qualifying termination after a CIC.	Awards vest upon qualifying termination after a CIC.(10)	Awards vest based on performance upon a qualifying termination after CIC. (11)	For named executives party to the CIC Plan or a change-in-control agreement, immediately payable upon a CIC	For named executives party to the CIC Plan or a change-in- control agreement, immediately payable upon a CIC	Outplacement services provided; lump sum payment equal to additional cost of welfare benefits continuation coverage for 18 months(12)
Death	One month salary paid upon death	None	Pro rated for year based on actual performance for the year with any discretionary adjustments	Vest immediately and expire at earlier of two years or normal expiration	Vest immediately	Vests and is payable immediately.(13)	Distributions commence per plan	Payable within 90 days	None
Disability	Ceases Immediately	None	Pro rated for year based on actual performance for the year with any discretionary adjustments	Vest immediately and expire at earlier of two years or normal expiration	Vest immediately(14)	Vests and is payable immediately.(13)	Participant may request payment if age 50 or older	Distributions commence per participant election	Supplemental Long Term Disability benefits if enrolled in basic long term disability plan

(1)

Named executives who receive an equity award under the 2009 Equity Incentive Plan or an annual cash incentive award under the Annual Executive Incentive Plan after May 19, 2009, are subject to a non-solicitation covenant while they are employed and for the one-year period following termination of employment. If a named executive violates the non-solicitation covenant, Allstate’s Board of Directors or a committee of Allstate’s Board, to the extent permitted by applicable law, may recover compensation provided to the named executive including cancellation of outstanding awards or recovery of all or a portion of any gain realized upon vesting, settlement, or exercise of an award or recovery of all or a portion of any proceeds resulting from any disposition of shares received pursuant to an award if the vesting, settlement, or exercise of the award or the receipt of the sale proceeds occurred during the 12-month period prior to the violation.

(2)

Named executives who receive an equity award on or after February 21, 2012, that remains subject to a period of restriction or other performance or vesting condition, are subject to a non-compete provision while they are employed and for the two year period following termination of employment. If a named executive violates the non-competition covenant, Allstate’s Board of Directors or a committee of Allstate’s Board may, to the extent permitted by applicable law, cancel any or all of the named executive’s outstanding awards granted on or after February 21, 2012, that remain subject to a period of restriction or other performance or vesting condition as of the date on which the named executive first violated the non-competition provision.

(3)	See the Retirement Benefits section for further detail on non-qualified pension benefits and timing of payments.
(4)	See the Non-Qualified Deferred Compensation section for additional information on the Deferred Compensation Plan and distribution options available.
(5)

Includes both voluntary and involuntary termination. Examples of involuntary termination independent of a change-in-control include performance-related terminations; terminations for employee dishonesty and violation of Allstate rules, regulations, or policies; and terminations resulting from lack of work, rearrangement of work, or reduction in force.

(6)	Retirement for purposes of the Annual Executive Incentive Plan is defined as voluntary termination on or after the date the named executive attains age 55 with at least 20 years of service.
(7)

This description is the treatment of equity awards granted after February 20, 2012. Retirement for purposes of all equity awards granted after February 20, 2012, is age 60 with five years of service or age 55 with 10 years of service.

Historical retirement definitions and treatment for purposes of stock options and restricted stock units is as follows:

		Date of award prior to February 22, 2011	Date of award on or after February 22, 2011 and before February 21, 2012

Early Retirement	Definition	Age 55 with 20 years of service	Age 55 with 10 years of service
	Treatment	Unvested awards are forfeited. Stock options expire at the earlier of five years from the date of retirement or the expiration date of the option.	Prorated portion of unvested awards continue to vest. Stock options expire at the earlier of five years from the date of retirement or the expiration date of the option.

Normal Retirement	Definition	Age 60 with at least one year of service	Age 60 with at least one year of service
	Treatment	Unvested awards continue to vest and stock options expire at the earlier of five years from the date of retirement or the expiration date of the option.

• Unvested awards not granted within 12 months of retirement continue to vest.

• Prorated portion of unvested awards granted within 12 months of the retirement date continue to vest.

• Stock options expire at the earlier of five years from the date of retirement or the expiration date of the option.

(8)

Messrs. Civgin and Winter are participants in Allstate’s change-in-control severance plan (CIC Plan). Mr. Pintozzi was party to a change-in-control agreement. On December 31, 2012, this change-in-control agreement terminated, and Mr. Pintozzi became a participant in the CIC Plan. No other named executive is a party to a change-in-control agreement or a participant in the CIC Plan. In general, a change-in-control is one or more of the following events: (1) any person acquires 30% or more of the combined voting power of Allstate common stock within a 12-month period; (2) any person acquires more than 50% of the combined voting power of Allstate common stock; (3) certain changes are made to the composition of Allstate’s Board of Directors; or (4) the consummation of a merger, reorganization, or similar transaction. These triggers were selected because any of these could cause a substantial change in management in a widely held company the size of Allstate. Effective upon a change-in-control, Messrs. Civgin, Winter, and Pintozzi become subject to covenants prohibiting solicitation of employees, customers, and suppliers at any time until one year after termination of employment. If Messrs. Civgin, Winter, or Pintozzi incur legal fees or other expenses in an effort to enforce the change-in-control plan, Allstate will reimburse him for these expenses unless it is established by a court that he had no reasonable basis for the claim or acted in bad faith.

(9)

For those named executives subject to either the change-in-control plan or a change-in-control agreement, severance benefits would be payable if a named executive’s employment is terminated either by Allstate without cause or by the executive for good reason as defined in the plan or agreement during the two years following the change-in-control. Cause means the named executive has been convicted of a felony or other crime involving fraud or dishonesty, has willfully or intentionally breached the restrictive covenants in the change-in-control plan or agreement, has habitually neglected his or her duties, or has engaged in willful or reckless material misconduct in the performance of his or her duties. Good reason includes a material diminution in a named executive’s base compensation, authority, duties, or responsibilities, a material change in the geographic location where the named executive performs services, or, under Mr. Pintozzi’s agreement, a material breach of the agreement by Allstate.

Under Mr. Pintozzi’s change-in-control agreement which terminated on December 31, 2012, a pension enhancement was payable. The pension enhancement was a lump sum payment equal to the positive difference, if any, between (a) the sum of the lump-sum values of each maximum annuity that would have been payable to the named executive under any defined benefit plan (whether or not qualified under Section 401(a) of the Internal Revenue Code) if the named executive had (i) become fully vested in all such benefits, (ii) attained as of the named executive’s termination date an age that is two years greater than the named executive’s actual age, (iii) accrued a number of years of service that is two years greater than the number of years of service actually accrued by the named executive as of the named executive’s termination date, and (iv) received a lump-sum severance benefit consisting of two times base salary, two times annual incentive cash compensation calculated at target, plus the 2011 annual incentive cash award as covered compensation in equal monthly installments during the two-year period following the named executive’s termination date, and (b) the lump-sum values of the maximum annuity benefits vested and payable to the named executive under each defined benefit plan that is qualified under Section 401(a) of the Internal Revenue Code plus the aggregate amounts simultaneously or previously paid to the named executive under the defined benefit plans (whether or not qualified under Section 401(a)). The calculation of the lump sum amounts payable under this formula would not have impacted the benefits payable under the ARP or the SRIP.
(10)	Under Mr. Pintozzi’s change-in-control agreement which terminated on December 31, 2012, equity awards vested immediately upon a change-in-control.
(11)

For completed measurement periods with results certified by the Committee, the earned amount continues to vest. For open cycles, the Committee will determine the number of performance stock awards that continue to vest based on actual performance up to the change-in-control.

(12)

If a named executive’s employment is terminated by reason of death during the two years after the date of a change-in-control, the named executive’s estate or beneficiary will be entitled to survivor and other benefits, including retiree medical coverage, if eligible, that are not less favorable than the most favorable benefits available to the estates or surviving families of peer executives of Allstate. In the event of termination by reason of disability, Allstate will pay disability and other benefits, including supplemental long-term disability benefits and retiree medical coverage, if eligible, that are not less favorable than the most favorable benefits available to disabled peer executives. Through December 31, 2012, Mr. Pintozzi was eligible for subsidized continuation coverage, not a lump sum payment.

(13)	For completed measurement periods with results certified by the Committee, the earned amount is paid. For open cycles, the payout is target number of performance stock awards.
(14)	If a named executive’s employment is terminated due to disability, restricted stock units granted prior to February 22, 2011, are forfeited.

ESTIMATE OF POTENTIAL PAYMENTS UPON TERMINATION(1)

The table below describes the value of compensation and benefits payable to each named executive upon termination, calculated in a manner consistent with the allocation of compensation expenses to Lincoln Benefit under the Service and Expense Agreement for 2012, that would exceed the compensation or benefits generally available to all salaried employees in each termination scenario. The total column in the following table does not reflect compensation or benefits previously accrued or earned by the named executives such as deferred compensation and non-qualified pension benefits. The payment of the 2012 annual cash incentive award and any 2012 salary earned but not paid in 2012 due to Allstate’s payroll cycle are not included in these tables because these are payable regardless of termination, death, or disability. Benefits and payments are calculated assuming a December 31, 2012, employment termination date.

Name	Severance ($)		Stock Options— Unvested and Accelerated ($)		Restricted Stock Units— Unvested and Accelerated ($)		Performance Stock Awards— Unvested and Accelerated ($)		Welfare Benefits and Outplacement Services ($)		Total ($)
Mr. Civgin
Termination/ Retirement(2)	0		0		0		0		0		0
Termination due to Change-in-Control(3)	655,200		745,023		532,270		341,400		7,675	(5)	2,281,568
Death	0		745,023		532,270		341,400		0		1,618,693
Disability	0		745,023		156,630		341,400		1,633,520	(6)	2,876,573
Mr. Merten
Termination/ Retirement(2)	0		0		0		0		0		0
Termination due to Change-in-Control(3)	0		34,778	(7)	44,574	(7)	0	(7)	0		79,352
Death	0		34,778		44,574		0		0		79,352
Disability	0		34,778		44,574		0		344,594	(6)	423,946
Mr. Winter
Termination/ Retirement(2)	0		0		0		0		0		0
Termination due to Change-in-Control(3)	107,881	(4)	121,292		63,904		82,069		1,439	(5)	376,585
Death	0		121,292		63,904		82,069		0		267,265
Disability	0		121,292		37,032		82,069		267,661	(6)	508,054
Mr. Pintozzi
Termination/ Retirement(2)	0		0		0		0		0		0
Termination due to Change-in-Control(3)	197,015		134,954		177,477		0		2,285	(5)	511,731
Death	0		134,954		177,477		0		0		312,431
Disability	0		134,954		95,491		0		0	(6)	230,445
Mr. Becker
Termination/ Retirement(2)	0		39,977		92,811		0		0		132,788
Termination due to Change-in-Control(3)	0		116,234	(7)	166,583	(7)	0	(7)	0		282,817
Death	0		116,234		166,583		0		0		282,817
Disability	0		116,234		123,028		0		366,563	(6)	605,825
Mr. Chandra
Termination/ Retirement(2)	0		0		0		0		0		0
Termination due to Change-in-Control(3)	0		429,863	(7)	178,195	(7)	347,520	(7)	0		955,578
Death	0		429,863		178,195		347,520		0		955,578
Disability	0		429,863		178,195		347,520		3,165,298	(6)	4,120,876
Mr. Dahl
Termination/ Retirement(2)	0		0		0		0		0		0
Termination due to Change-in-Control(3)	0		144,472	(7)	212,338	(7)	0	(7)	0		356,810
Death	0		144,472		212,338		0		0		356,810
Disability	0		144,472		118,019		0		1,254,187	(6)	1,516,678
Mr. Kavanaugh
Termination/ Retirement(2)	0		0		0		0		0		0
Termination due to Change-in-Control(3)	0		0	(7)	19,974	(7)	0	(7)	0		19,974
Death	0		0		19,974		0		0		19,974
Disability	0		0		19,974		0		241,385	(6)	261,359
(1)	A “0” indicates either that there is no amount payable to the named executive, or the amount payable is the same for both the named executives and all salaried employees.

(2)	As of December 31, 2012, none of the named executives are eligible to retire in accordance with Allstate’s policy and the terms of its equity incentive compensation and benefit plans.
(3)

The values in this change-in-control row represent amounts paid if both the change-in-control and qualifying termination occur on December 31, 2012. Performance stock awards are paid out based on actual performance; the 2012-2014 cycle includes one year at maximum and two years at target for purposes of this table. Equity awards granted prior to 2012 and Mr. Pintozzi’s 2012 equity award immediately vest upon a change-in-control. The amounts payable to each named executive in event of a change in control would be as follows:

Name	Stock Options— Unvested and Accelerated ($)	Restricted Stock Units— Unvested and Accelerated ($)	Total— Unvested and Accelerated ($)
Mr. Civgin	548,791	532,270	1,081,061
Mr. Merten	0	0	0
Mr. Winter	74,121	63,904	138,025
Mr. Pintozzi	134,954	177,477	312,431
Mr. Becker	92,828	76,592	169,420
Mr. Chandra	230,106	178,195	408,301
Mr. Dahl	99,786	155,056	254,842
Mr. Kavanaugh	0	19,974	19,974

Beginning with awards granted in 2012 to all named executives other than Mr. Pintozzi, equity awards do not accelerate in the event of a change-in-control unless also accompanied by a qualifying termination of employment. A change-in-control also would accelerate the distribution of each named executive’s non-qualified deferred compensation and SRIP benefits. Please see the Non-Qualified Deferred Compensation at Fiscal Year End 2012 table and footnote 2 to the Pension Benefits table in the Retirement Benefits section for details regarding the applicable amounts for each named executive.
(4)	Under the change-in-control plan, severance benefits for Mr. Winter were reduced by $29,869 to avoid the imposition of excise taxes and maximize the severance benefit available under the plan.
(5)

The Welfare Benefits and Outplacement Services amounts for Messrs. Civgin, Winter, and Pintozzi include the cost to provide certain welfare benefits to him and his family during the eligibility period for continuation coverage under applicable law. The amount shown reflects Allstate’s costs for these benefits or programs assuming an 18-month continuation period. The allocated value of outplacement services is $4,160 for Mr. Civgin, $760 for Mr. Winter, and $1,259 for Mr. Pintozzi.

(6)

The named executives who participate in the long-term disability plan are eligible to participate in Allstate’s supplemental long-term disability plan for employees whose annual earnings exceed the level which produces the maximum monthly benefit provided by the long-term disability plan (basic plan). The benefit is equal to 60% of the named executive’s qualified annual earnings divided by twelve and rounded to the nearest one hundred dollars, reduced by $7,500, which is the maximum monthly benefit payment that can be received under the basic plan. The amount reflected assumes the named executive remains totally disabled until age 65 and represents the present value of the monthly benefit payable until age 65. Mr. Pintozzi does not participate in the long term disability plan.

(7)

Messrs. Merten, Becker, Chandra, Dahl, and Kavanaugh did not have change-in-control agreements in place and were not participants in the CIC Plan. However, pursuant to the terms of their equity awards, unvested stock options and restricted stock units would vest immediately upon a qualifying termination following a change-in-control.

Risk Management and Compensation

A review and assessment of potential compensation-related risks was conducted by Allstate’s chief risk officer and reviewed by the compensation and succession committee of Allstate. Allstate believes that its compensation policies and practices are appropriately structured, and that they avoid providing incentives for employees to engage in unnecessary and excessive risk taking. Allstate believes that executive compensation has to be examined in the larger context of an effective risk management framework and strong internal controls. The Allstate Board and its audit committee both play an important role in risk management oversight, including reviewing how management measures, evaluates, and manages the corporation’s exposure to risks posed by a wide variety of events and conditions. In addition, the compensation and succession committee of Allstate employs an independent compensation consultant each year to review and assess Allstate’s executive pay levels, practices, and overall program design.

Performance Measures for 2012

Information regarding Allstate’s performance measures is disclosed in the limited context of Allstate’s annual cash incentive awards and performance stock awards and should not be understood to be statements of management’s expectations or estimates of results or other guidance. We specifically caution investors not to apply these statements to other contexts.

The following are descriptions of the performance measures used for Allstate’s annual cash incentive awards for 2012 and performance stock awards for the 2012-2014 cycle, which may be applied to compensation of Lincoln Benefit’s named executives. These measures are not GAAP measures. They were developed uniquely for incentive compensation purposes and are not reported items in Allstate’s financial statements. Some of these measures use non-GAAP measures and operating measures. The Committee has approved the use of non-GAAP and operating measures when appropriate to drive executive focus on particular strategic, operational, or financial factors or to exclude factors over which Allstate’s executives have little influence or control, such as financial market conditions. The compensation and succession committee of Allstate reviews and assesses the measures used each year to ensure alignment with incentive compensation objectives.

Annual Cash Incentive Award Performance Measures for 2012

Adjusted Operating Income: This measure is used to assess financial performance. It is equal to net income adjusted to exclude the after tax effects of the items listed below:

•

Realized capital gains and losses (which includes the related effect on the amortization of deferred acquisition and deferred sales inducement costs) except for periodic settlements and accruals on certain non-hedge derivative instruments.

•	Valuation changes on embedded derivatives that are not hedged (which includes the related effect on the amortization of deferred acquisition and deferred sales inducement costs).

•	Business combination expenses and the amortization of purchased intangible assets.

•	Gains and losses on disposed operations.

•

Adjustments for other significant non-recurring, infrequent, or unusual items, when (a) the nature of the charge or gain is such that it is reasonably unlikely to recur within two years or (b) there has been no similar charge or gain within the prior two years.

•	Restructuring or related charges.

•	Underwriting results of the Discontinued Lines and Coverages segment.

•

Any settlement, awards, or claims paid as a result of lawsuits and other proceedings brought against Allstate subsidiaries regarding the scope and nature of coverage provided under insurance policies issued by such companies.

•	Catastrophe losses. Catastrophes are defined and reported in The Allstate Corporation annual report on Form 10-K.

•	Prepayment fees (which includes the related effect on the amortization of deferred acquisition and deferred sales inducement costs) to be consistent with the incentive measure target.

Total Premiums: This measure is used to assess growth within the Allstate Protection and Allstate Financial businesses. It is equal to the sum of Allstate Protection premiums written and Allstate Financial premiums and contract charges as adjusted and described below.

Allstate Protection premiums written is equal to the Allstate Protection segment net premiums written adjusted to replace the actual amount of ceded reinsurance premium written for Allstate’s voluntary reinsurance programs and dispositions, if any, with the amount included in the target. Voluntary reinsurance programs include all reinsurance placed through the reinsurance market including through reinsurance brokers and investment bankers, and catastrophe treaties, facultative and quota share agreements, catastrophe bonds, and other types of arrangements. Allstate Protection premiums written is reported in management’s discussion and analysis in the annual report on Form 10-K.

Allstate Financial premiums and contract charges is equal to life and annuity premiums and contract charges reported in the consolidated statement of operations adjusted to exclude premiums and contract charges related to structured settlement annuities.

Net Investment Income: This measure is used to assess the financial operating performance provided from investments. It is equal to net investment income as reported in the consolidated statement of operations, adjusted to eliminate the effects of differences between actual monthly average assets under management (actual AUM) and the monthly average assets under management assumed in determining the company’s performance measure target for net investment income (target AUM). It also excludes amounts for prepayment fees to be consistent with the incentive measure target.

Actual net investment income is adjusted by the amount equal to the amount of net investment income included in the company’s performance measure target divided by the target AUM times the difference between the target and actual amounts of AUM. The net investment income actual result was decreased because the actual AUM was above the target AUM.

Actual AUM equals the average of the thirteen month end total investments, including the beginning and end of the annual period, as reported in the consolidated statement of financial position, adjusted to exclude the unrealized gain (loss) for fixed income, equity, short term securities, and securities lending assets for each month.

Performance Stock Award Performance Measures for 2012-2014 cycle

Annual Adjusted Operating Income Return on Equity: This measure is used to assess financial performance. The annual adjusted operating income return on equity is calculated as the ratio of annual adjusted operating income divided by the average of stockholder’s equity excluding unrealized net capital gains and losses at the beginning and at the end of the year.

Annual adjusted operating income is equal to net income adjusted to exclude the after tax effects of the items listed below.

•

Realized capital gains and losses (which includes the related effect on the amortization of deferred acquisition and deferred sales inducement costs) except for periodic settlements and accruals on certain non-hedge derivative instruments.

•	Valuation changes on embedded derivatives that are not hedged (which includes the related effect on the amortization of deferred acquisition and deferred sales inducement costs).

•	Business combination expenses and the amortization of purchased intangible assets.

•	Gains and losses on disposed operations.

•

Adjustments for other significant non-recurring, infrequent, or unusual items, when (a) the nature of the charge or gain is such that it is reasonably unlikely to recur within two years or (b) there has been no similar charge or gain within the prior two years.

•	Underwriting results of the Discontinued Lines and Coverages segment.

•	Prepayment fees (which includes the related effect on the amortization of deferred acquisition and deferred sales inducement costs) to be consistent with the incentive measure target.

In addition in computing annual adjusted operating income ROE, catastrophe losses will be adjusted to reflect a minimum or maximum amount of after-tax catastrophe losses if actual after-tax catastrophe losses are less than $1.1 billion or exceed $1.6 billion. In the 2012 measurement period after tax catastrophe losses were $1.5 billion and did not require adjustment. Catastrophe losses are defined and reported in The Allstate Corporation annual report on Form 10-K.

Net Income: Net income will be calculated as reported in The Allstate Corporation annual report on Form 10-K financial statements.

Item 11(m). Security Ownership of Certain Beneficial Owners and Management.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS.

The following table shows the number of Lincoln Benefit shares owned by any beneficial owner who owns more than five percent of any class of Lincoln Benefit’s voting securities.

Title of Class (a)	Name and Address of Beneficial Owner (b)	Amount and Nature of Beneficial Ownership (c)	Percent of Class (d)
Capital Stock	Allstate Life Insurance Company 3100 Sanders Road, Northbrook, IL 60062	25,000	100%

N/A	Allstate Insurance Company 2775 Sanders Road, Northbrook, IL 60062	Indirect voting and investment power of shares owned by Allstate Life Insurance Company	N/A

N/A	Allstate Insurance Holdings, LLC 2775 Sanders Road, Northbrook, IL 60062	Indirect voting and investment power of shares owned by Allstate Life Insurance Company	N/A

N/A	The Allstate Corporation 2775 Sanders Road, Northbrook, IL 60062	Indirect voting and investment power of shares owned by Allstate Life Insurance Company	N/A

Security Ownership of Directors and Executive Officers

The following table shows the number of shares of Allstate common stock beneficially owned by each director and named executive officer of Lincoln Benefit individually, and by all executive officers and directors of Lincoln Benefit as a group. Shares reported as beneficially owned include shares held indirectly through the Allstate 401(k) Savings Plan and other shares held indirectly, as well as shares subject to stock options exercisable on or prior to May 9, 2012 and restricted stock units for which restrictions expire on or prior to May 9, 2012. The percentage of Allstate shares of common stock beneficially owned by any Lincoln Benefit director, named executive officer or by all directors and executive officers of Lincoln Benefit as a group does not exceed 1%. The following share amounts are as of March 12, 2012. As of March 12, 2012, none of these shares were pledged as security.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership of Allstate Common Stock (a)	Common Stock Subject to Options Exercisable and Restricted Stock units for which restrictions expire on or prior to May 9, 2012 – Included in Column (a) (b)
Robert K. Becker	37,979	29,231
Anurag Chandra	35,726	30,532
Don Civgin	447,979	408,130
Lawrence W. Dahl	26,270	23,592
Angela K. Fontana	12,092	10,775
Wilford J. Kavanaugh	100	0
Jesse E. Merten	193	0
John C. Pintozzi	153,796	134,552
Matthew E. Winter	223,058	203,197
All directors and executive officers as a group	522,360	473,029

Item 11(n) Transactions with Related Persons, Promoters and Certain Control Persons.

Transactions with Related Persons.

This table describes certain intercompany agreements involving amounts greater than $120,000 between Lincoln Benefit and the following companies:

•	Allstate Life Insurance Company (“ALIC”), the direct parent of Lincoln Benefit;

•	Allstate Insurance Company (“AIC”), an indirect parent of Lincoln Benefit; and

•	The Allstate Corporation (“AllCorp”), the ultimate indirect parent of Lincoln Benefit.

Transaction Description	Approximate dollar value of the amount involved in the transaction, per fiscal year			Related Person(s) involved in the transaction[1] and the approximate dollar value of the amount of the Related Person’s interest in the transaction ($)
		($)		ALIC		AIC		AllCorp
Investment Management Agreement among Allstate Investments, LLC, Allstate Insurance Company, The Allstate Corporation and certain affiliates effective January 1, 2007.	2010 2011 2012	130,793,008 133,073,456 172,138,967	[2] [2]	73,282,918 71,775,550 85,874,525	[2] [2] [2]	47,445,127 52,773,567 73,118,384	[2] [2]	687,957 1,475,458 67,330	[2] [2]

Tax Sharing Agreement among The Allstate Corporation and certain affiliates dated as of November 12, 1996, as supplemented by

Supplemental Intercompany Tax Sharing Agreement between Allstate Life Insurance Company and Lincoln Benefit Life Company effective December 21, 2000.

	2010 2011 2012	(113,770,599 2,845,812 261,856,736	)[3] [3,4] [3]	(621,234,096 71,718,284 (51,081,452	) )	647,559,256 42,900,789 402,335,848		(146,676,325 (142,533,135 (133,557,504	) ) )

Cash Management Services Master Agreement between Allstate Insurance Company, Allstate Bank (aka Allstate Federal Savings Bank), and certain affiliates dated March 16, 1999, as amended by Amendment No.1 effective January 5, 2001, and Amendment No. 2 entered into November 8, 2002, between Allstate Insurance Company, Allstate Bank and Allstate Motor Club, Inc., and as supplemented by the Premium Depository Service Supplement dated as of September 30, 2005, the Variable Annuity Service Supplement dated November 10, 2005, and the Sweep Agreement Service Supplement dated as of October 11, 2006.	2010 2011 2012	967,620 240,284 0	[4] [4] [10]	76,166 17,229 0	[5] [5] [10]	694,117 174,548 0	[5] [5] [10]	N/A

Amended and Restated Service and Expense Agreement between Allstate Insurance Company, The Allstate Corporation and certain affiliates effective January 1, 2004, as amended by Amendment No. 1 effective January 1, 2009, and as supplemented by New York Insurer Supplement to Amended and Restated Service and Expense Agreement between Allstate Insurance Company, The Allstate Corporation, Allstate Life Insurance	2010 2011 2012	3,619,106,706 3,618,090,094 4,010,414,793	[2] [2]	175,950,701 171,247,884 206,609,277	[2] [2] [2]	1,823,391,816 1,706,778,729 1,675,534,870	[2] [2] [2]	4,191,150 7,255,192 10,233,063	[2] [2] [2]

[1]	Each identified Related Person is a Party to the transaction.
[2]	Gross amount of expense received under the transaction.
[3]	Total amounts paid to the Internal Revenue Service.
[4]	Total Fees collected for all bank accounts covered under the transaction.
[5]	Fees paid under the transaction.
[10]	No transactions in 2012.

Transaction Description	Approximate dollar value of the amount involved in the transaction, per fiscal year			Related Person(s) involved in the transaction[1] and the approximate dollar value of the amount of the Related Person’s interest in the transaction ($)
		($)		ALIC		AIC		AllCorp

Company of New York and Intramerica Life Insurance Company, effective March 5, 2005.

Reinsurance Agreements between Lincoln Benefit Life Company and Allstate Life Insurance Company: Coinsurance Agreement effective December 31, 2001; Modified Coinsurance Agreement effective December 31, 2001; Modified Coinsurance Agreement effective December 31, 2001.	2010 2011 2012	888,764,276 562,439,149 447,340,588	[6]	888,764,276 562,439,149 447,340,588	[6]	N/A		N/A

Intercompany Loan Agreement among The Allstate Corporation, Allstate Life Insurance Company, Lincoln Benefit Life Company and other certain subsidiaries of The Allstate Corporation dated February 1, 1996.	2010 2011 2012	149,971,764 399,830,632 0	[7] [8]	149,971,764 0 0	[8] [8]	149,971,764 399,830,632 0	[7] [8]	149,971,764 399,830,632 0	[7] [8]

Agreement for the Settlement of State and Local Tax Credits among Allstate Insurance Company and certain affiliates effective January 1, 2007.	2010 2011 2012	835,435 1,391,107 0		236,540 205,904 0	[9] [9] [9]	474,132 1,095,601 0	[9] [9]	N/A

Assignment & Delegation of Administrative Services Agreements, Underwriting Agreements, and Selling Agreements entered into as of September 1, 2011 between ALFS, Inc., Allstate Life Insurance Company, Allstate Life Insurance Company of New York, Allstate Distributors, LLC, Charter National Life Insurance Company, Intramerica Life Insurance Company, Allstate Financial Services, LLC, and Lincoln Benefit Life Company.	2010 2011 2012	10,459,692 14,875,149 10,741,767	[2] [2] [2]	1,658,404 7,085,880 4,042,532	[2] [2] [2]	0 0 0	[2] [2] [2]	0 0 0	[2] [2] [2]

Investment Advisory Agreement and Amendment to Service Agreement as of January 1, 2002 between Allstate Insurance Company, Allstate Investments, LLC and Allstate Life Insurance Company of New York.	2010 2011 2012	9,670,558 9,850,648 12,095,533	[2] [2]	0 0 0	[2] [2] [2]	0 0 0	[2] [2] [2]	0 0 0	[2] [2] [2]

[6]	Net reinsurance income
[7]	Amounts loaned and repaid.
[8]	No loans outstanding at year end.
[9]	Value of transfer transactions.

Review and Approval of Intercompany Agreements

All intercompany agreements to which Lincoln Benefit is a party are approved by Lincoln Benefit’s Board of Directors as well as by the board of any other affiliate of The Allstate Corporation which is a party to the agreement. Intercompany agreements are also submitted for approval to the Nebraska Department of Insurance, Lincoln Benefit’s domestic regulator, and any additional states in which Lincoln Benefit might be commercially domiciled pursuant to the applicable state’s insurance holding company systems act. This process is documented in an internal procedure that captures the review and approval process of all intercompany agreements. All approvals are maintained in Lincoln Benefit’s corporate records.

While there is no formal process for the review and approval of related person transactions between unaffiliated entities specific to Lincoln Benefit, all directors and executive officers of Lincoln Benefit are subject to the Allstate Code of Ethics (“Code”). The Code includes a written conflict of interest policy that was adopted by the Board of Directors of the Allstate Corporation, the ultimate parent company of Lincoln Benefit. Any potential relationship or activity that could impair independent thinking and judgment, including holding a financial interest in a business venture that is similar to Allstate, or in a business that has a relationship with Allstate, must be disclosed to Human Resources. Human Resources will work with representatives from the Law Department, including Enterprise Business Conduct, to determine whether an actual conflict of interest exists. Each director and executive officer must sign a Code of Ethics certification annually.

Independence Standards For Directors

Although not subject to the independence standards of the New York Stock Exchange, for purposes of this S-1 registration statement, Lincoln Benefit has applied the independence standards required for listed companies of the New York Stock Exchange to the Board of Directors. Applying these standards, Lincoln Benefit has been determined that none of the directors are considered to be independent.

Compensation Committee Interlocks and Insider Participation

The Board of Directors of Lincoln Benefit does not have a compensation committee. All compensation decisions are made by The Allstate Corporation, as the ultimate parent company of Lincoln Benefit. No executive officer of Lincoln Benefit served as a member of the compensation committee of another entity for which any executive officer served as a director for Lincoln Benefit.

Other Information

A section entitled “Experts” is added to your prospectus as follows:

Experts

The financial statements and the related financial statement schedules included herein have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report appearing herein. Such financial statements and financial statement schedules are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The following change is made to the prospectuses for the LBL Advantage, Consultant II and Premier Planner:

Under the “More Information” section, the subsection entitled “Legal Matters” is deleted and replaced with the following:

LEGAL MATTERS

All matters of Nebraska law pertaining to the Contracts, including the validity of the Contracts and Lincoln Benefit’s right to issue such Contracts under Nebraska insurance law, have been passed upon by Angela K. Fontana, General Counsel of Lincoln Benefit.

Principal Underwriter

Allstate Distributors, LLC (“ADLLC”) serves as the principal underwriter and distributor of the securities registered herein. The securities offered herein are sold on a continuous basis, and there is no specific end date for the offering. ADLLC, an affiliate of Lincoln Benefit, is a wholly owned subsidiary of Allstate Life Insurance Company. ADLLC is a registered broker dealer under the Securities and Exchange Act of 1934, as amended, and is a member of the Financial Industry Regulatory Authority. ADLLC is not required to sell any specific number or dollar amount of securities, but will use its best efforts to sell the securities offered.

Administration

We have primary responsibility for all administration of the Contracts and the Variable Account. We entered into an administrative services agreement with The Prudential Insurance Company of America (“PICA”) whereby, PICA or an affiliate provides administrative services to the Variable Account and the Contracts on our behalf. In addition, PICA entered into a master services agreement with se 2 , inc., of 5801 SW 6th Avenue, Topeka, Kansas 66636, whereby se 2 , inc. provides certain business process outsourcing services with respect to the Contracts. se 2 , inc. may engage other service providers to provide certain administrative functions. These service providers may change over time, and as of December 31, 2012, consisted of the following: Keane BPO, LLC (administrative services) located at 100 City Square, Boston, MA 02129; RR Donnelly Global Investment Markets (compliance printing and mailing) located at 111 South Wacker Drive, Chicago, IL 60606; Jayhawk File Express, LLC (file storage and document destruction) located at 601 E. 5th Street, Topeka, KS 66601-2596; Co-Sentry.net, LLC (back-up printing and disaster recovery) located at 9394 West Dodge Rd, Suite 100, Omaha, NE 68114; Convey Compliance Systems, Inc. (withholding calculations and tax statement mailing) located at 3650 Annapolis Lane, Suite 190, Plymouth, MN 55447; Spangler Graphics, LLC (compliance mailings) located at 29305 44th Street, Kansas City, KS 66106; Veritas Document Solutions, LLC (compliance mailings) located at 913 Commerce Ct, Buffalo Grove, IL 60089; Records Center of Topeka, a division of Underground Vaults & Storage, Inc. (back-up tapes storage) located at 1540 NW Gage Blvd. #6, Topeka, KS 66618; EquiSearch Services, Inc. (lost shareholder search) located at 11 Martime Avenue, Suite 665, White Plains, NY 10606; ZixCorp Systems, Inc. (email encryption) located at 2711 N. Haskell Ave., Suite 2300, Dallas, TX 75204; DST Systems, Inc. (FAN mail, positions, prices) located at 333 West 11 Street, 5th Floor, Kansas City, MO 64105.

In administering the Contracts, the following services are provided, among others:

•	maintenance of Contract Owner records;

•	Contract Owner services;

•	calculation of unit values;

•	maintenance of the Variable Account; and

•	preparation of Contract Owner reports.

                         SUPPLEMENT, DATED JULY 6, 2011,
                  TO THE PROSPECTUS FOR YOUR VARIABLE ANNUITY
                                  ISSUED BY

                        ALLSTATE LIFE INSURANCE COMPANY
                   ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK
                           LINCOLN BENEFIT LIFE COMPANY

This supplement amends the prospectus for your Variable Annuity contract issued by Allstate Life Insurance Company or Allstate Life Insurance Company of
New York or Lincoln Benefit Life Company, as applicable.

Effective as of August 19, 2011 (the Closure Date), the following variable sub-accounts available in your Variable Annuity will be closed to all contract owners except those contract owners who have contract value invested in the variable sub-accounts as of the Closure Date:

                Invesco V.I. Basic Value Fund--Series I
                Invesco V.I. Basic Value Fund--Series II

Contract owners who have contract value invested in these variable sub-accounts as of the Closure Date may continue to submit additional investments into the variable sub-accounts thereafter, although they will not be permitted to invest in the variable sub-accounts if they withdraw or otherwise transfer their entire contract value from the variable sub-accounts following the Closure Date.
Contract owners who do not have contract value invested in the variable sub-accounts as of the Closure Date will not be permitted to invest in these variable sub-accounts thereafter.

Dollar cost averaging and/or auto-rebalancing, if elected by a contract owner, will not be affected by the closure.

If you have any questions, please contact your financial representative or our
Variable Annuity Service Center at (800) 457-7617.  Our representatives are available to assist you from 7:30 a.m. to 5 p.m. Central time.

Please read the prospectus supplement carefully and then file it with your important papers. No other action is
required of you.

                         ALLSTATE LIFE INSURANCE COMPANY
                   ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK
                          LINCOLN BENEFIT LIFE COMPANY

                   Supplement, dated October 18, 2010, to the
                    following Prospectuses, as supplemented:

                      Allstate Provider, dated May 1, 2002
                       Premier Planner, dated May 1, 2004

This supplement amends the above-referenced prospectuses for certain Variable
Annuity contracts issued by Allstate Life Insurance Company or Allstate Life
Insurance Company of New York or Lincoln Benefit Life Company, as applicable.

Effective as of November 19, 2010 (the Closure Date), the following variable sub-account available in the Allstate Provider and Premier Planner Variable
Annuities will be closed to all contract owners except those contract owners who have contract value invested in the variable sub-account as of the Closure Date:

             Goldman Sachs VIT Strategic International Equity Fund

Contract owners who have contract value invested in this variable sub-account as of the Closure Date may continue to submit additional investments into the variable sub-account thereafter, although they will not be permitted to invest in the variable sub-account if they withdraw or otherwise transfer their entire contract value from the variable sub-account following the Closure Date.
Contract owners who do not have contract value invested in the variable sub-account as of the Closure Date will not be permitted to invest in this variable sub-account thereafter.

Dollar cost averaging and/or auto-rebalancing, if elected by a contract owner, will not be affected by the closure.

If you have any questions, please contact your financial representative or our
Variable Annuity Service Center at (800) 457-7617. Our representatives are available to assist you from 7:30 a.m. to 5 p.m. Central time.

Please read the prospectus supplement carefully and then file it with your important papers. No other action is required of you.

                       Supplement Dated December 31, 2009
                   To the Prospectus for Your Variable Annuity
                                    Issued By
                         Allstate Life Insurance Company
                   Allstate Life Insurance Company of New York
                          Lincoln Benefit Life Company

This supplement amends the prospectus for your variable annuity contract issued by Allstate Life Insurance Company, Allstate Life Insurance Company of New York,
or Lincoln Benefit Life Company.

The following provision is added to your prospectus:

WRITTEN REQUESTS AND FORMS IN GOOD ORDER. Written requests must include sufficient information and/or documentation, and be sufficiently clear, to enable us to complete your request without the need to exercise discretion on our part to carry it out. You may contact our Customer Service Center to learn what information we require for your particular request to be in "good order."
Additionally, we may require that you submit your request on our form. We reserve the right to determine whether any particular request is in good order, and to change or waive any good order requirements at any time.

If you have any questions, please contact your financial representative or call our Customer Service Center at 1-800-457-7617. If you own a Putnam contract, please call 1-800-390-1277.

For future reference, please keep this supplement together with your prospectus.

                          Lincoln Benefit Life Company
                        Supplement dated August 14, 2009
                 To the following Prospectuses, as supplemented:

               Consultant Solutions, Prospectus Dated May 1, 2009
                   Consultant I, Prospectus Dated May 1, 2009
                   LBL Advantage, Prospectus Dated May 1, 2004
                   Consultant II, Prospectus Dated May 1, 2004
                  Premier Planner, Prospectus Dated May 1, 2004

This prospectus supplement amends certain disclosure contained in the prospectuses referenced above for your variable annuity contract issued by
Lincoln Benefit Life Company ("Lincoln Benefit").

The "Annual Reports and Other Documents" section is deleted and replaced with the following:

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Securities and Exchange Commission ("SEC") recently adopted rule 12h-7 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Rule 12h-7 exempts an insurance company from filing reports under the Exchange Act when the insurance company issues certain types of insurance products that are registered under the Securities Act of 1933 and such products are regulated under state law. Each of the variable annuities described in the prospectuses referenced above fall within the exemption provided under rule 12h-7. Lincoln Benefit is hereby providing notice that it is electing to rely on the exemption provided under rule 12h-7 effective as of the date of this prospectus supplement or as soon as possible thereafter, and will be suspending filing reports under the
Exchange Act.

The SEC allows us to "incorporate by reference" information that we file with the SEC into this prospectus supplement which means that incorporated documents are considered part of this prospectus supplement. We can disclose important information to you by referring you to those documents. This prospectus supplement incorporates by reference our Annual Report on Form 10-K for the year ended December 31, 2008, filed with the SEC on March 18, 2009, and our Quarterly
Report on Form 10-Q for the quarter ended March 31, 2009, filed with the SEC on
May 12, 2009.

Lincoln Benefit will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference into the prospectus but not delivered with the prospectus. Such information will be provided upon written or oral request at no cost to the requester by writing to Lincoln Benefit, P.O. Box 758565, Topeka, KS
66675-8565 or by calling 1-800- 457- 7617. The public may read and copy any materials that Lincoln Benefit files with the SEC at the SEC's Public Reference
Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at
1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy, and information statements, and other information regarding issuers that file electronically with the SEC (see http://www.sec.gov).

                          Lincoln Benefit Life Company

                                 LBL Advantage
                                 Consultant II
                                Premier Planner

                         Supplement, dated May 1, 2009

This supplement amends certain disclosure contained in the prospectus for certain annuity contracts issued by Lincoln Benefit Life Company.

Under the "More Information" section, the subsection entitled "Legal Matters" is deleted and replaced with the following:

LEGAL MATTERS

Certain matters of state law pertaining to the Contracts, including the validity of the Contracts and Lincoln Benefit Life Company's right to issue such
Contracts under applicable state insurance law, have been passed upon by Susan
L. Lees, General Counsel of Lincoln Benefit Life Company.

The "Annual Reports and Other Documents" section is deleted and replaced with the following:

ANNUAL REPORTS AND OTHER DOCUMENTS

Lincoln Benefit Life Company ("Lincoln Benefit") incorporates by reference into the prospectus its latest annual report on Form 10-K filed pursuant to Section
13(a) or Section 15(d) of the Exchange Act since the end of the fiscal year covered by its latest annual report, including filings made on Form 10-Q and
Form 8-K. In addition, all documents subsequently filed by Lincoln Benefit pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act also are incorporated into the prospectus by reference. Lincoln Benefit will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference into the prospectus but not delivered with the prospectus. Such information will be provided upon written or oral request at no cost to the requester by writing to Lincoln Benefit, P.O. Box 758565, Topeka, KS 66675-8565 or by calling 1-800-
457-7617. Lincoln Benefit files periodic reports as required under the
Securities Exchange Act of 1934. The public may read and copy any materials that
Lincoln Benefit files with the SEC at the SEC's Public Reference Room at 100 F
Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The
SEC maintains an Internet site that contains reports, proxy, and information statements, and other information regarding issuers that file electronically with the SEC (see http://www.sec.gov).

                          Lincoln Benefit Life Company
                  Lincoln Benefit Life Variable Annuity Account

                      Supplement, dated March 31, 2008, to
                  the LBL Advantage Variable Annuity Prospectus
             and the LBL Premier Planner Variable Annuity Prospectus

This supplement amends certain disclosure contained in the above-referenced prospectus for certain variable annuity contracts issued by Lincoln Benefit Life
Company.

We have received notice that the Board of Trustees of the Rydex Variable Trust has approved the following fund name change:

     Effective April 1, 2008, the name of the Rydex VT OTC Fund will be changed to the Rydex VT NASDAQ-100 (R) Fund.

Due to this name change, the corresponding Rydex VT OTC Sub-Account available for your product will change its name to the Rydex VT NASDAQ-100 (R) Sub-Account effective April 1, 2008.

The name change does not in any way affect the investment objective of the Fund, which remains unchanged, or the manner in which the investment advisor manages the fund.

Please keep this supplement for future reference together with your prospectus.

                          Lincoln Benefit Life Company
                  Lincoln Benefit Life Variable Annuity Account

                     Supplement, dated February 26, 2007 to

         The LBL Advantage Variable Annuity Prospectus dated May 1, 2004

        The Premier Planner Variable Annuity Prospectus dated May 1, 2004

This supplement amends certain disclosures contained in the above-referenced prospectuses for certain variable annuity contracts issued by Lincoln Benefit
Life Company.

We have received notice that the Board of Trustees ("Board") of the Legg Mason
Variable Portfolios has approved the reorganization, on or about April 27, 2007
("Conversion Date"), of the Legg Mason Partners Variable All Cap Portfolio -
Class II into the Legg Mason Partners Variable Fundamental Value Portfolio -
Class I, which will be added as an investment choice to your contract as of
April 27, 2007.

To reflect the change in the underlying Portfolio, we will transfer any Contract
Value you have in the Legg Mason Partners Variable All Cap Portfolio - Class II
Sub-Account ("All Cap Sub-Account) into the Legg Mason Partners Variable
Fundamental Value Portfolio - Class I Sub-Account ("Fundamental Value
Sub-Account"). Contract owners will receive a confirmation of the transaction reflecting this change.

Salomon Brothers Asset Management Inc. is the investment advisor for the Legg
Mason Partners Variable Fundamental Value Portfolio - Class I. The investment objective for this Portfolio is: Long-term capital growth with current income as a secondary consideration.

If you currently have allocations made to the All Cap Sub-Account through automatic additions, automatic portfolio rebalancing, dollar cost averaging or systematic withdrawal programs, any future allocations will be made to the
Fundamental Value Sub-Account as of the Conversion Date.

For additional information on how to transfer to another investment alternative, or how to make a change to your current allocation(s), please contact your financial representative or call our Customer Service Center at 1-800-865-5237.

       Please keep this supplement for future reference together with your prospectuses.

                          Lincoln Benefit Life Company
                  Lincoln Benefit Life Variable Annuity Account

                       Supplement, dated January 14, 2005,
                                       to
                 The Premier Planner Variable Annuity Prospectus
                                dated May 1, 2004

This supplement amends certain disclosure contained in the above-referenced prospectus for certain variable annuity contracts issued by Lincoln Benefit Life
Company.

We have received notice that the Board of Trustees ("Board") of PIMCO Advisors
VIT has approved the liquidation, on or about April 29, 2005 (the "Closing
Date"), of the PEA Science and Technology Portfolio (the "PEA Portfolio").

The Board based its decision, in part, upon the fact that the PEA Portfolio is relatively small in asset size and has failed to garner significant exposure in the variable contract market. In addition, the Board believes the outlook for future growth of the PEA Portfolio is not encouraging.

Due to the liquidation of the PEA Portfolio, we will no longer accept new premiums for investment in, nor will we permit transfers to, the PEA Science and
Technology Portfolio Sub-Account ("PEA Sub-Account") on or after April 29, 2005.

Because the PEA Sub-Account will no longer be offered as an investment alternative as of the Closing Date, you may wish to transfer, prior to April 29,
2005, some or all of your interest in the PEA Sub-Account to the other investment alternatives currently offered by your Contract. Any value remaining in the PEA Sub-Account will be transferred automatically, as of the Closing
Date, to the PIMCO VIT Money Market Sub-Account, an investment alternative already available under your Contract. These transfers are not subject to a transfer fee.

If you currently have allocations made to the PEA Sub-Account through automatic additions, automatic portfolio rebalancing, dollar cost averaging or systematic withdrawal programs, your allocation in the PEA Sub-Account will also need to be changed in these programs. If you do not change this allocation to other investment alternatives currently available under your Policy, any allocation to the PEA Sub-Account will be automatically allocated, as of the Closing Date, to the PIMCO VIT Money Market Sub-Account.

If your interest in the PEA Sub-Account is transferred automatically on the
Closing Date to the PIMCO VIT Money Market Sub-Account, for 60 days following the Closing Date, you may transfer your interest in the PIMCO VIT Money Market
Sub-Account to any other investment alternative(s) available under your
Contract. This transfer is not subject to a transfer fee.

We will send you a confirmation that shows the amount that we credited to the
PIMCO VIT Money Market Sub-Account or to the investment alternative that you chose and the date of the transaction. For additional information on how to transfer to another investment alternative, or how to make a change to your current allocation(s), please contact your financial representative or call our
Customer Service Center at the number listed below.

Attached, as Appendix A, is a list of the Portfolios and Fixed Account
Investment Alternatives currently available under your Contract.

Please keep this supplement for future reference together with your prospectuses.

Number for Customer Service Center: 1-800-865-5237

                                   Appendix A

The Premier Planner Variable Annuity contract offers a variety of Investment
Alternatives that encompass investment choices ranging from aggressive to conservative. Below is a listing of the Portfolios and Fixed Account Investment
Alternatives currently available. Also included is the investment objective for each Portfolio.

For more complete information about each Portfolio, including expenses and risks associated with the Portfolio, please refer to the relevant prospectus for the
Portfolio.

                                   PORTFOLIOS

AIM V.I. Basic Value Fund - Series I Seeks long-term growth of capital.

Alger American Growth Portfolio - Class S Seeks long-term capital appreciation.

Fidelity VIP Growth Portfolio - Service Class 2 Seeks capital appreciation.

Fidelity VIP Investment Grade Bond Portfolio - Service Class 2 Seeks as high a level of current income as is consistent with the preservation of capital.

Fidelity VIP Overseas Portfolio - Service Class 2 Seeks long-term growth of capital.

Goldman Sachs VIT CORESM Small Cap Equity Fund Seeks long-term growth of capital.

Goldman Sachs VIT International Equity Fund Seeks long-term capital appreciation.

Janus Aspen Series Capital Appreciation Portfolio: Institutional Shares Seeks
long-term growth of capital.

Janus Aspen Series Foreign Stock Portfolio: Service Shares Seeks long-term growth of capital.

Janus Aspen Series Worldwide Growth Portfolio: Service Shares Seeks long-term growth of capital in a manner consistent with the preservation of capital.

Lazard Emerging Markets Portfolio Seeks long-term capital appreciation

Lazard International Equity Portfolio Seeks long-term capital appreciation

MFS New Discovery Series - Service Class Seeks capital appreciation.

MFS Utilities Series - Service Class Seeks capital growth and current income.

Oppenheimer Main Street Small Cap Fund/VA - Service Shares Seeks capital appreciation.

PAVIT OpCap Balanced Portfolio Seeks growth of capital and investment income.

PAVIT OpCap Equity Portfolio Seeks long-term capital appreciation.

PAVIT OpCap Small Cap Portfolio Seeks capital appreciation.

PIMCO VIT Foreign Bond Portfolio (U.S. Dollar-Hedged) - Administrative Shares
Seeks to maximize total return, consistent with preservation of capital and prudent investment management.

PIMCO VIT Money Market Portfolio - Administrative Shares Seeks to obtain maximum current income consistent with preservation of capital and daily liquidity.

PIMCO VIT Total Return Portfolio - Administrative Shares Seeks to maximize total return, consistent with preservation of capital and prudent investment management.

Putnam VT High Yield Fund - Class IB

Seeks high current income. Capital growth is a secondary goal when consistent with achieving high current income. The fund seeks its goal by investing at least 80% in U.S. corporate rated below investment grade (junk bonds) and that have intermediate to long-term maturities (three years or longer.)

Rydex VT OTC Fund

Seeks investment results that correspond to a benchmark for over-the-counter securities. The Portfolio's current benchmark is the NASDAQ 100 Index.

Salomon Brothers Variable All Cap Fund - Class I Seeks capital appreciation.

Salomon Brothers Variable Investors Fund - Class I Seeks long-term growth of capital with current income as a secondary objective.

Van Kampen UIF Equity Growth Portfolio, Class I Seeks long-term capital appreciation by investing primarily in growth-oriented equity securities of large capitalization companies.

Van Kampen UIF High Yield Portfolio, Class I Seeks above-average total return over a market cycle of three to five years by investing primarily in high yield securities (commonly referred to as "junk bonds").

Van Kampen UIF Mid Cap Growth Portfolio, Class I Seeks above-average total return over a market cycle of three to five years by investing in common stocks and other equity securities.

Van Kampen UIF U.S. Mid Cap Value Portfolio, Class I Seeks above-average total return over a market cycle of three to five years by investing in common stocks and other equity securities.

Van Kampen LIT Aggressive Growth Portfolio, Class II Seeks capital growth.

Van Kampen LIT Growth and Income Portfolio, Class II Seeks long-term growth of capital and income.

                              Fixed Account Options

Standard Fixed Account
Guaranteed Maturity Fixed Account Option

                   PREMIER PLANNER VARIABLE ANNUITY PROSPECTUS

                                FLEXIBLE PREMIUM

                 INDIVIDUAL DEFERRED VARIABLE ANNUITY CONTRACTS

                                    ISSUED BY

                          LINCOLN BENEFIT LIFE COMPANY

                               IN CONNECTION WITH

                  LINCOLN BENEFIT LIFE VARIABLE ANNUITY ACCOUNT

             STREET ADDRESS: 2940 SOUTH 84TH ST., LINCOLN, NE 68506

            MAILING ADDRESS: P. O. BOX 80469, LINCOLN, NE 68501-0469

                        TELEPHONE NUMBER: 1-800-865-5237

The Contract is a deferred annuity contract designed to aid you in long-term financial planning. You may purchase it on either a tax qualified or non-tax qualified basis. Lincoln Benefit Life no longer offers this Contract in most states. If you have already purchased the Contract you may continue to make purchase payments according to the Contract.

Because this is a flexible premium annuity contract, you may pay multiple premiums. We allocate your premium to the investment options under the Contract and our Fixed Account in the proportions that you choose. The Contract currently offers thirty-four investment options, each of which is a Subaccount of the
Lincoln Benefit Life Variable Annuity Account ("Separate Account"). Each
Subaccount invests exclusively in shares of one of the following Portfolios:

AIM VARIABLE INSURANCE FUNDS

                      AIM V.I. Basic Value Fund - Series I

THE ALGER AMERICAN FUND:

                    Alger American Growth Portfolio - Class S

FIDELITY(R) VARIABLE INSURANCE PRODUCTS:

Fidelity VIP Growth Portfolio - Service Class 2 Fidelity VIP Investment Grade
Bond Portfolio - Service Class 2 Fidelity VIP Overseas Portfolio - Service
Class 2

GOLDMAN SACHS VARIABLE INSURANCE TRUST:

Goldman Sachs VIT CORE(SM) Small Cap Equity Fund Goldman Sachs VIT International
Equity Fund

JANUS ASPEN SERIES:

Janus Aspen Series Capital Appreciation Portfolio -Institutional Shares Janus
Aspen Series Foreign Stock Portfolio - Service Shares (formerly International
Value Portfolio)

Janus Aspen Series Worldwide Growth Portfolio - Service Shares

J.P. MORGAN SERIES TRUST II:

                        JPMorgan Small Company Portfolio

LAZARD RETIREMENT SERIES, INC.:

Lazard Emerging Markets Portfolio
Lazard International Equity Portfolio

MFS(R) VARIABLE INSURANCE TRUST(SM):

MFS New Discovery Series - Service Class MFS Utilities Series - Service Class

OPPENHEIMER VARIABLE ACCOUNT FUNDS:

           Oppenheimer Main Street Small Cap Fund/VA - Service Shares

PIMCO ADVISORS VIT:

PAVIT OpCap Balanced Portfolio
PAVIT OpCap Equity Portfolio
PAVIT OpCap Small Cap Portfolio
PAVIT PEA Science and Technology Portfolio

PIMCO VARIABLE INSURANCE TRUST:

PIMCO VIT Foreign Bond Portfolio (U.S. Dollar-Hedged) - Administrative Shares
PIMCO VIT Money Market Portfolio - Administrative Shares PIMCO VIT StocksPLUS
Growth and Income Portfolio - Administrative Shares PIMCO VIT Total Return
Portfolio - Administrative Shares

PUTNAM VARIABLE TRUST:

                      Putnam VT High Yield Fund - Class 1B

THE RYDEX VARIABLE TRUST:

                                Rydex VT OTC Fund

SALOMON BROTHERS VARIABLE SERIES FUNDS INC:

Salomon Brothers Variable All Cap Fund - Class I Salomon Brothers Variable
Investors Fund - Class I

VAN KAMPEN LIFE INVESTMENT TRUST:

Van Kampen LIT Aggressive Growth Portfolio, Class II Van Kampen LIT Growth and
Income Portfolio, Class II

                                  1 PROSPECTUS

THE UNIVERSAL INSTITUTIONAL FUNDS, INC.:

Van Kampen UIF Equity Growth Portfolio, Class I* Van Kampen UIF High Yield
Portfolio, Class I* Van Kampen UIF Mid Cap Growth Portfolio, Class I* Van Kampen
UIF U.S. Mid Cap Value Portfolio, Class I**

*    Morgan Stanley Investment Management, Inc., the advisor for the UIF
     Portfolios, does business in certain instances using the name Van Kampen.

**   Effective 9/20/2003, the Van Kampen UIF Mid Cap Core Portfolio, Class I
     changed its name to Van Kampen UIF Mid Cap Value Portfolio, Class I.

Some of the portfolios described in this Prospectus may not be available in your
Contract. We may make available other investment options in the future.

Your Contract Value will vary daily as a function of the investment performance of the Subaccounts to which you have allocated Purchase Payments and any interest credited to the Fixed Account. We do not guarantee any minimum Contract
Value for amounts allocated to the Subaccounts. Benefits provided by this
Contract, when based on the Fixed Account, are subject to a Market Value
Adjustment, which may result in an upward or downward adjustment in withdrawal benefits, death benefits, settlement values, and transfers to the Subaccounts.

The maximum age of the oldest Contract Owner and Annuitant is age 85 as of the date we receive the completed application. The maximum age of the oldest
Contract Owner and Annuitant for purchasing the Contract with the Enhanced Death
Benefit Rider is age 80.

Each time you pay a Premium, we will credit your Contract Value with a Credit
Enhancement. In addition to this Contract, we also offer other annuity contracts that do not provide for Credit Enhancements. The expenses for this Contract may be higher than the expenses for an annuity contract that does not provide for
Credit Enhancements. Over time, the amount of the Credit Enhancements may be more than offset by the higher expenses. You and your agent should decide if this Contract is right for you.

In certain states the Contract may be offered as a group contract with individual ownership represented by Certificates. The discussion of Contracts in this prospectus applies equally to Certificates under group contracts, unless the content specifies otherwise.

This prospectus sets forth the information you ought to know about the Contract.
You should read it before investing and keep it for future reference.

We have filed a Statement of Additional Information with the Securities and
Exchange Commission ("SEC"). The current Statement of Additional Information is dated May 1, 2004. The information in the Statement of Additional Information is incorporated by reference in this prospectus. You can obtain a free copy by writing us or calling us at the telephone number given above. The Table of
Contents of the Statement of Additional Information appears on page 44 of this prospectus.

At least once each year we will send you an annual statement. The annual statement details values and specific information for your Contract. It does not contain our financial statements. Our financial statements are set forth in the
Statement of Additional Information. Lincoln Benefit Life Company ("Lincoln
Benefit") will file annual and quarterly reports and other information with the
SEC. You may read and copy any reports, statements or other information we file at the SEC's public reference room in Washington, D.C. You can obtain copies of these documents by writing to the SEC and paying a duplicating fee. Please call the SEC at 1-800-SEC-0330 for further information as to the operation of the public reference room. Our SEC filings are also available to the public on the
SEC Internet site (http:// www.sec.gov).

The Date of this Prospectus is May 1, 2004.

EFFECTIVE MAY 1, 2004, THIS PRODUCT IS NO LONGER BEING OFFERED FOR SALE.

THE SECURITIES AND EXCHANGE COMMISSION HAS NOT APPROVED OR DISAPPROVED THESE
SECURITIES NOR HAS IT PASSED ON THE ACCURACY OR THE ADEQUACY OF THIS PROSPECTUS.
ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THIS PROSPECTUS IS VALID ONLY IF ACCOMPANIED OR PRECEDED BY CURRENT PROSPECTUSES
FOR THE PORTFOLIOS LISTED ABOVE. IF ANY OF THESE PROSPECTUSES IS MISSING OR
OUTDATED, PLEASE CONTACT US AND WE WILL SEND YOU THE PROSPECTUS YOU NEED.

PLEASE READ THIS PROSPECTUS CAREFULLY AND RETAIN IT FOR YOUR FUTURE REFERENCE.

                                  2 PROSPECTUS

TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
DEFINITIONS                                                                    5
FEE TABLES                                                                     6
   Examples                                                                    7
   Explanation of the Expense Examples                                         7
QUESTIONS AND ANSWERS ABOUT YOUR CONTRACT                                      8
FINANCIAL INFORMATION                                                         12
DESCRIPTION OF THE CONTRACTS                                                  13
   Summary                                                                    13
   Contract Owner                                                             13
   Annuitant                                                                  13
   Modification of the Contract                                               13
   Assignment                                                                 13
   Free Look Period                                                           13
PURCHASES AND CONTRACT VALUE                                                  14
   Minimum Purchase Payment                                                   14
   Automatic Payment Plan                                                     14
   Credit Enhancement                                                         14
Allocation of Purchase Payments                                               14
Contract Value                                                                15
Separate Account Accumulation Unit Value                                      15
Transfer During Accumulation Period                                           15
Transfers Authorized by Telephone                                             15
Market Timing & Excessive Trading                                             16
Trading Limitations                                                           16
Automatic Dollar Cost Averaging Program                                       16
Portfolio Rebalancing                                                         16
THE INVESTMENT AND FIXED ACCOUNT OPTIONS                                      17
   Separate Account Investments                                               17
      The Portfolios                                                          17
      Voting Rights                                                           20
      Additions, Deletions, and Substitutions of Securities                   20
   The Fixed Account                                                          21
      General                                                                 21
Guaranteed Maturity Fixed Account Option                                      21
Market Value Adjustment                                                       23
Dollar Cost Averaging Fixed Account Option                                    23
ANNUITY BENEFITS                                                              23
   Annuity Date                                                               23
   Annuity Options                                                            24
   Other Options                                                              24
   Annuity Payments: General                                                  24
   Variable Annuity Payments                                                  25
   Fixed Annuity Payments                                                     25

                                                                            PAGE
                                                                            ----
Transfers During Annuity Period                                               25
Death Benefit During Annuity Period                                           25
Certain Employee Benefit Plans                                                26
OTHER CONTRACT BENEFITS                                                       26
   Death Benefit                                                              26
      General                                                                 26
      Due Proof of Death                                                      26
      Death Proceeds                                                          26
      Death Benefit Amount                                                    26
      Death Benefit Payments                                                  26
   Enhanced Death Benefit Rider                                               28
   Beneficiary                                                                29
   Contract Loans for 403(b) Contracts                                        29
   Withdrawals (Redemptions)                                                  30
   Systematic Withdrawal Program                                              31
   ERISA Plans                                                                31
   Minimum Contract Value                                                     31
CONTRACT CHARGES                                                              31
   Mortality and Expense Risk Charge                                          32
   Administrative Charges                                                     32
      Contract Maintenance Charge                                             32
      Administrative Expense Charge                                           32
      Transfer Fee                                                            32
   Sales Charges                                                              32
      Withdrawal Charge                                                       32
      Free Withdrawal                                                         33
   Waiver Benefits                                                            33
      General                                                                 33
      Confinement Waiver Benefit                                              33
Terminal Illness Waiver Benefit                                               34
Waiver of Withdrawal Charge for Certain Qualified Plan Withdrawals            34
Premium Taxes                                                                 33
Deduction for Separate Account Income Taxes                                   34
      Other Expenses                                                          34
TAXES                                                                         35
Taxation of Lincoln Benefit Life Company                                      35
Taxation of Variable Annuities in General                                     35
   Income Tax Withholding                                                     37
   Tax Qualified Contracts                                                    38
DESCRIPTION OF LINCOLN BENEFIT LIFE COMPANY AND THE SEPARATE ACCOUNT          41
   Lincoln Benefit Life Company                                               41
   Separate Account                                                           41
State Regulation of Lincoln Benefit                                           41

                                  3 PROSPECTUS

                                                                            PAGE
                                                                            ----
ADMINISTRATION                                                                41
DISTRIBUTION OF CONTRACTS                                                     42
LEGAL PROCEEDINGS                                                             42
LEGAL MATTERS                                                                 42
ANNUAL REPORTS AND OTHER DOCUMENTS                                            42
REGISTRATION STATEMENT                                                        43

                                                                            PAGE
                                                                            ----
TABLE OF CONTENTS OF STATEMENT OF ADDITIONAL INFORMATION                      44
APPENDIX A ACCUMULATION UNIT VALUES                                           45
APPENDIX B ILLUSTRATION OF A MARKET VALUE ADJUSTMENT                          53

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFERING IN ANY JURISDICTION IN WHICH
SUCH OFFERING MAY NOT LAWFULLY BE MADE. WE DO NOT AUTHORIZE ANYONE TO PROVIDE
ANY INFORMATION OR REPRESENTATIONS REGARDING THE OFFERING DESCRIBED IN THIS
PROSPECTUS OTHER THAN AS CONTAINED IN THIS PROSPECTUS.

                                  4 PROSPECTUS

DEFINITIONS

Please refer to this list for the meaning of the following terms:

ACCUMULATION PERIOD - The period of time beginning on the day money is put into an annuity contract and ending when the contract is annuitized or surrendered.

ACCUMULATION UNIT - A unit of measurement which we use to calculate Contract
Value.

ANNUITANT - The living person named on an annuity contact whose life expectancy is used to calculate the annuity payments when the contract is annuitized.

ANNUITIZATION - The process by which the accumulation phase of the contract is terminated and the conteract is converted to the payoout phase. This is accomplished by paying the entire contract value over a period of time.

ANNUITIZED VALUE - The Contract Value adjusted by any applicable Market Value
Adjustment and less any applicable taxes.

ANNUITY DATE - The date on which annuity payments are scheduled to begin.

ANNUITY PERIOD - The period during which annuity payments are paid. The Annuity
Period begins on the Annuity Date.

ANNUITY UNIT - A unit of measurement which we use to calculate the amount of
Variable Annuity payments.

BENEFICIARY(IES) - The person designated to receive the death benefit in the event of all of the owners' deaths.

COMPANY ("WE," "US," "OUR," "LINCOLN BENEFIT") - Lincoln Benefit Life Company.

CONTRACT ANNIVERSARY - Each anniversary of the Issue Date.

CONTRACT OWNER ("YOU," "YOUR") - The person(s) or entity having the privileges of ownership defined in the Contract. If your Contract is issued as part of a retirement plan, your ownership privileges may be modified by the plan.

CONTRACT VALUE - The sum of the values of your investment in the Subaccounts of the Separate Account and the Fixed Account.

CONTRACT YEAR - Each twelve-month period beginning on the Issue Date and each
Contract Anniversary.

CONTRIBUTION YEAR - Each twelve-month period beginning on the date a Purchase
Payment is allocated to a Subaccount, or each anniversary of that date.

CREDIT ENHANCEMENT - An amount we add to your Contract Value when a Purchase
Payment is received. Each Credit Enhancement will be counted as earnings under your Contract.

FIXED ACCOUNT - The portion of the Contract Value allocated to our general account.

FIXED ANNUITY - A series of annuity payments that are fixed in amount.

GUARANTEE PERIODS - A period of years for which we have guaranteed a specific effective annual interest rate on an amount allocated to the Fixed Account.

ISSUE DATE - The date when the Contract becomes effective.

LATEST ANNUITY DATE - The latest date by which you must begin annuity payments under the Contract.

LOAN ACCOUNT - An account established for amounts transferred from the
Subaccounts or the Fixed Account as security for outstanding Contract loans.

MARKET VALUE ADJUSTMENT - An amount added to or subtracted from certain transactions involving your interest in the Fixed Account, to reflect the impact of changing interest rates.

NET INVESTMENT FACTOR - The factor used to determine the value of an
Accumulation Unit and Annuity Unit in any Valuation Period. We determine the Net
Investment Factor separately for each Subaccount.

NON-QUALIFIED PLAN - A retirement plan which does not receive special tax treatment under Sections 401, 403(b), 408, 408A or 457 of the Tax Code.

PORTFOLIO(S) - The underlying funds in which the Subaccounts invest. Each
Portfolio is an investment company registered with the SEC or a separate investment series of a registered investment company.

PURCHASE PAYMENTS - Amounts paid to us as premium for the Contract by you or on your behalf.

QUALIFIED PLAN - A retirement plan which receives special tax treatment under
Sections 401, 403(b), 408 or 408A of the Tax Code or a deferred compensation plan for a state and local government or another tax exempt organization under
Section 457 of the Tax Code.

SEPARATE ACCOUNT - The Lincoln Benefit Life Variable Annuity Account, which is a segregated investment account of the Company.

SUBACCOUNT - A subdivision of the Separate Account, which invests wholly in shares of one of the Portfolios.

SURRENDER VALUE - The amount paid upon complete surrender of the Contract, equal to the Contract Value, less any applicable premium taxes, Withdrawal Charge, and the contract maintenance charge and increased or decreased by any Market Value
Adjustment.

TAX CODE - The Internal Revenue Code of 1986, as amended.

                                  5 PROSPECTUS

TREASURY RATE - The U.S. Treasury Note Constant Maturity Yield for the preceding week as reported in Federal Reserve Bulletin Release H.15.

VALUATION DATE - Each day the New York Stock Exchange is open for business.

VALUATION PERIOD - The period of time over which we determine the change in the value of the Subaccounts in order to price Accumulation Units and Annuity Units.
Each Valuation Period begins at the close of normal trading on the New York
Stock Exchange ("NYSE") currently 4:00 p.m. Eastern time on each Valuation Date and ends at the close of the NYSE on the next Valuation Date.

VARIABLE ANNUITY - A series of annuity payments that vary in amount based on changes in the value of the Subaccounts to which your Contract Value has been allocated.

WITHDRAWAL CHARGE - The contingent deferred sales charge that may be required upon some withdrawals.

FEE TABLES

The following tables describe the fees and expenses that you will pay when buying, owning and surrendering the Contract. The first table decribes the fees and expenses that you will pay at the time that you buy the Contract, surrender the Contract, or transfer cash value between investment options. State premium taxes may also be deducted.

Contingent Deferred Sales Charge Withdrawal Charge (as a percentage of Purchase
Payments)

CONTRIBUTION YEAR   APPLICABLE CHARGE
-----------------   -----------------
        1                   8%
       2-3                  7%
       4-5                  6%
        6                   5%
        7                   4%
        8                   3%
       9 +                  0%

Transfer Fee (Applies solely to the second and subsequent transfers within a calendar month. We are currently waiving the Transfer Fee) - $10.00

The next table describes the fees and expenses that you will pay periodically during the time you own the Contract, not including Portfolio fees and expenses.

Annual Contract Maintenance Charge (waived if total Purchase Payments are
 $50,000 or more)                                                            $35.00
SEPARATE ACCOUNT ANNUAL EXPENSES (AS A PERCENTAGE OF DAILY NET ASSET VALUE
DEDUCTED FROM EACH OF THE SUBACCOUNTS OF THE SEPARATE ACCOUNT)
     BASE CONTRACT (WITHOUT OPTIONAL RIDERS)
       Mortality and Expense Risk Charge                                       1.30%
       Administrative Expense Charge                                           0.10%
                                                                             ------
       Total Separate Account Annual Expenses                                  1.40%
     BASE CONTRACT (WITH ENHANCED DEATH BENEFIT RIDER)
       Mortality and Expense Risk Charge                                       1.50%
       Administrative Expense Charge                                           0.10%
                                                                             ------
       Total Separate Account Annual Expenses                                  1.60%

The next table shows the minimum and maximum total operating expenses charged by the Portfolios that you may pay periodically during the time that you own the
Contract. Advisers and/or other service providers of certain Portfolios may have agreed to waive their fees and/or reimburse Portfolio expenses in order to keep the Portfolios' expenses below

                                  6 PROSPECTUS

specified limits. The range of expenses shown in this table does not show the effect of any such fee waiver or expense reimbursement. More detail concerning each Portfolio's fees and expenses appears in the prospectus for each Portfolio.

                                                 Minimum   Maximum
------------------------------------------------------------------
Total Portfolio Annual Operating Expenses/(1)/
(expenses that are deducted
from Portfolio assets, which may include
management fees, distribution and/or
service (12b-1) fees and other expenses)          0.50%     4.31%
------------------------------------------------------------------

(1)  Expenses are shown as a percentage of Portfolio average daily net assets before any waiver or reimbursement as of December 31, 2003.

EXAMPLE 1

This Example is intended to help you compare the cost of investing in the
Contracts with the cost of investing in other variable annuity contracts. These costs include Contract owner transaction expenses, Contract fees, Separate
Account annual expenses, and Portfolio fees and expenses and assumes no transfers or exchanges were made. The example shows the dollar amount of expense that you would bear directly or indirectly if you:

..    invested $10,000 in the Contract for the time periods indicated,

..    earned a 5% annual return on your investment,

..    surrendered your Contract, or began receiving income payments for a specified period of less than 120 months, at the end of each time period,
     and

..    elected the Enhanced Death Benefit Rider (with total Separate Account expenses of 1.60%)

The first line of the example assumes that the maximum fees and expenses of any of the Portfolios are charged. The second line of the example assumes that the minimum fees and expenses of any of the Portfolios are charged. Your actual expenses may be higher or lower than those shown below.

THE EXAMPLE DOES NOT INCLUDE ANY TAXES OR TAX PENALTIES YOU MAY BE REQUIRED TO
PAY IF YOU SURRENDER YOUR CONTRACT.

                                                   1 Year   3 Years   5 Years   10 Years
----------------------------------------------------------------------------------------
Costs Based on Maximum Annual Portfolio Expenses   $1,236    $2,406    $3,544    $6,033
----------------------------------------------------------------------------------------
Costs Based on Minimum Annual Portfolio Expenses   $  845    $1,277    $1,731    $2,763
----------------------------------------------------------------------------------------

EXAMPLE 2

This Example uses the same assumptions as Example 1 above, except that it assumes you decided not to surrender your Contract, or you began receiving income payments for a specified period of at least 120 months, at the end of each time period.

                                                   1 Year    3 Years  5 Years   10 Years
----------------------------------------------------------------------------------------
Costs Based on Maximum Annual Portfolio Expenses    $641     $1,896   $3,119     $6,033
----------------------------------------------------------------------------------------
Costs Based on Minimum Annual Portfolio Expenses    $250     $  767   $1,306     $2,763
----------------------------------------------------------------------------------------

EXPLANATION OF EXPENSE EXAMPLES

PLEASE REMEMBER THAT YOU ARE LOOKING AT EXAMPLES AND NOT A REPRESENTATION OF
PAST OR FUTURE EXPENSES. YOUR RATE OF RETURN MAY BE HIGHER OR LOWER THAN 5%,
WHICH IS NOT GUARANTEED. THE EXAMPLES DO NOT ASSUME THAT ANY PORTFOLIO EXPENSE
WAIVERS OR REIMBURSEMENT ARRANGEMENTS ARE IN EFFECT FOR THE PERIODS PRESENTED.
EXAMPLES 1 AND 2 ASSUME THE ELECTION OF THE ENHANCED DEATH BENEFIT RIDER (TOTAL
SEPARATE ACCOUNT EXPENSES OF 1.60%). IF THIS RIDER WAS NOT ELECTED, THE EXPENSE
FIGURES SHOWN WOULD BE SLIGHTLY LOWER.

THE EXAMPLES REFLECT THE FREE WITHDRAWAL AMOUNTS, IF APPLICABLE AND AN ANNUAL
CONTRACT ADMINISTRATIVE CHARGE OF $35.

                                  7 PROSPECTUS

QUESTIONS AND ANSWERS ABOUT YOUR CONTRACT

The following are answers to some of the questions you may have about some of the more important features of the Contract. The Contract is more fully described in the rest of the Prospectus. Please read the Prospectus carefully.

1.   WHAT IS THE CONTRACT?

The Contract is a flexible premium deferred variable annuity contract. It is designed for tax-deferred retirement investing. The Contract is available for non-qualified or qualified retirement plans. The Contract, like all deferred annuity contracts, has two phases: the Accumulation Period and the Annuity
Period. During the Accumulation Period, earnings accumulate on a tax-deferred basis and are taxed as income when you make a withdrawal. The Annuity Period begins when you begin receiving payments under one of the annuity payment options described in the answer to Question 2. The amount of money accumulated under your Contract during the Accumulation Period will be used to determine the amount of your annuity payments during the Annuity Period.

Your premiums are invested in one or more of the Subaccounts of the Separate
Account or allocated to the Fixed Account, as you instruct us. If we offer additional Subaccounts in the future, we may limit your right to allocate your
Contract Value to up to twenty-three options under the Contract, counting each
Subaccount and the Fixed Account as one option. We will treat all of your
Contract Value allocated to the Fixed Account as one option for purposes of this limit, even if you have chosen more than one Guarantee Period. The value of your
Contract will depend on the investment performance of the Subaccounts and the amount of interest we credit to the Fixed Account.

Each Subaccount will invest in a single investment portfolio (a "Portfolio") of an underlying fund. The Portfolios offer a range of investment objectives, from conservative to aggressive. You bear the entire investment risk on amounts allocated to the Subaccounts. The investment policies and risks of each
Portfolio are described in the accompanying prospectuses for the Portfolios.

In some states, you may also allocate all or part of your Contract Value to the
"Fixed Account", as described in the answer to Question 5.

2.   WHAT ANNUITY OPTIONS DOES THE CONTRACT OFFER?

You may receive annuity payments on a fixed or a variable basis or a combination of the two. We offer a variety of annuity options including:

..    a life annuity with payments guaranteed for five to twenty years;

..    a joint and full survivorship annuity, with payments guaranteed for five to twenty years; and

..    fixed payments for a specified period of five to thirty years.

Call us to inquire about other options.

You may change your annuity option at any time before annuitization. You may select the date to annuitize the Contract. The date you select, however, may be no later than the later of the tenth Contract Anniversary or the Annuitant's
90/TH/ birthday. If your Contract was issued in connection with a qualified plan, different deadlines may apply.

If you select annuity payments on a variable basis, the amount of our payments to you will be affected by the investment performance of the Subaccounts you have selected. The fixed portion of your annuity payments, on the other hand, generally will be equal in amount to the initial payment we determine. As explained in more detail below, however, during the Annuity Period you will have a limited ability to change the relative weighting of the Subaccounts on which your variable annuity payments are based or to increase the portion of your annuity payments consisting of Fixed Annuity payments.

3.   HOW DO I BUY A CONTRACT?

You can obtain a Contract application from your Lincoln Benefit agent. You must pay at least $10,000 in Purchase Payments during the first Contract Year.
Purchase Payments must be at least $500, unless you enroll in an automatic payment plan. Your periodic payments in an automatic payment plan must be at least $100 per month. We may lower these minimums at our sole discretion. The maximum age of the oldest Contract Owner and Annuitant is age 85 as of the date we receive the completed application. The maximum age of the oldest Contract
Owner and Annuitant for purchasing the Contract with the Enhanced Death Benefit
Rider is age 80.

4.   WHAT ARE MY INVESTMENT CHOICES UNDER THE CONTRACT?

You can allocate and reallocate your investment among the Subaccounts, each of which in turn invests in a single Portfolio. Under the Contract, the Separate
Account currently invests in the following Portfolios:

                                                                            PORTFOLIO(S)
--------------------------------------------------------------------------------------------------------------------
AIM Variable Insurance Funds                   AIM V.I. Basic Value Fund - Series I
--------------------------------------------------------------------------------------------------------------------
The Alger American Fund                        Alger American Growth Portfolio - Class S
--------------------------------------------------------------------------------------------------------------------
Fidelity(R) Variable Insurance Products Fund   Fidelity VIP Growth Portfolio - Service Class 2
--------------------------------------------------------------------------------------------------------------------
                                               Fidelity VIP Investment Grade Bond Portfolio - Service Class 2
--------------------------------------------------------------------------------------------------------------------
                                               Fidelity VIP Overseas Portfolio - Service Class 2
--------------------------------------------------------------------------------------------------------------------
Goldman Sachs Variable Insurance Trust         Goldman Sachs VIT CORE(SM) Small Cap Equity
--------------------------------------------------------------------------------------------------------------------
                                               Goldman Sachs VIT International Equity Fund
--------------------------------------------------------------------------------------------------------------------
Janus Aspen Series                             Janus Aspen Series Capital Appreciation Portfolio: Institutional
                                                Shares
--------------------------------------------------------------------------------------------------------------------
                                               Janus Aspen Series Foreign Stock Portfolio: Service Shares
--------------------------------------------------------------------------------------------------------------------
                                               Janus Aspen Series Worldwide Growth Portfolio: Service Shares
--------------------------------------------------------------------------------------------------------------------
J.P. Morgan Series Trust II                    JPMorgan Small Company Portfolio
--------------------------------------------------------------------------------------------------------------------
Lazard Retirement Series, Inc.                 Lazard Emerging Markets Portfolio
--------------------------------------------------------------------------------------------------------------------
                                               Lazard International Equity Portfolio
--------------------------------------------------------------------------------------------------------------------
MFS(R) Variable Insurance Trust(SM)            MFS New Discovery Series - Service Class
--------------------------------------------------------------------------------------------------------------------
                                               MFS Utilities Series - Service Class
--------------------------------------------------------------------------------------------------------------------
Oppenheimer Variable Account Funds             Oppenheimer Main Street Small Cap Fund/VA - Service Shares
--------------------------------------------------------------------------------------------------------------------
PIMCO Advisors VIT                             PAVIT OpCap Balanced Portfolio
--------------------------------------------------------------------------------------------------------------------
                                               PAVIT OpCap Equity Portfolio
--------------------------------------------------------------------------------------------------------------------
                                               PAVIT OpCap Small Cap Portfolio
--------------------------------------------------------------------------------------------------------------------
                                               PAVIT PEA Science and Technology Portfolio
--------------------------------------------------------------------------------------------------------------------
PIMCO Variable Insurance Trust                 PIMCO VIT Foreign Bond Portfolio (U.S. Dollar-Hedged) -
                                                Administrative Shares
--------------------------------------------------------------------------------------------------------------------
                                               PIMCO VIT Money Market Portfolio - Administrative Shares
--------------------------------------------------------------------------------------------------------------------
                                               PIMCO VIT StocksPLUS Growth and  Income Portfolio - Administrative
                                                Shares
--------------------------------------------------------------------------------------------------------------------
                                               PIMCO VIT Total Return Portfolio - Administrative Shares
--------------------------------------------------------------------------------------------------------------------
Putnam Variable Trust                          Putnam VT High Yield Fund - Class 1B
--------------------------------------------------------------------------------------------------------------------
The Rydex Variable Trust                       Rydex VT OTC Fund
--------------------------------------------------------------------------------------------------------------------
Salomon Brothers Variable Series Funds Inc     Salomon Brothers Variable All Cap Fund - Class I
--------------------------------------------------------------------------------------------------------------------
                                               Salomon Brothers Variable Investors Fund - Class I
--------------------------------------------------------------------------------------------------------------------
The Universal Institutional Funds, Inc.*       Van Kampen UIF Equity Growth Portfolio - Class I
--------------------------------------------------------------------------------------------------------------------
                                               Van Kampen UIF High Yield  Portfolio - Class I
--------------------------------------------------------------------------------------------------------------------
                                               Van Kampen UIF Mid Cap Growth Portfolio - Class I
--------------------------------------------------------------------------------------------------------------------
                                               Van Kampen UIF U.S. Mid Cap Value Portfolio - Class I
--------------------------------------------------------------------------------------------------------------------
Van Kampen Life Investment Trust               Van Kampen LIT Aggressive Growth Portfolio - Class II
--------------------------------------------------------------------------------------------------------------------
                                               Van Kampen LIT Growth and Income Portfolio - Class II
--------------------------------------------------------------------------------------------------------------------

*    Morgan Stanley Investment Management, Inc., the advisor for the UIF
     Portfolios, does business in certain instances using the name Van Kampen.

Some of the Portfolios described in this prospectus may not be available in your
Contract.

Each Portfolio holds its assets separately from the assets of the other
Portfolios. Each Portfolio has distinct investment objectives and policies which are described in the accompanying prospectuses for the Portfolios.

5.   WHAT IS THE FIXED ACCOUNT OPTION?

We offer two Fixed Account interest crediting options: the Guaranteed Maturity
Fixed Account Option and the Dollar Cost Averaging Fixed Account Option.

You may allocate Purchase Payments to the Subaccount(s) and the Fixed
Account(s). Loan payments may not be allocated to the Fixed Account(s). You may not transfer amounts into the DCA Fixed Account. The minimum amount that may be transferred into any one of the Guaranteed Maturity Fixed Account Options is
$500.

We will credit interest to amounts allocated to the Guaranteed Maturity Fixed
Account Option at a specified rate for a specified Guarantee Period. You select the Guarantee Period for each amount that you allocate to the Guaranteed
Maturity Fixed Account Option. We will tell you what interest rates and
Guarantee Periods we are offering at a particular time. At the end of each
Guarantee Period, you may select a new Guarantee Period from among the choices we are then making available or transfer or withdraw the relevant amount from the Fixed Account without any Market Value Adjustment.

                                  9 PROSPECTUS

We may offer Guarantee Periods ranging from one to ten years in length. We are currently offering Guarantee Periods of one, three, five, seven, and ten years in length. In the future we may offer Guarantee Periods of different lengths or stop offering some Guarantee Periods.

We will not change the interest rate credited to a particular allocation until the end of the relevant Guarantee Period. From time to time, however, we may change the interest rate that we offer to credit to new allocations to the
Guaranteed Maturity Fixed Account Option and to amounts rolled over in the Fixed
Account for new Guarantee Periods.

In addition, if you participate in our dollar cost averaging program, you may designate amounts to be held in the Dollar Cost Averaging Fixed Account Option until they are transferred monthly to the Subaccounts or Guarantee Periods of your choosing. When you make an allocation to the Fixed Account for this purpose, we will set an interest rate applicable to that amount. We will then credit interest at that rate to that amount until it has been entirely transferred to your chosen Subaccounts or Guarantee Periods. We will complete the transfers within one year of the allocation. In our discretion we may change the rate that we set for new allocations to the Fixed Account for the dollar cost averaging program. We will never, however, set a rate less than an effective annual rate of 3%.

A Market Value Adjustment may increase or decrease the amount of certain transactions involving the Guaranteed Maturity Fixed Account, to reflect changes in interest rates. As a general rule, we will apply a Market Value Adjustment to the following transactions:

1)   when you withdraw funds from the Guaranteed Maturity Fixed Account Option in an amount greater than the Free Withdrawal Amount (which is described in the answer to Question 6);

2)   when you transfer funds from the Guaranteed Maturity Fixed Account Option to the Subaccounts;

3)   when you allocate part of your balance in the Guaranteed Maturity Fixed
     Account Option to a new Guarantee Period before the end of the existing
     Guarantee Period;

4)   when you annuitize your Contract; and

5)   when we pay a death benefit.

We will not apply a Market Value Adjustment to a transaction to the extent that:

1)   it occurs within 30 days after the end of a Guarantee Period applicable to the funds involved in the transaction; or

2)   it is necessary to meet IRS minimum withdrawal requirements.

We determine the amount of a Market Value Adjustment using a formula that takes into consideration:

1)   whether current interest rates differ from interest rates at the beginning of the applicable Guarantee Period; and

2)   how many years are left until the end of the Guarantee Period.

As a general rule, if interest rates have dropped, the Market Value Adjustment will be an addition; if interest rates have risen, the Market Value Adjustment will be a deduction. It is therefore possible that if you withdraw an amount from the Fixed Account during a Guarantee Period, a Market Value Adjustment may cause you to receive less than you initially allocated to the Fixed Account.

6.   WHAT ARE MY EXPENSES UNDER THE CONTRACT?

Contract Maintenance Charge. During the Accumulation Period, each year we subtract an annual contract maintenance charge of $35 from your Contract Value allocated to the Subaccounts. We will waive this charge if you pay $50,000 or more in Purchase Payments or if you allocate all of your Contract Value to the
Fixed Account.

During the Annuity Period, if allowed in your state, we will subtract the annual contract maintenance charge in equal parts from your annuity payments. We waive this charge if on the Annuity Date your Contract Value is $50,000 or more or if all payments are Fixed Annuity payments.

Administrative Expense Charge and Mortality and Expense Risk Charge. We impose a mortality and expense risk charge at an annual rate of 1.30% of average daily net assets and an administrative expense charge at an annual rate of .10% of average daily net assets. If you select our optional enhanced death benefit rider, however, we may charge you a higher mortality and expense risk charge.
These charges are assessed each day during the Accumulation Period and the
Annuity Period. We guarantee that we will not raise these charges.

Transfer Fee. Although we currently are not charging a transfer fee, depending on your state, the Contract permits us to charge you up to $10 per transfer for each transfer after the first transfer in each month, or for each transfer in excess of twelve within a calendar year. The Contract also permits us to impose a minimum size on transfer amounts although the minimum size may be limited to
$25 in some states.

Withdrawal Charge (Contingent Deferred Sales Charge). During the Accumulation
Period, you may withdraw all or part of the value of your Contract before your death or, if the Contract is owned by a company or other legal entity, before the Annuitant's death. Certain withdrawals may be made without payment of any
Withdrawal Charge, which is a contingent deferred sales charge. Other withdrawals are subject to the Withdrawal Charge.

The Withdrawal Charge will vary depending on how many complete years have passed since you paid the Purchase Payment being withdrawn.

The Withdrawal

                                  10 PROSPECTUS

Charge applies to each Purchase Payment for eight complete years from the date of the Payment (each a "Contribution Year") as follows:

Contribution   Applicable
    Year         Charge
------------   ----------
     1             8%
    2-3            7%
    4-5            6%
     6             5%
     7             4%
     8             3%
    9+             0%

In determining Withdrawal Charges, we will deem your Purchase Payments to be withdrawn on a first-in first-out basis.

Each year, free of Withdrawal Charge or any otherwise applicable Market Value
Adjustment, you may withdraw the Free Withdrawal Amount, which equals:

(a)  the greater of:

..    earnings not previously withdrawn; or

..    15% of your total Purchase Payments made in the most recent eight years;
     plus

(b)  an amount equal to your total Purchase Payments made more than eight years ago, to the extent not previously withdrawn.

In most states, we also may waive the Withdrawal Charge if you: (1) require long-term medical or custodial care outside the home; or (2) are diagnosed with a terminal illness. These provisions will apply to the Annuitant, if the
Contract is owned by a company or other legal entity. Additional restrictions and costs may apply to Contracts issued in connection with qualified plans.
Withdrawals of earnings are taxed as ordinary income and, if taken prior to age
59 1/2, may be subject to an additional 10% federal tax penalty. You should consult with your tax counselor to determine what effect a withdrawal might have on your tax liability. As described in the answer to Question 5, we may increase or decrease certain withdrawals by a Market Value Adjustment.

Premium Taxes. Certain states impose a premium tax on annuity purchase payments received by insurance companies. Any premium taxes relating to the Contract may be deducted from Purchase Payments or the Contract Value when the tax is incurred or at a later time. State premium taxes generally range from 0% to
3.5%.

Other Expenses. In addition to our charges under the Contract, each Portfolio deducts amounts from its assets to pay its investment advisory fees and other expenses.

7.   HOW WILL MY INVESTMENT IN THE CONTRACT BE TAXED?

You should consult a qualified tax advisor for personalized answers. Generally, earnings under variable annuities are not taxed until amounts are withdrawn or distributions are made. This deferral of taxes is designed to encourage long-term personal savings and supplemental retirement plans.

Withdrawals taken prior to annuitization are generally considered to come from the earnings in the Contract first. If the Contract is tax-qualified, generally all withdrawals are treated as distributions of earnings. Withdrawal of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty.

Special rules apply if the Contract is owned by a company or other legal entity.
Generally, such an owner must include in income any increase in the excess of the Contract Value over the "investment in the contract" during the taxable year.

8.   DO I HAVE ACCESS TO MY MONEY?

At any time during the Accumulation Period, we will pay you all or part of the value of your Contract, minus any applicable charge, if you surrender your
Contract or request a partial withdrawal. Under some qualified plans, you may also take a loan against the value of your Contract. Generally, a partial withdrawal must equal at least $50, and after the withdrawal your remaining
Contract Value must at least equal $500.

Although you have access to your money during the Accumulation Period, certain charges, such as the contract maintenance charge, the Withdrawal Charge, and premium tax charges, may be deducted on a surrender or withdrawal. You may also incur federal income tax liability or tax penalties. In addition, if you have allocated some of the value of your Contract to the Fixed Account, the amount of your surrender proceeds or withdrawal may be increased or decreased by a Market
Value Adjustment.

After annuitization, under certain settlement options you may be entitled to withdraw the commuted value of the remaining payments.

9.   WHAT IS THE DEATH BENEFIT?

We will pay a death benefit while the Contract is in force and before the
Annuity Date, if the Contract Owner dies, or if the Annuitant dies and the
Contract Owner is not a living person. To obtain payment of the Death Benefit, the Beneficiary must submit to us a complete request for payment of the Death
Benefit, which includes due proof of death as specified in the Contract.

The standard death benefit is the greatest of the following:

1)   your total Purchase Payments reduced proportionately for any prior partial withdrawals;

2)   your Contract Value;

3)   the amount you would have received by surrendering your Contract; or

4)   your Contract Value on each Contract Anniversary evenly divisible by eight, increased by the total

                                  11 PROSPECTUS

Purchase Payments since that anniversary and reduced proportionately by any partial withdrawals since that anniversary.

We also offer an optional enhanced death benefit rider, which is described later in this prospectus.

We will determine the value of the death benefit on the day that we receive all of the information that we need to process the claim.

10.  WHAT ELSE SHOULD I KNOW?

Allocation of Purchase Payments. You allocate your initial Purchase Payment among the Subaccounts and the Fixed Account in your Contract application. You may make your allocations in specific dollar amounts or percentages, which must be whole numbers that add up to 100%. When you make subsequent Purchase
Payments, you may again specify how you want your payments allocated. If you do not, we will automatically allocate the payment based on your most recent instructions. You may not allocate Purchase Payments to the Fixed Account if it is not available in your state.

Credit Enhancements. We will credit your Contract Value with a Credit
Enhancement of 4% of each Purchase Payment before we allocate that Purchase
Payment among the Subaccounts or to the Fixed Account. The Credit Enhancements
will be allocated in the same proportions as the corresponding Purchase Payment.
As described in "Free Look Period" on page 13, if you cancel your Contract during the free look period we may deduct any Credit Enhancement from the amount paid you.

Transfers. During the Accumulation Period, you may transfer Contract Value among the Subaccounts and from the Subaccounts to the Fixed Account. If we offer additional Subaccounts in the future, we may limit your right to allocate your
Contract Value to no more than twenty-one options under the Contract. While you may also transfer amounts from the Fixed Account, a Market Value Adjustment may apply. You may instruct us to transfer Contract Value by writing or calling us.

You may also use our Automatic Dollar Cost Averaging or Portfolio Rebalancing
programs. You may not use both programs at the same time.

Under the Dollar Cost Averaging program, amounts are automatically transferred at regular intervals from the Fixed Account or a Subaccount of your choosing, including other Subaccounts or the Fixed Account. Transfers from the Dollar Cost
Averaging Fixed Account may be made monthly only. Transfers from Subaccounts may be made monthly, quarterly, or annually.

Under the Portfolio Rebalancing program, you can maintain the percentage of your
Contract Value allocated to each Subaccount at a pre-set level. Investment results will shift the balance of your Contract Value allocations. If you elect rebalancing, we will automatically transfer your Contract Value back to the specified percentages at the frequency (monthly, quarterly, semiannually, annually) that you specify. We will automatically terminate this program if you request a transfer outside of the program. You may not include the Fixed Account in a Portfolio Rebalancing program. You also may not elect rebalancing after annuitization.

During the Annuity Period, you may not make any transfers for the first six months after the Annuity Date. Thereafter, you may make transfers among the
Subaccounts or from the Subaccounts to increase your Fixed Annuity payments.
Your transfers, however, must be at least six months apart. You may not, however, convert any portion of your right to receive Fixed Annuity payments into Variable Annuity payments.

Free-Look Period. You may cancel the Contract by returning it to us within 10 days after you receive it, or after whatever longer period may be permitted by state law. You may return it by delivering it or mailing it to us. If you return the Contract, the Contract terminates. In most states, we will pay you an amount equal to the Contract Value minus the Credit Enhancement. The Owner will also bear any expenses charged with respect to the Credit Enhancement amount incurred prior to the return of the Contract such as any mortality and expense charge.
The Contract Value may be more or less than your Purchase Payments. In some states, we are required to send you the amount of your Purchase Payments. Since state laws differ as to the consequences of returning a Contract, you should refer to your Contract for specific information about your circumstances. If your Contract is qualified under Section 408 of the Internal Revenue Code, we will refund the greater of any purchase payments or the Contract Value.

11.  WHO CAN I CONTACT FOR MORE INFORMATION?

You can write to us at Lincoln Benefit Life Company, P.O. Box 80469, Lincoln,
Nebraska 68501-0469, or call us at (800) 865-5237.

FINANCIAL INFORMATION

Attached as Appendix A is a table showing selected information concerning
Accumulation Unit Values for each Subaccount for each year since we started offering the Contracts. Accumulation Unit Value is the unit of measure that we use to calculate the value of your interest in a Subaccount. Accumulation Unit
Value does not reflect the deduction of certain charges that are subtracted from your Contract Value, such as the Annual Contract Maintenance Charge. The information in the table is included in the Separate Account's financial statements. To obtain a fuller picture of each Subaccount's finances and performance, you should review the Separate Account's financial statements, which are in the Separate Account's Annual Statement dated as

                                  12 PROSPECTUS

of December 31, 2003, contained in the Statement of Additional Information. The
Statement of Additional Information also includes a brief explanation of how performance of the Subaccounts is calculated.

DESCRIPTION OF THE CONTRACTS

SUMMARY. The Contract is a deferred annuity contract designed to aid you in long-term financial planning. You may add to the Contract Value by making additional Purchase Payments. In addition, the Contract Value will change to reflect the performance of the Subaccounts to which you allocate your Purchase
Payments and your Contract Value, as well as to reflect Credit Enhancements and interest credited to amounts allocated to the Fixed Account. You may withdraw your Contract Value by making a partial withdrawal or by surrendering your
Contract. Upon annuitization, we will pay you benefits under the Contract in the form of an annuity, either for the life of the Annuitant or for a fixed number of years. All of these features are described in more detail below.

CONTRACT OWNER. As the Contract Owner, you are the person usually entitled to exercise all rights of ownership under the Contract. You usually are also the person entitled to receive benefits under the Contract or to choose someone else to receive benefits. The Contract can also be purchased as an IRA or TSA (also known as a 403(b)). The endorsements required to qualify these annuities under the Code may limit or modify your rights and privileges under the Contract. The maximum age of the oldest Contract Owner and Annuitant is age 85 as of the date we receive the completed application. The Contract cannot be jointly owned by both a non-living person and a living person. Changing ownership of this
Contract may cause adverse tax consequences and may not be allowed under qualified plans. Please consult with a competent tax advisor prior to making a request for a change of Contract Owner. If the Contract Owner is a grantor trust, the Owner will be considered a non-living person for purposes of this section and the Death Benefit section.

ANNUITANT. The Annuitant is the living person whose life span is used to determine annuity payments. You initially designate an Annuitant in your application. You may change the Annuitant at any time before annuity payments begin. If your Contract was issued under a plan qualified under Section 403(b),
408 or 408A of the Tax Code, you must be the Annuitant. If the Contract is a non-Qualified contract, you may also designate a Joint Annuitant, who is a second person on whose life annuity payments depend. Additional restrictions may apply in the case of Qualified Plans. If you are a living person and are not the
Annuitant and the Annuitant dies before annuity payments begin, then either you become the new Annuitant or you must name another person as the new Annuitant.
If you are a non-living person and the Annuitant dies before annuity payments begin, the Beneficiary may elect to receive a death benefit as discussed in
"Death of Annuitant" on page 28. You must attest that the Annuitant is alive in order to annuitize your Contract.

MODIFICATION OF THE CONTRACT. Only a Lincoln Benefit officer may approve a change in or waive any provision of the Contract. Any change or waiver must be in writing. None of our agents has the authority to change or waive the provisions of the Contract.

We are permitted to change the terms of the Contract if it is necessary to comply with changes in the law. If a provision of the Contract is inconsistent with state law, we will follow state law.

ASSIGNMENT. Before the Annuity Date, if the Annuitant is still alive, you may assign an interest in the Contract if it is a non-Qualified Contract. If a
Contract is issued pursuant to a Qualified Plan, the law prohibits some types of assignments, pledges and transfers and imposes special conditions on others. An assignment may also result in taxes or tax penalties.

We will not be bound by any assignment until we receive written notice of it.
Accordingly, until we receive written notice of an assignment, we will continue to act as though the assignment had not occurred. We are not responsible for the validity of any assignment.

BECAUSE OF THE POTENTIAL TAX CONSEQUENCES AND ERISA ISSUES ARISING FROM AN
ASSIGNMENT, YOU SHOULD CONSULT WITH AN ATTORNEY BEFORE TRYING TO ASSIGN YOUR
CONTRACT.

FREE LOOK PERIOD. You may cancel the Contract by returning it to us within 10 days after you receive it, or within whatever longer period may be permitted by state law. You may return it by delivering it to your agent or mailing it to us.
If you return the Contract, the Contract terminates. In most states, we will pay you an amount equal to the Contract Value minus the Credit Enhancement. The
Contract Value at that time may be more or less than your Purchase Payments. The
Owner will also bear any expense charged with respect to the Credit Enhancement amount incurred prior to the return of the Contract, such as any Mortality and
Expense Charge.

In some states, if you exercise your "free look" rights, we are required to return the amount of your Purchase Payments. Currently, if you live in one of those states, on the Issue Date we will allocate your Purchase Payment to the
Subaccounts and the Fixed Account Options as you specified in your application.
However, we reserve the right in the future to delay allocating your Purchase
Payments to the Subaccounts you have selected or to the Fixed Account until 20 days after the Issue Date or, if

                                  13 PROSPECTUS

your state's free look period is longer than ten days, for ten days plus the period required by state law. During that time, we will allocate your Purchase
Payment to the PIMCO Money Market Subaccount. Your Contract will contain specific information about your free-look rights in your state.

PURCHASES AND CONTRACT VALUE

MINIMUM PURCHASE PAYMENT. The minimum initial Purchase Payment for a Contract is
$10,000. You may pay it in a lump sum or in installments of your choice over the first Contract Year. You may not pay more than $1 million in Purchase Payments without our prior approval. As a general rule, subsequent Purchase Payments may be made in amounts of $500 or more. Subsequent Purchase Payments made as part of an Automatic Payment Plan, however, may be as small as $100 per month. However, each Purchase Payment made to the Dollar Cost Averaging Fixed Account must be at least $1200. If we receive Purchase Payments designated for the Dollar Cost
Averaging Fixed Account that are lower than the required minimum of $1200, or purchase payments designated for the Guaranteed Maturity Fixed Account Option that are lower than $500, such amounts will be allocated to the PIMCO Money
Market Portfolio. We may lower these minimums if we choose. We may refuse any
Purchase Payment at any time.

AUTOMATIC PAYMENT PLAN. You may make scheduled Purchase Payments of $100 or more per month by automatic payment through your bank account. Call or write us for an enrollment form.

CREDIT ENHANCEMENT. We will add a Credit Enhancement to your Contract Value when each Purchase Payment is received. The Credit Enhancement is payable from our general account. The amount of a Credit Enhancement is 4% of each Purchase
Payment. The Credit Enhancement will be allocated among the Subaccounts and
Fixed Account in the same proportion that the applicable Purchase Payment is allocated. The amount returned if the Contract Owner exercises his or her right to return the Contract during your Free Look period will be reduced by any
Credit Enhancements applied.

The expense charges for this Contract may be higher than the expense charges for annuity contracts that do not offer Credit Enhancements. We expect to recoup the cost of paying Credit Enhancements through collections of the Withdrawal Charges on the Contract (which are contingent), as well as our legitimate profits on this and other contracts we offer. In some circumstances - for example, if you surrender your Contract while the Withdrawal Charge still applies to a substantial proportion of your Premiums - your net proceeds may be lower than if you had purchased one of our other annuity contracts that does not offer Credit
Enhancements. Likewise, over time the amount of the Credit Enhancements may be offset by higher expenses.

Credit Enhancements are treated as "earnings" for purposes of determining
Withdrawal Charges and free withdrawal amounts on surrenders and partial withdrawals. Similarly, Credit Enhancements are not treated as an "investment in the contract" for tax purposes.

ALLOCATION OF PURCHASE PAYMENTS. Your Purchase Payments are allocated to the
Subaccount(s) and the Fixed Account in the proportions that you have selected.
You must specify your allocation in your Contract application, either as percentages or specific dollar amounts. If you make your allocation in percentages, the total must equal 100%. We will allocate your subsequent
Purchase Payments in those percentages, until you give us new allocation instructions. You may not allocate Purchase Payments to the Fixed Account if it is not available in your state.

If we offer additional Subaccounts in the future, we may limit your right to allocate your Purchase Payments to up to twenty-three options, counting each
Subaccount and the Fixed Account as one option. For this purpose, we will treat all of your allocations to the Fixed Account as one option, even if you choose more than one Guarantee Period.

If your application is complete, we will issue your Contract within two business days of its receipt at our P.O. Box shown on the first page of this prospectus.
If your application for a Contract is incomplete, we will notify you and seek to complete the application within five business days. For example, if you do not fill in allocation percentages, we will contact you to obtain the missing percentages. If we cannot complete your application within five business days after we receive it, we will return your application and your Purchase Payment, unless you expressly permit us to take a longer time.

Usually, we will allocate your initial Purchase Payment to the Subaccounts and the Fixed Account, as you have instructed us, on the Issue Date. We will allocate your subsequent Purchase Payments on the date that we receive them at the next computed Accumulation Unit Value.

In some states, however, we are required to return at least your Purchase
Payment if you cancel your Contract during the "free-look" period. In those states, we currently will allocate your Purchase Payments on the Issue Date as you have instructed us, as described above. In the future, however, we reserve the right, if you live in one of those states, to allocate all Purchase Payments received during the "free-look period" to the PIMCO

                                  14 PROSPECTUS

Money Market Subaccount. If we exercise that right and your state's free look period is ten days, we will transfer your Purchase Payments to your specified
Subaccounts or the Fixed Account 20 days after the Issue Date; if your state's free look period is longer, we will transfer your Purchase Payment after ten days plus the period required by state law have passed.

We determine the number of Accumulation Units in each Subaccount to allocate to your Contract by dividing that portion of your Purchase Payment allocated to a
Subaccount by that Subaccount's Accumulation Unit Value on the Valuation Date
when the allocation occurs.

CONTRACT VALUE. We will establish an account for you and will maintain your account during the Accumulation Period. The total value of your Contract at any time is equal to the sum of the value of your Accumulation Units in the
Subaccounts you have selected, plus the value of your investment in the Fixed
Account.

SEPARATE ACCOUNT ACCUMULATION UNIT VALUE. As a general matter, the Accumulation
Unit Value for each Subaccount will rise or fall to reflect changes in the share price of the Portfolio in which the Subaccount invests. In addition, we subtract from Accumulation Unit Value amounts reflecting the mortality and expense risk charge, administrative expense charge, and any provision for taxes that have accrued since we last calculated the Accumulation Unit Value. We determine
Withdrawal Charges, transfer fees and contract maintenance charges separately for each Contract. They do not affect Accumulation Unit Value. Instead, we obtain payment of those charges and fees by redeeming Accumulation Units.

We determine a separate Accumulation Unit Value for each Subaccount. We also determine a separate set of Accumulation Unit Values reflecting the cost of the enhanced death benefit rider. If we elect or are required to assess a charge for taxes, we may calculate a separate Accumulation Unit Value for Contracts issued in connection with Non-Qualified and Qualified Plans, respectively, within each
Subaccount. We determine the Accumulation Unit Value for each Subaccount Monday through Friday on each day that the New York Stock Exchange is open for business.

You should refer to the prospectuses for the Portfolios which accompany this prospectus for a description of how the assets of each Portfolio are valued, since that determination has a direct bearing on the Accumulation Unit Value of the corresponding Subaccount and, therefore, your Contract Value.

TRANSFER DURING ACCUMULATION PERIOD. During the Accumulation Period, you may
transfer Contract Value among the Fixed Account and the Subaccounts in writing or by telephone. Currently, there is no minimum transfer amount. The Contract permits us to set a minimum transfer amount in the future. You may not make a transfer that would result in your allocating your Contract Value to more than twenty-three options under the Contract at one time.

As a general rule, we only make transfers on days when the NYSE is open for business. If we receive your request on one of those days, we will make the transfer that day. If you transfer an amount from the Fixed Account to a
Subaccount before the end of the applicable Guarantee Period or you allocate an amount in the Fixed Account to a new Guarantee Period before the end of the existing Guarantee Period, we usually will increase or decrease the amount by a
Market Value Adjustment. The calculation of the Market Value Adjustment is described in "Market Value Adjustment" on page 23.

Transfers within 30 days after the end of the applicable Guarantee Period are not subject to a Market Value Adjustment.

The Contract permits us to defer transfers from the Fixed Account for up to six months from the date you ask us.

You may not transfer Contract Value into the Dollar Cost Averaging Fixed Account
Option. You may not transfer Contract Value out of the Dollar Cost Averaging
Fixed Account Option except as part of a Dollar Cost Averaging program.

TRANSFERS AUTHORIZED BY TELEPHONE. You may make transfers by telephone. The cut off time for telephone transfer requests is 4:00 p.m. Eastern time. Calls completed before 4:00 p.m. will be effected on that day at that day's price.
Calls completed after 4:00 p.m. will be effected on the next day on which the
NYSE is open for business, at that day's price.

We may charge you the transfer fee or impose a minimum transfer amount as described on page 32, although we currently are waiving it. At any time, without notice, we may suspend, modify or terminate your privilege to make transfers via the telephone, or via other electronic or automated means previously approved by the Company, including, but not limited to, automated telephone services, facsimile machine, e-mail and electronic services via online access. Among other things, we reserve the right to limit the number of such transfers among the
Separate Subaccounts in any Contract year, or to refuse any Separate Subaccount transfer request. We also reserve the right to restrict such transfers in any manner reasonably designed to prevent transfers that we consider disadvantageous to other Contract owners.

We use procedures that we believe provide reasonable assurance that telephone authorized transfers are genuine. For example, we tape telephone conversations with persons purporting to authorize transfers and request identifying information. Accordingly, we disclaim any liability for losses resulting from allegedly unauthorized telephone transfers. However, if we do not take reasonable steps to help ensure that a telephone authorization is valid, we may be liable for such losses.

                                  15 PROSPECTUS

MARKET TIMING & EXCESSIVE TRADING. The Contracts are intended for long-term investment. Frequent trading in response to short-term fluctuations in the market can disrupt management of a Portfolio and raise its expenses, which can impair Portfolio performance. Lincoln Benefit's policy is not to knowingly accept any money intended for the purpose of market timing. Lincoln Benefit does not market the Contracts to persons for the purpose of their engaging in market timing activity.

Lincoln Benefit defines market timing activity to be the movement in and out of a Subaccount in a short period of time designed to take advantage of short-term market fluctuations based upon expected increases in Subaccount unit values.
Lincoln Benefit defines excessive trading activity as purchase and sale transactions of a Contract Owner that occur with such frequency and/or such size as to affect the Portfolio's ability to meet its investment objective, in the judgment of Lincoln Benefit or the Portfolio.

Service center personnel seek to detect and report market timing or excessive trading transfer activity through monitoring and review of trading activities.
Portfolios may also report suspected market timing or excessive trading transfer activity. However, not all market timing or excessive trading transfer activity can be prevented, as it may not be possible to identify it unless and until a trading pattern is established. If we identify suspected market timing or excessive trading activity, we will make further inquiry and take corrective action as appropriate. Corrective action may include, but is not limited to, refusing transfer requests, or suspending, modifying or terminating any telephone, automated or electronic transfer privileges.

TRADING LIMITATIONS. We reserve the right to limit transfers among the investment alternatives in any Contract Year, or to refuse any transfer request, if:

..    we believe, in our sole discretion, that certain trading practices, such as excessive trading or market timing ("Prohibited Trading Practices"), by, or on behalf of, one or more Contract Owners, or a specific transfer request or group of transfer requests, may have a detrimental effect on the
     Accumulation Unit Values of any Variable Subaccount or on the share prices of the corresponding Portfolio or otherwise would be to the disadvantage of other Contract Owners; or

..    we are informed by one or more of the Portfolios that they intend to restrict the purchase, exchange, or redemption of Portfolio shares because of Prohibited Trading Practices or because they believe that a specific transfer or group of transfers would have a detrimental effect on the prices of Portfolio shares.

We may apply the restrictions in any manner reasonably designed to prevent transfers that we consider disadvantageous to other Contract Owners.

AUTOMATIC DOLLAR COST AVERAGING PROGRAM. Under our Automatic Dollar Cost
Averaging program, you may authorize us to transfer a fixed dollar amount at fixed intervals from the Dollar Cost Averaging Fixed Account Option or a
Variable Subaccount of your choosing. You may not use the Dollar Cost Averaging program to transfer amounts from the Guaranteed Maturity Fixed Account Option.
The interval between transfers from the Dollar Cost Averaging Fixed Account may be monthly only. The interval between transfers from Subaccounts may be monthly, quarterly, or annually, at your option. The transfers will be made at the
Accumulation Unit Value on the date of the transfer. The transfers will continue until you instruct us otherwise, or until your chosen source of transfer payments is exhausted. Currently, the minimum transfer amount is $100 per transfer. However, if you wish to Dollar Cost Average to a Guaranteed Maturity
Fixed Account Option, the minimum amount that must be transferred into any one
Option is $500. For each purchase payment allocated to this Option, your first monthly transfer will occur 25 days after such purchase payment. If we do not receive an allocation from you within 25 days of the purchase payment, we will transfer the payment plus associated interest to the Money Market Subaccount in equal monthly installments.Your request to participate in this program will be effective when we receive your completed application at the P.O. Box given on the first page of this prospectus. Call or write us for a copy of the application. You may elect to increase, decrease or change the frequency or amount of transfers under a Dollar Cost Averaging program. We will not charge a transfer fee for Dollar Cost Averaging.

The theory of dollar cost averaging is that by spreading your investment over time, you may be able to reduce the effect of transitory market conditions on your investment. In addition, because a given dollar amount purchases more units when the unit prices are relatively low rather than when the prices are higher, in a fluctuating market, the average cost per unit may be less than the average of the unit prices on the purchase dates. However, participation in this program does not assure you of a greater profit from your purchases under the program, nor will it prevent or necessarily reduce losses in a declining market.
Moreover, while we refer to this program of periodic transfers generally as
Dollar Cost Averaging, periodic transfers from a subaccount with more volatile performance experience is unlikely to produce the desired effects of Dollar Cost
Averaging as would transfers from a less volatile subaccount.

PORTFOLIO REBALANCING. Portfolio Rebalancing allows you to maintain the percentage of your Contract Value allocated to each Subaccount at a pre-set level. Over time, the variations in each Subaccount's investment results will shift the balance of your Contract Value allocations. Under the Portfolio
Rebalancing feature, each period, if the allocations change from your desired percentages, we will automatically transfer your Contract Value, including new
Purchase Payments (unless you specify otherwise), back to the percentages you specify. Portfolio Rebalancing is consistent with maintaining your allocation of investments among market segments, although it is accomplished by reducing your
Contract Value allocated to the better performing segments.

                                  16 PROSPECTUS

You may choose to have rebalances made monthly, quarterly, semi-annually, or annually until your Annuity Date. Portfolio Rebalancing is not available after you annuitize. We will not charge a transfer fee for Portfolio Rebalancing. A one-time request to rebalance the amounts allocated to the Subaccounts is not part of a Portfolio Rebalancing program and is subject to all of the requirements that are applicable to transfers made during the Accumulation
Period. We will automatically terminate this option if you request any transfers outside the Portfolio Rebalancing program. If you wish to resume the Portfolio
Rebalancing after it has been canceled, then you must complete a new Portfolio
Rebalancing form and send it to our home office. You may not include the Fixed
Account in a Portfolio Rebalancing program.

You may request Portfolio Rebalancing at any time before your Annuity Date by submitting a completed written request to us at the P.O. Box given on the first page of this prospectus. Please call or write us for a copy of the request form.
If you stop Portfolio Rebalancing, you must wait 30 days to begin again. In your request, you may specify a date for your first rebalancing. If you specify a date fewer than 30 days after your Issue Date, your first rebalance will be delayed one month. If you request Portfolio Rebalancing in your Contract application and do not specify a date for your first rebalancing, your first rebalance will occur one period after the Issue Date. For example, if you specify quarterly rebalancing, your first rebalance will occur three months after your Issue Date. Otherwise, your first rebalancing will occur one period after we receive your completed request form. All subsequent rebalancing will occur at the intervals you have specified on the day of the month that coincides with the same day of the month as your Contract Anniversary Date.

Generally, you may change the allocation percentages, frequency, or choice of
Subaccounts at any time. If your total Contract Value subject to rebalancing falls below any minimum value that we may establish, we may prohibit or limit your use of Portfolio Rebalancing. You may not use Dollar Cost Averaging and
Portfolio Rebalancing at the same time. We may change, terminate, limit, or suspend Portfolio Rebalancing at any time.

THE INVESTMENT AND FIXED ACCOUNT OPTIONS

SEPARATE ACCOUNT INVESTMENTS

THE PORTFOLIOS. Each of the Subaccounts of the Separate Account invests in the shares of one of the Portfolios. Each Portfolio is either an open-end management investment company registered under the Investment Company Act of 1940 or a separate investment series of an open-end management investment company. We have briefly described the Portfolios below. You should consult the current prospectuses for the Portfolios for more detailed and complete information concerning the Portfolios. If you do not have a prospectus for a Portfolio, contact us and we will send you a copy.

We do not promise that the Portfolios will meet their investment objectives.
Amounts you have allocated to Subaccounts may grow in value, decline in value, or grow less than you expect, depending on the investment performance of the
Portfolios in which those Subaccounts invest. You bear the investment risk that those Portfolios possibly will not meet their investment objectives. You should carefully review their prospectuses before allocating amounts to the Subaccounts of the Separate Account.

PORTFOLIO                PORTFOLIO OBJECTIVE           INVESTMENT ADVISER
-------------------------------------------------------------------------------
AIM VARIABLE INSURANCE FUNDS
-------------------------------------------------------------------------------
AIM V.I. Basic Value     Long-term growth of capital   A I M ADVISORS, INC.
 Fund - Series I (4)
-------------------------------------------------------------------------------
THE ALGER AMERICAN FUND
-------------------------------------------------------------------------------
Alger American Growth    Long-term capital             FRED ALGER  MANAGEMENT,
 Portfolio - Class S      appreciation                  INC.
-------------------------------------------------------------------------------
FIDELITY(R) VARIABLE INSURANCE PRODUCTS
-------------------------------------------------------------------------------
Fidelity VIP Growth      Capital appreciation          FIDELITY MANAGEMENT &
 Portfolio - Service                                    RESEARCH COMPANY
 Class 2
-------------------------------------------------------
Fidelity VIP Investment  As high a level of current
 Grade Bond Portfolio -   income as is consistent
 Service Class 2          with the preservation of
                          capital.
-------------------------------------------------------
Fidelity VIP Overseas    Long-term growth of capital
 Portfolio - Service
 Class 2
-------------------------------------------------------------------------------
GOLDMAN SACHS VARIABLE INSURANCE TRUST
-------------------------------------------------------------------------------
Goldman Sachs VIT        Long-term growth of capital   GOLDMAN SACHS ASSET
 CORE(SM) Small Cap                                     MANAGEMENT, L.P.
 Equity Fund
-------------------------------------------------------------------------------
Goldman Sachs VIT        Long-term capital             GOLDMAN SACHS ASSET
 International Equity    appreciation                  MANAGEMENT INTERNATIONAL
 Fund
-------------------------------------------------------------------------------
JANUS ASPEN SERIES
-------------------------------------------------------------------------------
Janus Aspen Series       Long-term growth of capital   JANUS CAPITAL MANAGEMENT
 Capital Appreciation                                   LLC
 Portfolio:
 Institutional Shares
 (5)
-------------------------------------------------------
Janus Aspen Series       Long-term growth of capital
 Foreign Stock
 Portfolio: Service
 Shares (6)
-------------------------------------------------------
Janus Aspen Series       Long-term growth of capital
 Worldwide Growth         in a manner consistent with
 Portfolio: Service       the preservation of capital.
 Shares
-------------------------------------------------------------------------------
J.P. MORGAN SERIES TRUST II
-------------------------------------------------------------------------------
JP Morgan Small Company  High total return from a      J.P. MORGAN INVESTMENT
 Portfolio                portfolio of small company     MANAGEMENT, INC.
                          stocks.
-------------------------------------------------------------------------------
LAZARD RETIREMENT SERIES INC.
-------------------------------------------------------------------------------
Lazard Emerging Markets  Long-term capital             LAZARD ASSET MANAGEMENT
 Portfolio                appreciation                  LLC
-------------------------------------------------------------------------------
Lazard International     Long-term capital
 Equity Portfolio         appreciation
-------------------------------------------------------------------------------
MFS(R) VARIABLE INSURANCE TRUST(SM)
-------------------------------------------------------------------------------
MFS New Discovery        Capital appreciation          MFS(TM) INVESTMENT
 Series - Service Class                                 MANAGEMENT
-------------------------------------------------------
MFS Utilities Series -   Capital growth and current
 Service Class           income
-------------------------------------------------------------------------------
OPPENHEIMER VARIABLE ACCOUNT FUNDS
-------------------------------------------------------------------------------
Oppenheimer Main Street  Capital appreciation          OPPENHEIMERFUNDS, INC.
 Small Cap Fund/VA -
 Service Shares
-------------------------------------------------------------------------------
PIMCO ADVISORS VIT
-------------------------------------------------------------------------------
PAVIT OpCap Balanced     Growth of capital and         OPCAP ADVISORS LLC
 Portfolio (4)            investment income
-------------------------------------------------------
PAVIT OpCap Equity       Long-term capital
 Portfolio                appreciation
-------------------------------------------------------
PAVIT PEA Science and    Capital appreciation
 Technology Portfolio
 (3)
-------------------------------------------------------
PAVIT OpCap Small Cap    Capital appreciation
 Portfolio
-------------------------------------------------------------------------------
PIMCO VARIABLE INSURANCE TRUST
-------------------------------------------------------------------------------
PIMCO VIT Foreign Bond   To maximize total return,     PACIFIC INVESTMENT
 Portfolio (U.S.          consistent with               MANAGEMENT COMPANY LLC
 Dollar-Hedged) -         preservation of capital and
 Administrative Shares    prudent investment
                          management.
-------------------------------------------------------
PIMCO VIT Money Market   To obtain maximum current
 Portfolio -              income consistent with
 Administrative Shares    preservation of capital and
                          daily liquidity.
-------------------------------------------------------
StocksPLUS Growth and    A total return which exceeds
 Income Portfolio -       the total return
 Administrative Shares    performance of the S&P 500.
-------------------------------------------------------
PIMCO VIT Total Return   To maximize total return,
 Portfolio -              consistent with
 Administrative           Shares preservation of
                          capital and prudent
                          investment management.
-------------------------------------------------------------------------------
PUTNAM VARIABLE TRUST
-------------------------------------------------------------------------------
Putnam VT High Yield     High current income. Capital  PUTNAM INVESTMENT
 Fund - Class IB          growth is a secondary goal    MANAGEMENT LLC
                          when consistent with
                          achieving high current
                          income. The fund seeks its
                          goal by investing at least
                          80% in U.S. corporate
                          bonds rated below investment
                          grade (junkbonds) and that
                          have intermediate to
                          long-term maturities (three
                          years or longer.)
-------------------------------------------------------------------------------
THE RYDEX VARIABLE TRUST
-------------------------------------------------------------------------------
Rydex VT OTC Fund         Investment results that      RYDEX INVESTMENTS
                          correspond to a benchmark for
                          over-the-counter
                          securities. The Portfolio's
                          current benchmark is the
                          NASDAQ 100 Index.
-------------------------------------------------------------------------------
SALOMON BROTHERS VARIABLE SERIES FUNDS INC
-------------------------------------------------------------------------------
Salomon Brothers         Capital appreciation through  SALOMON BROTHERS ASSET
 Variable All Cap Fund    investment in securities      MANAGEMENT INC
 (formerly Capital        that the investment manager
 Fund) - Class I          believes have above-average
                          capital appreciation
                          potential.
-------------------------------------------------------
Salomon Brothers         Long-term growth of capital
 Variable Investors       with current income as a
 Fund - Class I (4)       secondary objective
-------------------------------------------------------------------------------
THE UNIVERSAL INSTITUTIONAL FUNDS, INC.
-------------------------------------------------------------------------------
Van Kampen UIF Equity    Seeks long-term capital       VAN KAMPEN(1)
 Growth Portfolio,        appreciation by investing
 Class I (7)              primarily in
                          growth-oriented equity
                          securities of large
                          capitalization companies.
-------------------------------------------------------
Van Kampen UIF High      Above-average total return
 Yield Portfolio,         over a market cycle of
 Class I                  three to five years by
                          investing primarily in high
                          yield securities.
-------------------------------------------------------
Van Kampen UIF Mid Cap   Seeks above-average total
 Growth Portfolio,        return over a market cycle
 Class I                  of three to five years by
                          investing in common stocks
                          and other equity
                          securities.

-------------------------------------------------------
Van Kampen UIF U.S. Mid  Seeks to provide
 Cap Value Portfolio,     above-average current
 Class I (formerly Mid    income and long-term
 Cap Core Portfolio)      capital appreciation by
 (2) (8)                  investing primarily in
                          equity securities of
                          com[panies in the U.S. real
                          estate industry, including
                          real estate investment
                          trusts.
-------------------------------------------------------------------------------
VAN KAMPEN LIFE INVESTMENT TRUST
-------------------------------------------------------------------------------
Van Kampen LIT           Capital Growth                VAN KAMPEN ASSET
 Aggressive Growth                                      MANAGEMENT
 Portfolio, Class II
 (9)
-------------------------------------------------------
Van Kampen LIT Growth    Long-term growth of capital
 and Income Portfolio,    and income
 Class II
-------------------------------------------------------------------------------

(1)  Morgan Stanley Investment Management Inc., the investment adviser to the
     Van Kampen UIF Portfolios, does business in certain instances as Van
     Kampen.

(2)  Effective September 30, 2003, The Universal Institutional Funds, Inc. U.S.
     Mid Cap Core Portfolio, Class I changed its name to The Universal
     Institutional Funds, Inc. U.S. Mid Cap Value Portfolio, Class I. The
     investment objective for this Portfolio has not changed.

(3)  Sub-advised by PIMCO Equity Advisers LLC.

(4)  Effective 4/30/04, the LSA Balance Fund, LSA Basic Value Fund and LSA Value
     Equity Fund were merged into the PAVIT OpCap Balanced Portfolio, AIM V.I.
     Basic Value Fund - Series I and Salomon Brothers Variable Investors Fund -
     Class I, respectively.

(5)  Effective 4/30/04, the LSA Capital Appreciation Fund was merged into the
     Janus Aspen Series Capital Appreciation Portfolio - Institutional Shares.

(6)  Effective 5/1/04 the Janus Aspen Series International Portfolio - Service
     Shares changed its name to the Janus Aspen Foreign Stock Portfolio -
     Service Shares.

(7)  Effective 4/30/04, the LSA Blue Chip Fund, LSA Equity Grown Fund and LSA
     Capital Growth Fund were merged into the Van Kampen UIF Equity Growth
     Portfolio, Class I.

(8)  Effective 4/30/04, the LSA Diversified Mid-Cap Growth Fund and LSA MidCap
     Value Fund were merged into the Van Kampen UIF U.S. Mid Cap Value
     Portfolio, Class I.

                                  19 PROSPECTUS

(9)  Effective 4/30/04, the LSA Aggressive Growth Fund and LSA Emerging Growth
     Fund were merged into the Van Kampen LIT Aggressive Growth Portfolio, Class
     II.

Each Portfolio is subject to certain investment restrictions and policies which may not be changed without the approval of a majority of the shareholders of the
Portfolio. See the accompanying prospectuses of the Portfolios for further information.

We automatically reinvest all dividends and capital gains distributions from the
Portfolios in shares of the distributing Portfolio at their net asset value. The income and realized and unrealized gains or losses on the assets of each
Subaccount are separate and are credited to or charged against the particular
Subaccount without regard to income, gains or losses from any other Subaccount or from any other part of our business. We will use the net Purchase Payments you allocate to a Subaccount to purchase shares in the corresponding Portfolio and will redeem shares in the Portfolios to meet Contract obligations or make adjustments in reserves. The Portfolios are required to redeem their shares at net asset value and to make payment within seven days.

Some of the Portfolios have been established by investment advisors which manage publicly traded mutual funds having similar names and investment objectives.
While some of the Portfolios may be similar to, and may in fact be modeled after publicly traded mutual funds, you should understand that the Portfolios are not otherwise directly related to any publicly traded mutual fund. Consequently, the investment performance of publicly traded mutual funds and any similarly named
Portfolio may differ substantially.

Some of the Portfolios sell their shares to separate accounts underlying both variable life insurance and variable annuity contracts. It is conceivable that in the future it may be unfavorable for variable life insurance separate accounts and variable annuity separate accounts to invest in the same Portfolio.
Although neither we nor any of the Portfolios currently foresees any such disadvantages either to variable life insurance or variable annuity contract owners, each Portfolio's Board of Directors intends to monitor events in order to identify any material conflicts between variable life and variable annuity contract owners and to determine what action, if any, should be taken in response thereto. If a Board of Directors were to conclude that separate investment funds should be established for variable life and variable annuity separate accounts, Lincoln Benefit will bear the attendant expenses.

VOTING RIGHTS. As a general matter, you do not have a direct right to vote the shares of the Portfolios held by the Subaccounts to which you have allocated your Contract Value. Under current law, however, you are entitled to give us instructions on how to vote those shares on certain matters. We will notify you when your instructions are needed. We will also provide proxy materials or other information to assist you in understanding the matter at issue. We will determine the number of shares for which you may give voting instructions as of the record date set by the relevant Portfolio for the shareholder meeting at which the vote will occur.

As a general rule, before the Annuity Date, you are the person entitled to give voting instructions. After the Annuity Date, the payee is that person.
Retirement plans, however, may have different rules for voting by plan participants.

If you send us written voting instructions, we will follow your instructions in voting the Portfolio shares attributable to your Contract. If you do not send us written instructions, we will vote the shares attributable to your Contract in the same proportions as we vote the shares for which we have received instructions from other Contract Owners. We will vote shares that we hold in the same proportions as we vote the shares for which we have received instructions from other Contract Owners.

We may, when required by state insurance regulatory authorities, disregard
Contract Owner voting instructions if the instructions require that the shares be voted so as to cause a change in the sub-classification or investment objective of one or more of the Portfolios or to approve or disapprove an investment advisory contract for one or more of the Portfolios.

In addition, we may disregard voting instructions in favor of changes initiated by Contract Owners in the investment objectives or the investment advisor of the
Portfolios if we reasonably disapprove of the proposed change. We would disapprove a proposed change only if the proposed change is contrary to state law or prohibited by state regulatory authorities or we reasonably conclude that the proposed change would not be consistent with the investment objectives of the Portfolio or would result in the purchase of securities for the Portfolio which vary from the general quality and nature of investments and investment techniques utilized by the Portfolio. If we disregard voting instructions, we will include a summary of that action and our reasons for that action in the next semi-annual financial report to you.

This description reflects our view of currently applicable law. If the law changes or our interpretation of the law changes, we may decide that we are permitted to vote the Portfolio shares without obtaining instructions from our
Contract Owners, and we may choose to do so.

ADDITIONS, DELETIONS, AND SUBSTITUTIONS OF SECURITIES. If the shares of any of the Portfolios are no longer available for investment by the Separate Account or if, in the judgment of our Board of Directors, further investment in the shares of a Portfolio is no longer appropriate in view of the purposes of the Contract, we may add or substitute shares of another Portfolio or underlying fund for
Portfolio shares already purchased or to be purchased in the future by Purchase
Payments

                                  20 PROSPECTUS

under the Contract. Any substitution of securities will comply with the requirements of the 1940 Act.

We also reserve the right to make the following changes in the operation of the
Separate Account and the Subaccounts:

(a)  to operate the Separate Account in any form permitted by law;

(b)  to take any action necessary to comply with applicable law or obtain and continue any exemption from applicable laws;

(c)  to transfer assets from one Subaccount to another, or from any subaccount to our general account;

(d)  to add, combine, or remove Subaccounts in the Separate Account; and

(e)  to change the way in which we assess charges, as long as the total charges do not exceed the maximum amount that may be charged the Separate Account and the Portfolios in connection with the Contracts.

If we take any of these actions, we will comply with the then applicable legal requirements.

THE FIXED ACCOUNT

GENERAL. You may allocate part or all of your Purchase Payments to the Fixed
Account in states where it is available. Amounts allocated to the Fixed Account become part of the general assets of Lincoln Benefit. Loan Payments may not be allocated to the Fixed Account(s). Allstate Life invests the assets of the general account in accordance with applicable laws governing the investments of insurance company general accounts. The Fixed Account may not be available in all states. Please contact us at 1-800-865-5237 for current information.

GUARANTEED MATURITY FIXED ACCOUNT OPTION. We will credit interest to each amount allocated to the Guaranteed Maturity Fixed Account Option at a specified rate for a specified Guarantee Period. You select the Guarantee Period for each amount that you allocate to this option. We will declare the interest rate that we will guarantee to credit to that amount for that Guarantee Period. Each amount allocated to a Guarantee Period under this option must be at least $500.
We reserve the right to limit the number of additional Purchase Payments that may be allocated to this option.

We will tell you what interest rates and Guarantee Periods we are offering at a particular time. We may offer Guarantee Periods ranging from one to ten years in length. We will decide in our discretion which Guarantee Periods to offer.
Currently, we offer Guarantee Periods of one, three, five, seven and ten years.
In the future we may offer Guarantee Periods of different lengths or stop offering some Guarantee Periods.

We will credit interest daily to each amount allocated to a Guarantee Period under this option at a rate which compounds to the effective annual interest rate that we declared at the beginning of the applicable Guarantee Period. We will not change the interest rate credited to a particular allocation until the end of the relevant Guarantee Period. We may declare different interest rates for Guarantee Periods of the same length that begin at different times.

The following example illustrates how a Purchase Payment allocated to this option would grow, given an assumed Guarantee Period and effective annual interest rate:

                                  21 PROSPECTUS

EXAMPLE
Purchase Payment        $10,000
Guarantee Period        5 years
Effective Annual Rate      4.50%
Credit Enhancement      $   400

                                            END OF CONTACT YEAR
                        -----------------------------------------------------------
                          YEAR 1      YEAR 2       YEAR 3      YEAR 4      YEAR 5
                        ----------  -----------  ----------  ----------  ----------
Beginning Contract
 Value                  $10,400.00
 x (1 + Effective
 Annual Rate)              x 1.045
                        ----------
                        $10,868.00
Contract Value at end
 of Contract Year                   $$10,868.00
 x (1 + Effective
 Annual Rate)                           x 1.045
                                    -----------
                                    $ 11,357.06
Contract Value at end
 of Contract Year                                $11,357.06
 x (1 + Effective
 Annual Rate)                                       x 1.045
                                                 ----------
                                                 $11,868.13
Contract Value at end
 of Contract Year                                            $11,868.13
 x (1 + Effective
 Annual Rate)                                                   x 1.045
                                                             ----------
                                                             $12,402.19
Contract Value at end
 of Contract Year                                                        $12,402.19
 x (1 + Effective
 Annual Rate)                                                               x 1.045
                                                                         ----------
                                                                         $12,960.29

TOTAL INTEREST CREDITED DURING GUARANTEE PERIOD = $2,560.29 ($12,960.29 -
$10,400)

NOTE: This example assumes no withdrawals during the entire five-year Guarantee
Period. If you were to make a partial withdrawal, you might be required to pay a
Withdrawal Charge and the amount withdrawn might be increased or decreased by a
Market Value Adjustment. The hypothetical interest rate is for illustrative purposes only and is not intended to predict future interest rates to be declared under the Contract.

We have no specific formula for determining the rate of interest that we will declare initially or in the future. We will set those interest rates based on relevant factors such as then current interest rates, regulatory and tax requirements, our sales commission and administrative expenses, general economic trends, and competitive factors. For current interest rate information, please contact us at 1-800-865-5237.

WE WILL DETERMINE THE INTEREST RATES TO BE DECLARED IN OUR SOLE DISCRETION. WE
CAN NEITHER PREDICT NOR GUARANTEE WHAT THOSE RATES WILL BE IN THE FUTURE.

At the end of each Guarantee Period, we will mail you a notice asking you what to do with the relevant amount, including the accrued interest. During the
30-day period after the end of the Guarantee Period, you may:

1)   take no action. If so, we will automatically keep the relevant amount in the Guaranteed Maturity Fixed Account Option. The new Guarantee Period will be the same length as the expiring Guarantee Period and will begin on the day the previous Guarantee Period ends. The new interest rate will be our then current declared rate for Guarantee Periods of that length; or

2)   allocate the relevant Contract Value to one or more new Guarantee Periods of your choice in the Guaranteed Maturity Fixed Account Option. The new
     Guarantee Period(s) will begin on the day the previous Guarantee Period ends. The new interest rate will be our then current declared rate for those Guarantee Periods; or

3)   instruct us to transfer all or a portion of the relevant amount to one or more Subaccounts. We will effect the transfer on the day we receive your instructions. We will not adjust the amount transferred to include a Market
     Value Adjustment; or

4)   withdraw all or a portion of the relevant amount through a partial withdrawal. You may be required to pay a Withdrawal Charge, but we will not adjust the amount withdrawn to include a Market Value Adjustment. The amount withdrawn will be deemed to have been withdrawn on the day the
     Guarantee Period ends.

Under our Automatic Laddering Program, you may choose, in advance, to use
Guarantee Periods of the same length for all renewals in the Guaranteed Maturity
Fixed Account Option. You can select this program at any time during the
Accumulation Period, including on the Issue Date. We will apply renewals to
Guarantee Periods of the

                                  22 PROSPECTUS

selected length until you direct us in writing to stop. We may stop offering this program at any time.

MARKET VALUE ADJUSTMENT. If permitted by your state, we may increase or decrease the amount of some transactions involving your investment in the Guaranteed
Maturity Fixed Account Option to include a Market Value Adjustment. The formula for determining Market Value Adjustments reflects changes in interest rates since the beginning of the relevant Guarantee Period. As a result, you will bear some of the investment risk on amounts allocated to the Guaranteed Maturity
Fixed Account Option.

As a general rule, we will apply a Market Value Adjustment to the following transactions involving your Fixed Account balance:

1)   when you withdraw funds from the Guaranteed Maturity Fixed Account Option in an amount greater than the Free Withdrawal Amount, as described on page
     33;

2)   when you transfer funds from the Guaranteed Maturity Fixed Account Option to the Subaccounts;

3)   when you allocate part of your balance in the Guaranteed Maturity Fixed
     Account Option to a new Guarantee Period before the end of the existing
     Guarantee Period;

4)   when you annuitize your Contract; and

5)   when we pay a death benefit.

We will not apply a Market Value Adjustment to a transaction, to the extent that:

1)   it occurs within 30 days after the end of a Guarantee Period applicable to the funds involved in the transaction; or

2)   you make a withdrawal to satisfy the IRS' required minimum distribution rules for this Contract.

The formula for calculating Market Value Adjustments is set forth in Appendix B to this prospectus, which also contains additional examples of the application of the Market Value Adjustment. This formula primarily compares:

1)   the Treasury Rate at the time of the relevant transaction for a maturity equal in length to the relevant Guarantee Period; and

2)   the Treasury Rate at the beginning of the Guarantee Period for a maturity equal in length to the Guarantee Period.

Generally, if the Treasury Rate at the beginning of the Guarantee Period is higher than the corresponding current Treasury Rate, then the Market Value
Adjustment will increase the amount payable to you or transferred. Similarly, if the Treasury Rate at the beginning of the Guarantee Period is lower than the corresponding current Treasury Rate, then the Market Value Adjustment will reduce the amount payable to you or transferred.

For example, assume that you purchased a Contract and selected an initial
Guarantee Period of five years and the five-year Treasury Rate for that duration is 4.50%. Assume that at the end of three years, you make a partial withdrawal.
If, at that later time, the current five-year Treasury Rate is 4.20%, then the
Market Value Adjustment will be positive, which will result in an increase in the amount payable to you. Similarly, if the current five-year Treasury Rate is
4.80%, then the Market Value Adjustment will be negative, which will result in a decrease in the amount payable to you.

DOLLAR COST AVERAGING FIXED ACCOUNT OPTION. If permitted by your state, you may also allocate Purchase Payments to the Dollar Cost Averaging Fixed Account
Option. We will credit interest to Purchase Payments allocated to this option for up to one year at the current rate that we declare when you make the allocation. The effective annual rate will never be less than 3%. You may not transfer funds to this option from the Subaccounts or the Guaranteed Maturity
Fixed Account Option. We will follow your instructions in transferring amounts from this option to the Subaccounts or the Guaranteed Maturity Fixed Account
Option on a monthly basis only, as described in "Automatic Dollar Cost Averaging
Program" on page 16 of this prospectus.

ANNUITY BENEFITS

ANNUITY DATE. You may select the Annuity Date, which is the date on which annuity payments are to begin, in your application. The Annuity Date must always be the business day on or immediately following the tenth day of a calendar month.

The Annuity Date may be no later than the Latest Annuity Date. As a general rule, the Latest Annuity Date is the later of the 10th Contract Anniversary or the youngest Annuitant's 90/TH/ birthday. If your Contract was issued pursuant to a Qualified Plan, however, the Tax Code generally requires you to begin to take at least a minimum distribution by the later of:

..    the year of your separation from service; or

..    April 1 of the calendar year following the calendar year in which you attain age 70 1/2 .

If your Contract is issued pursuant to Section 408 of the Tax Code (traditional
IRAs), you must begin taking minimum distributions by April 1 of the calendar year following the calendar year in which you reach age 70 1/2. No minimum distributions are required by the Tax Code for Contracts issued pursuant to
Section 408A (Roth IRAs).

                                  23 PROSPECTUS

If your Contract was purchased by a Qualified Plan, we may require you to annuitize by the date required by the Tax Code, unless you show us that you are meeting the minimum distribution requirements in some other way.

If you do not select an Annuity Date, the Latest Annuity Date will automatically become the Annuity Date. You may change the Annuity Date by writing to us at the address given on the first page of the prospectus.

ANNUITY OPTIONS. You may elect an Annuity Option at any time before the Annuity
Date. As part of your election, you may choose the length of the applicable guaranteed payment period within the limits available for your chosen Option. If you do not select an Annuity Option, we will pay monthly annuity payments in accordance with the applicable default Option. The default Options are:

..    Option A with 10 years (120 months) guaranteed, if you have designated only one Annuitant; and

..    Option B with 10 years (120 months) guaranteed, if you have designated joint Annuitants.

You may freely change your choice of Annuity Option, as long as you request the change at least thirty days before the Annuity Date. Three Annuity Options are generally available under the Contract. Each is available in the form of:

..    a Fixed Annuity;

..    a Variable Annuity; or

..    a combination of both Fixed and Variable Annuity.

A portion of each payment will be considered taxable and the remaining portion will be a non-taxable return of your investment in the Contract, which is also called the "basis." Once the investment in the Contract is depleted, all remaining payments will be fully taxable. If the Contract is tax-qualified, generally, all payments will be fully taxable. Taxable payments taken prior to age 59 1/2 may be subject to an additional 10% federal tax penalty.

The three Annuity Options are:

OPTION A, LIFE ANNUITY WITH PAYMENTS GUARANTEED FOR 5 TO 20 YEARS. We make periodic payments at least as long as the Annuitant lives. If the Annuitant dies before all of the guaranteed payments have been made, we will pay the remaining guaranteed payments to the Beneficiary.

OPTION B, JOINT AND SURVIVOR ANNUITY, WITH PAYMENTS GUARANTEED FOR 5 TO 20
YEARS. We make periodic payments at least as long as either the Annuitant or the
Joint Annuitant is alive. If both the Annuitant and the Joint Annuitant die before all of the guaranteed payments have been made, we will pay the remaining guaranteed payments to the Beneficiary.

OPTION C, PAYMENTS FOR A SPECIFIED PERIOD CERTAIN OF 5 YEARS TO 30 YEARS. We
make periodic payments for the period you have chosen. If the Annuitant dies before all of the guaranteed payments have been made, we will pay the remaining guaranteed payments to the Beneficiary. If you elect this option, and request
Variable Annuity payments, you may at any time before the period expires request a lump sum payment, subject to a Withdrawal Charge. We will charge a Withdrawal
Charge on any portion of your lump sum payment attributable to Purchase Payments made within the prior eight years. The amount of the Withdrawal Charge will be determined as described in "Withdrawal Charge" on page 32 below. If you elected
Variable Annuity payments, the lump sum payment after Withdrawal Charge will depend on:

..    the investment results of the Subaccounts you have selected,

..    the Contract Value at the time you elected annuitization, and

..    the length of the remaining period for which the payee would be entitled to payments.

No lump sum payment is available if you request Fixed Annuity payments. If you purchased your Contract under a retirement plan, you may have a more limited selection of Annuity Options to choose from. You should consult your Plan documents to see what is available.

You may not "annuitize" your Contract for a lump sum payment. Instead, before the Annuity Date you may surrender your Contract for a lump sum. As described on page 32 below, however, we will subtract any applicable Withdrawal Charge and increase or decrease your surrender proceeds by any applicable Market Value
Adjustment.

OTHER OPTIONS. We may have other Annuity Options available. You may obtain information about them by writing or calling us.

If your Contract is issued under Sections 401, 403(b), 408 or 408A of the Tax
Code, we will only make payments to you and/or your spouse.

ANNUITY PAYMENTS: GENERAL. On the Annuity Date, we will apply the Annuitized
Value of your Contract to the Annuity Option you have chosen. Your annuity payments may consist of Variable Annuity payments or Fixed Annuity payments or a combination of the two. We will determine the amount of your annuity payments as described in "Variable Annuity Payments" and "Fixed Annuity Payments" on page
25.

You must notify us in writing at least 30 days before the Annuity Date how you wish to allocate your Annuitized Value between Variable Annuity and Fixed
Annuity payments. You must apply at least the Contract Value in the Fixed
Account on the Annuity Date to Fixed Annuity payments. If you wish to apply any portion of your Fixed Account balance to your Variable Annuity payments, you should plan ahead and transfer that amount to the Subaccounts prior to the
Annuity Date. If you do not tell us how to allocate your Contract Value among
Fixed and

                                  24 PROSPECTUS

Variable Annuity payments, we will apply your Contract Value in the Separate
Account to Variable Annuity payments and your Contract Value in the Fixed
Account to Fixed Annuity payments.

Annuity payments begin on the Annuity Date. We make subsequent annuity payments on the tenth of the month or, if the NYSE is closed on that day, the next day on which the NYSE is open for business.

Annuity payments will be made in monthly, quarterly, semi-annual or annual installments as you select. If the amount available to apply under an Annuity
Option is less than $5,000, however, and state law permits, we may pay you a lump sum instead of the periodic payments you have chosen. In addition, if the first annuity payment would be less than $50, and state law permits us, we may reduce the frequency of payments so that the initial payment will be at least
$50.

We may defer for up to 15 days the payment of any amount attributable to a
Purchase Payment made by check to allow the check reasonable time to clear.

YOU MAY NOT WITHDRAW CONTRACT VALUE DURING THE ANNUITY PERIOD, IF WE ARE MAKING
PAYMENTS TO YOU UNDER ANY ANNUITY OPTION, SUCH AS OPTION A OR B ABOVE, INVOLVING
PAYMENT TO THE PAYEE FOR LIFE OR ANY COMBINATION OF PAYMENTS FOR LIFE AND
MINIMUM GUARANTEE PERIOD FOR A PREDETERMINED NUMBER OF YEARS.

VARIABLE ANNUITY PAYMENTS. One basic objective of the Contract is to provide
Variable Annuity Payments which will to some degree respond to changes in the economic environment. The amount of your Variable Annuity Payments will depend upon the investment results of the Subaccounts you have selected, any premium taxes, the age and sex of the Annuitant, and the Annuity Option chosen. We guarantee that the Payments will not be affected by: (1) actual mortality experience; and (2) the amount of our administration expenses.

We cannot predict the total amount of your Variable Annuity payments. The
Variable Annuity payments may be more or less than your total Purchase Payments because: (a) Variable Annuity payments vary with the investment results of the underlying Portfolios; and (b) Annuitants may die before their actuarial life expectancy is achieved.

The length of any guaranteed payment period under your selected Annuity Option will affect the dollar amounts of each Variable Annuity payment. As a general rule, longer guarantee periods result in lower periodic payments, all other things being equal. For example, if a life Annuity Option with no minimum guaranteed payment period is chosen, the Variable Annuity payments will be greater than Variable Annuity payments under an Annuity Option for a minimum specified period and guaranteed thereafter for life.

The investment results of the Subaccounts to which you have allocated your
Contract Value will also affect the amount of your periodic payment. In calculating the amount of the periodic payments in the annuity tables in the
Contract, we assumed an annual investment rate of 3 1/2%. If the actual net investment return is less than the assumed investment rate, then the dollar amount of the Variable Annuity payments will decrease. The dollar amount of the
Variable Annuity payments will stay level if the net investment return equals the assumed investment rate and the dollar amount of the Variable Annuity payments will increase if the net investment return exceeds the assumed investment rate. You should consult the Statement of Additional Information for more detailed information as to how we determine Variable Annuity Payments.

FIXED ANNUITY PAYMENTS. You may choose to apply a portion of your Annuitized
Value to provide Fixed Annuity payments. We determine the Fixed Annuity payment amount by applying the applicable Annuitized Value to the Annuity Option you have selected.

As a general rule, subsequent Fixed Annuity payments will be equal in amount to the initial payment. However, as described in "Transfers During the Annuity
Period" below, after the Annuity Date, you will have a limited ability to increase the amount of your Fixed Annuity payments by making transfers from the
Subaccounts.

We may defer making Fixed Annuity payments for a period of up to six months or whatever shorter time state law may require. During the deferral period, we credit interest at a rate at least as high as state law requires.

TRANSFERS DURING THE ANNUITY PERIOD. During the Annuity Period, you will have a limited ability to make transfers among the Subaccounts so as to change the relative weighting of the Subaccounts on which your Variable Annuity payments will be based. In addition, you will have a limited ability to make transfers from the Subaccounts to increase the proportion of your annuity payments consisting of Fixed Annuity payments. You may not, however, convert any portion of your right to receive Fixed Annuity payments into Variable Annuity payments.

You may not make any transfers for the first six months after the Annuity Date.
Thereafter, you may make transfers among the Subaccounts or make transfers from the Subaccounts to increase your Fixed Annuity payments. Your transfers must be at least six months apart.

DEATH BENEFIT DURING ANNUITY PERIOD. If any Contract Owner dies after the
Annuity Date, the Successor Contract Owner will receive any guaranteed annuity payments scheduled to continue. If the successor Owner dies before all of the guaranteed payments have been made, we will continue the guaranteed payments to the Beneficiary(ies). After annuity payments begin, upon the death of the
Annuitant and any Joint Annuitant, we will make any remaining guaranteed payments to the

                                  25 PROSPECTUS

Beneficiary. The amount and number of these guaranteed payments will depend on the Annuity Option in effect at the time of the Annuitant's death. After the
Annuitant's death, any remaining guaranteed payments will be distributed at least as rapidly as under the method of distribution in effect at the
Annuitant's death.

CERTAIN EMPLOYEE BENEFIT PLANS. The Contracts offered by this prospectus contain income payment tables that provide for different payments to men and women of the same age, except in states that require unisex tables. We reserve the right to use income payment tables that do not distinguish on the basis of sex to the extent permitted by applicable law. In certain employment-related situations, employers are required by law to use the same income payment tables for men and women. Accordingly, if the Contract is to be used in connection with an employment-related retirement or benefit plan and we do not offer unisex annuity tables in your state, you should consult with legal counsel as to whether the purchase of a Contract is appropriate.

OTHER CONTRACT BENEFITS

DEATH BENEFIT: GENERAL. We will pay a distribution on death, if:

1)   the Contract is in force;

2)   annuity payments have not begun; and

3)   either:

(a)  any Owner dies; or

(b)  any Annuitant dies and the Owner is a non-living person.

DUE PROOF OF DEATH. A complete request for settlement of the Death Proceeds must be submitted before the Annuity Date. Where there are multiple beneficiaries, we will value the Death Benefit at the time the first beneficiary submits a complete request for settlement of the Death Proceeds. A complete request must include "Due Proof of Death". We will accept the following documentation as Due
Proof of Death:

..    a certified original copy of the Death Certificate;

..    a certified copy of a court decree as to the finding of death; or

..    a written statement of a medical doctor who attended the deceased at the time of death.

In addition, in our discretion we may accept other types of proof.

DEATH PROCEEDS. If we receive a complete request for settlement of the Death
Proceeds within 180 days of the date of your death, the Death Proceeds are equal to the Death Benefit as described below. Otherwise, the Death Proceeds are equal to the greater of the Contract Value or the Surrender Value. We reserve the right to waive or extend, on a nondiscriminatory basis, the 180-day period in which the Death Proceeds will equal the Death Benefit as described below. This right applies only to the amount payable as Death Proceeds and in no way restricts when the claim may be filed.

DEATH BENEFIT AMOUNT. The standard Death Benefit under the Contract is the greatest of the following:

1)   the total Purchase Payments, less a withdrawal adjustment for any prior partial withdrawals;

2)   the Contract Value on the date as of which we calculate the Death Benefit;

3)   the Surrender Value;

4)   the Contract Value on the eighth Contract Anniversary and each subsequent
     Contract Anniversary evenly divisible by eight, increased by the total
     Purchase Payments since that anniversary and reduced by a withdrawal adjustment for any partial withdrawals since that anniversary.

The withdrawal adjustment for the Death Benefit will equal (a) divided by (b), with the result multiplied by (c), where:

(a) = the withdrawal amount;

(b) = the Contract Value immediately before the withdrawal; and

(c) = the value of the applicable Death Benefit immediately before the withdrawal.

As described in Enhanced Death Benefit Rider on page 28, you may add an optional rider that in some circumstances may increase the Death Benefit under your
Contract.

DEATH BENEFIT PAYMENTS.

Death of Owner:

1.   If your spouse is the sole beneficiary:

a.   Your spouse may elect to receive the Death Proceeds in a lump sum; or

b.   Your spouse may elect to receive the Death Proceeds paid out under one of the annuity options, subject to the following conditions:

The Annuity Date must be within one year of your date of death.

                       Annuity payments must be payable:

i.   over the life of your spouse; or

ii.  for a guaranteed number of payments from 5 to 30 years but not to exceed the life expectancy of your spouse; or

                                  26 PROSPECTUS

iii. over the life of your spouse with a guaranteed number of payments from 5 to
     30 years but not to exceed the life expectancy of your spouse.

c.   If your spouse chooses to continue the Contract or does not elect one of these options, then the Contract will continue in the Accumulation Period as if the death had not occurred. If the Contract is continued in the
     Accumulation Period, the following conditions apply:

Unless otherwise instructed by the continuing spouse, the excess, if any, of the
Death Proceeds over the Contract Value will be allocated to the Subaccounts.
This excess will be allocated in proportion to your Contract Value in those
Subaccounts as of the end of the Valuation Period during which we receive the complete request for settlement of the Death Proceeds, except that any portion of this excess attributable to the fixed account options will be allocated to the Money Market Subaccount. Within 30 days of the date the Contract is continued, your surviving spouse may choose one of the following transfer alternatives without incurring a transfer fee:

i.   transfer all or a portion of the excess among the Subaccounts;

ii.  transfer all or a portion of the excess into the Guaranteed Maturity Fixed
     Account and begin a new Guarantee Period; or

iii. transfer all or a portion of the excess into a combination of subaccounts and the Guaranteed Maturity Fixed Account.

Any such transfer does not count as the free transfer allowed each calendar month and is subject to any minimum allocation amount specified in your contract.

The surviving spouse may make a single withdrawal of any amount within one year of the date of your death without incurring a Withdrawal Charge or Market Value
Adjustment.

Prior to the Annuity Date, the death benefit of the continued Contract will be as defined in the Death Benefit provision.

Only one spousal continuation is allowed under this Contract.

If there is no Annuitant at that time, the new Annuitant will be the surviving spouse.

2.   If the Beneficiary is not your spouse but is a living person:

a.   The Beneficiary may elect to receive the Death Proceeds in a lump sum; or

b.   The Beneficiary may elect to receive the Death Proceeds paid out under one of the annuity options, subject to the following conditions:

The Annuity Date must be within one year of your date of death.

                       Annuity payments must be payable:

i.   over the life of the Beneficiary; or

ii.  for a guaranteed number of payments from 5 to 30 years but not to exceed the life expectancy of the Beneficiary; or

iii. over the life of the Beneficiary with a guaranteed number of payments from
     5 to 30 years but not to exceed the life expectancy of the Beneficiary.

c.   If the Beneficiary does not elect one of the options above, then the
     Beneficiary must receive the Contract Value payable within 5 years of your date of death. We will determine the Death Proceeds as of the date we receive the complete request for settlement of the Death Proceeds. Unless otherwise instructed by the Beneficiary, the excess, if any, of the Death
     Proceeds over the Contract Value will be allocated to the Money Market
     Subaccount and the Contract Value will be adjusted accordingly. The
     Beneficiary may exercise all rights as set forth in "Transfer During the
     Accumulation Period" on page 15 and "Transfer Fee" on page 32 during this 5 year period.

The Beneficiary may not pay additional purchase payments into the contract under this election. Withdrawal charges will be waived for any withdrawals made during this 5 year period.

We reserve the right to offer additional options upon Death of Owner.

If the Beneficiary dies before the complete liquidation of the Contract Value, then the Beneficiary's named Beneficiary(ies) will receive the greater of the
Surrender Value or the remaining Contract Value. This amount must be liquidated as a lump sum within 5 years of the date of the original Contract Owner's death.

3.   If the Beneficiary is a corporation or other type of non-living person:

a.   The Beneficiary may elect to receive the Death Proceeds in a lump sum; or

b.   If the Beneficiary does not elect to receive the option above, then the
     Beneficiary must receive the Contract Value payable within 5 years of your date of death. We will determine the Death Proceeds as of the date we receive the complete request for settlement of the Death Proceeds. Unless otherwise instructed by the Beneficiary, the excess, if any, of the Death
     Proceeds over the Contract Value will be allocated to the Money Market
     Subaccount and the Contract Value will be adjusted accordingly. The
     Beneficiary may exercise all rights as set forth in "Transfers During the
     Accumulation Period" on page 15 and "Transfer Fee" on page 32 during this
     5-year period.

The Beneficiary may not pay additional purchase payments into the contract under this election. Withdrawal Charges will be waived during this 5 year period.

We reserve the right to offer additional options upon Death of Owner.

                                  27 PROSPECTUS

If any Beneficiary is a non-living person, all Beneficiaries will be considered to be non-living persons for the above purposes.

Under any of these options, all contract rights, subject to any restrictions previously placed upon the Beneficiary, are available to the Beneficiary from the date of your death to the date on which the Death Proceeds are paid.

Different rules may apply to Contracts issued in connection with Qualified
Plans.

Death of Annuitant:

If the Annuitant who is not also the Owner dies prior to the Annuity Date, the following apply:

1.   If the Owner is a living person, then the contract will continue with a new
     Annuitant as described in "Annuitant" on page 13.

2.   If the Owner is a non-living person:

a.   The Beneficiary may elect to receive the Death Proceeds in a lump sum; or

b.   If the Beneficiary does not elect the option above, then the Beneficiary must receive the Contract Value payable within 5 years of the Annuitant's date of death. On the date we receive the complete request for settlement of the Death Proceeds, the Contract Value under this option will be the
     Death Proceeds. Unless otherwise instructed by the Beneficiary, the excess, if any, of the Death Proceeds over the Contract Value will be allocated to the Money Market Subaccount. Henceforth, the Beneficiary may exercise all rights as set forth in the "Transfers During Accumulation Period" on page
     15 and "Transfer Fee" on page 32 during this 5 year period.

No additional Purchase Payments may be added to the contract under this election. Withdrawal charges will be waived during this 5 year period.

We reserve the right to offer additional options under Death of Annuitant.

Under any of these options, all contract rights, subject to any restrictions previously placed upon the Beneficiary, are available to the Beneficiary from the date of the Annuitant's death to the date on which the Death Proceeds are paid.

ENHANCED DEATH BENEFIT RIDER: When you purchase your Contract, you may select the Enhanced Death Benefit Rider. In certain states, this benefit may be offered as a benefit of the base contract, rather than as a separate rider. In those states, the expense charge will remain the same for the benefit. If you are not an individual, the Enhanced Death Benefit applies only to the Annuitant's death.
If you select this rider, the Death Benefit will be the greater of the value provided in your Contract or the Enhanced Death Benefit. The Enhanced Death
Benefit will be the greater of the Enhanced Death Benefit A or Enhanced Death
Benefit B. As described below, we will charge a higher mortality and expense risk charge if you select this Rider. We may discontinue offering the Rider at any time.

ENHANCED DEATH BENEFIT A. At issue, Enhanced Death Benefit A is equal to the initial Purchase Payment. After issue, Enhanced Death Benefit A is adjusted whenever you pay a Purchase Payment or make a withdrawal and on each Contract
Anniversary as follows:

..    When you pay a Purchase Payment, we will increase Enhanced Death Benefit A by the amount of the Purchase Payment;

..    When you make a withdrawal, we will decrease Enhanced Death Benefit A by a withdrawal adjustment, as described below; and

..    On each Contract Anniversary, we will set Enhanced Death Benefit A equal to the greater of the Contract Value on that Contract Anniversary or the most recently calculated Enhanced Death Benefit A.

If you do not pay any additional purchase payments or make any withdrawals,
Enhanced Death Benefit A will equal the highest Contract Value on all Contract
Anniversaries prior to the date we calculate the Death Benefit.

We will continuously adjust Enhanced Death Benefit A as described above until the oldest Contract Owner's 85/TH/ birthday or, if the Contract Owner is not a living individual, the Annuitant's 85/TH/ birthday. Thereafter, we will adjust
Enhanced Death Benefit A only for Purchase Payments and withdrawals.

ENHANCED DEATH BENEFIT B. Enhanced Death Benefit B is equal to:

(a)  your total Purchase Payments,

(b)  reduced by any withdrawal adjustments and

(c)  accumulated daily at an effective annual rate of 5% per year, until the earlier of:

1)   the date we determine the death benefit;

2)   the first day of the month following the oldest Contract owner's 85/TH
     /birthday; or

3)   if the Contract Owner is a company or other legal entity, the first day of the month following the Annuitant's 85/TH/ birthday. Thereafter, we will only adjust Enhanced Death Benefit B to reflect additional Purchase
     Payments and withdrawals. Enhanced Death Benefit B will never be greater than the maximum death benefit allowed by any nonforfeiture laws which govern the Contract.

The withdrawal adjustment for both Enhanced Death Benefit A and Enhanced Death
Benefit B will equal (a) divided by (b), with the result multiplied by (c), where:

(a) = the withdrawal amount;

(b) = the Contract Value immediately before the withdrawal; and

                                  28 PROSPECTUS

(c) = the most recently calculated Enhanced Death Benefit A or B, as appropriate.

BENEFICIARY. You name the Beneficiary. You may name a Beneficiary in the application. You may also name one or more contingent Beneficiaries who are entitled to receive benefits under the contract if all primary Beneficiary(ies)
are deceased at the time a Contract Owner or any Annuitant if the Contract Owner is not a living person, dies. You may change the Beneficiary or add additional
Beneficiaries at any time before the Annuity Date. We will provide a form to be signed and filed with us.

Your changes in Beneficiary take effect when we accept them, effective as of the date you signed the form. Until we accept your change instructions, we are entitled to rely on your most recent instructions in our files. We are not liable for making a payment to a Beneficiary shown in our files or treating that person in any other respect as the Beneficiary, prior to accepting a change.
Accordingly, if you wish to change your beneficiary, you should deliver your instructions to us promptly.

If you did not name a Beneficiary or if the named Beneficiary is no longer living, the Beneficiary will be:

..    your spouse if he or she is still alive; or, if he or she is no longer alive,

..    your surviving children equally; or if you have no surviving children,

..    your estate.

Unless you have provided directions to the contrary, the Beneficiaries will take equal shares. If there is more than one Beneficiary in a class and one of the
Beneficiaries predeceases the Contract Owner or Annuitant, as defined above, the remaining Beneficiaries in that class will divide the deceased Beneficiary's share in proportion to the original share of the remaining Beneficiaries.

If more than one Beneficiary shares in the Death Proceeds, each Beneficiary will be treated as a separate and independent owner of his or her respective share.
Each Beneficiary will exercise all rights related to his or her share, including the sole right to select a payout option, subject to any restrictions previously placed upon the Beneficiary. Each Beneficiary may designate a Beneficiary(ies)
for his or her respective share, but that designated Beneficiary(ies) will be restricted to the payout option chosen by the original Beneficiary.

If there is more than one Beneficiary and one of the Beneficiaries is a corporation or other type of non-living person, all Beneficiaries will be considered to be non-living persons for the above purposes.

You may specify that the Death Benefit be paid under a specific Income Plan by submitting a written request to our Service Center. If you so request, your
Beneficiary may not change to a different Income Plan or lump sum. Once we accept the written request, the change or restriction will take effect as of the date you signed the request.

Different rules may apply to Contracts issued in connection with Qualified
Plans.

CONTRACT LOANS FOR 403(B) CONTRACTS. Subject to the restrictions described below, we will make loans to the Owner of a Contract used in connection with a
Tax Sheltered Annuity Plan ("TSA Plan") under Section 403(b) of the Tax Code.
Loans are not available under Non-Qualified Contracts. We will only make loans after the free look period and before annuitization. All loans are subject to the terms of the Contract, the relevant Plan, and the Tax Code, which impose restrictions on loans.

We will not make a loan to you if the total of the requested loan and your unpaid outstanding loans will be greater than the Surrender Value of your
Contract on the date of the loan. In addition, we will not make a loan to you if the total of the requested loan and all of the plan participant's Contract loans under TSA plans is more than the lesser of (a) or (b) where:

(a)  equals $50,000 minus the excess of the highest outstanding loan balance during the prior 12 months over the current outstanding loan balance; and

(b)  equals the greater of $10,000 or 1/2 of the Surrender Value.

The minimum loan amount is $1,000.

To request a Contract loan write to us at the address given on the first page of the prospectus. You alone are responsible for ensuring that your loan and repayments comply with tax requirements. Loans made before the Annuity Date are generally treated as distributions under the Contract, and may be subject to withholding and tax penalties for early distributions. Some of these requirements are stated in Section 72 of the Tax Code. Please seek advice from your plan administrator or tax advisor.

When we make a loan, we will transfer an amount equal to the loan amount from the Separate Account and/or the Fixed Account to the Loan Account as collateral for the loan. We will transfer to the Loan Account amounts from the Separate
Account in proportion to the assets in each Subaccount. If your loan amount is greater than your Contract Value in the Subaccounts, we will transfer the remaining required collateral from the Guaranteed Maturity Fixed Account
Options. If your loan amount is greater than your contract value in the
Subaccounts and the Guaranteed Maturity Fixed Account Options, we will transfer the remaining required collateral from the Dollar Cost Averaging Fixed Account
Option.

We will not charge a Withdrawal Charge on the loan or on the transfer from the
Subaccounts or the Fixed Account. We may, however, apply a Market Value
Adjustment to a transfer from the Fixed Account to the Loan Account. If we do, we will increase or decrease the amount remaining in the Fixed Account by the amount of the Market Value Adjustment, so that the net amount

                                  29 PROSPECTUS

transferred to the Loan Account will equal the desired loan amount. We will charge a Withdrawal Charge and apply a Market Value Adjustment, if applicable, on a distribution to repay the loan in full, in the event of loan default.

We will credit interest to the amounts in the Loan Account. The annual interest rate credited to the Loan Account will be the greater of: (a) 3%; or (b) the loan interest rate minus 2.25%. The value of the amounts in the Loan Account are not affected by the changes in the value of the Subaccounts.

When you take out a loan, we will set the loan interest rate. That rate will apply to your loan until it is repaid. From time to time, we may change the loan interest rate applicable to new loans. We also reserve the right to change the terms of new loans.

We will subtract the outstanding Contract loan balance, including accrued but unpaid interest, from:

1)   the Death Proceeds;

2)   surrender proceeds;

3)   the amount available for partial withdrawal; and

4)   the amount applied on the Annuity Date to provide annuity payments.

Usually you must repay a Contract loan within five years of the date the loan is made. Scheduled payments must be level, amortized over the repayment period, and made at least quarterly. We may permit a repayment period of 15 or 30 years if the loan proceeds are used to acquire your principal residence. We may also permit other repayment periods.

You must mark your loan repayments as such. We will assume that any payment received from you is a Purchase Payment, unless you tell us otherwise.
Generally, loan payments are allocated to the Subaccount(s) in the proportion that you have selected for Purchase Payments. Allocations of loan payments are not permitted to the Fixed Accounts (Guaranteed Maturity Fixed Account and
Dollar Cost Averaging Fixed Account Option). If your Purchase Payment allocation includes any of the Fixed Accounts, the percentages allocated to the Fixed
Accounts will be allocated instead to the PIMCO Money Market Subaccount.

If you do not make a loan payment when due, we will continue to charge interest on your loan. We also will declare the entire loan in default. We will subtract the defaulted loan balance plus accrued interest from any future distribution under the Contract and keep it in payment of your loan. Any defaulted amount plus interest will be treated as a distribution for tax purposes (as permitted by law). As a result, you may be required to pay taxes on the defaulted amount, incur the early withdrawal tax penalty. We will capitalize interest on a loan in default.

If the total loan balance exceeds the Surrender Value, we will mail written notice to your last known address. The notice will state the amount needed to maintain the Contract in force. If we do not receive payment of this amount within 31 days after we mail this notice, we will terminate your Contract.

We may defer making any loan for 6 months after you ask us for a loan, unless the loan is to pay a premium to us.

WITHDRAWALS (REDEMPTIONS). Except as explained below, you may redeem a Contract for all or a portion of its Contract Value before the Annuity Date. We may impose a Withdrawal Charge, which would reduce the amount paid to you upon redemption. The Withdrawal Charges are described on page 32. Withdrawals from the Fixed Account may be increased or decreased by a Market Value Adjustment, as described in "Market Value Adjustment" on page 23.

In general, you must withdraw at least $50 at a time. You may also withdraw a lesser amount if you are withdrawing your entire interest in a Subaccount. If your request for a partial withdrawal would reduce the Contract Value to less than $500, we may treat it as a request for a withdrawal of your entire Contract
Value, as described in "Minimum Contract Value" on page 31. Your Contract will terminate if you withdraw all of your Contract Value.

Withdrawals taken prior to annuitization are generally considered to come from the earnings in the Contract first. If the Contract is tax-qualified, generally all withdrawals are treated as ordinary income and, if taken prior to age 59
1/2, may be subject to an additional 10% federal tax penalty.

We may be required to withhold 20% of withdrawals and distributions from
Contracts issued in connection with certain Qualified Plans, as described on
Page 39.

To make a withdrawal, you must send us a written withdrawal request or systematic withdrawal program enrollment form. You may obtain the required forms from us at the address and phone number given on the first page of this prospectus.

For partial withdrawals, you may allocate the amount among the Subaccounts and the Fixed Accounts. If we do not receive allocation instructions from you, we usually will allocate the partial withdrawal proportionately among the
Subaccounts and the Guaranteed Maturity Fixed Account Options based upon the balance of the Subaccounts and the Guaranteed Maturity Fixed Account Options,
with any remainder being distributed from the Dollar Cost Averaging Fixed
Account Option. You may not make a partial withdrawal from the Fixed Account in an amount greater than the total amount of the partial withdrawal multiplied by the ratio of the value of the Fixed Account to the Contract Value immediately before the partial withdrawal.

If you request a total withdrawal, you must send us your Contract. The Surrender value will equal the Contract Value minus any applicable Withdrawal Charge and adjusted by any applicable Market Value Adjustment. We

                                  30 PROSPECTUS

also will deduct a contract maintenance charge of $35, unless we have waived the contract maintenance charge on your Contract as described on page 32. We determine the Surrender Value based on the Contract Value next computed after we receive a properly completed surrender request. We will usually pay the
Surrender Value within seven days after the day we receive a completed request form. However, we may suspend the right of withdrawal from the Separate Account or delay payment for withdrawals for more than seven days in the following circumstances:

1)   whenever the New York Stock Exchange ("NYSE") is closed (other than customary weekend and holiday closings);

2)   when trading on the NYSE is restricted or an emergency exists, as determined by the SEC, so that disposal of the Separate Account's investments or determination of Accumulation Unit Values is not reasonably practicable; or

3)   at any other time permitted by the SEC for your protection.

In addition, we may delay payment of the Surrender Value in the Fixed Account for up to 6 months or a shorter period if required by law. If we delay payment from the Fixed Account for more than 30 days, we will pay interest as required by applicable law.

You may withdraw amounts attributable to contributions made pursuant to a salary reduction agreement (in accordance with Section 403(b)(11) of the Tax Code) only in the following circumstances:

1)   when you attain age 59 1/2;

2)   when you terminate your employment with the plan sponsor;

3)   upon your death;

4)   upon your disability as defined in Section 72(m)(7) of the Tax Code; or

5)   in the case of hardship.

If you seek a hardship withdrawal, you may only withdraw amounts attributable to your Purchase Payments; you may not withdraw any earnings. These limitations on withdrawals apply to:

1)   salary reduction contributions made after December 31, 1988;

2)   income attributable to such contributions; and

3)   income attributable to amounts held as of December 31, 1988.

The limitations on withdrawals do not affect transfers between certain Qualified
Plans. Additional restrictions and limitations may apply to distributions from any Qualified Plan. Tax penalties may also apply. You should seek tax advice regarding any withdrawals or distributions from Qualified Plans.

SYSTEMATIC WITHDRAWAL PROGRAM. If your Contract is a non-Qualified Contract or
IRA, you may participate in our Systematic Withdrawal Program. You must complete an enrollment form and send it to us. You must complete the withholding election section of the enrollment form before the systematic withdrawals will begin. You may choose withdrawal payments of a flat dollar amount, earnings, or a percentage of Purchase Payments. You may choose to receive systematic withdrawal payments on a monthly, quarterly, semi-annual, or annual basis. Systematic withdrawals will be deducted from your Subaccount and Fixed Account balances, excluding the Dollar Cost Averaging Fixed Account, on a pro rata basis.

Depending on fluctuations in the net asset value of the Subaccounts and the value of the Fixed Account, systematic withdrawals may reduce or even exhaust the Contract Value. The minimum amount of each systematic withdrawal is $50.

We will make systematic withdrawal payments to you or your designated payee. We may modify or suspend the Systematic Withdrawal Program and charge a processing fee for the service. If we modify or suspend the Systematic Withdrawal Program, existing systematic withdrawal payments will not be affected.

ERISA PLANS. A married participant may need spousal consent to receive a distribution from a Contract issued in connection with a Qualified Plan or a
Non-Qualified Plan covered by to Title 1 of ERISA. You should consult an advisor.

MINIMUM CONTRACT VALUE. If as a result of withdrawals your Contract Value would be less than $500 and you have not made any Purchase Payments during the previous three full calendar years, we may terminate your Contract and distribute its Surrender Value to you. Before we do this, we will give you 60 days notice. We will not terminate your Contract on this ground if the Contract
Value has fallen below $500 due to either a decline in Accumulation Unit Value or the imposition of fees and charges. In addition, in some states we are not permitted to terminate Contracts on this ground. Different rules may apply to
Contracts issued in connection with Qualified Plans.

CONTRACT CHARGES

We assess charges under the Contract in three ways:

1)   as deductions from Contract Value for contract maintenance charges and for premium taxes, if applicable;

2)   as charges against the assets of the Separate Account for administrative expenses and for the assumption of mortality and expense risks; and

                                  31 PROSPECTUS

3)   as Withdrawal Charges (contingent deferred sales charges) subtracted from withdrawal and surrender payments.

In addition, certain deductions are made from the assets of the Portfolios for investment management fees and expenses. Those fees and expenses are summarized in the Fee Tables on page 6 and described more fully in the Prospectuses and
Statements of Additional Information for the Portfolios.

MORTALITY AND EXPENSE RISK CHARGE. We deduct a mortality and expense risk charge from each Subaccount during each Valuation Period. The mortality and expense risk charge is equal, on an annual basis, to 1.30% of the average net asset value of each Subaccount. The mortality risks arise from our contractual obligations:

1)   to make annuity payments after the Annuity Date for the life of the
     Annuitant(s);

2)   to waive the Withdrawal Charge upon your death; and

3)   to provide the Death Benefit prior to the Annuity Date. A detailed explanation of the Death Benefit may be found beginning on page 26.

The expense risk is that it may cost us more to administer the Contracts and the
Separate Account than we receive from the contract maintenance charge and the administrative expense charge. We guarantee the mortality and expense risk charge and we cannot increase it. We assess the mortality and expense risk charge during both the Accumulation Period and the Annuity Period.

If you select the Enhanced Death Benefit Rider, your mortality and expense risk charge will be 1.50% of average net asset value of each Subaccount. We charge a higher mortality and expense risk charge for the Rider to compensate us for the additional risk that we accept by providing the Rider. We will calculate a separate Accumulation Unit Value for the base Contract, and for Contracts with the Rider, in order to reflect the difference in the mortality and expense risk charges.

ADMINISTRATIVE CHARGES

CONTRACT MAINTENANCE CHARGE. We charge an annual contract maintenance charge of
$35 on your Contract. The amount of this charge is guaranteed not to increase.
This charge reimburses us for our expenses incurred in maintaining your
Contract.

Before the Annuity Date, we assess the contract maintenance charge on each
Contract Anniversary. To obtain payment of this charge, on a pro rata basis we will allocate this charge among the Subaccounts to which you have allocated your
Contract Value, and redeem Accumulation Units accordingly. We will waive this charge if you pay $50,000 or more in Purchase Payments or if you allocate all of your Contract Value to the Fixed Account. If you surrender your Contract, we will deduct the full $35 charge as of the date of surrender, unless your
Contract qualifies for a waiver.

After the Annuity Date, if allowed in your state, we will subtract this charge in equal parts from each of your annuity payments. We will waive this charge if on the Annuity Date your Contract Value is $50,000 or more or if all of your annuity payments are Fixed Annuity payments.

ADMINISTRATIVE EXPENSE CHARGE. We deduct an administrative expense charge from each Subaccount during each Valuation Period. This charge is equal, on an annual basis, to 0.10% of the average net asset value of the Subaccounts. This charge is designed to compensate us for the cost of administering the Contracts and the
Separate Account. The administrative expense charge is assessed during both the
Accumulation Period and the Annuity Period.

TRANSFER FEE. We currently are waiving the transfer fee. The Contract, however, depending on your state, either permits us to charge you up to $10 per transfer for each transfer effected between Subaccount(s) and/or the Fixed Account after the first transfer in each month, or for each transfer in excess of twelve within a calendar year. The Contract also permits us to impose a minimum size on transfer amounts although the minimum size may be limited to $25 in some states.
We will notify you if we begin to charge this fee or impose a minimum size on transfer amounts. We will not charge a transfer fee on transfers that are part of a Dollar Cost Averaging or Portfolio Rebalancing program.

The transfer fee will be deducted from Contract Value that remains in the
Subaccount(s) or Fixed Account from which the transfer was made. If that amount is insufficient to pay the transfer fee, we will deduct the fee from the transferred amount.

SALES CHARGES

WITHDRAWAL CHARGE. We may charge a Withdrawal Charge, which is a contingent deferred sales charge, upon certain withdrawals. As a general rule, the
Withdrawal Charge equals a percentage of Purchase Payments withdrawn that are:
(a) less than eight years old; and (b) not eligible for a free withdrawal. The applicable percentage depends on how many years ago you made the Purchase
Payment being withdrawn, as shown in this chart:

                    WITHDRAWAL
                      CHARGE
CONTRIBUTION YEAR   PERCENTAGE
-----------------   ----------
First                   8%
Second and Third        7%
Fourth and Fifth        6%
Sixth                   5%
Seventh                 4%
Eighth                  3%
Ninth and later         0%

When we calculate the Withdrawal Charge, we do not take any applicable Market
Value Adjustment into

                                  32 PROSPECTUS

consideration. If you make a withdrawal before the Annuity Date, we will apply the withdrawal charge percentage in effect on the date of the withdrawal, or the withdrawal charge percentage in effect on the following day, whichever is lower.

We subtract the Withdrawal Charge from the Contract Value remaining after your withdrawal. As a result, the decrease in your Contract Value will be greater than the withdrawal amount requested and paid.

For purposes of determining the Withdrawal Charge, the Contract Value is deemed to be withdrawn in the following order:

First. Earnings - the current Contract Value minus all Purchase Payments that have not previously been withdrawn; Credit Enhancements are treated as
"earnings" for this purpose;

Second. "Old Purchase Payments" - Purchase Payments received by us more than eight years before the date of withdrawal that have not been previously withdrawn;

Third. Any additional amounts available as a "Free Withdrawal," as described below;

Fourth. "New Purchase Payments - Purchase Payments received by us less than eight years before the date of withdrawal. These Payments are deemed to be withdrawn on a first-in, first-out basis.

No Withdrawal Charge is applied in the following situations:

..    on annuitization;

..    the payment of a Death Benefit;

..    a free withdrawal amount, as described on page 33;

..    certain withdrawals for Contracts issued under 403(b) plans or 401 plans under our prototype as described on page 33;

..    withdrawals taken to satisfy IRS minimum distribution rules;

..    withdrawals that qualify for one of the waiver benefits described on page
     33 below; and

..    withdrawals under Contracts issued to employees of Lincoln Benefit Life
     Company, Surety Life Insurance Company, and Allstate Financial Services,
     L.L.C. or to their spouses or minor children, if these individuals reside in the State of Nebraska.

We will never waive or eliminate a Withdrawal Charge where such waiver or elimination would be unfairly discriminatory to any person or where it is prohibited by state law.

We use the amounts obtained from the Withdrawal Charge to pay sales commissions and other promotional or distribution expenses associated with marketing the
Contracts. To the extent that the Withdrawal Charge does not cover all sales commissions and other promotional or distribution expenses, we may use any of our corporate assets, including potential profit which may arise from the mortality and expense risk charge or any other charges or fee described above, to make up any difference.

Withdrawals of earnings are taxed as ordinary income and, if taken prior to age
59 1/2, may be subject to an additional 10% federal tax penalty. The amount of your withdrawal may be affected by a Market Value Adjustment. Additional restrictions may apply to Contracts held in Qualified Plans. We outline the tax requirements applicable to withdrawals on page 36. You should consult your own tax counsel or other tax advisors regarding any withdrawals.

FREE WITHDRAWAL. Withdrawals of the following amounts are never subject to the
Withdrawal Charge:

..    In any Contract Year, the greater of: (a) earnings that have not previously been withdrawn; or (b) 15 percent of New Purchase Payments; and

..    Any Old Purchase Payments that have not been previously withdrawn.

Credit Enhancements are treated as earnings for purposes of determining the free withdrawal amount. However, even if you do not owe a Withdrawal Charge on a particular withdrawal, you may still owe taxes or penalty taxes, or be subject to a Market Value Adjustment. The tax treatment of withdrawals is summarized on page 36.

WAIVER BENEFITS

GENERAL. If approved in your state, we will offer the two waiver benefits described below. In general, if you qualify for one of these benefits, we will permit you to make one or more partial or full withdrawals without paying any otherwise applicable Withdrawal Charge or Market Value Adjustment. While we have summarized those benefits here, you should consult your Contract for the precise terms of the waiver benefits.

Some Qualified Plans may not permit you to utilize these benefits. Also, even if you do not need to pay our Withdrawal Charge because of these benefits, you still may be required to pay taxes or tax penalties on the amount withdrawn. You should consult your tax advisor to determine the effect of a withdrawal on your taxes.

CONFINEMENT WAIVER BENEFIT. Under this benefit, we will waive the Withdrawal
Charge and Market Value Adjustment on all withdrawals under your Contract if the following conditions are satisfied:

1)   Any Contract owner or the Annuitant, if the Contract is owned by a company or other legal entity, is confined to a long term care facility or a hospital for at least 90 consecutive days. The Owner or Annuitant must enter the long term care facility or hospital at least 30 days after the
     Issue Date;

2)   You request the withdrawal no later than 90 days following the end of the
     Owner or Annuitant's stay at the long term care facility or hospital. You must

                                  33 PROSPECTUS

     provide written proof of the stay with your withdrawal request; and

3)   A physician must have prescribed the stay and the stay must be medically necessary.

You may not claim this benefit if the physician prescribing the Owner or
Annuitant's stay in a long term care facility is the Owner or Annuitant or a member of the Owner or Annuitant's immediate family.

TERMINAL ILLNESS WAIVER BENEFIT. Under this benefit, we will waive any
Withdrawal Charge and Market Value Adjustment on all withdrawals under your
Contract if, at least 30 days after the Issue Date, you or the Annuitant are diagnosed with a terminal illness. Due proof of the diagnosis, as provided in the Contract, must be given to us prior to, or at the time of, any withdrawal request.

WAIVER OF WITHDRAWAL CHARGE FOR CERTAIN QUALIFIED PLAN WITHDRAWALS. For
Contracts issued under a Section 403(b) plan or a Section 401 plan under our prototype, we will waive the Withdrawal Charge when:

1)   the Annuitant becomes disabled (as defined in Section 72(m)(7) of the Tax
     Code);

2)   the Annuitant reaches age 59 1/2 and at least 5 Contract Years have passed since the Contract was issued;

3)   at least 15 Contract Years have passed since the Contract was issued.

Our prototype is a Section 401 Defined Contribution Qualified Retirement plan.
This plan may be established as a Money Purchase plan, a Profit Sharing plan, or a paired plan (Money Purchase and Profit Sharing). For more information about our prototype plan, call us at 1-800-865-5237.

PREMIUM TAXES. We will charge premium taxes or other state or local taxes against the Contract Value, including Contract Value that results from amounts transferred from existing policies (Section 1035 exchange) issued by us or other insurance companies. Some states assess premium taxes when Purchase Payments are made; others assess premium taxes when annuity payments begin. We will deduct any applicable premium taxes upon full surrender, death, or annuitization.
Premium taxes generally range from 0% to 3.5%.

DEDUCTION FOR SEPARATE ACCOUNT INCOME TAXES. We are not currently maintaining a provision for taxes. In the future, however, we may establish a provision for taxes if we determine, in our sole discretion, that we will incur a tax as a result of the operation of the Separate Account. We will deduct for any taxes we incur as a result of the operation of the Separate Account, whether or not we previously made a provision for taxes and whether or not it was sufficient. Our status under the Tax Code is briefly described in the Statement of Additional
Information.

OTHER EXPENSES. You indirectly bear the charges and expenses of the Portfolios whose shares are held by the Subaccounts to which you allocate your Contract
Value. For a summary of current estimates of those charges and expenses, see page 6. For more detailed information about those charges and expenses, please refer to the prospectuses for the appropriate Portfolios. We may receive compensation from the investment advisors or administrators of the Portfolios in connection with administrative service and cost savings experienced by the investment advisors or administrators.

                                  34 PROSPECTUS

TAXES

THE FOLLOWING DISCUSSION IS GENERAL AND IS NOT INTENDED AS TAX ADVICE. LINCOLN
BENEFIT MAKES NO GUARANTEE REGARDING THE TAX TREATMENT OF ANY CONTRACT OR
TRANSACTION INVOLVING A CONTRACT.

Federal, state, local and other tax consequences of ownership or receipt of distributions under an annuity contract depend on your individual circumstances.
If you are concerned about any tax consequences with regard to your individual circumstances, you should consult a competent tax adviser.

TAXATION OF LINCOLN BENEFIT LIFE

COMPANY

Lincoln Benefit is taxed as a life insurance company under Part I of Subchapter
L of the Code. Since the Separate

Account is not an entity separate from Lincoln Benefit, and its operations form a part of Lincoln Benefit, it will not be taxed separately. Investment income and realized capital gains of the Separate Account are automatically applied to increase reserves under the Contract. Under existing federal income tax law,
Lincoln Benefit believes that the Separate Account investment income and capital gains will not be taxed to the extent that such income and gains are applied to increase the reserves under the Contract. Accordingly, Lincoln Benefit does not anticipate that it will incur any federal income tax liability attributable to the Separate Account, and therefore Lincoln Benefit does not intend to make provisions for any such taxes. If Lincoln Benefit is taxed on investment income or capital gains of the Separate Account, then Lincoln Benefit may impose a charge against the Separate

Account in order to make provision for such taxes.

TAXATION OF VARIABLE ANNUITIES IN GENERAL

TAX DEFERRAL. Generally, you are not taxed on increases in the Contract Value until a distribution occurs. This rule applies only where:

..    the Contract Owner is a natural person,

..    the investments of the Separate Account are "adequately diversified"
     according to Treasury Department regulations, and

..    Lincoln Benefit is considered the owner of the Separate Account assets for federal income tax purposes.

NON-NATURAL OWNERS. Non-natural owners are also referred to as Non Living Owners in this prospectus. As a general rule, annuity contracts owned by non-natural persons such as corporations, trusts, or other entities are not treated as annuity contracts for federal income tax purposes. The income on such contracts does not enjoy tax deferral and is taxed as ordinary income received or accrued by the non-natural owner during the taxable year.

EXCEPTIONS TO THE NON-NATURAL OWNER RULE. There are several exceptions to the general rule that annuity contracts held by a non-natural owner are not treated as annuity contracts for federal income tax purposes. Contracts will generally be treated as held by a natural person if the nominal owner is a trust or other entity which holds the contract as agent for a natural person. However, this special exception will not apply in the case of an employer who is the nominal owner of an annuity contract under a non-Qualified deferred compensation arrangement for its employees. Other exceptions to the non-natural owner rule are: (1) contracts acquired by an estate of a decedent by reason of the death of the decedent; (2) certain qualified contracts; (3) contracts purchased by employers upon the termination of certain qualified plans; (4) certain contracts used in connection with structured settlement agreements; and (5) immediate annuity contracts, purchased with a single premium, when the annuity starting date is no later than a year from purchase of the annuity and substantially equal periodic payments are made, not less frequently than annually, during the annuity period.

GRANTOR TRUST OWNED ANNUITY. Contracts owned by a grantor trust are considered owned by a non-natural owner. Grantor trust owned contracts receive tax deferral as described in the Exceptions to the Non-Natural Owner Rule section. In accordance with the Code, upon the death of the annuitant, the death benefit must be paid. According to your Contract, the Death Benefit is paid to the beneficiary. A trust named beneficiary, including a grantor trust, has two options for receiving any death benefits: 1) a lump sum payment, or 2) payment deferred up to five years from date of death.

DIVERSIFICATION REQUIREMENTS. For a Contract to be treated as an annuity for federal income tax purposes, the investments in the Separate Account must be
"adequately diversified" consistent with standards under Treasury Department regulations. If the investments in the Separate Account are not adequately diversified, the Contract will not be treated as an annuity contract for federal income tax purposes. As a result, the income on the Contract will be taxed as ordinary income received or accrued by the Contract owner during the taxable year. Although Lincoln Benefit does not have control over the Portfolios or their investments, we expect the Portfolios to meet the diversification requirements.

OWNERSHIP TREATMENT. The IRS has stated that a contract owner will be considered the owner of separate account assets if he possesses incidents of ownership in those assets, such as the ability to exercise investment control over the assets. At the time the diversification regulations were issued, the Treasury
Department announced that the regulations do not provide guidance concerning circumstances in which investor control of the separate account investments may cause a Contract

                                  35 PROSPECTUS

owner to be treated as the owner of the separate account. The Treasury
Department also stated that future guidance would be issued regarding the extent that owners could direct sub-account investments without being treated as owners of the underlying assets of the separate account.

Your rights under the Contract are different than those described by the IRS in private and published rulings in which it found that Contract owners were not owners of separate account assets. For example, if your contract offers more than twenty (20) investment alternatives you have the choice to allocate premiums and contract values among a broader selection of investment alternatives than described in such rulings. You may be able to transfer among investment alternatives more frequently than in such rulings. These differences could result in you being treated as the owner of the Separate Account. If this occurs, income and gain from the Separate Account assets would be includible in your gross income. Lincoln

Benefit does not know what standards will be set forth in any regulations or rulings which the Treasury Department may issue. It is possible that future standards announced by the Treasury Department could adversely affect the tax treatment of your Contract. We reserve the right to modify the Contract as necessary to attempt to prevent you from being considered the federal tax owner of the assets of the Separate Account. However, we make no guarantee that such modification to the Contract will be successful.

TAXATION OF PARTIAL AND FULL WITHDRAWALS. If you make a partial withdrawal under a Non-Qualified Contract, amounts received are taxable to the extent the
Contract Value, without regard to surrender charges, exceeds the investment in the Contract. The investment in the Contract is the gross premium paid for the contract minus any amounts previously received from the Contract if such amounts were properly excluded from your gross income. If you make a full withdrawal under a Non-Qualified Contract, the amount received will be taxable only to the extent it exceeds the investment in the Contract.

TAXATION OF ANNUITY PAYMENTS. Generally, the rule for income taxation of annuity payments received from a Non-Qualified Contract provides for the return of your investment in the Contract in equal tax-free amounts over the payment period.
The balance of each payment received is taxable. For fixed annuity payments, the amount excluded from income is determined by multiplying the payment by the ratio of the investment in the Contract (adjusted for any refund feature or period certain) to the total expected value of annuity payments for the term of the Contract. If you elect variable annuity payments, the amount excluded from taxable income is determined by dividing the investment in the Contract by the total number of expected payments. The annuity payments will be fully taxable after the total amount of the investment in the Contract is excluded using these ratios. If any variable payment is less than the excludable amount you should contact a competent tax advisor to determine how to report any unrecovered investment. The federal tax treatment of annuity payments is unclear in some respects. As a result, if the IRS should provide further guidance, it is possible that the amount we calculate and report to the IRS as taxable could be different. If you die, and annuity payments cease before the total amount of the investment in the Contract is recovered, the unrecovered amount will be allowed as a deduction for your last taxable year.

TAXATION OF LEVEL MONTHLY VARIABLE ANNUITY PAYMENTS. You may have an option to elect a variable income payment stream consisting of level monthly payments that are recalculated annually. Although we will report your levelized payments to the IRS in the year distributed, it is possible the IRS could determine that receipt of the first monthly payout of each annual amount is constructive receipt of the entire annual amount. If the IRS were to take this position, the taxable amount of your levelized payments would be accelerated to the time of the first monthly payout and reported in the tax year in which the first monthly payout is received.

WITHDRAWALS AFTER THE PAYOUT START DATE. Federal tax law is unclear regarding the taxation of any additional withdrawal received after the Payout Start Date.
It is possible that a greater or lesser portion of such a payment could be taxable than the amount we determine.

DISTRIBUTION AT DEATH RULES. In order to be considered an annuity contract for federal income tax purposes, the Contract must provide:

..    if any Contract Owner dies on or after the Payout Start Date but before the entire interest in the Contract has been distributed, the remaining portion of such interest must be distributed at least as rapidly as under the method of distribution being used as of the date of the Contract Owner's death;

..    if any Contract Owner dies prior to the Payout Start Date, the entire interest in the Contract will be distributed within 5 years after the date of the Contract Owner's death. These requirements are satisfied if any portion of the Contract Owner's interest that is payable to (or for the benefit of) a designated Beneficiary is distributed over the life of such
     Beneficiary (or over a period not extending beyond the life expectancy of the Beneficiary) and the distributions begin within 1 year of the Contract
     Owner's death. If the Contract Owner's designated Beneficiary is the surviving spouse of the Contract Owner, the Contract may be continued with the surviving spouse as the new Contract Owner.

..    if the Contract Owner is a non-natural person, then the Annuitant will be treated as the Contract Owner for purposes of applying the distribution at death rules. In addition, a change in the Annuitant on a Contract owned by a non-natural person will be treated as the death of the Contract Owner.

                                  36 PROSPECTUS

TAXATION OF ANNUITY DEATH BENEFITS. Death Benefit amounts are included in income as follows:

..    if distributed in a lump sum, the amounts are taxed in the same manner as a full withdrawal, or

..    if distributed under an Income Plan, the amounts are taxed in the same manner as annuity payments.

PENALTY TAX ON PREMATURE DISTRIBUTIONS. A 10% penalty tax applies to the taxable amount of any premature distribution from a non-Qualified Contract. The penalty tax generally applies to any distribution made prior to the date you attain age
59 1/2. However, no penalty tax is incurred on distributions:

..    made on or after the date the Contract Owner attains age 59 1/2,

..    made as a result of the Contract Owner's death or becoming totally disabled,

..    made in substantially equal periodic payments over the Contract Owner's life or life expectancy, or over the joint lives or joint life expectancies of the Contract Owner and the Beneficiary,

..    made under an immediate annuity, or

..    attributable to investment in the Contract before August 14, 1982.

You should consult a competent tax advisor to determine how these exceptions may apply to your situation.

SUBSTANTIALLY EQUAL PERIODIC PAYMENTS. With respect to non-Qualified Contracts using substantially equal periodic payments or immediate annuity payments as an exception to the penalty tax on premature distributions, any additional withdrawal or other material modification of the payment stream would violate the requirement that payments must be substantially equal. Failure to meet this requirement would mean that the income portion of each payment received prior to the later of 5 years or the Contract Owner's attaining age 59 1/2 would be subject to a 10% penalty tax unless another exception to the penalty tax applied. The tax for the year of the modification is increased by the penalty tax that would have been imposed without the exception, plus interest for the years in which the exception was used. A material modification does not include permitted changes described in published IRS rulings. You should consult a competent tax advisor prior to creating or modifying a substantially equal periodic payment stream.

TAX FREE EXCHANGES UNDER INTERNAL REVENUE CODE SECTION 1035. A 1035 exchange is a tax-free exchange of a non-qualified life insurance contract, endowment contract or annuity contract into a non-Qualified annuity contract. The contract owner(s) must be the same on the old and new contract. Basis from the old contract carries over to the new contract so long as we receive that information from the relinquishing company. If basis information is never received, we will assume that all exchanged funds represent earnings and will allocate no cost basis to them.

PARTIAL EXCHANGES. The IRS has issued a ruling that permits partial exchanges of annuity contracts. Under this ruling, if you take a withdrawal from a receiving or relinquishing annuity contract within 24 months of the partial exchange, then special aggregation rules apply for purposes of determining the taxable amount of a distribution. The IRS has issued limited guidance on how to aggregate and report these distributions. The IRS is expected to provide further guidance, as a result, it is possible that the amount we calculate and report to the IRS as taxable could be different.

TAXATION OF OWNERSHIP CHANGES. If you transfer a non-Qualified Contract without full and adequate consideration to a person other than your spouse (or to a former spouse incident to a divorce), you will be taxed on the difference between the Contract Value and the investment in the Contract at the time of transfer. Any assignment or pledge (or agreement to assign or pledge) of the
Contract Value is taxed as a withdrawal of such amount or portion and may also incur the 10% penalty tax.

AGGREGATION OF ANNUITY CONTRACTS. The Code requires that all non-Qualified deferred annuity contracts issued by Lincoln Benefit (or its affiliates) to the same Contract Owner during any calendar year be aggregated and treated as one annuity contract for purposes of determining the taxable amount of a distribution.

INCOME TAX WITHHOLDING

Generally, Lincoln Benefit is required to withhold federal income tax at a rate of 10% from all non-annuitized distributions. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold the required 10% of the taxable amount. In certain states, if there is federal withholding, then state withholding is also mandatory.

Lincoln Benefit is required to withhold federal income tax using the wage withholding rates for all annuitized distributions. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold using married with three exemptions as the default. If no U.S. taxpayer identification number is provided, we will automatically withhold using single with zero exemptions as the default. In certain states, if there is federal withholding, then state withholding is also mandatory.

Election out of withholding is valid only if the customer provides a U.S.
residence address and taxpayer identification number.

Generally, Section 1441 of the Code provides that Lincoln Benefit as a withholding agent must withhold 30% of the taxable amounts paid to a non-resident alien. A non-resident alien is someone other than a U.S. citizen or resident alien. Withholding may be reduced or eliminated if covered by an income tax treaty between the U.S. and the non-resident alien's country of residence if

                                  37 PROSPECTUS

the payee provides a U.S. taxpayer identification number on a completed Form
W-8BEN. A U.S. taxpayer identification number is a social security number or an individual taxpayer identification number ("ITIN"). ITINs are issued by the IRS to non-resident alien individuals who are not eligible to obtain a social security number. The U.S. does not have a tax treaty with all countries nor do all tax treaties provide an exclusion or lower withholding rate for annuities.

TAX QUALIFIED CONTRACTS

The income on tax sheltered annuity (TSA) and IRA investments is tax deferred, and the income on variable annuities held by such plans does not receive any additional tax deferral. You should review the annuity features, including all benefits and expenses, prior to purchasing a variable annuity as a TSA or IRA.
Tax Qualified Contracts are contracts purchased as investments as:

..    Individual Retirement Annuities (IRAs) under Section 408(b) of the Code;

..    Roth IRAs under Section 408A of the Code;

..    Simplified Employee Pension (SEP IRA) under Section 408(k) of the Code;

..    Savings Incentive Match Plans for Employees (SIMPLE IRA) under Section
     408(p) of the Code; and

..    Tax Sheltered Annuities under Section 403(b) of the Code.

Lincoln Benefit reserves the right to limit the availability of the Contract for use with any of the retirement plans listed above or to modify the Contract to conform with tax requirements.

The tax rules applicable to participants with tax qualified annuities vary according to the type of contract and the terms and conditions of the endorsement. Adverse tax consequences may result from certain transactions such as excess contributions, premature distributions, and, distributions that do not conform to specified commencement and minimum distribution rules. Lincoln

Benefit can issue an individual retirement annuity on a rollover or transfer of proceeds from a decedent's IRA, TSA, or employer sponsored retirement plan under which the decedent's surviving spouse is the beneficiary. Lincoln Benefit does not offer an individual retirement annuity that can accept a transfer of funds for any other, non-spousal, beneficiary of a decedent's IRA, TSA, or employer sponsored retirement plan.

In the case of certain qualified plans, the terms of the plans may govern the right to benefits, regardless of the terms of the Contract.

TAXATION OF WITHDRAWALS FROM AN INDIVIDUALLY OWNED TAX QUALIFIED CONTRACT. If
you make a partial withdrawal under a Tax Qualified Contract other than a Roth
IRA, the portion of the payment that bears the same ratio to the total payment that the investment in the Contract (i.e., nondeductible IRA contributions)
bears to the Contract Value, is excluded from your income. We do not keep track of nondeductible contributions, and all tax reporting of distributions from Tax
Qualified Contracts other than Roth IRAs will indicate that the distribution is fully taxable.

"Qualified distributions" from Roth IRAs are not included in gross income.
"Qualified distributions" are any distributions made more than five taxable years after the taxable year of the first contribution to any Roth IRA and which are:

..    made on or after the date the Contract Owner attains age 59 1/2,

..    made to a beneficiary after the Contract Owner's death,

..    attributable to the Contract Owner being disabled, or

..    made for a first time home purchase (first time home purchases are subject to a lifetime limit of $10,000).

"Nonqualified distributions" from Roth IRAs are treated as made from contributions first and are included in gross income only to the extent that distributions exceed contributions. All tax reporting of distributions from Roth
IRAs will indicate that the taxable amount is not determined.

REQUIRED MINIMUM DISTRIBUTIONS. Generally, IRAs (excluding Roth IRAs) and TSAs require minimum distributions upon reaching age 70 1/2. Failure to withdraw the required minimum distribution will result in a 50% tax penalty on the shortfall not withdrawn from the Contract. Not all income plans offered under the Contract satisfy the requirements for minimum distributions. Because these distributions are required under the Code and the method of calculation is complex, please see a competent tax advisor.

THE DEATH BENEFIT AND TAX QUALIFIED CONTRACTS. Pursuant to the Code and IRS
regulations, an IRA (e.g., traditional IRA, Roth IRA, SEP IRA and SIMPLE IRA)
may not invest in life insurance contracts. However, an IRA may provide a death benefit that equals the greater of the purchase payments or the Contract Value.
The Contract offers a death benefit that in certain circumstances may exceed the greater of the purchase payments or the Contract Value. We believe that the
Death Benefits offered by your Contract do not constitute life insurance under these regulations.

It is also possible that certain death benefits that offer enhanced earnings could be characterized as an incidental death benefit. If the death benefit were so characterized, this could result in current taxable income to a Contract
Owner. In addition, there are limitations on the amount of incidental death benefits that may be provided under qualified plans, such as in connection with a 403(b) plan.

Lincoln Benefit reserves the right to limit the availability of the Contract for use with any of the qualified plans listed above.

                                  38 PROSPECTUS

PENALTY TAX ON PREMATURE DISTRIBUTIONS FROM TAX QUALIFIED CONTRACTS. A 10%
penalty tax applies to the taxable amount of any premature distribution from a
Tax Qualified Contract. The penalty tax generally applies to any distribution made prior to the date you attain age 59 1/2. However, no penalty tax is incurred on distributions:

..    made on or after the date the Contract Owner attains age 59 1/2,

..    made as a result of the Contract Owner's death or total disability,

..    made in substantially equal periodic payments over the Contract Owner's life or life expectancy, or over the joint lives or joint life expectancies of the Contract Owner and the Beneficiary,

..    made after separation from service after age 55 (applies only for IRAs),

..    made pursuant to an IRS levy,

..    made for certain medical expenses,

..    made to pay for health insurance premiums while unemployed (applies only for IRAs),

..    made for qualified higher education expenses (applies only for IRAs), and

..    made for a first time home purchase (up to a $10,000 lifetime limit and applies only for IRAs).

During the first 2 years of the individual's participation in a SIMPLE IRA, distributions that are otherwise subject to the premature distribution penalty, will be subject to a 25% penalty tax.

You should consult a competent tax advisor to determine how these exceptions may apply to your situation.

SUBSTANTIALLY EQUAL PERIODIC PAYMENTS ON TAX QUALIFIED CONTRACTS. With respect to Tax Qualified Contracts using substantially equal periodic payments as an exception to the penalty tax on premature distributions, any additional withdrawal or other material modification of the payment stream would violate the requirement that payments must be substantially equal. Failure to meet this requirement would mean that the income portion of each payment received prior to the later of 5 years or the taxpayer's attaining age 59 1/2 would be subject to a 10% penalty tax unless another exception to the penalty tax applied. The tax for the year of the modification is increased by the penalty tax that would have been imposed without the exception, plus interest for the years in which the exception was used. A material modification does not include permitted changes described in published IRS rulings. You should consult a competent tax advisor prior to creating or modifying a substantially equal periodic payment stream.

INCOME TAX WITHHOLDING ON TAX QUALIFIED CONTRACTS. Generally, Lincoln Benefit is
required to withhold federal income tax at a rate of 10% from all non-annuitized distributions that are not considered "eligible rollover distributions." The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold the required 10% from the taxable amount. In certain states, if there is federal withholding, then state withholding is also mandatory. Lincoln Benefit is required to withhold federal income tax at a rate of 20% on all "eligible rollover distributions" unless you elect to make a "direct rollover" of such amounts to an IRA or eligible retirement plan. Eligible rollover distributions generally include all distributions from employer sponsored retirement plans, including TSAs but excluding IRAs, with the exception of:

..    required minimum distributions, or,

..    a series of substantially equal periodic payments made over a period of at least 10 years, or,

..    a series of substantially equal periodic payments made over the life (joint lives) of the participant (and beneficiary), or,

..    hardship distributions.

For all annuitized distributions that are not subject to the 20% withholding requirement, Lincoln Benefit is required to withhold federal income tax using the wage withholding rates. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold using married with three exemptions as the default.
If no U.S. taxpayer identification number is provided, we will automatically withhold using single with zero exemptions as the default. In certain states, if there is federal withholding, then state withholding is also mandatory.

Election out of withholding is valid only if the customer provides a U.S.
residence address and taxpayer identification number.

Generally, Section 1441 of the Code provides that Lincoln Benefit as a withholding agent must withhold 30% of the taxable amounts paid to a non-resident alien. A non-resident alien is someone other than a U.S. citizen or resident alien. Withholding may be reduced or eliminated if covered by an income tax treaty between the U.S. and the non-resident alien's country of residence if the payee provides a U.S. taxpayer identification number on a completed Form
W-8BEN. A U.S. taxpayer identification number is a social security number or an individual taxpayer identification number ("ITIN"). ITINs are issued by the IRS to non-resident alien individuals who are not eligible to obtain a social security number. The U.S. does not have a tax treaty with all countries nor do all tax treaties provide an exclusion or lower withholding rate for annuities.

INDIVIDUAL RETIREMENT ANNUITIES. Section 408 of the Code permits eligible individuals to contribute to an individual retirement program known as an
Individual Retirement Annuity (IRA). Individual Retirement Annuities are subject to limitations on the amount that

                                  39 PROSPECTUS

can be contributed and on the time when distributions may commence. Certain distributions from other types of qualified plans may be "rolled over" on a tax-deferred basis into an Individual Retirement Annuity.

ROTH INDIVIDUAL RETIREMENT ANNUITIES. Section 408A of the Code permits eligible individuals to make nondeductible contributions to an individual retirement program known as a Roth Individual Retirement Annuity. Roth Individual
Retirement Annuities are subject to limitations on the amount that can be contributed and on the time when distributions may commence.

Subject to certain limitations, a traditional Individual Retirement Account or
Annuity may be converted or "rolled over" to a Roth Individual Retirement
Annuity. The income portion of a conversion or rollover distribution is taxable currently, but is exempted from the 10% penalty tax on premature distributions.

ANNUITIES HELD BY INDIVIDUAL RETIREMENT ACCOUNTS (COMMONLY KNOWN AS CUSTODIAL
IRAS)

Internal Revenue Code Section 408 permits a custodian or trustee of an
Individual Retirement Account to purchase an annuity as an investment of the
Individual Retirement Account. If an annuity is purchased inside of an
Individual Retirement Account, then the Annuitant must be the same person as the beneficial owner of the Individual Retirement Account.

Generally, the death benefit of an annuity held in an Individual Retirement
Account must be paid upon the death of the Annuitant. However, in most states, the Contract permits the custodian or trustee of the Individual Retirement
Account to continue the Contract in the accumulation phase, with the Annuitant's surviving spouse as the new Annuitant, if the following conditions are met:

1)   The custodian or trustee of the Individual Retirement Account is the owner of the annuity and has the right to the death proceeds otherwise payable under the annuity contract;

2)   The deceased Annuitant was the beneficial owner of the Individual
     Retirement Account;

3)   We receive a complete request for settlement for the death of the
     Annuitant; and

4)   The custodian or trustee of the Individual Retirement Account provides us with a signed certification of the following:

(a)  The Annuitant's surviving spouse is the sole beneficiary of the Individual
     Retirement Account;

(b)  The Annuitant's surviving spouse has elected to continue the Individual
     Retirement Account as his or her own Individual Retirement Account; and

(c)  The custodian or trustee of the Individual Retirement Account has continued
     the Individual Retirement Account pursuant to the surviving spouse's election.

SIMPLIFIED EMPLOYEE PENSION IRA. Section 408(k) of the Code allows eligible employers to establish simplified employee pension plans for their employees using individual retirement annuities. These employers may, within specified limits, make deductible contributions on behalf of the employees to the individual retirement annuities. Employers intending to use the Contract in connection with such plans should seek competent tax advice.

SAVINGS INCENTIVE MATCH PLANS FOR EMPLOYEES (SIMPLE IRA). Section 408(p) of the
Code allow eligible employers with 100 or fewer employees to establish SIMPLE retirement plans for their employees using individual retirement annuities. In general, a SIMPLE IRA consists of a salary deferral program for eligible employees and matching or nonelective contributions made by employers. Employers intending to purchase the Contract as a SIMPLE IRA should seek competent tax and legal advice.

TO DETERMINE IF YOU ARE ELIGIBLE TO CONTRIBUTE TO ANY OF THE ABOVE LISTED IRAS
(TRADITIONAL, ROTH, SEP, OR SIMPLE), PLEASE REFER TO IRS PUBLICATION 590 AND
YOUR COMPETENT TAX ADVISOR.

TAX SHELTERED ANNUITIES. Section 403(b) of the Code provides tax-deferred retirement savings plans for employees of certain non-profit and educational organizations. Under Section 403(b), any contract used for a 403(b) plan must provide that distributions attributable to salary reduction contributions made after 12/31/88, and all earnings on salary reduction contributions, may be made only on or after the date the employee:

..    attains age 59 1/2,

..    severs employment,

..    dies,

..    becomes disabled, or

..    incurs a hardship (earnings on salary reduction contributions may not be distributed on account of hardship).

These limitations do not apply to withdrawals where Lincoln Benefit is directed to transfer some or all of the Contract Value to another 403(b) plan. Generally, we do not accept Employee Retirement Income Security Act of 1974 (ERISA) funds in 403(b) contracts.

                                  40 PROSPECTUS

DESCRIPTION OF LINCOLN BENEFIT LIFE COMPANY AND THE SEPARATE ACCOUNT

LINCOLN BENEFIT LIFE COMPANY. Lincoln Benefit Life Company is a stock life insurance company organized under the laws of the state of Nebraska in 1938. Our legal domicile and principal business address is 2940 South 84th Street,
Lincoln, Nebraska, 68506-4142. Lincoln Benefit is a wholly owned subsidiary of
Allstate Life Insurance Company ("Allstate Life"), a stock life insurance company incorporated under the laws of the State of Illinois. Allstate Life is a wholly owned subsidiary of Allstate Insurance Company ("AIC"), a stock property-liability insurance company incorporated under the laws of Illinois.
All outstanding capital stock of AIC is owned by The Allstate Corporation
("Allstate").

We are authorized to conduct life insurance and annuity business in the District of Columbia, Guam, U.S. Virgin Islands and all states except New York. We intend to market the Contract everywhere we conduct variable annuity business. The
Contracts offered by this prospectus are issued by us and will be funded in the
Separate Account and/or the Fixed Account.

Under our reinsurance agreements with Allstate Life, substantially all contract related transactions are transferred to Allstate Life and substantially all of the assets backing our reinsured liabilities are owned by Allstate Life. These assets represent our general account and are invested and managed by Allstate
Life. Accordingly, the results of operations with respect to applications received and contracts issued by Lincoln Benefit are not reflected in our financial statements. The amounts reflected in our financial statements relate only to the investment of those assets of Lincoln Benefit that are not transferred to Allstate Life under the reinsurance agreements. While the reinsurance agreements provide us with financial backing from Allstate Life, it does not create a direct contractual relationship between Allstate Life and you.

Under the Company's reinsurance agreements with Allstate Life, the Company reinsures all reserve liabilities with Allstate Life except for variable contracts. The Company's variable contract assets and liabilities are held in legally-segregated, unitized Separate Accounts and are retained by the Company.
However, Lincoln Benefit's economic risks and returns related to such variable contracts are transferred to Allstate Life.

SEPARATE ACCOUNT. Lincoln Benefit Life Variable Annuity Account was originally established in 1992, as a segregated asset account of Lincoln Benefit. The
Separate Account meets the definition of a "separate account" under the federal securities laws and is registered with the SEC as a unit investment trust under the Investment Company Act of 1940. The SEC does not supervise the management of the Separate Account or Lincoln Benefit.

We own the assets of the Separate Account, but we hold them separate from our other assets. To the extent that these assets are attributable to the Contract
Value of the Contracts offered by this prospectus, these assets are not chargeable with liabilities arising out of any other business we may conduct.
Income, gains, and losses, whether or not realized, from assets allocated to the
Separate Account are credited to or charged against the Separate Account without regard to our other income, gains, or losses. Our obligations arising under the
Contracts are general corporate obligations of Lincoln Benefit.

The Separate Account is divided into Subaccounts. The assets of each Subaccount are invested in the shares of one of the Portfolios. We do not guarantee the investment performance of the Separate Account, its Subaccounts or the
Portfolios. Values allocated to the Separate Account and the amount of Variable
Annuity payments will rise and fall with the values of shares of the Portfolios and are also reduced by Contract charges. We may also use the Separate Account to fund our other annuity contracts. We will account separately for each type of annuity contract funded by the Separate Account.

We have included additional information about the Separate Account in the
Statement of Additional Information. You may obtain a copy of the Statement of
Additional Information by writing to us or calling us at 1-800-865-5237. We have reproduced the Table of Contents of the Statement of Additional Information on
44.

STATE REGULATION OF LINCOLN BENEFIT. We are subject to the laws of Nebraska and regulated by the Nebraska Department of Insurance. Every year we file an annual statement with the Department of Insurance covering our operations for the previous year and our financial condition as of the end of the year. We are inspected periodically by the Department of Insurance to verify our contract liabilities and reserves. Our books and records are subject to review by the
Department of Insurance at all times. We are also subject to regulation under the insurance laws of every jurisdiction in which we operate.

ADMINISTRATION

We have primary responsibility for all administration of the Contracts and the
Separate Account. Our mailing address is P.O. Box 80469, Lincoln, Nebraska
68501-0469.

                                  41 PROSPECTUS

We provide the following administrative services, among others: issuance of the
Contracts; maintenance of Contract Owner records; Contract Owner services;
calculation of unit values; maintenance of the Separate Account; and preparation of Contract Owner reports.

We will send you Contract statements and transaction confirmations at least quarterly. You should notify us promptly in writing of any address change. You should read your statements and confirmations carefully and verify their accuracy. You should contact us promptly if you have a question about a periodic statement. We will investigate all complaints and make any necessary adjustments retroactively, but you must notify us of a potential error within a reasonable time after the date of the questioned statement. If you wait too long, we will make the adjustment as of the date that we receive notice of the potential error.

We will also provide you with additional periodic and other reports, information and prospectuses as may be required by federal securities laws.

DISTRIBUTION OF CONTRACTS

The Contracts described in this prospectus are sold by registered representatives of broker-dealers who are our licensed insurance agents, either individually or through an incorporated insurance agency. Commissions paid to broker-dealers may vary, but we estimate that the total commissions paid on all
Contract sales will not exceed 5.5% of all Purchase Payments (on a present value basis). From time to time, we may offer additional sales incentives of up to 1%
of Purchase Payments and other cash bonuses to broker-dealers who maintain certain sales volume levels. ALFS, Inc. ("ALFS") located at 3100 Sanders Road,
Northbrook, IL 60062-7154 serves as distributor of the Contracts. ALFS, an affiliate of Lincoln Benefit, is a wholly owned subsidiary of Allstate Life
Insurance Company. ALFS is a registered broker dealer under the Securities and
Exchange Act of 1934, as amended, and is a member of the National Association of
Securities Dealers, Inc. Lincoln Benefit does not pay ALFS a commission for distribution of the Contracts. The underwriting agreement with ALFS provides that we will reimburse ALFS for expenses incurred in distributing the Contracts, including liability arising out of services we provide on the Contracts.

LEGAL PROCEEDINGS

There are no pending legal proceedings affecting the Separate Account. Lincoln
Benefit is engaged in routine lawsuits which, in our management's judgment, are not of material importance to their respective total assets or material with respect to the Separate Account.

LEGAL MATTERS

All matters of Nebraska law pertaining to the Contract, including the validity of the Contract and our right to issue the Contract under Nebraska law, have been passed upon by William F. Emmons, Vice President, Assistant General
Counsel, and Assistant Secretary of Lincoln Benefit.

ANNUAL REPORTS AND OTHER DOCUMENTS

Lincoln Benefit's annual report on Form 10-K for the year ended December 31,
2003, is incorporated herein by reference, which means that it is legally a part of this prospectus.

After the date of this prospectus and before we terminate the offering of the securities under this prospectus, all documents or reports we file with the SEC under the Exchange Act of 1934 are also incorporated herein by reference, which means that they also legally become a part of this prospectus.

Statements in this prospectus, or in documents that we file later with the SEC and that legally become a part of this prospectus, may change or supersede statement in other documents that are legally part of this prospectus.

We file our Exchange Act documents and reports, including our annual and quarterly reports on Form 10-K and Form 10-Q electronically on the SEC's "EDGAR"
system using the identifying number CIK No. 0000910739. The SEC maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http:// www.sec.gov. You also can view these materials at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C.
20549. For more information on the operations of SEC's Public Reference Room, call 1-800-SEC-0330.

If you have received a copy of this prospectus, and would like a free copy of any document incorporated herein by

                                  42 PROSPECTUS

reference (other than exhibits not specifically incorporated by reference into the text of such documents), please write or call us at Lincoln Benefit Life
Company, P.O. Box 80469, Lincoln, Nebraska 68501-0469 or 1-800-865-5237.

REGISTRATION STATEMENT

We have filed a registration statement with the SEC, under the Securities Act of
1933 as amended, with respect to the Contracts offered by this prospectus. This prospectus does not contain all the information set forth in the registration statement and the exhibits filed as part of the registration statement. You should refer to the registration statement and the exhibits for further information concerning the Separate Account, Lincoln Benefit, and the Contracts.
The descriptions in this prospectus of the Contracts and other legal instruments are summaries. You should refer to those instruments as filed for the precise terms of those instruments. You may inspect and obtain copies of the registration statement as described on the cover page of this prospectus.

                                  43 PROSPECTUS

STATEMENT OF ADDITIONAL INFORMATION

TABLE OF CONTENTS

                                      PAGE

THE CONTRACT

                                Annuity Payments

                         Initial Monthly Annuity Payment

                           Subsequent Monthly Payments

                          Transfers After Annuity Date

                               Annuity Unit Value

                                      PAGE

             Illustrative Example of Annuity Unit Value Calculation

                Illustrative Example of Variable Annuity Payments

EXPERTS

FINANCIAL STATEMENTS

                                  44 PROSPECTUS

APPENDIX A

                         ACCUMULATION UNIT VALUES /(1)/

                                  BASIC POLICY

                                       Year ending December 31,
                          ---------------------------------------------------
FUND                       1999      2000      2001       2002        2003
-----------------------------------------------------------------------------
AIM V.I. Basic Value
Fund (6)
 Accumulation Unit Value
 Beginning                     --        --        --          --          --
 Accumulation Unit Value
 Ending                        --        --        --          --          --
 Number of Units
 Outstanding at End of         --        --        --          --          --
 Year
Alger American Growth
Portfolio (5)
 Accumulation Unit Value
 Beginning                     --        --        --          --  $    10.00
 Accumulation Unit Value
 Ending                        --        --        --          --  $   12.358
 Number of Units
 Outstanding at End of         --        --        --          --      54,381
 Year
Fidelity VIP Growth
Portfolio (5)
 Accumulation Unit Value
 Beginning                     --        --        --          --  $    10.00
 Accumulation Unit Value
 Ending                        --        --        --          --  $   12.458
 Number of Units
 Outstanding at End of         --        --        --          --     111,685
 Year
Fidelity VIP Investment
Grade Bond (4)
 Accumulation Unit Value
 Beginning                     --        --        --  $    10.00  $   10.721
 Accumulation Unit Value
 Ending                        --        --        --  $   10.721  $   11.094
 Number of Units
 Outstanding at End of         --        --        --     178,620     645,218
 Year
Fidelity VIP Overseas
(4)
 Accumulation Unit Value
 Beginning                     --        --        --  $    10.00  $    7.724
 Accumulation Unit Value
 Ending                        --        --        --  $    7.724  $   10.895
 Number of Units
 Outstanding at End of         --        --        --       3,650      40,658
 Year
Goldman Sachs VIT
International Equity (2)
 Accumulation Unit Value
 Beginning                $ 10.00  $  12.29  $  10.52  $     8.07  $    6.495
 Accumulation Unit Value
 Ending                   $ 12.29  $  10.52  $   8.07  $    6.495  $    8.678
 Number of Units
 Outstanding at End of     22,152   159,917   114,948     254,616     287,318
 Year
Goldman Sachs VIT CORE
Small Cap Equity (2)
 Accumulation Unit Value
 Beginning                $ 10.00  $  12.19  $  12.23  $    12.61  $   10.573
 Accumulation Unit Value
 Ending                   $ 12.19  $  12.23  $  12.61  $   10.573  $   15.223
 Number of Units
 Outstanding at End of     32,499    94,926   230,893     127,061     199,375
 Year
Janus Aspen Series
Capital Appreciation (7)
 Accumulation Unit Value
 Beginning                     --        --        --          --          --
 Accumulation Unit Value
 Ending                        --        --        --          --          --
 Number of Units
 Outstanding at End of         --        --        --          --          --
 Year
Janus Aspen Series
Foreign Stock (4) (8)
 Accumulation Unit Value
 Beginning                     --        --        --  $    10.00  $    7.755
 Accumulation Unit Value
 Ending                        --        --        --  $    7.755  $   10.200
 Number of Units
 Outstanding at End of         --        --        --      10,251      32,987
 Year
Janus Aspen Series
Worldwide Growth (4)
 Accumulation Unit Value
 Beginning                     --        --        --  $    10.00  $    7.806
 Accumulation Unit Value
 Ending                        --        --        --  $    7.806  $    9.520
 Number of Units
 Outstanding at End of         --        --        --      13,094      51,204
 Year
JPMorgan Small Company
(2)
 Accumulation Unit Value
 Beginning                $ 10.00  $  14.01  $  12.25  $    11.11  $    8.582
 Accumulation Unit Value
 Ending                   $ 14.01  $  12.25  $  11.11  $    8.582  $   11.508
 Number of Units
 Outstanding at End of     42,567   135,018   148,118     229,162     235,165
 Year
Lazard Emerging Markets
(2)
 Accumulation Unit Value
 Beginning                $ 10.00  $  13.27  $   9.41  $     8.81  $    8.555
 Accumulation Unit Value
 Ending                   $ 13.27  $   9.41  $   8.81  $    8.555  $   12.903
 Number of Units
 Outstanding at End of     11,803    34,832    51,868      78,720     112,391
 Year
Lazard International
Equity (2)
 Accumulation Unit Value
 Beginning                $ 10.00  $  11.25  $  10.02  $     7.50  $    6.607
 Accumulation Unit Value
 Ending                   $ 11.25  $  10.02  $   7.50  $    6.607  $    8.374
 Number of Units
 Outstanding at End of     27,207    79,805   118,331     162,113     148,319
 Year
LSA Aggressive Growth
(4)
 Accumulation Unit Value
 Beginning                     --        --        --  $    10.00  $    7.299
 Accumulation Unit Value
 Ending                        --        --        --  $    7.299  $    9.982
 Number of Units
 Outstanding at End of         --        --        --      10,154      73,878
 Year
LSA Balanced (2)
 Accumulation Unit Value
 Beginning                $ 10.00  $  10.40  $  11.17  $    11.26  $    9.073
 Accumulation Unit Value
 Ending                   $ 10.40  $  11.17  $  11.26  $    9.073  $   11.561
 Number of Units
 Outstanding at End of        386   124,389   266,745     514,929     685,220
 Year
LSA Basic Value (6)
 Accumulation Unit Value
 Beginning                     --        --        --  $    10.00  $    7.638
 Accumulation Unit Value
 Ending                        --        --        --  $    7.638  $   10.049
 Number of Units
 Outstanding at End of         --        --        --      63,427     353,241
 Year
LSA Blue Chip (4)
 Accumulation Unit Value
 Beginning                     --        --        --  $    10.00  $    7.975
 Accumulation Unit Value
 Ending                        --        --        --  $    7.975  $    9.848
 Number of Units
 Outstanding at End of         --        --        --      24,337     260,606
 Year
LSA Capital Appreciation
(4)
 Accumulation Unit Value
 Beginning                     --        --        --  $    10.00  $    8.163
 Accumulation Unit Value
 Ending                        --        --        --  $    8.163  $   10.491
 Number of Units
 Outstanding at End of         --        --        --      14,015      73,575
 Year
LSA Capital Growth (2)
 Accumulation Unit Value
 Beginning                $ 10.00  $  12.22  $  11.03  $     9.33  $    6.910
 Accumulation Unit Value
 Ending                   $ 12.22  $  11.03  $   9.33  $    6.910  $    8.472
 Number of Units
 Outstanding at End of      3,394   142,502   226,920     226,041     330,980
 Year
LSA Diversified Mid Cap
(4)
 Accumulation Unit Value
 Beginning                     --        --        --  $    10.00  $    7.783
 Accumulation Unit Value
 Ending                        --        --        --  $    7.783  $   10.192
 Number of Units
 Outstanding at End of         --        --        --      26,268     172,288
 Year
LSA Emerging Growth
Equity (2)
 Accumulation Unit Value
 Beginning                $ 10.00  $  17.48  $  12.04  $     9.75  $    5.589
 Accumulation Unit Value
 Ending                   $ 17.48  $  12.04  $   9.75  $    5.589  $    8.098
 Number of Units
 Outstanding at End of     16,191   131,445   150,128     161,610     207,970
 Year
LSA Equity Growth (2)
 Accumulation Unit Value
 Beginning                $ 10.00  $  12.49  $  10.86  $     9.05  $    6.224
 Accumulation Unit Value
 Ending                   $ 12.49  $  10.86  $   9.05  $    6.224  $    7.627
 Number of Units
 Outstanding at End of     34,228   160,257   240,525      85,390     619,195
 Year
LSA Mid Cap Value (10)
 Accumulation Unit Value
 Beginning                                                         $    8.437
 Accumulation Unit Value
 Ending                                                            $   11.629
 Number of Units
 Outstanding at End of                                                165,206
 Year
LSA Value Equity (2)
 Accumulation Unit Value
 Beginning                $ 10.00  $  11.03  $  12.55  $    11.77  $    9.035
 Accumulation Unit Value
 Ending                   $ 11.03  $  12.55  $  11.77  $    9.035  $   11.622
 Number of Units
 Outstanding at End of         32   122,654   235,535     428,181     484,234
 Year
MFS New Discovery (4)
 Accumulation Unit Value
 Beginning                     --        --        --  $    10.00  $    7.473
 Accumulation Unit Value
 Ending                        --        --        --  $    7.473  $    9.833
 Number of Units
 Outstanding at End of         --        --        --      20,998     103,156
 Year
MFS Utilities (4)
 Accumulation Unit Value
 Beginning                     --        --        --  $    10.00  $    8.370
 Accumulation Unit Value
 Ending                        --        --        --  $    8.370  $   11.189
 Number of Units
 Outstanding at End of         --        --        --      13,969      71,175
 Year
Oppenheimer Main Street
Small Cap (4)
 Accumulation Unit Value
 Beginning                     --        --        --  $    10.00  $    7.839
 Accumulation Unit Value
 Ending                        --        --        --  $    7.839  $   11.151
 Number of Units
 Outstanding at End of         --        --        --      28,379     251,859
 Year
PAVIT OpCap Balanced (6)
 Accumulation Unit Value
 Beginning                     --        --        --          --          --
 Accumulation Unit Value
 Ending                        --        --        --          --          --
 Number of Units
 Outstanding at End of         --        --        --          --          --
 Year
PAVIT OpCap Equity (2)
 Accumulation Unit Value
 Beginning                $ 10.00  $  10.62  $  11.51  $    10.56  $    8.180
 Accumulation Unit Value
 Ending                   $ 10.62  $  11.51  $  10.56  $    8.180  $   10.371
 Number of Units
 Outstanding at End of          0    58,987   110,288     195,029     295,226
 Year
PAVIT OpCap Small Cap
(2)
 Accumulation Unit Value
 Beginning                $ 10.00  $  10.65  $  15.15  $    16.18  $   12.502
 Accumulation Unit Value
 Ending                   $ 10.65  $  15.15  $  16.18  $   12.502  $   17.586
 Number of Units
 Outstanding at End of          0    49,685    75,521     140,778     232,549
 Year
PAVIT PEA Science and
Technology (3)
 Accumulation Unit Value
 Beginning                     --        --  $  10.00  $     3.36  $    1.803
 Accumulation Unit Value
 Ending                        --        --  $   3.36  $    1.803  $    2.903
 Number of Units
 Outstanding at End of         --        --    59,395     160,966   1,167,164
 Year
PIMCO VIT Foreign Bond
(U.S. Dollar-Hedged) (2)
 Accumulation Unit Value
 Beginning                $ 10.00  $  10.29  $  10.99  $    11.66  $   12.443
 Accumulation Unit Value
 Ending                   $ 10.29  $  10.99  $  11.66  $   12.443  $   12.547
 Number of Units
 Outstanding at End of     17,747    30,068    49,293      93,732     218,507
 Year
PIMCO VIT Money Market
(2)
 Accumulation Unit Value
 Beginning                $ 10.00  $  10.07  $  10.54  $    10.79  $   10.786
 Accumulation Unit Value
 Ending                   $ 10.07  $  10.54  $  10.79  $   10.786  $   10.713
 Number of Units
 Outstanding at End of     45,777   307,495   918,122   1,311,411   1,069,740
 Year
PIMCO VIT StocksPLUS
Growth and Income (4)
 Accumulation Unit Value
 Beginning                $ 10.00  $  11.64  $  10.39  $     9.07  $    7.139
 Accumulation Unit Value
 Ending                   $ 11.64  $  10.39  $   9.07  $    7.139  $    9.179
 Number of Units
 Outstanding at End of         21    97,992   171,296     335,810     444,281
 Year
PIMCO VIT Total Return
Bond (2)
 Accumulation Unit Value
 Beginning                $ 10.00  $  10.13  $  11.01  $    11.77  $   12.656
 Accumulation Unit Value
 Ending                   $ 10.13  $  11.01  $  11.77  $   12.656  $   13.109
 Number of Units
 Outstanding at End of     54,509   181,857   356,786     916,788   1,387,841
 Year
Putnam VT High Yield (4)
 Accumulation Unit Value
 Beginning                     --        --        --  $    10.00  $    9.568
 Accumulation Unit Value
 Ending                        --        --        --  $    9.568  $   11.939
 Number of Units
 Outstanding at End of         --        --        --      14,843     151,285
 Year
Rydex VT OTC (3)
 Accumulation Unit Value
 Beginning                     --        --  $  10.00  $     5.75  $    3.470
 Accumulation Unit Value
 Ending                        --        --  $   5.75  $    3.470  $    4.976
 Number of Units
 Outstanding at End of         --        --     7,617      73,139     169,077
 Year
Salomon Brothers
Variable All Cap (2)
 Accumulation Unit Value
 Beginning                $ 10.00  $  11.54  $  13.45  $    13.51  $    9.987
 Accumulation Unit Value
 Ending                   $ 11.54  $  13.45  $  13.51  $    9.987  $   13.693
 Number of Units
 Outstanding at End of     49,256   141,167   260,699     321,536     374,930
 Year
Salomon Brothers
Variable Investors (6)
 Accumulation Unit Value
 Beginning                     --        --        --          --          --
 Accumulation Unit Value
 Ending                        --        --        --          --          --
 Number of Units
 Outstanding at End of         --        --        --          --          --
 Year
Van Kampen UIF Equity
Growth (2) (9)
 Accumulation Unit Value
 Beginning                     --        --        --          --          --
 Accumulation Unit Value
 Ending                        --        --        --          --          --
 Number of Units
 Outstanding at End of         --        --        --          --          --
 Year
Van Kampen UIF High
Yield (2)
 Accumulation Unit Value
 Beginning                $ 10.00  $  10.37  $   9.14  $     8.61  $    7.872
 Accumulation Unit Value
 Ending                   $ 10.37  $   9.14  $   8.61  $    7.872  $    9.759
 Number of Units
 Outstanding at End of     17,868    68,958    94,964     148,434     259,819
 Year
Van Kampen UIF. Mid Cap
Growth (2)
 Accumulation Unit Value
 Beginning                $ 10.00  $  13.80  $  12.61  $     8.79  $    5.967
 Accumulation Unit Value
 Ending                   $ 13.80  $  12.61  $   8.79  $    5.967  $    8.341
 Number of Units
 Outstanding at End of        409   170,775   213,956     302,409     426,417
 Year
Van Kampen UIF U.S. Mid
Cap Value (10)
 Accumulation Unit Value
 Beginning                $ 10.00  $  12.06  $  13.17  $    12.57  $    8.924
 Accumulation Unit Value
 Ending                   $ 12.06  $  13.17  $  12.57  $    8.924  $   12.453
 Number of Units
 Outstanding at End of          0    85,226   189,874     301,924     324,553
 Year
Van Kampen LIT
Aggressive Growth (11)
 Accumulation Unit Value
 Beginning                     --        --        --          --          --
 Accumulation Unit Value
 Ending                        --        --        --          --          --
 Number of Units
 Outstanding at End of         --        --        --          --          --
 Year
Van Kampen LIT Growth
and Income (4)
 Accumulation Unit Value
 Beginning                     --        --        --  $    10.00  $    8.155
 Accumulation Unit Value
 Ending                        --        --        --  $    8.155  $   10.267
 Number of Units
 Outstanding at End of         --        --        --      58,636     266,307
 Year

(1)  Accumulation Unit Value: unit of measure used to calculate the value of a
     Contract Owner's interest in a Subaccount for any Valuation Period. An
     Accumulation Unit Value does not reflect deduction of certain charges under the Contract that are deducted from your Contract Value, such as the
     Administrative Expense Charge. The beginning value reflects the
     Accumulation Unit Value as of October 18, 1999, the date Lincoln Benefit started to offer the Contract.

(2)  First offered 10/18/1999.

(3)  First offered 1/17/2001.

(4)  First offered 5/1/2002.

(5)  First offered 5/1/03.(6) Effective 4/30/04, the LSA Balance Fund, LSA Basic
     Value Fund and LSA Value Equity Fund were merged into the PAVIT OpCap
     Balanced Portfolio, AIM V.I. Basic Value Fund - Series I and Salomon
     Brothers Variable Investors Fund - Class I, respectively. Accordingly, on
     4/30/04, we transferred the value of the LSA Balanced Variable Sub-Account and the LSA Value Equity Variable Sub-Account to the PAVIT OpCap Balanced
     Variable Sub-Account, AIM V.I. Basic Value Variable Sub-Account and the
     Salomon Brothers Variable Investors Variable Sub-Account, respectively.

(6)  Effective 4/30/04, the LSA Balance Fund, LSA Basic Value Fund and LSA Value
     Equity Fund were merged into the PAVIT OpCap Balanced Portfolio, AIM V.I.
     Basic Value Fund - Series I and Salomon Brothers Variable Investors Fund -
     Class I, respectively. Accordingly, on 4/30/04, we transferred the value of the LSA Balanced Variable Sub-Account and the LSA Value Equity Variable
     Sub-Account to the PAVIT OpCap Balanced Variable Sub-Account, AIM V.I.
     Basic Value Variable Sub-Account and the Salomon Brothers Variable
     Investors Variable Sub-Account, respectively.

(7)  Effective 4/30/04, the LSA Capital Appreciation Fund was merged into the
     Janus Aspen Series Capital Appreciation Portfolio - Institutional Shares.
     Accordingly, on 4/30/04, we transferred the value of the LSA Capital
     Appreciation Variable Sub-Account to the Janus Aspen Serioed Capital
     Appreciation Variable Sub-Account.

(8)  Effective 5/1/04 the Janus Aspen Series International Portfolio - Service
     Shares changed its name to the Janus Aspen Foreign Stock Portfolio -
     Service Shares. We have made a corresponding change in the name of the
     Variable Sub-Account that invests in this Portfolio.

(9)  Effective 4/30/04, the LSA Blue Chip Fund, LSA Equity Growth Fund and LSA
     Capital Growth Fund were merged into the Van Kampen UIF Equity Growth
     Portfolio, Class I. Accordingly, on 4/30/04, we transferred the value of the LSA Blue Chip Variable Sub-Account, LSA Equity Growth Variable
     Sub-Account and LSA Capital Growth Variable Sub-Account to the Van Kampen
     UIF Equity Growth Variable Sub-Account.

(10) Effective 4/30/04, the LSA Diversified Mid-Cap Growth Fund and LSA MidCap
     Value Fund were merged into the Van Kampen UIF U.S. Mid Cap Value
     Portfolio, Class I. Accordingly, on 4/30/04, we transferred the value of the LSA Diversified Mid-Cap Growth Variable Sub-Account and the LSA MidCap
     Value Variable Sub-Account to the Van Kampen UIF U.S. Mid Cap Value
     Variable Sub-Account.

(11) Effective 4/30/04, the LSA Aggressive Growth Fund and LSA Emerging Growth
     Fund were merged into the Van Kampen LIT Aggressive Growth Portfolio, Class
     II. Accordingly, on 4/30/04, we transferred the value of the LSA Aggressive
     Growth Variable Sub-Account and the LSA Emerging Growth Variable
     Sub-Account to the Van Kampen LIT Aggressive Growth Variable Sub-Account.

A brief explanation of how performance of the Subaccounts is calculated may be found in the Statement of Additional Information.

                                  48 PROSPECTUS

                            ACCUMULATION UNIT VALUES

                 BASIC POLICY PLUS ENHANCED DEATH BENEFIT RIDER

                                                            Year ending December 31,
                                              ---------------------------------------------------
FUND                                           1999       2000       2001       2002       2003
------------------------------------------------------ ------------------------------------------
AIM Basic Value (6)
 Accumulation Unit Value Beginning                 --         --         --         --         --
 Accumulation Unit Value Ending                    --         --         --         --         --
 Number of Units Outstanding at End of Year        --         --         --         --         --
Alger American Growth (5)
 Accumulation Unit Value Beginning                 --         --         --         --   $  10.00
 Accumulation Unit Value Ending                    --         --         --         --   $ 12.341
 Number of Units Outstanding at End of Year        --         --         --         --     30,627
Fidelity VIP Growth Portfolio (5)
 Accumulation Unit Value Beginning                 --         --         --         --   $  10.00
 Accumulation Unit Value Ending                    --         --         --         --   $ 12.441
 Number of Units Outstanding at End of Year        --         --         --         --     71,284
Fidelity VIP Investment Grade Bond (4)
 Accumulation Unit Value Beginning                 --         --         --   $  10.00   $ 10.706
 Accumulation Unit Value Ending                    --         --         --   $ 10.706   $ 11.057
 Number of Units Outstanding at End of Year        --         --         --     84,421    275,877
Fidelity VIP Overseas (4)
 Accumulation Unit Value Beginning                 --         --         --   $  10.00   $  7.714
 Accumulation Unit Value Ending                    --         --         --   $  7.714   $ 10.858
 Number of Units Outstanding at End of Year        --         --         --      8,812     22,038
Goldman Sachs VIT International Equity (2)
 Accumulation Unit Value Beginning            $ 10.00   $  12.29   $  10.50   $   8.03   $  6.453
 Accumulation Unit Value Ending               $ 12.29   $  10.50   $   8.03   $  6.453   $  8.605
 Number of Units Outstanding at End of Year     5,621     78,931    112,245    114,893    135,685
Goldman Sachs VIT CORE Small Cap Equity (2)
 Accumulation Unit Value Beginning            $ 10.00   $  12.19   $  12.20   $  12.55   $ 10.505
 Accumulation Unit Value Ending               $ 12.19   $  12.20   $  12.55   $ 10.505   $ 15.095
 Number of Units Outstanding at End of Year     3,604     24,178     35,125     59,592    108,325
Janus Aspen Series Capital Appreciation (7)
 Accumulation Unit Value Beginning                 --         --         --         --         --
 Accumulation Unit Value Ending                    --         --         --         --         --
 Number of Units Outstanding at End of Year        --         --         --         --         --
Janus Aspen Series Foreign Stock (4) (8)
 Accumulation Unit Value Beginning                 --         --         --   $  10.00   $  7.744
 Accumulation Unit Value Ending                    --         --         --   $  7.744   $ 10.166
 Number of Units Outstanding at End of Year        --         --         --      6,035     20,593
Janus Aspen Series Worldwide Growth (4)
 Accumulation Unit Value Beginning                 --         --         --   $  10.00   $  7.795
 Accumulation Unit Value Ending                    --         --         --   $  7.795   $  9.488
 Number of Units Outstanding at End of Year        --         --         --     13,160     39,364
JPMorgan Small Company (2)
 Accumulation Unit Value Beginning            $ 10.00   $  14.00   $  12.22   $  11.06   $  8.527
 Accumulation Unit Value Ending               $ 14.00   $  12.22   $  11.06   $  8.527   $ 11.412
 Number of Units Outstanding at End of Year         0     53,597     58,437     83,459    115,268
Lazard Emerging Markets (2)
 Accumulation Unit Value Beginning            $ 10.00   $  13.26   $   9.39   $   8.77   $  8.501
 Accumulation Unit Value Ending               $ 13.26   $   9.39   $   8.77   $  8.501   $ 12.795
 Number of Units Outstanding at End of Year     2,809     25,988     32,552     51,013     81,410
Lazard International Equity (2)
 Accumulation Unit Value Beginning            $ 10.00   $  11.24   $  10.00   $   7.47   $  6.565
 Accumulation Unit Value Ending               $ 11.24   $  10.00   $   7.47   $  6.565   $  8.304
 Number of Units Outstanding at End of Year     4,064     50,850     71,754     73,992     82,929
LSA Aggressive Growth (4)
 Accumulation Unit Value Beginning                 --         --         --   $  10.00   $  7.289
 Accumulation Unit Value Ending                    --         --         --   $  7.289   $  9.949
 Number of Units Outstanding at End of Year        --         --         --      5,753     41,947
LSA Balanced (2)
 Accumulation Unit Value Beginning            $ 10.00   $  10.40   $  11.14   $  11.21   $  9.015
 Accumulation Unit Value Ending               $ 10.40   $  11.14   $  11.21   $  9.015   $ 11.464
 Number of Units Outstanding at End of Year     7,126     69,393    144,623    221,913    419,279
LSA Basic Value (6)
 Accumulation Unit Value Beginning                 --         --         --   $  10.00   $  7.627
 Accumulation Unit Value Ending                    --         --         --   $  7.627   $ 10.015
 Number of Units Outstanding at End of Year        --         --         --     30,010    144,113
LSA Blue Chip (4)
 Accumulation Unit Value Beginning                 --         --         --   $  10.00   $  7.964
 Accumulation Unit Value Ending                    --         --         --   $  7.964   $  9.816
 Number of Units Outstanding at End of Year        --         --         --      9,727    122,223
LSA Capital Appreciation (4)
 Accumulation Unit Value Beginning                 --         --         --   $  10.00   $  8.152
 Accumulation Unit Value Ending                    --         --         --   $  8.152   $ 10.456
 Number of Units Outstanding at End of Year        --         --         --      4,462     52,459
LSA Diversified Mid Cap (4)
 Accumulation Unit Value Beginning                 --         --         --   $  10.00   $  7.772
 Accumulation Unit Value Ending                    --         --         --   $  7.772   $ 10.158
 Number of Units Outstanding at End of Year        --         --         --      7,362     76,253
LSA Emerging Growth Equity (2)
 Accumulation Unit Value Beginning            $ 10.00   $  17.47   $  12.01   $   9.71   $  5.553
 Accumulation Unit Value Ending               $ 17.47   $  12.01   $   9.71   $  5.553   $  8.030
 Number of Units Outstanding at End of Year     5,259     86,819     94,558     98,810    110,592
LSA Equity Growth (2)
 Accumulation Unit Value Beginning            $ 10.00   $  12.48   $  10.83   $   9.01   $  6.224
 Accumulation Unit Value Ending               $ 12.48   $  10.83   $   9.01   $  6.224   $  7.563
 Number of Units Outstanding at End of Year     8,359     54,291     90,631     85,390   $243,908
LSA Capital Growth(2)
 Accumulation Unit Value Beginning            $ 10.00   $  12.21   $  11.00   $   9.28   $  6.910
 Accumulation Unit Value Ending               $ 12.21   $  11.00   $   9.28   $  6.910   $  8.401
 Number of Units Outstanding at End of Year    24,902    123,406    172,729    226,041    268,165
LSA Mid Cap Value (10)
 Accumulation Unit Value Beginning                                                       $  8.246
 Accumulation Unit Value Ending                                                          $ 11.591
 Number of Units Outstanding at End of Year                                               107,129
LSA Value Equity (2)
 Accumulation Unit Value Beginning                 --         --         --   $  10.00   $  8.978
 Accumulation Unit Value Ending                    --         --         --   $  8.426   $ 11.525
 Number of Units Outstanding at End of Year        --         --         --     25,180    234,745
MFS New Discovery (4)
 Accumulation Unit Value Beginning            $ 10.00   $  11.03   $  12.52   $  11.72   $  8.978
 Accumulation Unit Value Ending               $ 11.03   $  12.52   $  11.72   $  8.978   $  9.800
 Number of Units Outstanding at End of Year    17,183     62,043    130,669    179,820     46,541
MFS Utilities (4)
 Accumulation Unit Value Beginning                 --         --         --   $  10.00   $  7.463
 Accumulation Unit Value Ending                    --         --         --   $  7.463   $ 11.152
 Number of Units Outstanding at End of Year        --         --         --     10,193     37,809
PAVIT OpCap Balanced (2) (6)
 Accumulation Unit Value Beginning                 --         --         --         --         --
 Accumulation Unit Value Ending                    --         --         --         --         --
 Number of Units Outstanding at End of Year        --         --         --         --         --
PAVIT OpCap Equity (2)
 Accumulation Unit Value Beginning                 --         --         --   $  10.00   $  8.359
 Accumulation Unit Value Ending                    --         --         --   $  8.359   $ 10.284
 Number of Units Outstanding at End of Year        --         --         --      6,880    158,681
PAVIT PEA Science and Technology (3)
 Accumulation Unit Value Beginning            $ 10.00   $  10.62   $  11.49   $  10.51   $  8.128
 Accumulation Unit Value Ending               $ 10.62   $  11.49   $  10.51   $  8.128   $ 10.284
 Number of Units Outstanding at End of Year     5,784     61,655     97,863    115,950    158,681
PAVIT OpCap Small Cap (2)
 Accumulation Unit Value Beginning                 --         --   $  10.00   $   3.62   $  1.796
 Accumulation Unit Value Ending                    --         --   $   3.62   $  1.796   $ 17.439
 Number of Units Outstanding at End of Year        --         --     14,533     63,153    137,092
Oppenheimer Main Street Small Cap (4)
 Accumulation Unit Value Beginning            $ 10.00   $  10.65   $  15.11   $  16.11   $ 12.422
 Accumulation Unit Value Ending               $ 10.65   $  15.11   $  16.11   $ 12.422   $ 11.113
 Number of Units Outstanding at End of Year         0     16,703     43,783     74,972    108,430
PIMCO VIT Foreign Bond (U.S. Dollar-Hedged)
(2)
 Accumulation Unit Value Beginning                 --         --         --   $  10.00   $  7.829
 Accumulation Unit Value Ending                    --         --         --   $  7.829
 Number of Units Outstanding at End of Year        --         --         --     27,890
PIMCO VIT Money Market (2)
 Accumulation Unit Value Beginning            $ 10.00   $  10.28   $  10.97   $  11.61   $ 12.364
 Accumulation Unit Value Ending               $ 10.28   $  10.97   $  11.61   $ 12.364
 Number of Units Outstanding at End of Year         0      1,231      3,605     27,152
PIMCO VIT StocksPLUS Growth and Income (2)
 Accumulation Unit Value Beginning            $ 10.00   $  10.07   $  10.51   $  10.74   $ 10.717
 Accumulation Unit Value Ending               $ 10.07   $  10.51   $  10.74   $ 10.717
 Number of Units Outstanding at End of Year    10,350    104,093    239,107    467,548
PIMCO VIT Total Return Bond (2)
 Accumulation Unit Value Beginning            $ 10.00   $  11.64   $  10.37   $   9.03   $  7.094
 Accumulation Unit Value Ending               $ 11.64   $  10.37   $   9.03   $  7.094
 Number of Units Outstanding at End of Year    12,776     82,128    112,333    161,698
Putnam VT High Yield (4)
 Accumulation Unit Value Beginning            $ 10.00   $  10.13   $  10.98   $  11.71   $ 12.575
 Accumulation Unit Value Ending               $ 10.13   $  10.98   $  11.71   $ 12.575
 Number of Units Outstanding at End of Year       224     57,774    148,500    491,013
Rydex VT OTC (3)
 Accumulation Unit Value Beginning                 --         --         --   $  10.00   $  9.555
 Accumulation Unit Value Ending                    --         --         --   $  9.555
 Number of Units Outstanding at End of Year        --         --         --      6,438
Salomon Brothers Variable All Cap (2)
 Accumulation Unit Value Beginning                 --         --   $  10.00   $   5.74      3.457
 Accumulation Unit Value Ending                    --         --   $   5.74      3.457
 Number of Units Outstanding at End of Year        --         --     14,044     83,805
Salomon Brothers Variable Investors (6)
 Accumulation Unit Value Beginning                 --         --         --         --         --
 Accumulation Unit Value Ending                    --         --         --         --         --
 Number of Units Outstanding at End of Year        --         --         --         --         --
Van Kampen UIF Equity Growth (2) (9)
 Accumulation Unit Value Beginning                 --         --         --         --         --
 Accumulation Unit Value Ending                    --         --         --         --         --
 Number of Units Outstanding at End of Year        --         --         --         --         --
Van Kampen UIF High Yield (2)
 Accumulation Unit Value Beginning            $ 10.00   $  11.53   $  13.42   $  13.46   $  7.822
 Accumulation Unit Value Ending               $ 11.53   $  13.42   $  13.46   $  7.822
 Number of Units Outstanding at End of Year         0     64,958    121,931     60,785
Van Kampen UIF Mid Cap Growth (2)
 Accumulation Unit Value Beginning            $ 10.00   $  13.80   $  12.58   $   8.75   $  5.929
 Accumulation Unit Value Ending               $ 13.80   $  12.58   $   8.75   $  5.929
 Number of Units Outstanding at End of Year     6,216     87,781    123,258    135,098
Van Kampen UIF U.S. Mid Cap Value (2) (10)
 Accumulation Unit Value Beginning            $ 10.00   $  12.05   $  13.14   $  12.52   $  8.867
 Accumulation Unit Value Ending               $ 12.05   $  13.14   $  12.52   $  8.867
 Number of Units Outstanding at End of Year     6,021     44,148     95,312    151,383
Van Kampen LIT Aggressive Growth (11)
 Accumulation Unit Value Beginning                 --         --         --         --         --
 Accumulation Unit Value Ending                    --         --         --         --         --
 Number of Units Outstanding at End of Year        --         --         --         --         --
Van Kampen LIT Growth and Income (4)
 Accumulation Unit Value Beginning                 --         --         --   $  10.00   $  8.144
 Accumulation Unit Value Ending                    --         --         --   $  8.144
 Number of Units Outstanding at End of Year        --         --         --     26,840

(1)  Accumulation Unit Value: unit of measure used to calculate the value of a
     Contract Owner's interest in a Subaccount for any Valuation Period. An
     Accumulation Unit Value does not reflect deduction of certain charges under the Contract that are deducted from your Contract Value, such as the
     Administrative Expense Charge.

(2)  First offered 10/18/1999.

(3)  First offered 1/17/2001.

(4)  First offered 5/1/2002.

(5)  First offered 5/1/03.(6) Effective 4/30/04, the LSA Balance Fund, LSA Basic
     Value Fund and LSA Value Equity Fund were merged into the PAVIT OpCap
     Balanced Portfolio, AIM V.I. Basic Value Fund - Series I and Salomon
     Brothers Variable Investors Fund - Class I, respectively. Accordingly, on
     4/30/04, we transferred the value of the LSA Balanced Variable Sub-Account and the LSA Value Equity Variable Sub-Account to the PAVIT OpCap Balanced
     Variable Sub-Account, AIM V.I. Basic Value Variable Sub-Account and the
     Salomon Brothers Variable Investors Variable Sub-Account, respectively.

(6)  Effective 4/30/04, the LSA Balance Fund, LSA Basic Value Fund and LSA Value
     Equity Fund were merged into the PAVIT OpCap Balanced Portfolio, AIM V.I.
     Basic Value Fund - Series I and Salomon Brothers Variable Investors Fund -
     Class I, respectively. Accordingly, on 4/30/04, we transferred the value of the LSA Balanced Variable Sub-Account and the LSA Value Equity Variable
     Sub-Account to the PAVIT OpCap Balanced Variable Sub-Account, AIM V.I.
     Basic Value Variable Sub-Account and the Salomon Brothers Variable
     Investors Variable Sub-Account, respectively.

(7)  Effective 4/30/04, the LSA Capital Appreciation Fund was merged into the
     Janus Aspen Series Capital Appreciation Portfolio - Institutional Shares.
     Accordingly, on 4/30/04, we transferred the value of the LSA Capital
     Appreciation Variable Sub-Account to the Janus Aspen Serioed Capital
     Appreciation Variable Sub-Account.

(8)  Effective 5/1/04 the Janus Aspen Series International Portfolio - Service
     Shares changed its name to the Janus Aspen Foreign Stock Portfolio -
     Service Shares. We have made a corresponding change in the name of the
     Variable Sub-Account that invests in this Portfolio.

(9)  Effective 4/30/04, the LSA Blue Chip Fund, LSA Equity Growth Fund and LSA
     Capital Growth Fund were merged into the Van Kampen UIF Equity Growth
     Portfolio, Class I. Accordingly, on 4/30/04, we transferred the value of the LSA Blue Chip Variable Sub-Account, LSA Equity Growth Variable
     Sub-Account and LSA Capital Growth Variable Sub-Account to the Van Kampen
     UIF Equity Growth Variable Sub-Account.

(10) Effective 4/30/04, the LSA Diversified Mid-Cap Growth Fund and LSA MidCap
     Value Fund were merged into the Van Kampen UIF U.S. Mid Cap Value
     Portfolio, Class I. Accordingly, on 4/30/04, we transferred the value of the LSA Diversified Mid-Cap Growth Variable Sub-Account and the LSA MidCap
     Value Variable Sub-Account to the Van Kampen UIF U.S. Mid Cap Value
     Variable Sub-Account.

(11) Effective 4/30/04, the LSA Aggressive Growth Fund and LSA Emerging Growth
     Fund were merged into the Van Kampen LIT Aggressive Growth Portfolio, Class
     II. Accordingly, on 4/30/04, we transferred the value of the LSA Aggressive
     Growth Variable Sub-Account and the LSA Emerging Growth Variable
     Sub-Account to the Van Kampen LIT Aggressive Growth Variable Sub-Account.

A brief explanation of how performance of the Subaccounts is calculated may be found in the Statement of Additional Information.

                                  52 PROSPECTUS

APPENDIX B

                    ILLUSTRATION OF A MARKET VALUE ADJUSTMENT

Purchase Payment:                          $ 40,000.00
Credit Enhancement:                        1,600.00
Guarantee Period:                          5 Years
Guaranteed Interest Rate:                  5% Annual Effective Rate
5-year Treasury Rate at Time of Purchase
Payment:                                   6%

The following examples illustrate how the Market Value Adjustment and the
Withdrawal Charge may affect the values of a Contract upon a withdrawal. The 5%
assumed Guaranteed Interest Rate is the rate required to be used in the "Summary of Expenses." In these examples, the withdrawal occurs one year after (in the second Contract Year) the Issue Date. The Market Value Adjustment operates in a similar manner for transfers, except that there is no free amount for transfers.
No Withdrawal Charge applies to transfers.

Assuming that the entire $40,000.00 Purchase Payment and $1,600.00 Credit
Enhancement are allocated to the Guaranteed Maturity Fixed Account for the
Guarantee Period specified above, at the end of the five-year Guarantee Period the Contract Value would be $53,093.31. After one year, when the withdrawals occur in these examples, the Contract Value would be $43,680.00. We have assumed that no prior partial withdrawals or transfers have occurred.

The Market Value Adjustment and the Withdrawal Charge only apply to the portion of a withdrawal that is greater than the Free Withdrawal Amount. Accordingly, the first step is to calculate the Free Withdrawal Amount.

The Free Withdrawal Amount is equal to:

(a)  the greater of:

..    earnings not previously withdrawn; or

..    15% of your total Purchase Payments in the most recent eight years; plus

(b)  an amount equal to your total Purchase Payments made more than eight years ago, to the extent not previously withdrawn.

Here, (a) equals $6,000.00, because 15% of the total Purchase Payments in the most recent eight years ($6,000.00 = 15% x $40,000.00) is greater than the earnings not previously withdrawn ($3,680.00). (B) equals $0, because all of the
Purchase Payments were made less than eight years age. Accordingly, the Free
Withdrawal Amount is $6,000.00.

The formula that we use to determine the amount of the Market Value Adjustment is:

..9 x (I - J) x N,

where: I = the Treasury Rate for a maturity equal to the relevant Guarantee
Period for the week preceding the beginning of the Guarantee Period;

J = the Treasury Rate for a maturity equal to the relevant Guarantee Period for the week preceding our receipt of your withdrawal request, death benefit request, transfer request, or annuity option request; and

N = the number of whole and partial years from the date we receive your request until the end of the relevant Guarantee Period.

We will base the Market Value Adjustment on the current Treasury Rate for a maturity corresponding in length to the relevant Guarantee Period. These examples also show the Withdrawal Charge (if any), which would be calculated separately from the Market Value Adjustment.

EXAMPLE OF A DOWNWARD MARKET VALUE ADJUSTMENT

A downward Market Value Adjustment results from a full or partial withdrawal that occurs when interest rates have increased. Assume interest rates have increased one year after the Purchase Payment, such that the five-year Treasury
Rate is now 6.5%. Upon a withdrawal, the market value adjustment factor would be:

..9 x (.06 - .065) x 4 = -.0180

The Market Value Adjustment is a reduction of $678.24 from the amount withdrawn:

$-678.24 = -.0180 x ($43,680 - $6,000.00)

A Withdrawal Charge of 7% (assuming the Withdrawal occurs at the start of the second Contract year) would be assessed against the Purchase Payments withdrawn that are less than eight years old and are not eligible for free withdrawal.
Under the Contract, earnings are deemed to be withdrawn before Purchase
Payments. Accordingly, in this example, the amount of the Purchase Payment eligible for free withdrawal would equal the Free Withdrawal Amount less the interest credited or $2,320.00 ($6,000.00 - $3,680.00).

Therefore, the Withdrawal Charge would be:

$2,637.60 = 7% x (40,000.00 - $2,320.00)

As a result, the net amount payable to you would be:

$40,364.16 = $43,680.00 - $678.24 - $2,637.60

EXAMPLE OF AN UPWARD MARKET VALUE ADJUSTMENT

An upward Market Value Adjustment results from a withdrawal that occurs when interest rates have decreased. Assume interest rates have decreased one year

                                  53 PROSPECTUS

after the Purchase Payment, such that the five-year Treasury Rate is now 5.5%.
Upon a withdrawal, the market value adjustment factor would be:

..9 x (.06 - .055) x 4 = .0180

The Market Value Adjustment would increase the amount withdrawn by $648.00, as follows:

$678.24 = .0180 x ($43,680 - $6,000.00)

As above, in this example, the amount of the Purchase Payment eligible for free withdrawal would equal the Free Withdrawal Amount less the interest credited or
$2,320.00 ($6,000.00 - $3,680.00). Therefore, the Withdrawal Charge would be:

$2,637.60 = 7% x ($40,000.00 - $2,320.00)

As a result, the net amount payable to you would be:

$41,720.64 = $43,680.00 + $678.24 - $2,637.60

EXAMPLE OF A PARTIAL WITHDRAWAL

If you request a partial withdrawal from a Guarantee Period, we can either (1)
withdraw the specified amount of Contract Value and pay you that amount as adjusted by any applicable Market Value Adjustment or (2) pay you the amount requested, and subtract an amount from your Contract Value that equals the requested amount after application of the Market Value Adjustment and Withdrawal
Charge. Unless you instruct us otherwise, when you request a partial withdrawal we will assume that you wish to receive the amount requested. We will make the necessary calculations and on your request provide you with a statement showing our calculations.

For example, if in the first example you wished to receive $20,000.00 as a partial withdrawal, the Market Value Adjustment and Withdrawal Charge would be calculated as follows:

let: AW = the total amount to be withdrawn from your Contract Value

                          MVA = Market Value Adjustment

                             WC = Withdrawal Charge

AW' = amount subject to Market Value Adjustment and Withdrawal Charge

                         Then AW - $20,000.00 = WC - MVA

Since neither the Market Value Adjustment nor the Withdrawal Charge apply to the free withdrawal amount, we can solve directly for the amount subject to the
Market Value Adjustment and the Withdrawal Charge (i.e., AW'), which equals AW ?
$6,000.00. Then, AW = AW' + $6,000, and AW' + $6,000.00 - $20,000.00 = WC - MVA.

MVA = -.018 x AW'

WC = .07 x AW'

WC - MVA = .088AW'

AW' - $14,000.00 = .088AW'

AW' = $14,000.00 / (1 - .088) = $15,350.88

MVA = -.018 x $15,350.88 = - $276.32

WC = .07 x $15,350.88 = $1,074.56

AW = Total amount withdrawn = $15,350.88 + $6,000.00 = $21,350.88

You receive $20,000.00; the total amount subtracted from your contract is
$21,350.88; the Market Value Adjustment is $276.32; and the Withdrawal Charge is
$1,074.56. Your remaining Contract Value is $20,649.12.

If, however, in the same example, you wished to withdraw $20,000.00 from your
Contract Value and receive the adjusted amount, the calculations would be as follows:

By definition, AW = total amount withdrawn from your Contract Value = $20,000.00

AW' = amount that MVA & WC are applied to

= amount withdrawn in excess of Free Amount = $20,000.00 - $6,000.00 =
$14,000.00

MVA = -.018 x $14,000.00 = $-252.00

WC = .07 x $14,000.00 = $980.00

You would receive $20,000.00 - $252.00 - $980.00 = $18,768.00; the total amount subtracted from your Contract Value is $20,000.00. Your remaining Contract Value would be $22,000.00.

EXAMPLE OF FREE WITHDRAWAL AMOUNT

Assume that in the foregoing example, after four years $10,565.06 in earnings;
including the Credit Enhancement had been credited and that the Contract Value in the Fixed Account equaled $50,565.06. In this example, if no prior withdrawals have been made, you could withdraw up to $10,565.06 without incurring a Market Value Adjustment or a Withdrawal Charge. The Free Withdrawal
Amount would be $10,565.06, because the interest credited ($10,565.06) is greater than 15% of the Total Purchase Payments in the most recent eight years
($40,000.00 x .15 = $6,000.00).

                 (THIS PAGE HAS BEEN LEFT BLANK INTENTIONALLY.)

                                  54 PROSPECTUS

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Registrant anticipates that it will incur the following approximate expenses in connection with the issuance and distribution of the securities to be registered:

Registration fees.................  $     0
Cost of printing and engraving....  $     0
Legal fees........................  $     0
Accounting fees...................  $ 6,600
Mailing fees......................  $     0

Item 14. Indemnification of Directors and Officers

The Articles of Incorporation of Lincoln Benefit Life Company (Registrant)
provide for the indemnification of its directors and officers against expenses, judgments, fines and amounts paid in settlement as incurred by such person, so long as such person shall not have been adjudged to be liable for negligence or misconduct in the performance of a duty to the Company. This right of indemnity is not exclusive of other rights to which a director or officer may otherwise be entitled.

The By-Laws of Allstate Distributors, LLC (Distributor) provide that the corporation will indemnify a director, officer, employee or agent of the corporation to the full extent of Delaware law. In general, Delaware law provides that a corporation may indemnify a director, officer, employee or agent against expenses, judgments, fines and amounts paid in settlement if that individual acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. No indemnification shall be made for expenses, including attorney's fees, if the person shall have been judged to be liable to the corporation unless a court determines such person is entitled to such indemnity. Expenses incurred by such individual in defending any action or proceeding may be advanced by the corporation so long as the individual agrees to repay the corporation if it is later determined that he or she is not entitled to such indemnification.

Under the terms of the form of Underwriting Agreement, the Registrant agrees to indemnify the Distributor for any liability that the latter may incur to a
Contract owner or party-in-interest under a Contract, (a) arising out of any act or omission in the course of or in connection with rendering services under such
Agreement, or (b) arising out of the purchase, retention or surrender of a
Contract; provided that the Registrant will not indemnify the Distributor for any such liability that results from the latter's willful misfeasance, bad faith or gross negligence, or from the reckless disregard by the latter of its duties and obligations under the Underwriting Agreement.

Insofar as indemnification for liability arising under the Securities Act of
1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 15. RECENT SALES OF UNREGISTERED SECURITIES

Not Applicable

Item 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

16(a)

Exh. No. Description

1     Form of Principal Underwriting Agreement. Incorporated herein by reference to Post-Effective Amendment to Form N-4 for Lincoln Benefit Life Variable
      Annuity Account (File No. 333-50545, 811-07924) filed January 28, 1999

3(i)  Amended and Restated Articles of Incorporation of Lincoln Benefit Life
      Company dated September 26, 2000. Incorporated herein by reference to
      Exhibit 3(i) to Lincoln Benefit Life Company's Quarterly Report on Form
      10-Q for quarter ended March 31, 2002. (SEC File No. 333-111553)

3(ii) Amended and Restated By-Laws of Lincoln Benefit Life Company effective
      March 10, 2006. Incorporated herein by reference to Exhibit 3.2 to Lincoln
      Benefit Life Company's Quarterly Report on Form 10-Q for the quarter ended
      March 31, 2006. (SEC File No. 333-111553)

4(a)  Form of Variable Annuity Contract. Incorporated herein by reference to
      Registration Statement on Form N-4 for Lincoln Benefit Life Variable
      Annuity Account (File No. 333-82427, 811-07924) filed July 8, 1999

4(b)  Form of Application. Incorporated herein by reference to Registration
      Statement on Form N-4 for Lincoln Benefit Life Variable Annuity Account
      (File No. 333-82427, 811-07924) filed July 8, 1999

5(a)  Opinion and Consent of Counsel regarding legality. Incorporated herein by reference to Post-Effective Amendment to Form S-3 on Form S-1 for Lincoln
      Benefit Life Variable Annuity Account (File No. 333-88045) filed April 6,
      2000.

5(b)  Opinion and Consent of Counsel regarding legality. Incorporated herein by reference to Registrant's Form S-3 Registration Statement
      (File No. 333-158181) dated March 24, 2009.

5(c)  Opinion and Consent of Counsel regarding legality. (Incorporated by reference to Registrant's Form S-1 Registration Statement (File No. 333-
      180371) dated March 27, 2012)

8     None

9     None

10    Material Contracts

10.1  Form of Investment Management Agreement among Allstate Investments, LLC,
      Allstate Insurance Company, The Allstate Corporation and certain affiliates effective January 1, 2007. Incorporated herein by reference to
      Exhibit 10.12 to Allstate Life Insurance Company's Annual Report on Form
      10-K for 2007. (SEC File No. 000-31248)

10.2  Form of Tax Sharing Agreement by and among The Allstate Corporation and certain affiliates dated as of November 12, 1996. Incorporated herein by reference to Exhibit 10.24 to Allstate Life Insurance Company's Annual
      Report on Form 10-K for 2007. (SEC File No. 000-31248)

10.3  Supplemental Intercompany Tax Sharing Agreement between Allstate Life
      Insurance Company and Lincoln Benefit Life Company effective December 21,
      2000. Incorporated herein by reference to Exhibit 10.3 to Lincoln
      Benefit Life Company's Annual Report on Form 10-K for the year ended
      December 31, 2008. (SEC File No. 333-111553)

10.4  Form of Amended and Restated Service and Expense Agreement between
      Allstate Insurance Company, The Allstate Corporation and certain affiliates effective January 1, 2004. Incorporated herein by reference to
      Exhibit 10.1 to Allstate Life Insurance Company's Annual Report on Form
      10-K for 2007. (SEC File No. 000-31248)

10.5  Form of Amendment No. 1 effective January 1, 2009 to Amended and Restated
      Service and Expense Agreement between Allstate Insurance Company, The
      Allstate Corporation and certain affiliates dated as of January 1, 2004.
      Incorporated herein by reference to Exhibit 10.1 to Allstate Life
      Insurance Company's Current Report on Form 8-K filed February 17, 2010.
      (SEC File No. 000-31248)

10.6  Letter Agreement among Allstate Insurance Company, The Allstate
      Corporation and certain affiliates, including Lincoln Benefit Life
      Company, effective December 1, 2007. Incorporated herein by reference to
      Exhibit 10.1 to Allstate Life Insurance Company's Current Report on Form
      8-K filed May 23, 2008. (SEC File No. 000-31248)

10.7  Administrative Services Agreement between Lincoln Benefit Life Company and Allstate Life Insurance Company effective June 1, 2006. Incorporated herein by reference to Exhibit 10.1 to Lincoln Benefit Life Company's
      Quarterly Report on Form 10-Q for the quarter ended June 30, 2006. (SEC
      File No. 333-111553)

10.8  Principal Underwriting Agreement by and among Lincoln Benefit Life
      Company and Allstate Distributors, LLC (ALFS, Inc., merged with and into
      Allstate Distributors, LLC effective September 1, 2011) effective
      November 25, 1998. (Variable Universal Life Account). Incorporated herein by reference to Exhibit 10.6 to Lincoln Benefit Life Company's Quarterly
      Report on Form 10-Q for quarter ended June 30, 2002.
     (SEC File No. 333-66452)

10.9  Amended and Restated Principal Underwriting Agreement between Lincoln
      Benefit Life Company and Allstate Distributors, LLC (ALFS, Inc. merged with and into Allstate Distributors, LLC effective September 1, 2011)
      effective June 1, 2006. Incorporated herein by reference to Exhibit 10.1 to Lincoln Benefit Life Company's Current Report on Form 8-K filed
      December 20, 2007. (SEC File No. 333-111553)

10.10 Selling Agreement between Lincoln Benefit Life Company, Allstate
      Distributors, LLC (ALFS, Inc., f/k/a Allstate Financial Services, Inc.,
      merged with and into Allstate Distributors, LLC effective September 1,
      2011) and Allstate Financial Services, LLC (f/k/a LSA Securities, Inc.)
      effective August 2, 1999. Incorporated herein by reference to Exhibit 10.8 to Allstate Life Insurance Company's Annual Report on Form 10-K for 2003.
      (SEC File No. 000-31248)

10.11 Coinsurance Agreement between Allstate Life Insurance Company and Lincoln
      Benefit Life Company, effective December 31, 2001. Incorporated herein by reference to Exhibit 10.11 to Lincoln Benefit Life Company's Quarterly
      Report on Form 10-Q for quarter ended June 30, 2002. (SEC File No. 333-
      66452)

10.12 Modified Coinsurance Agreement between Allstate Life Insurance Company and
      Lincoln Benefit Life Company, effective December 31, 2001. Incorporated herein by reference to Exhibit 10.12 to Lincoln Benefit Life Company's
      Quarterly Report on Form 10-Q for quarter ended June 30, 2002. (SEC File
      No. 333-111553)

10.13 Modified Coinsurance Agreement between Allstate Life Insurance Company and
      Lincoln Benefit Life Company, effective December 31, 2001. Incorporated herein by reference to Exhibit 10.13 to Lincoln Benefit Life Company's
      Quarterly Report on Form 10-Q for quarter ended June 30, 2002. (SEC File
      No. 333-66452)

10.14 Intercompany Loan Agreement between The Allstate Corporation, Allstate
      Life Insurance Company, Lincoln Benefit Life Company and other certain subsidiaries of The Allstate Corporation dated February 1, 1996.
      Incorporated herein by reference to Exhibit 10.24 of Allstate Life
      Insurance Company's Annual Report on Form 10-K for 2006.
      (SEC File No. 000-31248)

10.15 Form of Service Agreement between Lincoln Benefit Life Company and
      Allstate Assignment Company effective June 25, 2001. Incorporated herein by reference to Exhibit 10.22 of Lincoln Benefit Life Company's
      Annual Report on Form 10-K for 2007. (SEC File No. 333-111553)

10.16 First Amendment dated December 1, 2007 to Service Agreement between
      Lincoln Benefit Life Company and Allstate Assignment Company dated as of June 25, 2001. Incorporated herein by reference to Exhibit 10.23 of
      Lincoln Benefit Life Company's Annual Report on Form 10-K for 2007.
      (SEC File No.333-111553)

10.17 Agreement for the Settlement of State and Local Tax Credits among
      Allstate Insurance Company and certain affiliates effective January 1,
      2007. Incorporated herein by reference to Exhibit 10.1 to Lincoln
      Benefit Life Company's Current Report on Form 8-K filed February 21,
      2008. (SEC File No. 333-111553)

10.18 Administrative Services Agreement between Allstate Distributors, LLC,
     (ALFS, Inc., merged with and into Allstate Distributors, LLC effective
      September 1, 2011) Allstate Life Insurance Company, Lincoln Benefit Life
      Company and Charter National Life Insurance Company effective
      January 1, 2000. Incorporated herein by reference to Exhibit 10.22 to
      Lincoln Benefit Life Company's Annual Report on Form 10-K for the year ended December 31, 2008. (SEC File No. 333-111553)

10.19 Assignment & Delegation of Administrative Services Agreements,
      Underwriting Agreements, and Selling Agreements entered into as of
      September 1, 2011 between ALFS, Inc., Allstate Life Insurance Company,
      Allstate Life Insurance Company of New York, Allstate Distributors, LLC,
      Charter National Life Insurance Company, Intramerica Life Insurance
      Company, Allstate Financial Services, LLC, and Lincoln Benefit Life
      Company. Incorporated herein by reference to Exhibit 10.1 to Allstate Life
      Insurance Company's Current Report on Form 8-K filed September 1, 2011.
      (SEC File No. 000-31248)

10.20 Reinsurance Agreement between Lincoln Benefit Life Company and Lincoln
      Benefit Reinsurance Company effective September 30, 2012, Incorporated herein by reference to Exhibit 10.1 to Allstate Life Insurance Company's
      Current Report on Form 8-K filed October 3, 2012.(SEC File No. 000-31248)

10.21 Recapture Agreement between Allstate Life Insurance Company ("ALIC")
      and Lincoln Benefit Life Company ("LBL"), effective September 30, 2012.
      Filed herewith.

11    None

12    None

15    Not applicable

16    Letter re change in certifying accountant. Not applicable.

21    Subsidiaries of the registrant. Not applicable.

23    Consent of Independent Public Accounting Firm. Filed herewith.

24    Powers of Attorney for  Anurag Chandra, Don Civgin, Lawrence W. Dahl,
      Angela K. Fontana, Wilford J. Kavanaugh, Jesse E. Merten, and
      Samuel H. Pilch. Filed herewith.

25    None

26    None

99    Experts. Filed herewith.

Exhibit List for XBRL Docs:

101.INS  XBRL Instance Document

101.SCH  XBRL Taxonomy Extension Schema

101.CAL  XBRL Taxonomy Extension Calculation Linkbase

101.DEF  XBRL Taxonomy Extension Definition Linkbase

101.LAB  XBRL Taxonomy Extension Label Linkbase

101.PRE  XBRL Taxonomy Extension Presentation Linkbase

16(b)

Financial statement schedules required by Regulation S-X (17 CFR Part 210) and
Item 11(e) of Form S-1 are included in Part I.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the determining of any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of
1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on
Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the
Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of
1933 may be permitted in directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has
duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Northfield and State of Illinois on April 2, 2013.

                                       LINCOLN BENEFIT LIFE COMPANY (Registrant)

                                       By: /s/ Angela K. Fontana
                                           -------------------------------------
                                           Angela K. Fontana
                                           Director, Vice President,
                                           General Counsel and Secretary

Pursuant to the Securities Act of 1933, this Registration Statement has been signed below by the following directors and principal officers of Lincoln
Benefit Life Company in the capacities indicated on the 2nd day of April, 2013.

(Signature)                     (Title)
-----------                     -------

*/ Don Civgin                   Director, Chairman of the Board and
-----------------------------   Chief Executive Officer
Don Civgin

*/ Lawrence W. Dahl             Director, President and Chief Operating Officer
-----------------------------   (Principal Executive Officer)
Lawrence W. Dahl

/s/ Angela K. Fontana           Director, Vice President,
-----------------------------   General Counsel and Secretary
Angela K. Fontana

*/ Wilford J. Kavanaugh         Director and Senior Vice President
-----------------------------
Wilford J. Kavanaugh

*/ Jesse E. Merten              Director, Senior Vice President and
-----------------------------   Chief Financial Officer
Jesse E. Merten

*/ Anurag Chandra               Director and Executive Vice President
-----------------------------
Anurag Chandra

*/ Samuel H. Pilch              Senior Group Vice President and Controller
-----------------------------   (Principal Accounting Officer)
Samuel H. Pilch

*    By Angela K. Fontana, pursuant to Power of Attorney.

                                    EXHIBITS

Exhibit No.   Description
-----------   ------------------------------------------------------------------
10.21         Recapture Agreement between Allstate Life Insurance Company
              ("ALIC") and Lincoln Benefit Life Company ("LBL"), effective
              September 30, 2012.

23            Consent of Independent Registered Public Accounting Firm

24            Powers of Attorney for Anurag Chandra, Don Civgin,
              Lawrence W. Dahl, Angela K. Fontana, Wilford J. Kavanaugh,
              Jesse E. Merten, and Samuel H. Pilch.

99            Experts

101.INS XBRL Instance Document

101.SCH XBRL Taxonomy Extension Schema

101.CAL XBRL Taxonomy Extension Calculation Linkbase

101.DEF XBRL Taxonomy Extension Definition Linkbase

101.LAB XBRL Taxonomy Extension Label Linkbase

101.PRE XBRL Taxonomy Extension Presentation Linkbase